EXHIBIT 4
                       MORGAN STANLEY ABS CAPITAL I INC.,
                                   Depositor,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                  Master Servicer and Securities Administrator,

                         SAXON MORTGAGE SERVICES, INC.,
                                    Servicer,

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee

                ------------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 2007

                ------------------------------------------------

                MORGAN STANLEY ABS CAPITAL I INC. TRUST 2007-NC4

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2007-NC4

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS
                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03 Representations and Warranties; Remedies for Breaches of Representations and Warranties with Respect to the
              Mortgage Loans...............................................
Section 2.04  Execution and Delivery of Certificates.......................
Section 2.05  REMIC Matters................................................
Section 2.06  Representations and Warranties of the Depositor..............
Section 2.07  Enforcement of Obligations for Breach of Mortgage Loan
              Representations..............................................

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans...........................
Section 3.02  Subservicing Agreements between the Servicer and
              Subservicers.................................................
Section 3.03  Successor Subservicers.......................................
Section 3.04  Liability of the Servicer....................................
Section 3.05  No Contractual Relationship between Subservicers, the
              Master Servicer and the Trustee..............................
Section 3.06  Assumption or Termination of Subservicing Agreements by
              Master Servicer..............................................
Section 3.07  Collection of Certain Mortgage Loan Payments.................
Section 3.08  Subservicing Accounts........................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
              Escrow Accounts..............................................
Section 3.10  Collection Accounts..........................................
Section 3.11  Withdrawals from the Collection Accounts.....................
Section 3.12  Investment of Funds in the Collection Accounts and the
              Distribution Account.........................................
Section 3.13  Maintenance of Hazard Insurance and Errors and Omissions
              and Fidelity Coverage........................................
Section 3.14  Enforcement of "Due-on-Sale" Clauses; Assumption
              Agreements...................................................
Section 3.15  Realization upon Defaulted Mortgage Loans....................
Section 3.16  Release of Mortgage Files....................................
Section 3.17  Title, Conservation and Disposition of REO Property..........
Section 3.18  Notification of Adjustments..................................
Section 3.19  Access to Certain Documentation and Information Regarding
              the Mortgage Loans...........................................
Section 3.20  Documents, Records and Funds in Possession of the
              Servicer to Be Held for the Trustee..........................
Section 3.21  Servicing Compensation.......................................
Section 3.22  Annual Statement as to Compliance............................
Section 3.23 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants
              Attestation Report...........................................
Section 3.24  Master Servicer to Act as Servicer...........................
Section 3.25  Compensating Interest........................................
Section 3.26  Credit Reporting; Gramm-Leach-Bliley Act.....................
Section 3.27  Optional Purchase of Delinquent Mortgage Loans...............

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

Section 4.01  Advances.....................................................
Section 4.02  Priorities of Distribution...................................
Section 4.03  Monthly Statements to Certificateholders.....................
Section 4.04  Certain Matters Relating to the Determination of LIBOR.......
Section 4.05  Allocation of Applied Realized Loss Amounts..................
Section 4.06  Swap Account.................................................
Section 4.07  The Certificate Insurance Policy.............................
Section 4.08  Effect of Payments by the Certificate Insurer; Subrogation...

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Certificate Register; Registration of Transfer and
              Exchange of Certificates.....................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04  Persons Deemed Owners........................................
Section 5.05  Access to List of Certificateholders' Names and Addresses....
Section 5.06  Maintenance of Office or Agency..............................
Section 5.07  Voting Rights of the Certificate Insurer.....................

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

Section 6.01  Respective Liabilities of the Depositor and the Servicer.....
Section 6.02  Merger or Consolidation of the Depositor or the Servicer.....
Section 6.03  Limitation on Liability of the Depositor, the Servicer
              and Others...................................................
Section 6.04  Limitation on Resignation of the Servicer....................
Section 6.05  Additional Indemnification by the Servicer; Third-Party
              Claims.......................................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Master Servicer to Act; Appointment of Successor.............
Section 7.03  Notification to Certificateholders...........................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of the Trustee........................................
Section 8.02  Certain Matters Affecting the Trustee........................
Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans........
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Trustee's Fees and Expenses..................................
Section 8.06  Eligibility Requirements for the Trustee.....................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of the Trustee.......................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Tax Matters..................................................
Section 8.12  Periodic Filings.............................................
Section 8.13  Tax Treatment of Upper-Tier CarryForward Amounts, Basis
              Risk CarryForward Amounts and Class IO Shortfalls; Tax Classification of the Excess Reserve Fund Account, Swap
              Account and the Interest Rate Swap Agreement.................

                                   ARTICLE IX

           ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01  Duties of the Master Servicer; Enforcement of Servicer's
              Obligations..................................................
Section 9.02  Maintenance of Fidelity Bond and Errors and Omissions
              Insurance....................................................
Section 9.03  Representations and Warranties of the Master Servicer........
Section 9.04  Master Servicer Events of Default............................
Section 9.05  Waiver of Default............................................
Section 9.06  Successor to the Master Servicer.............................
Section 9.07  Compensation of the Master Servicer..........................
Section 9.08  Merger or Consolidation......................................
Section 9.09  Resignation of the Master Servicer...........................
Section 9.10  Assignment or Delegation of Duties by the Master Servicer....
Section 9.11  Limitation on Liability of the Master Servicer...............
Section 9.12  Indemnification; Third Party Claims..........................

                                    ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

Section 10.01 Duties of Securities Administrator...........................
Section 10.02 Certain Matters Affecting the Securities Administrator.......
Section 10.03 Securities Administrator Not Liable for Certificates or
              Mortgage Loans...............................................
Section 10.04 Securities Administrator May Own Certificates................
Section 10.05 Securities Administrator's Fees and Expenses.................
Section 10.06 Eligibility Requirements for Securities Administrator........
Section 10.07 Resignation and Removal of Securities Administrator..........
Section 10.08 Successor Securities Administrator...........................
Section 10.09 Merger or Consolidation of Securities Administrator..........
Section 10.10 Assignment or Delegation of Duties by the Securities
              Administrator................................................

                                   ARTICLE XI

                                   TERMINATION

Section 11.01 Termination upon Liquidation or Purchase of the Mortgage
              Loans........................................................
Section 11.02 Final Distribution on the Certificates.......................
Section 11.03 Additional Termination Requirements..........................

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01 Amendment....................................................
Section 12.02 Recordation of Agreement; Counterparts.......................
Section 12.03 Governing Law................................................
Section 12.04 Intention of Parties.........................................
Section 12.05 Notices......................................................
Section 12.06 Severability of Provisions...................................

Section 12.07 Assignment; Sales; Advance Facilities........................
Section 12.08 Limitation on Rights of Certificateholders...................
Section 12.09 Inspection and Audit Rights..................................
Section 12.10 Certificates Nonassessable and Fully Paid....................
Section 12.11 Rule of Construction.........................................
Section 12.12 Waiver of Jury Trial.........................................
Section 12.13 Rights of the Third Parties..................................
Section 12.14 Regulation AB Compliance; Intent of the Parties;
              Reasonableness...............................................
Section 12.15 The Certificate Insurer Default..............................

SCHEDULES

Schedule I     Mortgage Loan Schedule
Schedule II    Representations and Warranties of Saxon, as Servicer
Schedule II-A  Further Representations and Warranties of Saxon
Schedule III Representations and Warranties of Morgan Stanley ABS Capital I Inc. as to the Mortgage Loans

EXHIBITS

Exhibit A      Form of Class A, Class M and Class B Certificate
Exhibit B      Form of Class P Certificate
Exhibit C-1    Form of Class R Certificate
Exhibit C-2    Form of Class RX Certificate
Exhibit D      Form of Class X Certificate
Exhibit E      Form of Initial Certification of Trustee
Exhibit F      Form of Document Certification and Exception Report of
               Trustee
Exhibit G      Form of Residual Transfer Affidavit
Exhibit H      Form of Transferor Certificate
Exhibit I      Form of Rule 144A Letter
Exhibit J      Form of Request for Release
Exhibit K      Form of Contents for Each Mortgage File
Exhibit L      Form of Certification to be provided with Form 10-K
Exhibit M      Form of Annual Certification to be provided to the
               Master Servicer
Exhibit N      Form of Certification to be provided by Saxon to
               Depositor
Exhibit O      Form of Servicer Power of Attorney
Exhibit P      Servicing Criteria To Be Addressed in Assessment of
               Compliance
Exhibit Q      Additional Form 10-D Disclosure
Exhibit R      Additional Form 10-K Disclosure
Exhibit S      Form 8-K Disclosure Information
Exhibit T      Interest Rate Swap Agreement
Exhibit U      Form of Saxon Servicer Reports
Exhibit V      Saxon Standard File Layout - Delinquency Reporting
Exhibit W      [Reserved]
Exhibit X      Form of Additional Disclosure Notification
Exhibit Y      Representations and Warranties Agreement
Exhibit Z      Certificate Insurance Policy
Exhibit AA     Insurance Agreement

            THIS POOLING AND SERVICING AGREEMENT, dated as of May 1, 2007 among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), SAXON MORTGAGE SERVICES, INC., a Texas corporation, as servicer ("Saxon" or the "Servicer"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee").

                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Securities Administrator, on behalf of the Trustee shall elect that five segregated asset pools within the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Swap Assets, (iii) the Excess Reserve Fund Account, and (iv) the right of the LIBOR Certificates to receive Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts and the obligation to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising five REMICs (Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC, respectively, and each, a "Trust REMIC"). The Class X Interest, the Class IO Interest and each Class of LIBOR Certificates (other than the right of each Class of LIBOR Certificates to receive Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts and the obligation to pay Class IO Shortfalls) represents ownership of a regular interest in a REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class RX Certificates represent ownership of the sole class of residual interest in the Class X REMIC for purposes of the REMIC provisions. The Startup Day for each Trust REMIC described herein is the date referenced in
Section 2.05. The latest possible maturity date for each regular interest is the latest date referenced in Section 2.05. The Class X REMIC shall hold as assets the Class UT-X Interest and the Class UT-IO Interest as set out below. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests, set out below. The Lower-Tier REMIC shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-2 Regular Interests. Pooling-Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-1 Regular Interests. Pooling-Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Swap Assets, (iii) the Excess Reserve Fund Account, and (iv) the right of the LIBOR Certificates to receive Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts and the obligation to pay Class IO Shortfalls).

            For federal income tax purposes, each Class of LIBOR Certificates represents a beneficial ownership of a regular interest in the Upper-Tier REMIC, the right to receive Basis Risk CarryForward Amounts and without duplication, Upper-Tier CarryForward Amounts, and the obligation to pay Class IO Shortfalls; the Class X Certificates represent beneficial ownership of the Class X Interest, the Class IO Interest, the Interest Rate Swap Agreement, the Swap Account, the Excess Reserve Fund Account and the right to receive Class IO Shortfalls, subject to the obligation to pay Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts; and the Class P Certificates represent beneficial ownership of the Prepayment Premiums, which portions of the Trust Fund shall be treated as a grantor trust under subpart E, Part I of subchapter J of the Code (the "Grantor Trust").

                              Pooling-Tier REMIC-1

            Pooling-Tier REMIC-1 shall issue the following interests in Pooling-Tier REMIC-1, and each such interest, other than the Class PT1-R Interest is hereby designated as a regular interest in the Pooling-Tier REMIC-1. Pooling-Tier REMIC-1 Interests with an "I" in their designation shall relate to Loan Group I and Pooling Tier REMIC-1 Interests with a "II" in their designation shall relate to Loan Group II. Pooling-Tier REMIC-1 shall also issue the Class PT1-R Interest, which is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-1. The Class PT1-R Interest shall be represented by the Class R Certificates, shall not have a principal balance and shall have no interest rate.

                                  Pooling-Tier REMIC-1       Initial Pooling-Tier REMIC-1
Pooling-Tier REMIC-1 Interest         Interest Rate                Principal Amount
-----------------------------     --------------------       ----------------------------
Class PT1-I-1                              (1)                 $ 32,535,134.33
Class PT1-I-2A                             (2)                 $  4,122,674.18
Class PT1-I-2B                             (3)                 $  4,122,674.18
Class PT1-I-3A                             (2)                 $  3,988,394.28
Class PT1-I-3B                             (3)                 $  3,988,394.28
Class PT1-I-4A                             (2)                 $  3,861,027.55
Class PT1-I-4B                             (3)                 $  3,861,027.55
Class PT1-I-5A                             (2)                 $  3,740,037.61
Class PT1-I-5B                             (3)                 $  3,740,037.61
Class PT1-I-6A                             (2)                 $  3,624,904.33
Class PT1-I-6B                             (3)                 $  3,624,904.33
Class PT1-I-7A                             (2)                 $  3,515,124.70
Class PT1-I-7B                             (3)                 $  3,515,124.70
Class PT1-I-8A                             (2)                 $  3,410,213.87
Class PT1-I-8B                             (3)                 $  3,410,213.87
Class PT1-I-9A                             (2)                 $  3,309,706.17
Class PT1-I-9B                             (3)                 $  3,309,706.17
Class PT1-I-10A                            (2)                 $  3,213,034.39
Class PT1-I-10B                            (3)                 $  3,213,034.39
Class PT1-I-11A                            (2)                 $  3,119,906.50
Class PT1-I-11B                            (3)                 $  3,119,906.50
Class PT1-I-12A                            (2)                 $  3,029,553.97
Class PT1-I-12B                            (3)                 $  3,029,553.97
Class PT1-I-13A                            (2)                 $  2,940,309.99
Class PT1-I-13B                            (3)                 $  2,940,309.99
Class PT1-I-14A                            (2)                 $  2,828,799.01
Class PT1-I-14B                            (3)                 $  2,828,799.01
Class PT1-I-15A                            (2)                 $  2,708,481.42
Class PT1-I-15B                            (3)                 $  2,708,481.42
Class PT1-I-16A                            (2)                 $  2,596,765.66
Class PT1-I-16B                            (3)                 $  2,596,765.66
Class PT1-I-17A                            (2)                 $  2,482,648.00
Class PT1-I-17B                            (3)                 $  2,482,648.00
Class PT1-I-18A                            (2)                 $  2,384,943.82
Class PT1-I-18B                            (3)                 $  2,384,943.82
Class PT1-I-19A                            (2)                 $  2,299,926.35
Class PT1-I-19B                            (3)                 $  2,299,926.35
Class PT1-I-20A                            (2)                 $  2,335,829.08
Class PT1-I-20B                            (3)                 $  2,335,829.08
Class PT1-I-21A                            (2)                 $ 10,547,956.53
Class PT1-I-21B                            (3)                 $ 10,547,956.53
Class PT1-I-22A                            (2)                 $  3,023,819.88
Class PT1-I-22B                            (3)                 $  3,023,819.88
Class PT1-I-23A                            (2)                 $  1,492,823.88
Class PT1-I-23B                            (3)                 $  1,492,823.88
Class PT1-I-24A                            (2)                 $  1,423,898.89
Class PT1-I-24B                            (3)                 $  1,423,898.89
Class PT1-I-25A                            (2)                 $  1,381,115.66
Class PT1-I-25B                            (3)                 $  1,381,115.66
Class PT1-I-26A                            (2)                 $  1,459,236.47
Class PT1-I-26B                            (3)                 $  1,459,236.47
Class PT1-I-27A                            (2)                 $  9,823,927.39
Class PT1-I-27B                            (3)                 $  9,823,927.39
Class PT1-I-28A                            (2)                 $  2,236,825.50
Class PT1-I-28B                            (3)                 $  2,236,825.50
Class PT1-I-29A                            (2)                 $    723,117.01
Class PT1-I-29B                            (3)                 $    723,117.01
Class PT1-I-30A                            (2)                 $    701,541.09
Class PT1-I-30B                            (3)                 $    701,541.09
Class PT1-I-31A                            (2)                 $    975,033.07
Class PT1-I-31B                            (3)                 $    975,033.07
Class PT1-I-32A                            (2)                 $    863,123.33
Class PT1-I-32B                            (3)                 $    863,123.33
Class PT1-I-33A                            (2)                 $  5,789,907.76
Class PT1-I-33B                            (3)                 $  5,789,907.76
Class PT1-I-34A                            (2)                 $  1,144,445.37
Class PT1-I-34B                            (3)                 $  1,144,445.37
Class PT1-I-35A                            (2)                 $    331,000.97
Class PT1-I-35B                            (3)                 $    331,000.97
Class PT1-I-36A                            (2)                 $    279,238.80
Class PT1-I-36B                            (3)                 $    279,238.80
Class PT1-I-37A                            (2)                 $    563,793.81
Class PT1-I-37B                            (3)                 $    563,793.81
Class PT1-I-38A                            (2)                 $    389,851.39
Class PT1-I-38B                            (3)                 $    389,851.39
Class PT1-I-39A                            (2)                 $    532,835.41
Class PT1-I-39B                            (3)                 $    532,835.41
Class PT1-I-40A                            (2)                 $    197,651.50
Class PT1-I-40B                            (3)                 $    197,651.50
Class PT1-I-41A                            (2)                 $    234,931.58
Class PT1-I-41B                            (3)                 $    234,931.58
Class PT1-I-42A                            (2)                 $    187,031.23
Class PT1-I-42B                            (3)                 $    187,031.23
Class PT1-I-43A                            (2)                 $    348,007.02
Class PT1-I-43B                            (3)                 $    348,007.02
Class PT1-I-44A                            (2)                 $    248,090.97
Class PT1-I-44B                            (3)                 $    248,090.97
Class PT1-I-45A                            (2)                 $    328,929.22
Class PT1-I-45B                            (3)                 $    328,929.22
Class PT1-I-46A                            (2)                 $    137,444.99
Class PT1-I-46B                            (3)                 $    137,444.99
Class PT1-I-47A                            (2)                 $    157,505.15
Class PT1-I-47B                            (3)                 $    157,505.15
Class PT1-I-48A                            (2)                 $    123,831.46
Class PT1-I-48B                            (3)                 $    123,831.46
Class PT1-I-49A                            (2)                 $    119,017.72
Class PT1-I-49B                            (3)                 $    119,017.72
Class PT1-I-50A                            (2)                 $    116,957.16
Class PT1-I-50B                            (3)                 $    116,957.16
Class PT1-I-51A                            (2)                 $    111,737.28
Class PT1-I-51B                            (3)                 $    111,737.28
Class PT1-I-52A                            (2)                 $    108,290.16
Class PT1-I-52B                            (3)                 $    108,290.16
Class PT1-I-53A                            (2)                 $    106,438.45
Class PT1-I-53B                            (3)                 $    106,438.45
Class PT1-I-54A                            (2)                 $    101,627.85
Class PT1-I-54B                            (3)                 $    101,627.85
Class PT1-I-55A                            (2)                 $    100,703.79
Class PT1-I-55B                            (3)                 $    100,703.79
Class PT1-I-56A                            (2)                 $    133,099.05
Class PT1-I-56B                            (3)                 $    133,099.05
Class PT1-I-57A                            (2)                 $    108,310.45
Class PT1-I-57B                            (3)                 $    108,310.45
Class PT1-I-58A                            (2)                 $     87,773.82
Class PT1-I-58B                            (3)                 $     87,773.82
Class PT1-I-59A                            (2)                 $     86,037.68
Class PT1-I-59B                            (3)                 $     86,037.68
Class PT1-I-60A                            (2)                 $     81,830.91
Class PT1-I-60B                            (3)                 $     81,830.91
Class PT1-I-61A                            (2)                 $     81,554.89
Class PT1-I-61B                            (3)                 $     81,554.89
Class PT1-I-62A                            (2)                 $    114,368.33
Class PT1-I-62B                            (3)                 $    114,368.33
Class PT1-I-63A                            (2)                 $     90,372.48
Class PT1-I-63B                            (3)                 $     90,372.48
Class PT1-I-64A                            (2)                 $     70,153.99
Class PT1-I-64B                            (3)                 $     70,153.99
Class PT1-I-65A                            (2)                 $     68,309.45
Class PT1-I-65B                            (3)                 $     68,309.45
Class PT1-I-66A                            (2)                 $     65,320.43
Class PT1-I-66B                            (3)                 $     65,320.43
Class PT1-I-67A                            (2)                 $     64,593.14
Class PT1-I-67B                            (3)                 $     64,593.14
Class PT1-I-68A                            (2)                 $     82,250.41
Class PT1-I-68B                            (3)                 $     82,250.41
Class PT1-I-69A                            (2)                 $     68,523.85
Class PT1-I-69B                            (3)                 $     68,523.85
Class PT1-I-70A                            (2)                 $     56,493.20
Class PT1-I-70B                            (3)                 $     56,493.20
Class PT1-I-71A                            (2)                 $     54,436.68
Class PT1-I-71B                            (3)                 $     54,436.68
Class PT1-I-72A                            (2)                 $  1,630,167.53
Class PT1-I-72B                            (3)                 $  1,630,167.53
Class PT1-II-1                             (4)                 $104,066,454.96
Class PT1-II-2A                            (5)                 $ 13,186,731.70
Class PT1-II-2B                            (6)                 $ 13,186,731.70
Class PT1-II-3A                            (5)                 $ 12,757,225.76
Class PT1-II-3B                            (6)                 $ 12,757,225.76
Class PT1-II-4A                            (5)                 $ 12,349,832.20
Class PT1-II-4B                            (6)                 $ 12,349,832.20
Class PT1-II-5A                            (5)                 $ 11,962,835.38
Class PT1-II-5B                            (6)                 $ 11,962,835.38
Class PT1-II-6A                            (5)                 $ 11,594,571.56
Class PT1-II-6B                            (6)                 $ 11,594,571.56
Class PT1-II-7A                            (5)                 $ 11,243,431.87
Class PT1-II-7B                            (6)                 $ 11,243,431.87
Class PT1-II-8A                            (5)                 $ 10,907,865.46
Class PT1-II-8B                            (6)                 $ 10,907,865.46
Class PT1-II-9A                            (5)                 $ 10,586,382.83
Class PT1-II-9B                            (6)                 $ 10,586,382.83
Class PT1-II-10A                           (5)                 $ 10,277,169.77
Class PT1-II-10B                           (6)                 $ 10,277,169.77
Class PT1-II-11A                           (5)                 $  9,979,292.10
Class PT1-II-11B                           (6)                 $  9,979,292.10
Class PT1-II-12A                           (5)                 $  9,690,291.69
Class PT1-II-12B                           (6)                 $  9,690,291.69
Class PT1-II-13A                           (5)                 $  9,404,837.06
Class PT1-II-13B                           (6)                 $  9,404,837.06
Class PT1-II-14A                           (5)                 $  9,048,159.50
Class PT1-II-14B                           (6)                 $  9,048,159.50
Class PT1-II-15A                           (5)                 $  8,663,313.22
Class PT1-II-15B                           (6)                 $  8,663,313.22
Class PT1-II-16A                           (5)                 $  8,305,980.68
Class PT1-II-16B                           (6)                 $  8,305,980.68
Class PT1-II-17A                           (5)                 $  7,940,965.41
Class PT1-II-17B                           (6)                 $  7,940,965.41
Class PT1-II-18A                           (5)                 $  7,628,450.08
Class PT1-II-18B                           (6)                 $  7,628,450.08
Class PT1-II-19A                           (5)                 $  7,356,514.32
Class PT1-II-19B                           (6)                 $  7,356,514.32
Class PT1-II-20A                           (5)                 $  7,471,352.35
Class PT1-II-20B                           (6)                 $  7,471,352.35
Class PT1-II-21A                           (5)                 $ 33,738,555.74
Class PT1-II-21B                           (6)                 $ 33,738,555.74
Class PT1-II-22A                           (5)                 $  9,671,950.70
Class PT1-II-22B                           (6)                 $  9,671,950.70
Class PT1-II-23A                           (5)                 $  4,774,926.92
Class PT1-II-23B                           (6)                 $  4,774,926.92
Class PT1-II-24A                           (5)                 $  4,554,464.36
Class PT1-II-24B                           (6)                 $  4,554,464.36
Class PT1-II-25A                           (5)                 $  4,417,618.48
Class PT1-II-25B                           (6)                 $  4,417,618.48
Class PT1-II-26A                           (5)                 $  4,667,494.68
Class PT1-II-26B                           (6)                 $  4,667,494.68
Class PT1-II-27A                           (5)                 $ 31,422,685.59
Class PT1-II-27B                           (6)                 $ 31,422,685.59
Class PT1-II-28A                           (5)                 $  7,154,680.76
Class PT1-II-28B                           (6)                 $  7,154,680.76
Class PT1-II-29A                           (5)                 $  2,312,952.62
Class PT1-II-29B                           (6)                 $  2,312,952.62
Class PT1-II-30A                           (5)                 $  2,243,940.13
Class PT1-II-30B                           (6)                 $  2,243,940.13
Class PT1-II-31A                           (5)                 $  3,118,728.01
Class PT1-II-31B                           (6)                 $  3,118,728.01
Class PT1-II-32A                           (5)                 $  2,760,774.98
Class PT1-II-32B                           (6)                 $  2,760,774.98
Class PT1-II-33A                           (5)                 $ 18,519,523.21
Class PT1-II-33B                           (6)                 $ 18,519,523.21
Class PT1-II-34A                           (5)                 $  3,660,607.98
Class PT1-II-34B                           (6)                 $  3,660,607.98
Class PT1-II-35A                           (5)                 $  1,058,735.36
Class PT1-II-35B                           (6)                 $  1,058,735.36
Class PT1-II-36A                           (5)                 $    893,169.56
Class PT1-II-36B                           (6)                 $    893,169.56
Class PT1-II-37A                           (5)                 $  1,803,343.50
Class PT1-II-37B                           (6)                 $  1,803,343.50
Class PT1-II-38A                           (5)                 $  1,246,973.55
Class PT1-II-38B                           (6)                 $  1,246,973.55
Class PT1-II-39A                           (5)                 $  1,704,320.35
Class PT1-II-39B                           (6)                 $  1,704,320.35
Class PT1-II-40A                           (5)                 $    632,205.50
Class PT1-II-40B                           (6)                 $    632,205.50
Class PT1-II-41A                           (5)                 $    751,449.08
Class PT1-II-41B                           (6)                 $    751,449.08
Class PT1-II-42A                           (5)                 $    598,235.64
Class PT1-II-42B                           (6)                 $    598,235.64
Class PT1-II-43A                           (5)                 $  1,113,130.68
Class PT1-II-43B                           (6)                 $  1,113,130.68
Class PT1-II-44A                           (5)                 $    793,540.53
Class PT1-II-44B                           (6)                 $    793,540.53
Class PT1-II-45A                           (5)                 $  1,052,108.71
Class PT1-II-45B                           (6)                 $  1,052,108.71
Class PT1-II-46A                           (5)                 $    439,629.75
Class PT1-II-46B                           (6)                 $    439,629.75
Class PT1-II-47A                           (5)                 $    503,793.91
Class PT1-II-47B                           (6)                 $    503,793.91
Class PT1-II-48A                           (5)                 $    396,085.67
Class PT1-II-48B                           (6)                 $    396,085.67
Class PT1-II-49A                           (5)                 $    380,688.51
Class PT1-II-49B                           (6)                 $    380,688.51
Class PT1-II-50A                           (5)                 $    374,097.63
Class PT1-II-50B                           (6)                 $    374,097.63
Class PT1-II-51A                           (5)                 $    357,401.41
Class PT1-II-51B                           (6)                 $    357,401.41
Class PT1-II-52A                           (5)                 $    346,375.48
Class PT1-II-52B                           (6)                 $    346,375.48
Class PT1-II-53A                           (5)                 $    340,452.65
Class PT1-II-53B                           (6)                 $    340,452.65
Class PT1-II-54A                           (5)                 $    325,065.52
Class PT1-II-54B                           (6)                 $    325,065.52
Class PT1-II-55A                           (5)                 $    322,109.82
Class PT1-II-55B                           (6)                 $    322,109.82
Class PT1-II-56A                           (5)                 $    425,728.86
Class PT1-II-56B                           (6)                 $    425,728.86
Class PT1-II-57A                           (5)                 $    346,440.39
Class PT1-II-57B                           (6)                 $    346,440.39
Class PT1-II-58A                           (5)                 $    280,752.20
Class PT1-II-58B                           (6)                 $    280,752.20
Class PT1-II-59A                           (5)                 $    275,199.00
Class PT1-II-59B                           (6)                 $    275,199.00
Class PT1-II-60A                           (5)                 $    261,743.28
Class PT1-II-60B                           (6)                 $    261,743.28
Class PT1-II-61A                           (5)                 $    260,860.42
Class PT1-II-61B                           (6)                 $    260,860.42
Class PT1-II-62A                           (5)                 $    365,817.06
Class PT1-II-62B                           (6)                 $    365,817.06
Class PT1-II-63A                           (5)                 $    289,064.23
Class PT1-II-64B                           (6)                 $    289,064.23
Class PT1-II-65A                           (5)                 $    224,393.64
Class PT1-II-65B                           (6)                 $    224,393.64
Class PT1-II-66A                           (5)                 $    218,493.72
Class PT1-II-66B                           (6)                 $    218,493.72
Class PT1-II-67A                           (5)                 $    208,933.07
Class PT1-II-67B                           (6)                 $    208,933.07
Class PT1-II-68A                           (5)                 $    206,606.78
Class PT1-II-68B                           (6)                 $    206,606.78
Class PT1-II-69A                           (5)                 $    263,085.08
Class PT1-II-69B                           (6)                 $    263,085.08
Class PT1-II-70A                           (5)                 $    219,179.48
Class PT1-II-70B                           (6)                 $    219,179.48
Class PT1-II-71A                           (5)                 $    180,698.40
Class PT1-II-71B                           (6)                 $    180,698.40
Class PT1-II-71A                           (5)                 $    174,120.45
Class PT1-II-71B                           (6)                 $    174,120.45
Class PT1-II-72A                           (5)                 $  5,214,232.52
Class PT1-II-72B                           (6)                 $  5,214,232.52
Class PT1-R                                (7)                             (7)

------------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group I WAC Rate, subject to a maximum rate of 10.64%.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group I WAC Rate over (B) 10.64%.

(4) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Loan Group II WAC Rate.

(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group II WAC Rate subject to a maximum rate of 10.64%.

(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group II WAC Rate over (B) 10.64 %.

(7) The Class PT1-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans from the related Loan Group for such Distribution Date shall be deemed to be distributed to the Pooling-Tier REMIC-1 Regular Interests at the rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans (including, for the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to the Group I Mortgage Loans) shall be allocated to the outstanding Pooling-Tier REMIC-1 Regular Interest relating to the Group I Mortgage Loans with the lowest numerical denomination until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests, until the Pooling-Tier REMIC-1 Principal Amount of such interests is reduced to zero.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans (including, for the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to the Group II Mortgage Loans) shall be allocated to the outstanding Pooling-Tier REMIC-1 Regular Interest relating to the Group II Mortgage Loans with the lowest numerical denomination until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests, until the Pooling-Tier REMIC-1 Principal Amount of such interests is reduced to zero.

                              Pooling-Tier REMIC-2

            Pooling-Tier REMIC-2 shall issue the following interests in Pooling-Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling-Tier REMIC-2. Pooling-Tier REMIC-2 Interests with an "I" in their designation shall relate to the Group I Mortgage Loans and Pooling Tier REMIC-2 Interests with a "II" in their designation shall relate to the Group II Mortgage Loans. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-2 and shall be represented by the Class R Certificates.

                        Pooling-Tier                                              Corresponding      Corresponding
                          REMIC-2       Pooling-Tier         Corresponding        Pooling-Tier         Scheduled
 Pooling-Tier REMIC-2     Interest     REMIC-2 Initial   Pooling-Tier REMIC-2    REMIC-1 Regular       Crossover
       Interest             Rate      Principal Amount        IO Interest           Interest       Distribution Date
---------------------------------------------------------------------------------------------------------------------
Class PT2-I-1               (1)     $ 32,535,134.33               N/A                  N/A                N/A
Class PT2-I-2A              (2)     $  4,122,674.18        Class PT2-I-IO-2            N/A                N/A
Class PT2-I-2B              (3)     $  4,122,674.18               N/A                  N/A                N/A
Class PT2-I-3A              (2)     $  3,988,394.28        Class PT2-I-IO-3            N/A                N/A
Class PT2-I-3B              (3)     $  3,988,394.28               N/A                  N/A                N/A
Class PT2-I-4A              (2)     $  3,861,027.55        Class PT2-I-IO-4            N/A                N/A
Class PT2-I-4B              (3)     $  3,861,027.55               N/A                  N/A                N/A
Class PT2-I-5A              (2)     $  3,740,037.61        Class PT2-I-IO-5            N/A                N/A
Class PT2-I-5B              (3)     $  3,740,037.61               N/A                  N/A                N/A
Class PT2-I-6A              (2)     $  3,624,904.33        Class PT2-I-IO-6            N/A                N/A
Class PT2-I-6B              (3)     $  3,624,904.33               N/A                  N/A                N/A
Class PT2-I-7A              (2)     $  3,515,124.70        Class PT2-I-IO-7            N/A                N/A
Class PT2-I-7B              (3)     $  3,515,124.70               N/A                  N/A                N/A
Class PT2-I-8A              (2)     $  3,410,213.87        Class PT2-I-IO-8            N/A                N/A
Class PT2-I-8B              (3)     $  3,410,213.87               N/A                  N/A                N/A
Class PT2-I-9A              (2)     $  3,309,706.17        Class PT2-I-IO-9            N/A                N/A
Class PT2-I-9B              (3)     $  3,309,706.17               N/A                  N/A                N/A
Class PT2-I-10A             (2)     $  3,213,034.39        Class PT2-I-IO-10           N/A                N/A
Class PT2-I-10B             (3)     $  3,213,034.39               N/A                  N/A                N/A
Class PT2-I-11A             (2)     $  3,119,906.50        Class PT2-I-IO-11           N/A                N/A
Class PT2-I-11B             (3)     $  3,119,906.50               N/A                  N/A                N/A
Class PT2-I-12A             (2)     $  3,029,553.97        Class PT2-I-IO-12           N/A                N/A
Class PT2-I-12B             (3)     $  3,029,553.97               N/A                  N/A                N/A
Class PT2-I-13A             (2)     $  2,940,309.99        Class PT2-I-IO-13           N/A                N/A
Class PT2-I-13B             (3)     $  2,940,309.99               N/A                  N/A                N/A
Class PT2-I-14A             (2)     $  2,828,799.01        Class PT2-I-IO-14           N/A                N/A
Class PT2-I-14B             (3)     $  2,828,799.01               N/A                  N/A                N/A
Class PT2-I-15A             (2)     $  2,708,481.42        Class PT2-I-IO-15           N/A                N/A
Class PT2-I-15B             (3)     $  2,708,481.42               N/A                  N/A                N/A
Class PT2-I-16A             (2)     $  2,596,765.66        Class PT2-I-IO-16           N/A                N/A
Class PT2-I-16B             (3)     $  2,596,765.66               N/A                  N/A                N/A
Class PT2-I-17A             (2)     $  2,482,648.00        Class PT2-I-IO-17           N/A                N/A
Class PT2-I-17B             (3)     $  2,482,648.00               N/A                  N/A                N/A
Class PT2-I-18A             (2)     $  2,384,943.82        Class PT2-I-IO-18           N/A                N/A
Class PT2-I-18B             (3)     $  2,384,943.82               N/A                  N/A                N/A
Class PT2-I-19A             (2)     $  2,299,926.35        Class PT2-I-IO-19           N/A                N/A
Class PT2-I-19B             (3)     $  2,299,926.35               N/A                  N/A                N/A
Class PT2-I-20A             (2)     $  2,335,829.08        Class PT2-I-IO-20           N/A                N/A
Class PT2-I-20B             (3)     $  2,335,829.08               N/A                  N/A                N/A
Class PT2-I-21A             (2)     $ 10,547,956.53        Class PT2-I-IO-21           N/A                N/A
Class PT2-I-21B             (3)     $ 10,547,956.53               N/A                  N/A                N/A
Class PT2-I-22A             (2)     $  3,023,819.88        Class PT2-I-IO-22           N/A                N/A
Class PT2-I-22B             (3)     $  3,023,819.88               N/A                  N/A                N/A
Class PT2-I-23A             (2)     $  1,492,823.88        Class PT2-I-IO-23           N/A                N/A
Class PT2-I-23B             (3)     $  1,492,823.88               N/A                  N/A                N/A
Class PT2-I-24A             (2)     $  1,423,898.89        Class PT2-I-IO-24           N/A                N/A
Class PT2-I-24B             (3)     $  1,423,898.89               N/A                  N/A                N/A
Class PT2-I-25A             (2)     $  1,381,115.66        Class PT2-I-IO-25           N/A                N/A
Class PT2-I-25B             (3)     $  1,381,115.66               N/A                  N/A                N/A
Class PT2-I-26A             (2)     $  1,459,236.47        Class PT2-I-IO-26           N/A                N/A
Class PT2-I-26B             (3)     $  1,459,236.47               N/A                  N/A                N/A
Class PT2-I-27A             (2)     $  9,823,927.39        Class PT2-I-IO-27           N/A                N/A
Class PT2-I-27B             (3)     $  9,823,927.39               N/A                  N/A                N/A
Class PT2-I-28A             (2)     $  2,236,825.50        Class PT2-I-IO-28           N/A                N/A
Class PT2-I-28B             (3)     $  2,236,825.50               N/A                  N/A                N/A
Class PT2-I-29A             (2)     $    723,117.01        Class PT2-I-IO-29           N/A                N/A
Class PT2-I-29B             (3)     $    723,117.01               N/A                  N/A                N/A
Class PT2-I-30A             (2)     $    701,541.09        Class PT2-I-IO-30           N/A                N/A
Class PT2-I-30B             (3)     $    701,541.09               N/A                  N/A                N/A
Class PT2-I-31A             (2)     $    975,033.07        Class PT2-I-IO-31           N/A                N/A
Class PT2-I-31B             (3)     $    975,033.07               N/A                  N/A                N/A
Class PT2-I-32A             (2)     $    863,123.33        Class PT2-I-IO-32           N/A                N/A
Class PT2-I-32B             (3)     $    863,123.33               N/A                  N/A                N/A
Class PT2-I-33A             (2)     $  5,789,907.76        Class PT2-I-IO-33           N/A                N/A
Class PT2-I-33B             (3)     $  5,789,907.76               N/A                  N/A                N/A
Class PT2-I-34A             (2)     $  1,144,445.37        Class PT2-I-IO-34           N/A                N/A
Class PT2-I-34B             (3)     $  1,144,445.37               N/A                  N/A                N/A
Class PT2-I-35A             (2)     $    331,000.97        Class PT2-I-IO-35           N/A                N/A
Class PT2-I-35B             (3)     $    331,000.97               N/A                  N/A                N/A
Class PT2-I-36A             (2)     $    279,238.80        Class PT2-I-IO-36           N/A                N/A
Class PT2-I-36B             (3)     $    279,238.80               N/A                  N/A                N/A
Class PT2-I-37A             (2)     $    563,793.81        Class PT2-I-IO-37           N/A                N/A
Class PT2-I-37B             (3)     $    563,793.81               N/A                  N/A                N/A
Class PT2-I-38A             (2)     $    389,851.39        Class PT2-I-IO-38           N/A                N/A
Class PT2-I-38B             (3)     $    389,851.39               N/A                  N/A                N/A
Class PT2-I-39A             (2)     $    532,835.41        Class PT2-I-IO-39           N/A                N/A
Class PT2-I-39B             (3)     $    532,835.41               N/A                  N/A                N/A
Class PT2-I-40A             (2)     $    197,651.50        Class PT2-I-IO-40           N/A                N/A
Class PT2-I-40B             (3)     $    197,651.50               N/A                  N/A                N/A
Class PT2-I-41A             (2)     $    234,931.58        Class PT2-I-IO-41           N/A                N/A
Class PT2-I-41B             (3)     $    234,931.58               N/A                  N/A                N/A
Class PT2-I-42A             (2)     $    187,031.23        Class PT2-I-IO-42           N/A                N/A
Class PT2-I-42B             (3)     $    187,031.23               N/A                  N/A                N/A
Class PT2-I-43A             (2)     $    348,007.02        Class PT2-I-IO-43           N/A                N/A
Class PT2-I-43B             (3)     $    348,007.02               N/A                  N/A                N/A
Class PT2-I-44A             (2)     $    248,090.97        Class PT2-I-IO-44           N/A                N/A
Class PT2-I-44B             (3)     $    248,090.97               N/A                  N/A                N/A
Class PT2-I-45A             (2)     $    328,929.22        Class PT2-I-IO-45           N/A                N/A
Class PT2-I-45B             (3)     $    328,929.22               N/A                  N/A                N/A
Class PT2-I-46A             (2)     $    137,444.99        Class PT2-I-IO-46           N/A                N/A
Class PT2-I-46B             (3)     $    137,444.99               N/A                  N/A                N/A
Class PT2-I-47A             (2)     $    157,505.15        Class PT2-I-IO-47           N/A                N/A
Class PT2-I-47B             (3)     $    157,505.15               N/A                  N/A                N/A
Class PT2-I-48A             (2)     $    123,831.46        Class PT2-I-IO-48           N/A                N/A
Class PT2-I-48B             (3)     $    123,831.46               N/A                  N/A                N/A
Class PT2-I-49A             (2)     $    119,017.72        Class PT2-I-IO-49           N/A                N/A
Class PT2-I-49B             (3)     $    119,017.72               N/A                  N/A                N/A
Class PT2-I-50A             (2)     $    116,957.16        Class PT2-I-IO-50           N/A                N/A
Class PT2-I-50B             (3)     $    116,957.16               N/A                  N/A                N/A
Class PT2-I-51A             (2)     $    111,737.28        Class PT2-I-IO-51           N/A                N/A
Class PT2-I-51B             (3)     $    111,737.28               N/A                  N/A                N/A
Class PT2-I-52A             (2)     $    108,290.16        Class PT2-I-IO-52           N/A                N/A
Class PT2-I-52B             (3)     $    108,290.16               N/A                  N/A                N/A
Class PT2-I-53A             (2)     $    106,438.45        Class PT2-I-IO-53           N/A                N/A
Class PT2-I-53B             (3)     $    106,438.45               N/A                  N/A                N/A
Class PT2-I-54A             (2)     $    101,627.85        Class PT2-I-IO-54           N/A                N/A
Class PT2-I-54B             (3)     $    101,627.85               N/A                  N/A                N/A
Class PT2-I-55A             (2)     $    100,703.79        Class PT2-I-IO-55           N/A                N/A
Class PT2-I-55B             (3)     $    100,703.79               N/A                  N/A                N/A
Class PT2-I-56A             (2)     $    133,099.05        Class PT2-I-IO-56           N/A                N/A
Class PT2-I-56B             (3)     $    133,099.05               N/A                  N/A                N/A
Class PT2-I-57A             (2)     $    108,310.45        Class PT2-I-IO-57           N/A                N/A
Class PT2-I-57B             (3)     $    108,310.45               N/A                  N/A                N/A
Class PT2-I-58A             (2)     $     87,773.82        Class PT2-I-IO-58           N/A                N/A
Class PT2-I-58B             (3)     $     87,773.82               N/A                  N/A                N/A
Class PT2-I-59A             (2)     $     86,037.68        Class PT2-I-IO-59           N/A                N/A
Class PT2-I-59B             (3)     $     86,037.68               N/A                  N/A                N/A
Class PT2-I-60A             (2)     $     81,830.91        Class PT2-I-IO-60           N/A                N/A
Class PT2-I-60B             (3)     $     81,830.91               N/A                  N/A                N/A
Class PT2-I-61A             (2)     $     81,554.89        Class PT2-I-IO-61           N/A                N/A
Class PT2-I-61B             (3)     $     81,554.89               N/A                  N/A                N/A
Class PT2-I-62A             (2)     $    114,368.33        Class PT2-I-IO-62           N/A                N/A
Class PT2-I-62B             (3)     $    114,368.33               N/A                  N/A                N/A
Class PT2-I-63A             (2)     $     90,372.48        Class PT2-I-IO-63           N/A                N/A
Class PT2-I-63B             (3)     $     90,372.48               N/A                  N/A                N/A
Class PT2-I-64A             (2)     $     70,153.99        Class PT2-I-IO-64           N/A                N/A
Class PT2-I-64B             (3)     $     70,153.99               N/A                  N/A                N/A
Class PT2-I-65A             (2)     $     68,309.45        Class PT2-I-IO-65           N/A                N/A
Class PT2-I-65B             (3)     $     68,309.45               N/A                  N/A                N/A
Class PT2-I-66A             (2)     $     65,320.43        Class PT2-I-IO-66           N/A                N/A
Class PT2-I-66B             (3)     $     65,320.43               N/A                  N/A                N/A
Class PT2-I-67A             (2)     $     64,593.14        Class PT2-I-IO-67           N/A                N/A
Class PT2-I-67B             (3)     $     64,593.14               N/A                  N/A                N/A
Class PT2-I-68A             (2)     $     82,250.41        Class PT2-I-IO-68           N/A                N/A
Class PT2-I-68B             (3)     $     82,250.41               N/A                  N/A                N/A
Class PT2-I-69A             (2)     $     68,523.85        Class PT2-I-IO-69           N/A                N/A
Class PT2-I-69B             (3)     $     68,523.85               N/A                  N/A                N/A
Class PT2-I-70A             (2)     $     56,493.20        Class PT2-I-IO-70           N/A                N/A
Class PT2-I-70B             (3)     $     56,493.20               N/A                  N/A                N/A
Class PT2-I-71A             (2)     $     54,436.68        Class PT2-I-IO-71           N/A                N/A
Class PT2-I-71B             (3)     $     54,436.68               N/A                  N/A                N/A
Class PT2-I-72A             (2)     $  1,630,167.53        Class PT2-I-IO-72           N/A                N/A
Class PT2-I-72B             (3)     $  1,630,167.53               N/A                  N/A                N/A
Class PT2-I-IO-2            (4)              (4)                  N/A            Class PT1-I-2A    June 2007
Class PT2-I-IO-3            (4)              (4)                  N/A            Class PT1-I-3A    July 2007
Class PT2-I-IO-4            (4)              (4)                  N/A            Class PT1-I-4A    August 2007
Class PT2-I-IO-5            (4)              (4)                  N/A            Class PT1-I-5A    September 2007
Class PT2-I-IO-6            (4)              (4)                  N/A            Class PT1-I-6A    October 2007
Class PT2-I-IO-7            (4)              (4)                  N/A            Class PT1-I-7A    November 2007
Class PT2-I-IO-8            (4)              (4)                  N/A            Class PT1-I-8A    December 2007
Class PT2-I-IO-9            (4)              (4)                  N/A            Class PT1-I-9A    January 2008
Class PT2-I-IO-10           (4)              (4)                  N/A            Class PT1-I-10A   February 2008
Class PT2-I-IO-11           (4)              (4)                  N/A            Class PT1-I-11A   March 2008
Class PT2-I-IO-12           (4)              (4)                  N/A            Class PT1-I-12A   April 2008
Class PT2-I-IO-13           (4)              (4)                  N/A            Class PT1-I-13A   May 2008
Class PT2-I-IO-14           (4)              (4)                  N/A            Class PT1-I-14A   June 2008
Class PT2-I-IO-15           (4)              (4)                  N/A            Class PT1-I-15A   July 2008
Class PT2-I-IO-16           (4)              (4)                  N/A            Class PT1-I-16A   August 2008
Class PT2-I-IO-17           (4)              (4)                  N/A            Class PT1-I-17A   September 2008
Class PT2-I-IO-18           (4)              (4)                  N/A            Class PT1-I-18A   October 2008
Class PT2-I-IO-19           (4)              (4)                  N/A            Class PT1-I-19A   November 2008
Class PT2-I-IO-20           (4)              (4)                  N/A            Class PT1-I-20A   December 2008
Class PT2-I-IO-21           (4)              (4)                  N/A            Class PT1-I-21A   January 2009
Class PT2-I-IO-22           (4)              (4)                  N/A            Class PT1-I-22A   February 2009
Class PT2-I-IO-23           (4)              (4)                  N/A            Class PT1-I-23A   March 2009
Class PT2-I-IO-24           (4)              (4)                  N/A            Class PT1-I-24A   April 2009
Class PT2-I-IO-25           (4)              (4)                  N/A            Class PT1-I-25A   May 2009
Class PT2-I-IO-26           (4)              (4)                  N/A            Class PT1-I-26A   June 2009
Class PT2-I-IO-27           (4)              (4)                  N/A            Class PT1-I-27A   July 2009
Class PT2-I-IO-28           (4)              (4)                  N/A            Class PT1-I-28A   August 2009
Class PT2-I-IO-29           (4)              (4)                  N/A            Class PT1-I-29A   September 2009
Class PT2-I-IO-30           (4)              (4)                  N/A            Class PT1-I-30A   October 2009
Class PT2-I-IO-31           (4)              (4)                  N/A            Class PT1-I-31A   November 2009
Class PT2-I-IO-32           (4)              (4)                  N/A            Class PT1-I-32A   December 2009
Class PT2-I-IO-33           (4)              (4)                  N/A            Class PT1-I-33A   January 2010
Class PT2-I-IO-34           (4)              (4)                  N/A            Class PT1-I-34A   February 2010
Class PT2-I-IO-35           (4)              (4)                  N/A            Class PT1-I-35A   March 2010
Class PT2-I-IO-36           (4)              (4)                  N/A            Class PT1-I-36A   April 2010
Class PT2-I-IO-37           (4)              (4)                  N/A            Class PT1-I-37A   May 2010
Class PT2-I-IO-38           (4)              (4)                  N/A            Class PT1-I-38A   June 2010
Class PT2-I-IO-39           (4)              (4)                  N/A            Class PT1-I-39A   July 2010
Class PT2-I-IO-40           (4)              (4)                  N/A            Class PT1-I-40A   August 2010
Class PT2-I-IO-41           (4)              (4)                  N/A            Class PT1-I-41A   September 2010
Class PT2-I-IO-42           (4)              (4)                  N/A            Class PT1-I-42A   October 2010
Class PT2-I-IO-43           (4)              (4)                  N/A            Class PT1-I-43A   November 2010
Class PT2-I-IO-44           (4)              (4)                  N/A            Class PT1-I-44A   December 2010
Class PT2-I-IO-45           (4)              (4)                  N/A            Class PT1-I-45A   January 2011
Class PT2-I-IO-46           (4)              (4)                  N/A            Class PT1-I-46A   February 2011
Class PT2-I-IO-47           (4)              (4)                  N/A            Class PT1-I-47A   March 2011
Class PT2-I-IO-48           (4)              (4)                  N/A            Class PT1-I-48A   April 2011
Class PT2-I-IO-49           (4)              (4)                  N/A            Class PT1-I-49A   May 2011
Class PT2-I-IO-50           (4)              (4)                  N/A            Class PT1-I-50A   June 2011
Class PT2-I-IO-51           (4)              (4)                  N/A            Class PT1-I-51A   July 2011
Class PT2-I-IO-52           (4)              (4)                  N/A            Class PT1-I-52A   August 2011
Class PT2-I-IO-53           (4)              (4)                  N/A            Class PT1-I-53A   September 2011
Class PT2-I-IO-54           (4)              (4)                  N/A            Class PT1-I-54A   October 2011
Class PT2-I-IO-55           (4)              (4)                  N/A            Class PT1-I-55A   November 2011
Class PT2-I-IO-56           (4)              (4)                  N/A            Class PT1-I-56A   December 2011
Class PT2-I-IO-57           (4)              (4)                  N/A            Class PT1-I-57A   January 2012
Class PT2-I-IO-58           (4)              (4)                  N/A            Class PT1-I-58A   February 2012
Class PT2-I-IO-59           (4)              (4)                  N/A            Class PT1-I-59A   March 2012
Class PT2-I-IO-60           (4)              (4)                  N/A            Class PT1-I-60A   April 2012
Class PT2-I-IO-61           (4)              (4)                  N/A            Class PT1-I-61A   May 2012
Class PT2-I-IO-62           (4)              (4)                  N/A            Class PT1-I-62A   June 2012
Class PT2-I-IO-63           (4)              (4)                  N/A            Class PT1-I-63A   July 2012
Class PT2-I-IO-64           (4)              (4)                  N/A            Class PT1-I-64A   August 2012
Class PT2-I-IO-65           (4)              (4)                  N/A            Class PT1-I-65A   September 2012
Class PT2-I-IO-66           (4)              (4)                  N/A            Class PT1-I-66A   October 2012
Class PT2-I-IO-67           (4)              (4)                  N/A            Class PT1-I-67A   November 2012
Class PT2-I-IO-68           (4)              (4)                  N/A            Class PT1-I-68A   December 2012
Class PT2-I-IO-69           (4)              (4)                  N/A            Class PT1-I-69A   January 2013
Class PT2-I-IO-70           (4)              (4)                  N/A            Class PT1-I-70A   February 2013
Class PT2-I-IO-71           (4)              (4)                  N/A            Class PT1-I-71A   March 2013
Class PT2-I-IO-72           (4)              (4)                  N/A            Class PT1-I-72A   April 2013
Class PT2-II-1              (5)     $104,066,454.96               N/A                  N/A                N/A
Class PT2-II-2A             (6)     $ 13,186,731.70        Class PT2-II-IO-2           N/A                N/A
Class PT2-II-2B             (7)     $ 13,186,731.70               N/A                  N/A                N/A
Class PT2-II-3A             (6)     $ 12,757,225.76        Class PT2-II-IO-3           N/A                N/A
Class PT2-II-3B             (7)     $ 12,757,225.76               N/A                  N/A                N/A
Class PT2-II-4A             (6)     $ 12,349,832.20        Class PT2-II-IO-4           N/A                N/A
Class PT2-II-4B             (7)     $ 12,349,832.20               N/A                  N/A                N/A
Class PT2-II-5A             (6)     $ 11,962,835.38        Class PT2-II-IO-5           N/A                N/A
Class PT2-II-5B             (7)     $ 11,962,835.38               N/A                  N/A                N/A
Class PT2-II-6A             (6)     $ 11,594,571.56        Class PT2-II-IO-6           N/A                N/A
Class PT2-II-6B             (7)     $ 11,594,571.56               N/A                  N/A                N/A
Class PT2-II-7A             (6)     $ 11,243,431.87        Class PT2-II-IO-7           N/A                N/A
Class PT2-II-7B             (7)     $ 11,243,431.87               N/A                  N/A                N/A
Class PT2-II-8A             (6)     $ 10,907,865.46        Class PT2-II-IO-8           N/A                N/A
Class PT2-II-8B             (7)     $ 10,907,865.46               N/A                  N/A                N/A
Class PT2-II-9A             (6)     $ 10,586,382.83        Class PT2-II-IO-9           N/A                N/A
Class PT2-II-9B             (7)     $ 10,586,382.83               N/A                  N/A                N/A
Class PT2-II-10A            (6)     $ 10,277,169.77       Class PT2-II-IO-10           N/A                N/A
Class PT2-II-10B            (7)     $ 10,277,169.77               N/A                  N/A                N/A
Class PT2-II-11A            (6)     $  9,979,292.10       Class PT2-II-IO-11           N/A                N/A
Class PT2-II-11B            (7)     $  9,979,292.10               N/A                  N/A                N/A
Class PT2-II-12A            (6)     $  9,690,291.69       Class PT2-II-IO-12           N/A                N/A
Class PT2-II-12B            (7)     $  9,690,291.69               N/A                  N/A                N/A
Class PT2-II-13A            (6)     $  9,404,837.06       Class PT2-II-IO-13           N/A                N/A
Class PT2-II-13B            (7)     $  9,404,837.06               N/A                  N/A                N/A
Class PT2-II-14A            (6)     $  9,048,159.50       Class PT2-II-IO-14           N/A                N/A
Class PT2-II-14B            (7)     $  9,048,159.50               N/A                  N/A                N/A
Class PT2-II-15A            (6)     $  8,663,313.22       Class PT2-II-IO-15           N/A                N/A
Class PT2-II-15B            (7)     $  8,663,313.22               N/A                  N/A                N/A
Class PT2-II-16A            (6)     $  8,305,980.68       Class PT2-II-IO-16           N/A                N/A
Class PT2-II-16B            (7)     $  8,305,980.68               N/A                  N/A                N/A
Class PT2-II-17A            (6)     $  7,940,965.41       Class PT2-II-IO-17           N/A                N/A
Class PT2-II-17B            (7)     $  7,940,965.41               N/A                  N/A                N/A
Class PT2-II-18A            (6)     $  7,628,450.08       Class PT2-II-IO-18           N/A                N/A
Class PT2-II-18B            (7)     $  7,628,450.08               N/A                  N/A                N/A
Class PT2-II-19A            (6)     $  7,356,514.32       Class PT2-II-IO-19           N/A                N/A
Class PT2-II-19B            (7)     $  7,356,514.32               N/A                  N/A                N/A
Class PT2-II-20A            (6)     $  7,471,352.35       Class PT2-II-IO-20           N/A                N/A
Class PT2-II-20B            (7)     $  7,471,352.35               N/A                  N/A                N/A
Class PT2-II-21A            (6)     $ 33,738,555.74       Class PT2-II-IO-21           N/A                N/A
Class PT2-II-21B            (7)     $ 33,738,555.74               N/A                  N/A                N/A
Class PT2-II-22A            (6)     $  9,671,950.70       Class PT2-II-IO-22           N/A                N/A
Class PT2-II-22B            (7)     $  9,671,950.70               N/A                  N/A                N/A
Class PT2-II-23A            (6)     $  4,774,926.92       Class PT2-II-IO-23           N/A                N/A
Class PT2-II-23B            (7)     $  4,774,926.92               N/A                  N/A                N/A
Class PT2-II-24A            (6)     $  4,554,464.36       Class PT2-II-IO-24           N/A                N/A
Class PT2-II-24B            (7)     $  4,554,464.36               N/A                  N/A                N/A
Class PT2-II-25A            (6)     $  4,417,618.48       Class PT2-II-IO-25           N/A                N/A
Class PT2-II-25B            (7)     $  4,417,618.48               N/A                  N/A                N/A
Class PT2-II-26A            (6)     $  4,667,494.68       Class PT2-II-IO-26           N/A                N/A
Class PT2-II-26B            (7)     $  4,667,494.68               N/A                  N/A                N/A
Class PT2-II-27A            (6)     $ 31,422,685.59       Class PT2-II-IO-27           N/A                N/A
Class PT2-II-27B            (7)     $ 31,422,685.59               N/A                  N/A                N/A
Class PT2-II-28A            (6)     $  7,154,680.76       Class PT2-II-IO-28           N/A                N/A
Class PT2-II-28B            (7)     $  7,154,680.76               N/A                  N/A                N/A
Class PT2-II-29A            (6)     $  2,312,952.62       Class PT2-II-IO-29           N/A                N/A
Class PT2-II-29B            (7)     $  2,312,952.62               N/A                  N/A                N/A
Class PT2-II-30A            (6)     $  2,243,940.13       Class PT2-II-IO-30           N/A                N/A
Class PT2-II-30B            (7)     $  2,243,940.13               N/A                  N/A                N/A
Class PT2-II-31A            (6)     $  3,118,728.01       Class PT2-II-IO-31           N/A                N/A
Class PT2-II-31B            (7)     $  3,118,728.01               N/A                  N/A                N/A
Class PT2-II-32A            (6)     $  2,760,774.98       Class PT2-II-IO-32           N/A                N/A
Class PT2-II-32B            (7)     $  2,760,774.98               N/A                  N/A                N/A
Class PT2-II-33A            (6)     $ 18,519,523.21       Class PT2-II-IO-33           N/A                N/A
Class PT2-II-33B            (7)     $ 18,519,523.21               N/A                  N/A                N/A
Class PT2-II-34A            (6)     $  3,660,607.98       Class PT2-II-IO-34           N/A                N/A
Class PT2-II-34B            (7)     $  3,660,607.98               N/A                  N/A                N/A
Class PT2-II-35A            (6)     $  1,058,735.36       Class PT2-II-IO-35           N/A                N/A
Class PT2-II-35B            (7)     $  1,058,735.36               N/A                  N/A                N/A
Class PT2-II-36A            (6)     $    893,169.56       Class PT2-II-IO-36           N/A                N/A
Class PT2-II-36B            (7)     $    893,169.56               N/A                  N/A                N/A
Class PT2-II-37A            (6)     $  1,803,343.50       Class PT2-II-IO-37           N/A                N/A
Class PT2-II-37B            (7)     $  1,803,343.50               N/A                  N/A                N/A
Class PT2-II-38A            (6)     $  1,246,973.55       Class PT2-II-IO-38           N/A                N/A
Class PT2-II-38B            (7)     $  1,246,973.55               N/A                  N/A                N/A
Class PT2-II-39A            (6)     $  1,704,320.35       Class PT2-II-IO-39           N/A                N/A
Class PT2-II-39B            (7)     $  1,704,320.35               N/A                  N/A                N/A
Class PT2-II-40A            (6)     $    632,205.50       Class PT2-II-IO-40           N/A                N/A
Class PT2-II-40B            (7)     $    632,205.50               N/A                  N/A                N/A
Class PT2-II-41A            (6)     $    751,449.08       Class PT2-II-IO-41           N/A                N/A
Class PT2-II-41B            (7)     $    751,449.08               N/A                  N/A                N/A
Class PT2-II-42A            (6)     $    598,235.64       Class PT2-II-IO-42           N/A                N/A
Class PT2-II-42B            (7)     $    598,235.64               N/A                  N/A                N/A
Class PT2-II-43A            (6)     $  1,113,130.68       Class PT2-II-IO-43           N/A                N/A
Class PT2-II-43B            (7)     $  1,113,130.68               N/A                  N/A                N/A
Class PT2-II-44A            (6)     $    793,540.53       Class PT2-II-IO-44           N/A                N/A
Class PT2-II-44B            (7)     $    793,540.53               N/A                  N/A                N/A
Class PT2-II-45A            (6)     $  1,052,108.71       Class PT2-II-IO-45           N/A                N/A
Class PT2-II-45B            (7)     $  1,052,108.71               N/A                  N/A                N/A
Class PT2-II-46A            (6)     $    439,629.75       Class PT2-II-IO-46           N/A                N/A
Class PT2-II-46B            (7)     $    439,629.75               N/A                  N/A                N/A
Class PT2-II-47A            (6)     $    503,793.91       Class PT2-II-IO-47           N/A                N/A
Class PT2-II-47B            (7)     $    503,793.91               N/A                  N/A                N/A
Class PT2-II-48A            (6)     $    396,085.67       Class PT2-II-IO-48           N/A                N/A
Class PT2-II-48B            (7)     $    396,085.67               N/A                  N/A                N/A
Class PT2-II-49A            (6)     $    380,688.51       Class PT2-II-IO-49           N/A                N/A
Class PT2-II-49B            (7)     $    380,688.51               N/A                  N/A                N/A
Class PT2-II-50A            (6)     $    374,097.63       Class PT2-II-IO-50           N/A                N/A
Class PT2-II-50B            (7)     $    374,097.63               N/A                  N/A                N/A
Class PT2-II-51A            (6)     $    357,401.41       Class PT2-II-IO-51           N/A                N/A
Class PT2-II-51B            (7)     $    357,401.41               N/A                  N/A                N/A
Class PT2-II-52A            (6)     $    346,375.48       Class PT2-II-IO-52           N/A                N/A
Class PT2-II-52B            (7)     $    346,375.48               N/A                  N/A                N/A
Class PT2-II-53A            (6)     $    340,452.65       Class PT2-II-IO-53           N/A                N/A
Class PT2-II-53B            (7)     $    340,452.65               N/A                  N/A                N/A
Class PT2-II-54A            (6)     $    325,065.52       Class PT2-II-IO-54           N/A                N/A
Class PT2-II-54B            (7)     $    325,065.52               N/A                  N/A                N/A
Class PT2-II-55A            (6)     $    322,109.82       Class PT2-II-IO-55           N/A                N/A
Class PT2-II-55B            (7)     $    322,109.82               N/A                  N/A                N/A
Class PT2-II-56A            (6)     $    425,728.86       Class PT2-II-IO-56           N/A                N/A
Class PT2-II-56B            (7)     $    425,728.86               N/A                  N/A                N/A
Class PT2-II-57A            (6)     $    346,440.39       Class PT2-II-IO-57           N/A                N/A
Class PT2-II-57B            (7)     $    346,440.39               N/A                  N/A                N/A
Class PT2-II-58A            (6)     $    280,752.20       Class PT2-II-IO-58           N/A                N/A
Class PT2-II-58B            (7)     $    280,752.20               N/A                  N/A                N/A
Class PT2-II-59A            (6)     $    275,199.00       Class PT2-II-IO-59           N/A                N/A
Class PT2-II-59B            (7)     $    275,199.00               N/A                  N/A                N/A
Class PT2-II-60A            (6)     $    261,743.28       Class PT2-II-IO-60           N/A                N/A
Class PT2-II-60B            (7)     $    261,743.28               N/A                  N/A                N/A
Class PT2-II-61A            (6)     $    260,860.42       Class PT2-II-IO-61           N/A                N/A
Class PT2-II-61B            (7)     $    260,860.42               N/A                  N/A                N/A
Class PT2-II-62A            (6)     $    365,817.06       Class PT2-II-IO-62           N/A                N/A
Class PT2-II-62B            (7)     $    365,817.06               N/A                  N/A                N/A
Class PT2-II-63A            (6)     $    289,064.23       Class PT2-II-IO-63           N/A                N/A
Class PT2-II-63B            (7)     $    289,064.23               N/A                  N/A                N/A
Class PT2-II-64A            (6)     $    224,393.64       Class PT2-II-IO-64           N/A                N/A
Class PT2-II-64B            (7)     $    224,393.64               N/A                  N/A                N/A
Class PT2-II-65A            (6)     $    218,493.72       Class PT2-II-IO-65           N/A                N/A
Class PT2-II-65B            (7)     $    218,493.72               N/A                  N/A                N/A
Class PT2-II-66A            (6)     $    208,933.07       Class PT2-II-IO-66           N/A                N/A
Class PT2-II-66B            (7)     $    208,933.07               N/A                  N/A                N/A
Class PT2-II-67A            (6)     $    206,606.78       Class PT2-II-IO-67           N/A                N/A
Class PT2-II-67B            (7)     $    206,606.78               N/A                  N/A                N/A
Class PT2-II-68A            (6)     $    263,085.08       Class PT2-II-IO-68           N/A                N/A
Class PT2-II-68B            (7)     $    263,085.08               N/A                  N/A                N/A
Class PT2-II-69A            (6)     $    219,179.48       Class PT2-II-IO-69           N/A                N/A
Class PT2-II-69B            (7)     $    219,179.48               N/A                  N/A                N/A
Class PT2-II-70A            (6)     $    180,698.40       Class PT2-II-IO-70           N/A                N/A
Class PT2-II-70B            (7)     $    180,698.40               N/A                  N/A                N/A
Class PT2-II-71A            (6)     $    174,120.45       Class PT2-II-IO-71           N/A                N/A
Class PT2-II-71B            (7)     $    174,120.45               N/A                  N/A                N/A
Class PT2-II-72A            (6)     $  5,214,232.52       Class PT2-II-IO-72           N/A                N/A
Class PT2-II-72B            (7)     $  5,214,232.52               N/A                  N/A                N/A
Class PT2-II-IO-2           (4)              (4)                  N/A            Class PT1-II-2A   June 2007
Class PT2-II-IO-3           (4)              (4)                  N/A            Class PT1-II-3A   July 2007
Class PT2-II-IO-4           (4)              (4)                  N/A            Class PT1-II-4A   August 2007
Class PT2-II-IO-5           (4)              (4)                  N/A            Class PT1-II-5A   September 2007
Class PT2-II-IO-6           (4)              (4)                  N/A            Class PT1-II-6A   October 2007
Class PT2-II-IO-7           (4)              (4)                  N/A            Class PT1-II-7A   November 2007
Class PT2-II-IO-8           (4)              (4)                  N/A            Class PT1-II-8A   December 2007
Class PT2-II-IO-9           (4)              (4)                  N/A            Class PT1-II-9A   January 2008
Class PT2-II-IO-10          (4)              (4)                  N/A           Class PT1-II-10A   February 2008
Class PT2-II-IO-11          (4)              (4)                  N/A           Class PT1-II-11A   March 2008
Class PT2-II-IO-12          (4)              (4)                  N/A           Class PT1-II-12A   April 2008
Class PT2-II-IO-13          (4)              (4)                  N/A           Class PT1-II-13A   May 2008
Class PT2-II-IO-14          (4)              (4)                  N/A           Class PT1-II-14A   June 2008
Class PT2-II-IO-15          (4)              (4)                  N/A           Class PT1-II-15A   July 2008
Class PT2-II-IO-16          (4)              (4)                  N/A           Class PT1-II-16A   August 2008
Class PT2-II-IO-17          (4)              (4)                  N/A           Class PT1-II-17A   September 2008
Class PT2-II-IO-18          (4)              (4)                  N/A           Class PT1-II-18A   October 2008
Class PT2-II-IO-19          (4)              (4)                  N/A           Class PT1-II-19A   November 2008
Class PT2-II-IO-20          (4)              (4)                  N/A           Class PT1-II-20A   December 2008
Class PT2-II-IO-21          (4)              (4)                  N/A           Class PT1-II-21A   January 2009
Class PT2-II-IO-22          (4)              (4)                  N/A           Class PT1-II-22A   February 2009
Class PT2-II-IO-23          (4)              (4)                  N/A           Class PT1-II-23A   March 2009
Class PT2-II-IO-24          (4)              (4)                  N/A           Class PT1-II-24A   April 2009
Class PT2-II-IO-25          (4)              (4)                  N/A           Class PT1-II-25A   May 2009
Class PT2-II-IO-26          (4)              (4)                  N/A           Class PT1-II-26A   June 2009
Class PT2-II-IO-27          (4)              (4)                  N/A           Class PT1-II-27A   July 2009
Class PT2-II-IO-28          (4)              (4)                  N/A           Class PT1-II-28A   August 2009
Class PT2-II-IO-29          (4)              (4)                  N/A           Class PT1-II-29A   September 2009
Class PT2-II-IO-30          (4)              (4)                  N/A           Class PT1-II-30A   October 2009
Class PT2-II-IO-31          (4)              (4)                  N/A           Class PT1-II-31A   November 2009
Class PT2-II-IO-32          (4)              (4)                  N/A           Class PT1-II-32A   December 2009
Class PT2-II-IO-33          (4)              (4)                  N/A           Class PT1-II-33A   January 2010
Class PT2-II-IO-34          (4)              (4)                  N/A           Class PT1-II-34A   February 2010
Class PT2-II-IO-35          (4)              (4)                  N/A           Class PT1-II-35A   March 2010
Class PT2-II-IO-36          (4)              (4)                  N/A           Class PT1-II-36A   April 2010
Class PT2-II-IO-37          (4)              (4)                  N/A           Class PT1-II-37A   May 2010
Class PT2-II-IO-38          (4)              (4)                  N/A           Class PT1-II-38A   June 2010
Class PT2-II-IO-39          (4)              (4)                  N/A           Class PT1-II-39A   July 2010
Class PT2-II-IO-40          (4)              (4)                  N/A           Class PT1-II-40A   August 2010
Class PT2-II-IO-41          (4)              (4)                  N/A           Class PT1-II-41A   September 2010
Class PT2-II-IO-42          (4)              (4)                  N/A           Class PT1-II-42A   October 2010
Class PT2-II-IO-43          (4)              (4)                  N/A           Class PT1-II-43A   November 2010
Class PT2-II-IO-44          (4)              (4)                  N/A           Class PT1-II-44A   December 2010
Class PT2-II-IO-45          (4)              (4)                  N/A           Class PT1-II-45A   January 2011
Class PT2-II-IO-46          (4)              (4)                  N/A           Class PT1-II-46A   February 2011
Class PT2-II-IO-47          (4)              (4)                  N/A           Class PT1-II-47A   March 2011
Class PT2-II-IO-48          (4)              (4)                  N/A           Class PT1-II-48A   April 2011
Class PT2-II-IO-49          (4)              (4)                  N/A           Class PT1-II-49A   May 2011
Class PT2-II-IO-50          (4)              (4)                  N/A           Class PT1-II-50A   June 2011
Class PT2-II-IO-51          (4)              (4)                  N/A           Class PT1-II-51A   July 2011
Class PT2-II-IO-52          (4)              (4)                  N/A           Class PT1-II-52A   August 2011
Class PT2-II-IO-53          (4)              (4)                  N/A           Class PT1-II-53A   September 2011
Class PT2-II-IO-54          (4)              (4)                  N/A           Class PT1-II-54A   October 2011
Class PT2-II-IO-55          (4)              (4)                  N/A           Class PT1-II-55A   November 2011
Class PT2-II-IO-56          (4)              (4)                  N/A           Class PT1-II-56A   December 2011
Class PT2-II-IO-57          (4)              (4)                  N/A           Class PT1-II-57A   January 2012
Class PT2-II-IO-58          (4)              (4)                  N/A           Class PT1-II-58A   February 2012
Class PT2-II-IO-59          (4)              (4)                  N/A           Class PT1-II-59A   March 2012
Class PT2-II-IO-60          (4)              (4)                  N/A           Class PT1-II-60A   April 2012
Class PT2-II-IO-61          (4)              (4)                  N/A           Class PT1-II-61A   May 2012
Class PT2-II-IO-62          (4)              (4)                  N/A           Class PT1-II-62A   June 2012
Class PT2-II-IO-63          (4)              (4)                  N/A            Class PT1-I-63A   July 2012
Class PT2-II-IO-64          (4)              (4)                  N/A            Class PT1-I-64A   August 2012
Class PT2-II-IO-65          (4)              (4)                  N/A            Class PT1-I-65A   September 2012
Class PT2-II-IO-66          (4)              (4)                  N/A            Class PT1-I-66A   October 2012
Class PT2-II-IO-67          (4)              (4)                  N/A            Class PT1-I-67A   November 2012
Class PT2-II-IO-68          (4)              (4)                  N/A            Class PT1-I-68A   December 2012
Class PT2-II-IO-69          (4)              (4)                  N/A            Class PT1-I-69A   January 2013
Class PT2-II-IO-70          (4)              (4)                  N/A            Class PT1-I-70A   February 2013
Class PT2-II-IO-71          (4)              (4)                  N/A            Class PT1-I-71A   March 2013
Class PT2-II-IO-72          (4)              (4)                  N/A            Class PT1-I-72A   April 2013
Class PT2-R                 (8)              (8)                  N/A                  N/A                N/A

-----------------

(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having an "A" in their class designation.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having a "B" in their class designation.

(4) This Pooling-Tier REMIC-2 IO Interest is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling-Tier REMIC-2 IO Notional Balance") equal to the Pooling-Tier REMIC-2 Principal Amount of the Corresponding Pooling-Tier REMIC-1 Regular Interest. From the Closing Date through and including the Corresponding Actual Crossover Distribution Date, this Pooling-Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the Corresponding Actual Crossover Distribution Date, this Pooling-Tier REMIC-2 IO Interest shall not accrue interest.

(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group II WAC Rate.

(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to the Group II Mortgage Loans and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having an "A" in their class designation.

(7) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having a "B" in their class designation.

(8) The Class PT2-R Interest shall not have a principal balance and shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans from the related Loan Group for such Distribution Date shall be distributed to the Pooling-Tier REMIC-2 Regular Interests at the Pooling-Tier REMIC-2 Interest Rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans (including, for the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to the Group I Mortgage Loans) shall be allocated to the then outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to the Group I Mortgage Loans with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to the Group I Mortgage Loans with the same numerical denomination, such Realized Losses, Subsequent Recoveries and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests, until the Pooling-Tier REMIC-2 Principal Amount of such interests is reduced to zero.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans (including, for the first Distribution Date only, the portion of the Closing Date Deposit Amount allocable to the Group II Mortgage Loans) shall be allocated to then outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to Loan Group II with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to the Group II Mortgage Loans with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests, until the Pooling-Tier REMIC-2 Principal Amount of such interests is reduced to zero.

                                Lower-Tier REMIC

            The Lower-Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower-Tier REMIC and shall be represented by the Class R Certificates.

                                                                                           Corresponding
        Lower-Tier             Lower-Tier                Initial Lower-Tier               Upper-Tier REMIC
      REMIC Interest          Interest Rate               Principal Amount                Regular Interest
-----------------------------------------------------------------------------------------------------------
Class LT-A-1                    (1)            1/2 initial Class Certificate Balance of           A-1
                                               Corresponding Upper-Tier Regular
                                               Interest

Class LT-A-2a                   (1)            1/2 initial Class Certificate Balance of           A-2a
                                               Corresponding Upper-Tier Regular
                                               Interest

Class LT-A-2b                   (1)            1/2 initial Class Certificate Balance of           A-2b
                                               Corresponding Upper-Tier Regular
                                               Interest

Class LT-A-2c                   (1)            1/2 initial Class Certificate Balance of           A-2c
                                               Corresponding Upper-Tier Regular
                                               Interest

Class LT-A-2d                   (1)            1/2 initial Class Certificate Balance of           A-2d
                                               Corresponding Upper-Tier Regular
                                               Interest

Class LT-M-1                    (1)            1/2 initial Class Certificate Balance of           M-1
                                               Corresponding Upper-Tier Regular
                                               Interest

Class LT-M-2                    (1)            1/2 initial Class Certificate Balance of           M-2
                                               Corresponding Upper-Tier Regular
                                               Interest

Class LT-B-1                    (1)            1/2 initial Class Certificate Balance of           B-1
                                               Corresponding Upper-Tier Regular
                                               Interest

Class LT-B-2                    (1)            1/2 initial Class Certificate Balance of           B-2
                                               Corresponding Upper-Tier Regular
                                               Interest

Class LT-B-3                    (1)            1/2 initial Class Certificate Balance of           B-3
                                               Corresponding Upper-Tier Regular
                                               Interest

Class LT-B-4                    (1)            1/2 initial Class Certificate Balance of           B-4
                                               Corresponding Upper-Tier Regular
                                               Interest

Class LT-B-5                    (1)            1/2 initial Class Certificate Balance of           B-5
                                               Corresponding Upper-Tier Regular
                                               Interest

Class LT-Accrual                (1)            1/2 Pool Stated Principal Balance plus 1/2         N/A
                                               Subordinated Amount, less the
                                               aggregate initial Lower-Tier Principal
                                               Amount of Class LT-Group I and Class
                                               LT Group II

Class LT-Group I                (2)            0.001% aggregate Stated Principal                  N/A
                                               Balance of Group I Mortgage Loans(4)

Class LT-Group II               (3)            0.001% aggregate Stated Principal                  N/A
                                               Balance of Group II Mortgage Loans(4)

Class LT-IO                     (5)                              (5)                              N/A

Class LT-R                      (6)                              (6)                              N/A

-----------------

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests).

(2) The interest rate with respect to any Distribution Date for the Class LT-Group I Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to the Group I Mortgage Loans.

(3) The interest rate with respect to any Distribution Date for the Class LT-Group II Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to the Group II Mortgage Loans.

(4) For all Distribution Dates, the Lower-Tier Principal Amount of these Lower-Tier Regular Interests shall be rounded to eight decimal places.

(5) This Lower-Tier Regular Interest is an interest-only interest and does not have a Lower-Tier Principal Amount. On each Distribution Date, this Lower-Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling-Tier REMIC-2 IO Interests.

(6) The Class LT-R Interest is the sole class of residual interest in the Lower-Tier REMIC and it does not have a principal amount or an interest rate.

            Each Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-A-1, Class LT-A-2a, Class LT-A-2b, Class LT-A-2c, Class LT-A-2d, Class LT-M-1, Class LT-M-2, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4 and Class LT-B-5 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

            On each Distribution Date, 50% of the increase in the Subordinated Amount shall be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Subordinated Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest shall not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Subordinated Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Subordinated Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans (including, for the first Distribution Date only, the Closing Date Deposit Amount) or paid under the Certificate Insurance Policy and all Subsequent Recoveries allocable to principal shall be allocated (i) 50% to the Class LT-Accrual Interest, the Class LT-Group I Interest and Class LT-Group II Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) and (ii) 50% to the LT-Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Subordinated Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower-Tier Principal Amount of each of the LT-Accretion Directed Classes is equal to 50% of the Class Certificate Balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Subordinated Amount. Any increase in the Class Certificate Balance of a Class of LIBOR Certificates as a result of a Subsequent Recovery shall increase the Lower-Tier Principal Amount of the Corresponding Lower-Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Lower-Tier Principal Amount of the Class LT-Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest (such increase shall be further allocated among such Lower-Tier Regular Interests in the manner described below). As among the Class LT-Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest, all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans (including, for the first Distribution Date only, the Closing Date Deposit Amount), all Subsequent Recoveries and all Realized Losses, allocable to such Lower-Tier Regular Interests and all increases in the Lower-Tier Principal Amount of such Lower-Tier Regular Interests as a result of Subsequent Recoveries shall be allocated (i) to the Class LT-Group I Interest and the Class LT-Group II Interest, each from the related Loan Group so that their respective Lower-Tier Principal Amounts (computed to at least eight decimal places) are equal to 0.001% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and (ii) the remainder to the Class LT-Accrual Interest.

                                Upper-Tier REMIC

            The Upper-Tier REMIC shall issue the following interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC. The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper-Tier REMIC and shall be represented by the Class R Certificates.

                                    Upper-Tier             Initial Principal       Corresponding Class of
 Upper-Tier REMIC Interest        Interest Rate            Upper-Tier Amount            Certificates
----------------------------------------------------------------------------------------------------------
Class A-1                           (1)                     $208,600,000                 Class A-1
Class A-2a                          (2)                     $337,200,000                 Class A-2a
Class A-2b                          (2)                     $68,250,000                  Class A-2b
Class A-2c                          (2)                     $165,000,000                 Class A-2c
Class A-2d                          (2)                     $96,775,000                  Class A-2d
Class M-1                           (3)                     $12,609,000                  Class M-1
Class M-2                           (3)                     $19,965,000                  Class M-2
Class B-1                           (3)                     $18,389,000                  Class B-1
Class B-2                           (3)                     $9,457,000                   Class B-2
Class B-3                           (3)                     $21,016,000                  Class B-3
Class B-4                           (3)                     $13,135,000                  Class B-4
Class B-5                           (3)                     $19,965,000                  Class B-5
Class UT-IO                         (4)                           (4)                       N/A
Class UT-X                          (5)                           (5)                       N/A
Class UT-R                          (6)                           (6)                     Class R

-----------------

(1) For any Distribution Date (and the related Interest Accrual Period) this interest shall bear interest at the least of (i) the Pass-Through Rate (determined without regard to the Loan Group I Cap or WAC Cap) for the Corresponding Class of Certificates, (ii) the Lower-Tier Interest Rate for the Class LT-Group I Interest and solely with respect to the Upper-Tier Regular Interests corresponding to the Class A Certificate, less the Certificate Insurer Premium Rate (the "Upper-Tier REMIC Loan Group I Rate") and (ii) the Upper-Tier REMIC WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period) this interest shall bear interest at the least of (i) the Pass-Through Rate (determined without regard to the Loan Group II Cap or WAC Cap) for the Corresponding Class of Certificates, (ii) the Lower-Tier Interest Rate for the Class LT-Group II Interest (the "Upper-Tier REMIC Loan Group II Rate") and (ii) the Upper-Tier REMIC WAC Rate.

(3) For any Distribution Date (and the related Interest Accrual Period) this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the WAC Cap) for the Corresponding Class of Certificates and (ii) the Upper-Tier REMIC WAC Rate.

(4) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class UT-IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest. This interest shall be beneficially owned by the holders of the Class X Certificates and shall be held as an asset of the Swap Account.

(5) The Class UT-X Interest has an initial principal balance of $60,420,456.07 but will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class UT-X Interest shall have a notional principal balance equal to the aggregate of the Lower-Tier Principal Amounts of the Lower-Tier Regular Interests (other than the Class LT-IO Interest) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the Upper-Tier REMIC WAC Rate over the product of (i) 2 and (ii) the weighted average of the Lower-Tier Interest Rates of the Lower-Tier REMIC Interests (other than the Class LT-IO Interest), where the Lower-Tier Interest Rate on each of the Class LT-Accrual Interest, Class LT-Group I Interest and Class LT-Group II Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Upper-Tier Interest Rate on its Corresponding Class of Upper-Tier Regular Interest; provided, however, if the Upper-Tier Interest Rate of the Class A-1, Class A-2a , Class A-2b, Class A-2c, Class A-2d, Class M-1, Class M-2, Class B-1, Class B-2 ,Class B-3, Class B-4 or Class B-5 Interest is calculated by reference to clause (i) of its Upper-Tier Interest Rate, the cap with respect which the Corresponding Class of Lower Tier Regular Interest is subjected shall be increased by the lesser of the Premium Rate and the amount by which the amount in clause (ii) of the Upper-Tier Interest of such Upper-Tier Regular Interest exceeds the amount in clause (i) thereof for purposes of the calculation. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class UT-X Interest shall be deferred in an amount equal to any increase in the Subordinated Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(6) The Class UT-R Interest does not have an interest rate or a principal balance.

            On each Distribution Date, interest distributable in respect of the Lower-Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper-Tier REMIC at the rates shown above, provided that the Class UT-IO Interest shall be entitled to receive interest before any other interest in the Upper-Tier REMIC.

            On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper-Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.

                                  Class X REMIC

            The Class X REMIC shall issue the following classes of interests. The Class X Interest and the Class IO Interest shall each represent a regular interest in the Class X REMIC and the Class RX Certificates shall represent the sole class of residual interest in the Class X REMIC.

                                                                Class X REMIC
        Class X REMIC Designation        Interest Rate        Principal Amount
        -------------------------        -------------        ----------------
Class X Interest                           (1)                    (1)
Class IO Interest                          (2)                    (2)
Class RX Certificates                      (3)                    (3)

-----------------

(1) The Class X Interest has an initial principal balance equal to the initial principal balance of the Class UT-X Interest and is entitled to 100% of the interest and principal on the Class UT-X Interest on each Distribution Date.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date the Class IO Interest shall be entitled to receive 100% of the interest distributable on the Class UT-IO Interest.

(3) The Class RX Certificates do not have a principal balance or an interest rate.

                                The Certificates

     Class Designation      Class Pass-Through Rate  Class Certificate Balance
     -----------------      -----------------------  -------------------------
Class A-1(11)                      (1)                    $ 208,600,000
Class A-2a(11)                     (2)                    $ 337,200,000
Class A-2b(11)                     (3)                    $  68,250,000
Class A-2c(11)                     (4)                    $ 165,000,000
Class A-2d(11)                     (5)                    $  96,775,000
Class M-1(11)                      (6)                    $  12,609,000
Class M-2(11)                      (6)                    $  19,965,000
Class B-1(11)                      (6)                    $  18,389,000
Class B-2(11)                      (6)                    $   9,457,000
Class B-3(11)                      (6)                    $  21,016,000
Class B-4(11)                      (6)                    $  13,135,000
Class B-5(11)                      (6)                    $  19,965,000
Class X                            (7)                    $        0(8)
Class R                            (8)                    $        0(9)
Class RX                           (9)                             (10)

-----------------

(1) The Class A-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group I Cap and (iii) the WAC Cap.

(2) The Class A-2a Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and (iii) the WAC Cap.

(3) The Class A-2b Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and (iii) the WAC Cap.

(4) The Class A-2c Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and (iii) the WAC Cap.

(5) The Class A-2d Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (i) LIBOR plus the applicable Pass-Through Margin, (ii) the Loan Group II Cap and (iii) the WAC Cap.

(6) The Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the WAC Cap.

(7) The Class X Certificates will represent beneficial ownership of the Class X Interest, the Class IO Interest, the Interest Rate Swap Agreement, the right to receive Class IO Shortfalls and amounts in the Excess Reserve Fund Account and the Swap Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk CarryForward Amounts and amounts in the Swap Account subject to the obligation to make Net Swap Payments, Swap Termination Payments and Basis Risk CarryForward Amounts and, without duplication, Upper Tier CarryForward Amounts. For federal income tax purposes, the Securities Administrator will treat a Class X Certificateholder's obligation to make payments from the Excess Reserve Fund Account or the Swap Account as payments made under a notional principal contract between the Class X Certificateholders and the holder of each Class of LIBOR Certificates. Such rights of the Class X Certificateholders and LIBOR Certificateholders shall be treated as held in the Grantor Trust.

(8) The Class R Certificates do not have an interest rate or a principal balance.

(9) The Class RX Certificates do not have an interest rate or a principal balance.

(10) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper-Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account and the Swap Account in respect of any Basis Risk CarryForward Amounts and, without duplication, Upper Tier CarryForward Amounts. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section 8.13. For federal income tax purposes, any amount distributed on the LIBOR Certificates on any such Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Swap Account, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Swap Account, all pursuant to, and as further provided in, Section 8.13. For federal income tax purposes, the Securities Administrator will treat a LIBOR Certificateholder's right to receive payments from the Excess Reserve Fund Account or the Swap Account, subject to the obligation to pay Class IO Shortfalls, as rights and obligations under a notional principal contract between the Class X Certificateholders and the LIBOR Certificateholders.

            The minimum denomination for each Class of Certificates, other than the Class P, Class R, Class RX and the Class X Certificates, will be $25,000 with integral multiples of $1 in excess thereof. The minimum denomination for the Class P and the Class X Certificates will each be a 1% Percentage Interest in such Class. The Class R Certificate and the Class RX Certificate will each represent a 100% Percentage Interest in the related Class.

            It is expected that each Class of Certificates will receive its final distribution of principal and interest on or prior to the Final Scheduled Distribution Date.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...........      All Classes of Certificates other than
                                        the Physical Certificates.

Class A Certificates..............      Class A-1, Class A-2a, Class A-2b, Class
                                        A-2c and Class A-2d Certificates.

Class B Certificates..............      Class B-1, Class B-2, Class B-3, Class
                                        B-4 and Class B-5 Certificates.

Class M Certificates..............      Class M-1 and Class M-2 Certificates.

Delay Certificates................      None.

ERISA-Restricted Certificates.....      Residual, Class P and Class X
                                        Certificates; any certificate with a
                                        rating below the lowest applicable
                                        permitted rating under the Underwriters
                                        Exemption.

Non-Delay Certificates............      Class A, Class X and Subordinated
                                        Certificates.

LIBOR Certificates................      Class A and Subordinated Certificates.

Offered Certificates..............      LIBOR Certificates other than the Class
                                        A-1 Certificates.

Physical Certificates.............      Class P, Class X and Residual
                                        Certificates.

Private Certificates..............      Class A-1, Class P, Class X and
                                        Residual Certificates.

Rating Agencies...................      Moody's, Standard & Poor's and Fitch.

Regular Certificates..............      All Classes of Certificates other than
                                        the Class P and Residual Certificates.

Residual Certificates.............      Class R and Class RX Certificates.

Subordinated Certificates.........      Class M and Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

            Account: Any of the Collection Account, the Distribution Account, the Policy Payment Account, any Escrow Account, the Excess Reserve Fund Account or the Swap Account. Each Account shall be an Eligible Account.

            Accrued Certificate Interest or Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of LIBOR Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to
Section 4.02.

            Additional Disclosure Notification: A notification in the form of
Exhibit X.

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan.

            Adjusted Net Mortgage Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Rate less the Expense Fee Rate.

            Advance: Any P&I Advance or Servicing Advance.

            Advance Facility: A financing or other facility as described in
Section 12.07.

            Advancing Person: The Person to whom the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 12.07.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agent: With respect to the Sponsor, the Depositor or any Affiliate of either of them, a Person that acts for and on behalf of such Person.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in each Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

            Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Securities Administrator by the Depositor.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Securities Administrator (x) the sum of (i) all scheduled installments of interest (net of the related Expense
Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received by the Servicer on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received by the Servicer during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received by the Servicer during the related Prepayment Period together with all Compensating Interest, if applicable, thereon (excluding any Prepayment Charges); (iv) all Substitution Adjustment Amounts with respect to the substitutions of Mortgage Loans that occur with respect to such Distribution Date; (v) amounts received with respect to such Distribution Date as the Repurchase Price in respect of a Mortgage Loan repurchased with respect to such Distribution Date; (vi) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 11.01; and (vii) the Closing Date Deposit Amount; reduced by (y) amounts in reimbursement for Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer, the Depositor, the Master Servicer, the Securities Administrator or the Trustee are entitled to be paid or reimbursed pursuant to this Agreement.

            Balloon Loan: Any Mortgage Loan that requires only payments of interest until the stated maturity date of the Mortgage Loan or Scheduled Payments of principal which (not including the payment due on its stated maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Subordinated Amount, if any, for such Distribution Date.

            Basis Risk CarryForward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass- Through Rate for any Class of LIBOR Certificates is based upon a Loan Group Cap or the WAC Cap, the excess of (i) the Accrued Certificate Interest Distribution Amount such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to any Loan Group Cap or WAC Cap (that is, had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin on such Class of Certificates for such Distribution Date and the resulting amount being reduced by allocated Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls) over (ii) the Accrued Certificate Interest Distribution Amount received on such Distribution Date on such Class of Certificates at, with respect to each Class of Group I Class A Certificates, the lesser of the Loan Group I Cap or the WAC Cap, with respect to each Class of Group II Class A Certificates, the lesser of the Loan Group II Cap or the WAC Cap, and with respect to each other Class of LIBOR Certificates, the WAC Cap, as applicable, for such Distribution Date and (B) the Basis Risk CarryForward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through Margin for such Class of Certificates for such Distribution Date.

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk CarryForward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for (x) amounts paid from the Excess Reserve Fund Account to pay any Basis Risk CarryForward Amount or (y) any Defaulted Swap Termination Payment).

            Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of California, Delaware, Maryland, Minnesota, New York, North Carolina or Texas,
(b) a State in which the Servicer's servicing operations are located, or (c) the State in which the Securities Administrator's operations are located, are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Certificates executed by the Securities Administrator in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of Certificates, other than the Class X, Class P, Class R or Class RX Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinated Certificates, reduced by any Applied Realized Loss Amounts allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of the Unpaid Realized Loss Amount for such Class or Classes for such Distribution Date). The Class X, Class P, Class R and Class RX Certificates have no Certificate Balance.

            Certificate Insurance Policy: The Financial Guaranty Insurance Company Financial Guaranty Insurance Policy No. 07030039, issued by the Certificate Insurer for the benefit of the Class A Certificateholders, (a copy of which is attached hereto as Exhibit Z).

            Certificate Insurer: Financial Guaranty Insurance Company, a New York stock insurance company organized and created under the laws of the State of New York, and its successors in interest.

            Certificate Insurer Default: The existence and continuance of any of the following:

            (a) the Certificate Insurer shall have failed to make a required payment when due under the Certificate Insurance Policy in accordance with its terms;

            (b) the Certificate Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

            (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of property of the Certificate Insurer).

            Certificate Insurer Optional Parity Deficit Draw: The amount, if any, calculated in accordance with clause (b) of the definition of "Deficiency Amount".

            Certificate Insurer Premium Rate: With respect to each Mortgage Loan, a per annum rate payable in advance equal to 0.16%.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Sponsor, the Depositor or any Affiliate or Agent of any of them shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if the Sponsor (together with its Affiliates and Agents) or the Depositor (together with its Affiliates and Agents) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Sponsor, the Depositor or any such Agent or Affiliate in determining which Certificates are registered in the name of an Agent or Affiliate of the Sponsor or the Depositor.

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Certificate Group: The Group I Class A Certificates or the Group II Class A Certificates, as applicable.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Allocation Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows: (A) with respect to the Group I Class A Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (B) with respect to the Group II Class A Certificates, a fraction, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (x) 66.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,253,907.

            Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1".

            Class A-2a Certificates: All Certificates bearing the class designation of "Class A-2a".

            Class A-2b Certificates: All Certificates bearing the class designation of "Class A-2b".

            Class A-2c Certificates: All Certificates bearing the class designation of "Class A-2c".

            Class A-2d Certificates: All Certificates bearing the class designation of "Class A-2d".

            Class B Certificates: As specified in the Preliminary Statement.

            Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1".

            Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), and (D) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 76.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,253,907.

            Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2".

            Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), and (E) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 78.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,253,907.

            Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3".

            Class B-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date) and (F) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 82.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,253,907.

            Class B-4 Certificates: All Certificates bearing the class designation of "Class B-4".

            Class B-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount for such Distribution Date) and (G) the Class Certificate Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 84.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,253,907.

            Class B-5 Certificates: All Certificates bearing the class designation of "Class B-5".

            Class B-5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for such Distribution Date), (F) the Class Certificate Balance of the Class B-3 Certificates Distribution Date (after taking into account the distribution of the Class B-3 Principal Distribution Amount for such Distribution Date), (G) the Class Certificate Balance of the Class B-4 Certificates Distribution Date (after taking into account the distribution of the Class B-4 Principal Distribution Amount for such Distribution Date) and (H) the Class Certificate Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 88.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,253,907.

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class IO Interest: As specified in the Preliminary Statement.

            Class IO Shortfalls: As defined in Section 8.13. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class X Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class X Interest (prior to any reduction for Basis Risk Payments or Defaulted Swap Termination Payments) from Available Funds on such Distribution Date, all as further provided in Section 8.13.

            Class LT-R Interest: The residual interest in the Lower-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class M Certificates: As specified in the Preliminary Statement.

            Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1".

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 69.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,253,907.

            Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2".

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 72.90% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over $5,253,907.

            Class P Certificates: All Certificates bearing the class designation of "Class P".

            Class PT1-R Interest: The residual interest in Pooling-Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

            Class PT2-R Interest: The residual interest in Pooling-Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

            Class R Certificates: All Certificates bearing the class designation of "Class R".

            Class RX Certificates: All Certificates bearing the class designation of "Class RX".

            Class UT-IO Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-R Interest: The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-X Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class X Certificates: All Certificates bearing the class designation of "Class X".

            Class X Distributable Amount: On any Distribution Date, the sum of
(i) as a distribution in respect of interest, the amount of interest that has accrued on the Class UT-X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal balance of the Class UT-X Interest which is distributable as a Subordination Reduction Amount, minus (iii) any amounts paid from the Excess Reserve Fund Account to pay Basis Risk CarryForward Amounts, and any Defaulted Swap Termination Payment payable from Available Funds to the Swap Provider.

            Class X Interest: The regular interest in the Class X REMIC represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Class X REMIC: As defined in the Preliminary Statement.

            Class X REMIC Regular Interest: Each of the Class X Interest and Class IO Interest issued by the Class X REMIC.

            Closing Date: June 20, 2007.

            Closing Date Deposit Amount: $538.26 (all of which is allocable to principal) deposited by the Depositor into the Distribution Account on the Closing Date. $255.24 of the Closing Date Deposit Amount shall be attributable to the Group I Mortgage Loans and $283.02 of the Closing Date Deposit Amount shall be attributable to the Group II Mortgage Loans.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: As defined in Section 3.10(a).

            Combined Loan to Value Ratio or CLTV: As of any date and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan and
(ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value of the related Mortgaged Property of the related Mortgaged Property as of the origination of the Second Lien Mortgage Loan.

            Commission: The United States Securities and Exchange Commission.

            Compensating Interest: For any Distribution Date and the Servicer, the lesser of (a) the amount by which the Prepayment Interest Shortfall resulting from Principal Prepayments in Full (excluding any Principal Prepayments in Full made upon liquidation of any Mortgage Loan) exceeds all Prepayment Interest Excesses for such Distribution Date on the Mortgage Loans serviced by the Servicer and (b) the amount of the aggregate Servicing Fee paid to or retained by the Servicer for such Distribution Date.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Corporate Trust Office: With respect to the Securities Administrator, the principal office of the Securities Administrator at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager MSAC 2007-NC4 (or, for the purposes of the registration of transfers or exchanges of Certificates, as set forth in Section 5.06), or such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders. The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Trust Administration-MS07C4, facsimile no. (714) 247-6483, and which is the address to which notices to and correspondence with the Trustee should be directed.

            Corresponding Actual Crossover Distribution Date: For each Pooling-Tier REMIC-2 IO Interest, the related Corresponding Scheduled Crossover Distribution Date, unless on such date two times the aggregate Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is less than the scheduled swap notional amount (taking into account the use of the multiplier, if applicable) of the Interest Rate Swap Agreement applicable for such Distribution Date, in which case the Corresponding Actual Crossover Distribution Date for such Pooling-Tier REMIC-2 IO Interest shall be the first Distribution Date thereafter on which two times the aggregate of the Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is greater than or equal to the scheduled swap notional amount (taking into account the use of the multiplier) of the Interest Rate Swap Agreement.

            Corresponding Class: The class of interests in the Lower-Tier REMIC or Upper-Tier REMIC that corresponds to the class of interests in the other such REMIC or to a Class of Certificates in the manner set out below:

       Corresponding           Corresponding Upper-Tier        Corresponding
Lower-Tier Class Designation       Regular Interest        Class of Certificates
----------------------------       ----------------        ---------------------
  Class LT-A-1                     Class A-1                 Class A-1
  Class LT-A-2a                    Class A-2a                Class A-2a
  Class LT-A-2b                    Class A-2b                Class A-2b
  Class LT-A-2c                    Class A-2c                Class A-2c
  Class LT-A-2d                    Class A-2d                Class A-2d
  Class LT-M-1                     Class M-1                 Class M-1
  Class LT-M-2                     Class M-2                 Class M-2
  Class LT-B-1                     Class B-1                 Class B-1
  Class LT-B-2                     Class B-2                 Class B-2
  Class LT-B-3                     Class B-3                 Class B-3
  Class LT-B-4                     Class B-4                 Class B-4
  Class LT-B-5                     Class B-5                 Class B-5

            Corresponding Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Corresponding Pooling-Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

            Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling-Tier REMIC-2 IO Interest.

            Cumulative Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date through the last day of the related Prepayment Period and the denominator of which is the Cut-off Date Pool Principal Balance of the Mortgage Loans.

            Cumulative Loss Trigger Event: With respect to any Distribution Date, a Cumulative Loss Trigger Event exists if the Cumulative Loss Percentage exceeds the applicable Cumulative Loss Percentages set forth below with respect to such Distribution Date:

   Distribution Date Occurring In                          Cumulative Loss Percentage
   ------------------------------                          --------------------------
June 2009 through May 2010            1.900% for the first month, plus an additional 1/12th of 2.350% for each month thereafter (e.g., 3.075% in December 2009)

June 2010 through May 2011            4.250% for the first month, plus an additional 1/12th of 2.350% for each month thereafter (e.g., 5.425% in December 2010)

June 2011 through  May 2012           6.600% for the first month, plus an additional 1/12th of 1.900% for each month thereafter (e.g., 7.550% in December 2011)

June 2012 through May 2013            8.500% for the first month, plus an additional 1/12th of 1.000% for each month thereafter (e.g., 9.000% in December 2012)

June 2013 and thereafter              9.500%

            Custodial File: With respect to each Mortgage Loan, the file retained by the Trustee, consisting of items (a) - (h) as listed on Exhibit K hereto.

            Cut-off Date: May 1, 2007.

            Cut-off Date Pool Principal Balance: The aggregate of the Cut-off Date Principal Balances of all Mortgage Loans, plus the portion of the Closing Date Deposit Amount allocable to principal.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on or prior to that date, whether or not received).

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the Defaulting Party (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement )) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Deficiency Amount: With respect to each Class of Class A Certificates, an amount, if any, equal to (a) for any Distribution Date prior to the Final Scheduled Distribution Date, the excess, if any, of the Accrued Certificate Interest for such Class of Class A Certificates on such Distribution Date over all amounts available (including, without limitation, from Available Funds and any Net Swap Receipts received under the Interest Rate Swap Agreement) to pay Accrued Certificate Interest for such Class of Class A Certificates on such Distribution Date in accordance with the priority of payments set forth in Sections 4.02 and 4.06, (b) on any Distribution Date after the date that the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero, at the sole option and discretion of the Certificate Insurer, an amount equal to the excess, if any, of (i) the aggregate Class Certificate Balances of the Class A Certificates on that Distribution Date (after giving effect to all payments of principal on that Distribution Date) over (ii) the aggregate Stated Principal Balance of the Mortgage Loans on that Distribution Date and (c) on the Final Scheduled Distribution Date, the sum of (i) the amount set forth in clause (a) above and (ii) the amount equal to the outstanding Class Certificate Balance of such Class of Class A Certificates on the Final Scheduled Distribution Date, after giving effect to the payment of all amounts actually available to be paid on the Class A Certificates on the Final Scheduled Distribution Date from all sources other than the Certificate Insurance Policy.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Delay Certificates: As specified in the Preliminary Statement.

            Deleted Mortgage Loan: A Mortgage Loan that is removed from the Trust pursuant to the terms of this Agreement or the Representation and Warranties Agreement.

            Delinquency Loss Trigger Event: With respect to any Distribution Date, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans (including Mortgage Loans in foreclosure and Mortgage Loans related to REO Property) and (y) (1) until the aggregate Class Certificate Balance of the Class A Certificates have been reduced to zero, the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 48.00% of the prior period's Senior Enhancement Percentage.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: Morgan Stanley ABS Capital I Inc., a Delaware corporation, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Securities Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "F1+" by Fitch and "A-1" by Standard & Poor's (to the extent they are Rating Agencies hereunder).

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to each Distribution Date, the 15th day (or if such day is not a Business Day, the immediately preceding Business
Day) of the calendar month in which such Distribution Date occurs.

            Distribution Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.07(d) in the name of the Securities Administrator for the benefit of the Certificateholders and the Certificate Insurer and designated "Wells Fargo Bank, National Association in trust for registered Holders of Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 Mortgage Pass-Through Certificates, Series 2007-NC4." Funds in the Distribution Account shall be held in trust for the Certificateholders and the Certificate Insurer for the uses and purposes set forth in this Agreement.

            Distribution Account Deposit Date: As to any Distribution Date, 12:00 noon New York City time on the second Business Day immediately preceding such Distribution Date.

            Distribution Date: With the exception of the first Distribution Date, the 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day. The first Distribution Date will be June 29, 2007.

            Document Certification and Exception Report: The report attached to Exhibit F hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution (provided, however, that following a downgrade, withdrawal, or suspension of such Eligible Institution's Standard & Poor's rating below the levels set forth in definition of "Eligible Institution" with respect to any Eligible Account, the applicable Eligible Institution shall either (x) obtain a guaranty from a guarantor which satisfies the S&P requirements set forth in such definition, or (y) transfer any such Eligible Account to one or more segregated trust accounts in the trust department of an institution which satisfies the definition of "Eligible Institution", in either case, as promptly as practicable (and in any case within not more than 60 calendar days with respect to the Excess Reserve Fund Account or the Swap Account, or 30 calendar days with respect to each other Account)) (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency and the Certificate Insurer. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator. Each Eligible Account shall be a separate account.

            Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer and the Securities Administrator) (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2007-5, 72 Fed. Reg. 13130 (2007) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

            Escrow Payments: As defined in Section 3.09(b).

            Event of Default: As defined in Section 7.01.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Sections 3.07(b) and 3.07(c) in the name of the Securities Administrator for the benefit of the Regular Certificateholders and designated "Wells Fargo Bank, National Association, in trust for registered Holders of Morgan Stanley ABS Capital I Inc. Trust 2007-NC4, Mortgage Pass-Through Certificates, Series 2007-NC4." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Excess Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the Subordinated Amount on such Distribution Date over (b) the Specified Subordinated Amount for such Distribution Date.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Expense Fee Rate: As to each Mortgage Loan, a per-annum rate equal to the sum of the Servicing Fee Rate and the Master Servicer Fee Rate.

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee, the Master Servicer Fee and any lender-paid primary mortgage insurance fee, if applicable.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Subordination Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than any Mortgage Loan or REO Property purchased by the Sponsor or the Depositor, as applicable, as contemplated by this Agreement), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date in May 2037.

            First Lien Mortgage Loan: A Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

            Fitch: Fitch, Inc., and its successors in interest. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 12.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - Morgan Stanley ABS Capital I Inc. Trust 2007-NC4, or such other address as Fitch may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicer.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1972, as amended, or any successor thereto.

            Grantor Trust: As described in the Preliminary Statement.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Rate.

            Group I Class A Certificates: The Class A-1 Certificates.

            Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

            Group II Class A Certificates: The Class A-2a Certificates, the Class A-2b Certificates, the Class A-2c Certificates and the Class A-2d Certificates, collectively.

            Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

            Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

            Insurance Agreement: The Insurance and Indemnity Agreement, dated as of the Closing Date, among the Sponsor, the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Servicer and the Certificate Insurer, a copy of which is attached hereto as Exhibit AA.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Insured Amount: With respect to any Distribution Date and the Class A Certificates, means (1) any Deficiency Amount, and (2) any Preference Amount.

            Insured Certificateholder: With respect to a particular Class A Certificate, the Person, other than the Depositor, the Sponsor, the Swap Provider, the Master Servicer, the Securities Administrator, the Trustee, the Servicer, or any Subservicer retained by the Servicer or any Affiliate of any such Person, who, on the applicable Distribution Date, is entitled under the terms of such Class A Certificate to a distribution on such Class A Certificate.

            Interest Accrual Period: With respect to each Class of Non-Delay Certificates and the Corresponding Class of Lower-Tier Regular Interests and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date) and ending on the day immediately preceding the current Distribution Date. With respect to the Class LT-Accrual, Class LT Group-I, Class LT-Group II, Class LT-IO, Class UT-X, Class UT-IO, Class X and Class IO Interests and each Pooling-Tier REMIC-1 Regular Interest and Pooling-Tier REMIC-2 Regular Interest and any Distribution Date, the calendar month preceding such Distribution Date. For purposes of computing interest accruals on each Class of Non-Delay Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Rate is adjusted.

            Interest Rate Swap Agreement: The interest rate swap agreement, dated as of the Closing Date, between the Swap Provider and the Securities Administrator (a copy of which is attached hereto as Exhibit T).

            Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans in a Loan Group, the portion of Available Funds attributable to interest received or advanced on such Mortgage Loans, net of the fees payable to the Servicer, the Trustee and the Master Servicer, and net of any Net Swap Payments and any Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider from Available Funds attributable to such Loan Group with respect to that Distribution Date.

            Investment Account: As defined in Section 3.12(a).

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

            Investor-Based Exemption: Any of Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), or any comparable exemption available under Similar Law.

            Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

            Late Payment Rate: The lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2.00%, and (ii) the then applicable highest rate of interest on the Class A Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates as determined by the Certificate Insurer, in any case computed on the basis of the actual number of days elapsed over a year consisting of 360 days.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Reuters Page LIBOR01, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator and the Certificate Insurer (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which either (a) was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified to the Securities Administrator that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property, or (b) is a Second Lien Mortgage Loan (1) that is delinquent 180 days or longer, (2) for which the related first lien mortgage loan is not a Mortgage Loan, and (3) as to which the Servicer has certified to the Master Servicer that it does not believe there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Second Lien Mortgage Loan.

            Liquidation Proceeds: Cash received in connection with the liquidation of a Liquidated Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

            Loan Group: The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

            Loan Group Cap: The Loan Group I Cap or the Loan Group II Cap, as applicable.

            Loan Group I Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group I Mortgage Loans minus the Swap Payment Rate and, solely with respect to the Class A Certificates, the Certificate Insurer Premium Rate, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and the first Distribution Date, the Loan Group I Cap shall be reduced by a fraction, the numerator of which is the portion of the Closing Date Deposit Amount allocable to the Group I Mortgage Loans and the denominator of which is the portion of the Cut-off Date Pool Principal Balance relating to the Group I Mortgage Loans.

            Loan Group II Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans minus the Swap Payment Rate and, solely with respect to the Class A Certificates, the Certificate Insurer Premium Rate, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and the first Distribution Date, the Loan Group II Cap shall be reduced by a fraction, the numerator of which is the portion of the Closing Date Deposit Amount allocable to the Group II Mortgage Loans and the denominator of which is the portion of the Cut-off Date Pool Principal Balance relating to the Group II Mortgage Loans.

            Loan-to-Value Ratio or LTV: With respect to any First Lien Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the First Lien Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination, and (b) if the First Lien Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower-Tier Interest Rate: As described in the Preliminary Statement.

            Lower-Tier Principal Amount: As described in the Preliminary Statement.

            Lower-Tier Regular Interest: Each of the Class LT-A-1, Class LT-A-2a, Class LT-A-2b, Class LT-A-2c, Class LT-A-2d, Class LT-M-1, Class LT-M-2, Class LT-B-1, Class LT-B-2, Class LT-B-3, Class LT-B-4, Class LT-B-5, Class LT-IO, Class LT-Group I, Class LT-Group II and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower-Tier REMIC: As described in the Preliminary Statement.

            Master Servicer: Wells Fargo, and if a successor master servicer is appointed hereunder, such successor.

            Master Servicer Event of Default: As defined in Section 9.04.

            Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the related Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the day immediately preceding the first day of the related Due Period (or as of the Closing Date in the case of the first Distribution Date) or, in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

            Master Servicing Fee Rate: With respect to any Mortgage Loan, a per annum rate equal to 0.012%.

            Master Servicer Float Period: With respect to the Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

            Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

            Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Mortgage Loan Schedule and in the related Mortgage Note and (ii) is the maximum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be increased during the lifetime of such Adjustable Rate Mortgage Loan.

            Modified Mortgage Loan: Any Mortgage Loan the terms of which have been modified pursuant to Section 3.01(c).

            MERS: Mortgage Electronic Registration System, Inc.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Original Loan Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Original Loan Seller, in accordance with MERS Procedure Manual and (b) the Original Loan Seller has designated or will designate the Trustee as the Investor on the MERS(R) System.

            MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that (i) is set forth on the Mortgage Loan Schedule and in the related Mortgage Note and (ii) is the minimum interest rate to which the Mortgage Rate on such Adjustable Rate Mortgage Loan may be decreased during the lifetime of such Adjustable Rate Mortgage Loan.

            Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.03.

            Moody's: Moody's Investors Service, Inc., and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b), the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicer.

            Morgan Stanley: Morgan Stanley, a Delaware corporation.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Charges, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

            Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Master Servicer and referred to on Schedule I, such schedule setting forth information with respect to each Mortgage Loan, including: (1) the Mortgage Loan number; (2) the city, state and zip code of the Mortgaged Property; (3) the number and type of residential units constituting the Mortgaged Property; (4) the current Mortgage Rate; (5) the current net Mortgage Rate; (6) the current Scheduled Payment; (7) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut off Date after deduction of payments of principal due on or before the Cut off Date whether or not collected; (11) with respect to each Adjustable Rate Mortgage Loan, the next Interest Rate Adjustment Date; (12) with respect to each Adjustable Rate Mortgage Loan, the lifetime Mortgage Interest Rate Cap; (13) whether the Mortgage Loan is convertible or not; (14) the Servicing Fee; (15) whether such Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan; (16) the date such Mortgage Loan was acquired from the Original Loan Seller by the Sponsor, (17) whether such Mortgage Loan provides for a Prepayment Charge as well as the term and amount of such Prepayment Charge, if any; (18) with respect to each First Lien Mortgage Loan, the LTV at origination, and with respect to each Second Lien Mortgage Loan, the CLTV at origination; (19) the applicable Servicer's name; and (20) the date on which servicing of the Mortgage Loan was transferred to the applicable Servicer. The Master Servicer, upon request, shall provide a copy of the Mortgage Loan Schedule, and any amendments, supplements or modifications thereto, to the Trustee promptly upon receipt of such request.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Rate: The annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time in the case of an Adjustable Rate Mortgage Loan.

            Mortgage Rate Caps: With respect to an Adjustable Rate Mortgage Loan, the Periodic Mortgage Rate Cap, the Maximum Mortgage Rate, and the Minimum Mortgage Rate for such Mortgage Loan.

            Mortgaged Property: With respect to each Mortgage Loan, the real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by the related Mortgage Note.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Net Monthly Excess Cash Flow: For any Distribution Date the portion of Available Funds remaining for distribution pursuant to subsection 4.02(a)(iii)(before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the sum of (i) all Prepayment Interest Excesses for such Distribution Date and (ii) Compensating Interest payments made with respect to such Distribution Date.

            Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) payable by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            NIM Issuer: The entity established as the issuer of the NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by one or more Rating Agencies.

            NIM Trustee: The trustee for the NIM Securities.

            90+ Day Delinquent Mortgage Loan: (i) Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more delinquent, including, without limitation, such Mortgage Loans that are subject to bankruptcy proceedings, and
(ii) each REO Property.

            NMWHFIT: A "Non-Mortgage Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(12) or successor provisions.

            Non-Delay Certificates: As specified in the Preliminary Statement.

            Non-Permitted Transferee: A Person other than a Permitted
Transferee.

            Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds, or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in accordance with Accepted Servicing Practices, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 11.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by an officer of the Servicer or Subservicer with responsibility for the servicing of the Mortgage Loans required to be serviced by the Servicer or Subservicer and listed on a list delivered to the Master Servicer and the Certificate Insurer pursuant to this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer or a Subservicer, reasonably acceptable to the Trustee, the Certificate Insurer and/or the Securities Administrator, as applicable (and/or such other Persons as may be set forth herein), provided that any Opinion of Counsel relating to (a) qualification of any Trust REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an Affiliate thereof and (iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 5% or less of the Cut-off Date Pool Principal Balance.

            Original Loan Seller: Collectively, New Century Mortgage Corporation and its affiliates, NC Capital Corporation, New Century Credit Corporation, Home123 Corporation and NC Asset Holding, L.P. and their successors in interest.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (i) Certificates theretofore canceled by the Securities
            Administrator or delivered to the Securities Administrator for cancellation; and

                  (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

            Pass-Through Margin: With respect to each Class of LIBOR Certificates (except as set forth in the following sentence), the following percentages: Class A-1 Certificates, 0.1700%; Class A-2a Certificates, 0.0800%; Class A-2b Certificates, 0.1200%; Class A-2c Certificates, 0.1700%; Class A-2d Certificates, 0.2500%; Class M-1 Certificates, 0.7000%; Class M-2 Certificates, 1.0000%; Class B-1 Certificates, 1.7500%; Class B-2 Certificates, 2.0000%; Class B-3 Certificates, 2.0000%; Class B-4 Certificates 2.0000% and Class B-5 Certificates 2.0000%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to: Class A-1 Certificates, 0.3400%; Class A-2a Certificates, 0.1600%; Class A-2b Certificates, 0.2400%; Class A-2c Certificates, 0.3400%; Class A-2d Certificates, 0.5000%; Class M-1 Certificates, 1.0500%; Class M-2 Certificates, 1.5000%; Class B-1 Certificates, 2.6250%; Class B-2 Certificates, 3.0000%; Class B-3 Certificates, 3.0000%; Class B-4 Certificates, 3.0000% and Class B-5 Certificates 3.0000%.

            Pass-Through Rate: For each Class of Regular Certificates, each Pooling-Tier REMIC-1 Regular Interest, each Pooling-Tier REMIC-2 Regular Interest, each Lower-Tier Regular Interest, each Upper-Tier Regular Interest, and each Class X REMIC Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            PCAOB: The Public Company Accounting Oversight Board.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Periodic Mortgage Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the periodic limit on each Mortgage Rate adjustment as set forth in the related Mortgage Note.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Securities Administrator or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers" acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers" acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated "P-1" by Moody's, "F1+" by Fitch and "A-1+" by Standard & Poor's (to the extent they are Rating Agencies hereunder and are so rated by such Rating Agency);

                  (iii) repurchase obligations with respect to any security
            described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds advised by the Depositor, the Securities Administrator or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" by Standard & Poor's and at least "AA" by Fitch (to the extent they are Rating Agencies hereunder and such funds are so rated by such Rating Agency); and

                  (vii) if previously confirmed in writing to the Securities
            Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty of such Person or any other U.S. Person, or a U.S. Person treated as a partnership for U.S. federal income tax purposes, any direct or indirect beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7721 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Policy Payment Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 4.07(c) in the name of the Securities Administrator for the benefit of the Class A Certificateholders and the Certificate Insurer and designated "Wells Fargo Bank, National Association in trust for Financial Guaranty Insurance Company and the registered holders of Morgan Stanley ABS Capital I Inc. Trust 2007-NC4, Mortgage Pass Through Certificates, Series 2007-NC4, Class A Certificates".

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Pooling-Tier Interest Rate: As specified in the Preliminary
Statement.

            Pooling-Tier REMIC-1: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Loan Group I WAC Rate: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates for each such Mortgage Loan then in effect on the beginning of the related Due Period on the Group I Mortgage Loans, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and the first Distribution Date, the Pooling-Tier REMIC-1 Loan Group I WAC Rate shall be reduced by a fraction, the numerator of which is the portion of the Closing Date Deposit Amount allocable to the Group I Mortgage Loans and the denominator of which is the portion of the Cut-off Date Pool Principal Balance relating to the Group I Mortgage Loans.

            Pooling-Tier REMIC-1 Loan Group II WAC Rate: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates for each such Mortgage Loan then in effect on the beginning of the related Due Period on the Group II Mortgage Loans, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and the first Distribution Date, the Pooling-Tier REMIC-1 Loan Group II WAC Rate shall be reduced by a fraction, the numerator of which is the portion of the Closing Date Deposit Amount allocable to the Group II Mortgage Loans and the denominator of which is the portion of the Cut-off Date Pool Principal Balance relating to the Group II Mortgage Loans.

            Pooling-Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 IO Interest: Any of the Pooling-Tier REMIC-2 Regular Interests with the designation "IO" in its name.

            Pooling-Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

            Preference Amount: Any portion or all of any amount that is insured under the Certificate Insurance Policy that was previously paid to a Class A Certificateholder which is recovered from such Class A Certificateholder as a voidable preference by the trustee in bankruptcy pursuant to the United States Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding.

            Premium: With respect to each Distribution Date, the premium payable in accordance with the Certificate Insurance Policy, in an amount equal to one-twelfth of the product of (i) the Certificate Insurer Premium Rate and (ii) the aggregate Class Certificate Balance of the Class A Certificates (prior to giving effect to any distribution of principal to be made on such Distribution
Date), calculated on the basis of a 360-day year and the number of days elapsed in the applicable Interest Accrual Period.

            Prepayment Charge: Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note.

            Prepayment Interest Excess: With respect to any Distribution Date, any interest collected by the Servicer with respect to any Mortgage Loan serviced by the Servicer as to which a Principal Prepayment in Full occurs from the 1st day of the month through the 15th day of the month in which such Distribution Date occurs and that represents interest that accrues from the 1st day of such month to the date of such Principal Prepayment in Full.

            Prepayment Interest Shortfall: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was during the portion of the Prepayment Period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or from the day following the Cut-off Date, in the case of the first Distribution Date) through the last day of such month, the subject of a Principal Prepayment which is not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the Due Date in the following month and which was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period begins.

            Prepayment Period: With respect to any Distribution Date and the Servicer, the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received by the Servicer in advance of its scheduled Due Date, excluding any Prepayment Charge thereon.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date, and all Principal Prepayments received during the related Prepayment Period; (ii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicer during the related Prepayment Period; (iii) the portion of the Repurchase Price allocable to principal with respect to each Mortgage Loan repurchased with respect to such Distribution Date; (iv) all Substitution Adjustment Amounts allocable to principal received in connection with the substitutions of Mortgage Loans with respect to such Distribution Date;
(v) with respect to the Distribution Date in June 2007 only, the portion of the Closing Date Deposit Amount allocable to principal; and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 11.01 (to the extent such proceeds relate to principal).

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated June 19, 2007, relating to the Offered Certificates.

            PTCE 95-60: As defined in Section 5.02(b).

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 12.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicer.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificate, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 72 Fed. Reg. 1,506-1,631 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Reimbursement Amount: As of any Distribution Date, the sum of (i) all Insured Amounts previously received by the Securities Administrator previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to Sections 4.02 or 4.06 plus (ii) interest accrued on each such Insured Amount not previously repaid calculated at the Late Payment Rate from the date the Securities Administrator received the related Insured Amounts paid by the Certificate Insurer to the date of repayment to the Certificate Insurer.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Date: With respect to any Distribution Date, the 21st day (or if such day is a Saturday, then the first Business Day immediately preceding that day, or if such day is a Sunday or otherwise not a Business Day, then the immediately following Business Day) of the month of each related Distribution Date.

            REO Disposition: The final sale by the Servicer of any REO Property.

            REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

            REO Mortgage Loan: A Mortgage Loan where title to the related Mortgaged Property has been obtained by the Servicer in the name of the Trustee on behalf of the Certificateholders.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Replacement Swap Provider Payment: Any payments that have been received by the Trust as a result of entering into a replacement interest rate swap agreement.

            Reportable Event: As defined in Section 8.12(f).

            Representations and Warranties Agreement: The Representations and Warranties Agreement, dated as of the Closing Date, between the Depositor and the Sponsor, a copy of which is attached hereto as Exhibit Y.

            Repurchase Price: With respect to any Mortgage Loan repurchased by the Depositor or the Sponsor, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Rate from the last date through which interest has been paid and distributed to the Securities Administrator to the date of repurchase, (iii) all unreimbursed Servicing Advances, (iv) all costs and expenses incurred by the Master Servicer or the Trustee, as the case may be, arising out of or based upon a breach or defect, including without limitation, costs and expenses relating to the Master Servicer's or the Trustee's enforcement of the repurchase obligation of the Depositor or the Sponsor hereunder or under the Representations and Warranties Agreement, and (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit J.

            Reuters Page LIBOR01: The display page currently so designated on the Reuters 3000 Xtra Service (or such other page as may replace that page on that service or any successor service for the purpose of displaying comparable rates or prices).

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, the Securities Administrator, the Master Servicer, any managing director, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate, or any other officer of the Trustee, the Securities Administrator or the Master Servicer customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Rule 144A Letter: As defined in Section 5.02(b).

            Sarbanes Certification: As defined in Section 8.12(c).

            Saxon: Saxon Mortgage Services, Inc., a Texas corporation, and its successors in interest.

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Securities Administrator: Wells Fargo Bank, National Association, and its successors in interest, if any, and, if a successor securities administrator is appointed hereunder, such successor.

            Securities Administrator Information: As defined in Section 8.12(d).

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Subordinated Amount, in each case after taking into account the distribution of the Principal Distribution Amount, including any principal payments on those Classes of Certificates from the Swap Account, on that Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 33.30%.

            Servicer: Saxon, and if a successor Servicer to any is appointed hereunder, such successor. When the term "Servicer" is used in this Agreement in connection with the administration of servicing obligations with respect to any Mortgage Loan, Mortgaged Property, REO Property or Mortgage File, "Servicer" shall mean the Person identified as the Servicer of such Mortgage Loan on the Mortgage Loan Schedule.

            Servicer Remittance Report: As defined in Section 4.03(e).

            Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property,
(ii) any enforcement, administrative or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management and liquidation of any REO Property (including, reasonable fees paid to any independent contractor in connection therewith) and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15. The Servicing Advances shall also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. No Servicer shall be required to make any Nonrecoverable Servicing Advances.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit P hereto. .

            Servicing Fee: With respect to each Mortgage Loan serviced by the Servicer and for any calendar month, an amount equal to one month's interest at the Servicing Fee Rate on the applicable Stated Principal Balance of such Mortgage Loan as of the close of business on the day immediately preceding the first day of the related Due Period. Such fee shall be payable monthly, solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

            Servicing Function Participant: As defined in Section 3.23(a).

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Servicing Transfer Date: With respect to each Mortgage Loan, the date on which servicing of such Mortgage Loan was transferred to the Servicer (as set forth in the Mortgage Loan Schedule).

            Significant Change to a Permitted Activity: With respect to any amendment or other instrument entered into pursuant to Section 12.01, a change to the activities of the Trust that would significantly change its permitted activities and thus cause the Trust to cease to be a "qualifying special purpose entity" under accounting principles generally accepted in the United States. This definition shall be interpreted in a manner consistent with the requirements of Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, or any successor to that accounting standard, and any other relevant authoritative accounting literature, as such requirements are applicable from time to time.

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: (i) Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more delinquent, including, without limitation, such Mortgage Loans that are subject to bankruptcy proceedings, (ii) each Mortgage Loan in foreclosure and (iii) each REO Property.

            Specified Subordinated Amount: Prior to the Stepdown Date, an amount equal to 5.75% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 11.50% of the aggregated Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the Cut-off Date Pool Principal Balance; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the then aggregate Stated Principal Balance of the Mortgage Loans but will instead remain the same as the prior period's Specified Subordinated Amount until the Distribution Date on which a Trigger Event is no longer in effect. When the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

            Sponsor: Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, as seller of the Mortgage Loans to the Depositor.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group - Morgan Stanley ABS Capital I Inc. Trust 2007-NC4, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicer.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

            Startup Day: As defined in Section 2.05.

            Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

            Stepdown Date: The later to occur of (i) the earlier to occur of (a) the Distribution Date in June 2010 and (b) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans applied to reduce the Stated Principal Balances of the Mortgage Loans for the applicable Distribution Date but prior to any allocation of the Principal Distribution Amount and principal payments from the Swap Account to the Certificates on such Distribution Date) is greater than or equal to the Senior Specified Enhancement Percentage.

            Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by the Servicer, a Subservicer, the Securities Administrator or the Trustee, as applicable, that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

            Subordinated Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subordination Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Subordinated Amount applicable to such Distribution Date over (b) the Subordinated Amount applicable to such Distribution Date.

            Subordination Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Subordinated Amount and
(b) the Net Monthly Excess Cash Flow.

            Subsequent Recovery: With respect to any Mortgage Loan or related Mortgaged Property that became a Liquidated Mortgage Loan or was otherwise disposed of, all amounts received in respect of such Liquidated Mortgage Loan after an Applied Realized Loss Amount related to such Mortgage Loan or Mortgaged Property is allocated to reduce the Class Certificate Balance of any Class of Subordinated Certificates. Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

            Subservicing Account: As defined in Section 3.08.

            Subservicing Agreements: As defined in Section 3.02(a).

            Substitute Mortgage Loan: A Mortgage Loan substituted by the Depositor or the Sponsor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (a) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (b) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (c) have a Loan-to-Value Ratio or a Combined Loan-to-Value Ratio, as applicable, no higher than that of the Deleted Mortgage Loan; (d) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (e) comply with each applicable representation and warranty set forth in Section 2.03 and in the Representations and Warranties Agreement.

            Substitution Adjustment Amount: As defined in Section 2.03.

            Swap Account: As defined in Section 4.06.

            Swap Assets: Collectively, the Swap Account, the Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.06.

            Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the LIBOR Certificates divided by (b) 30.

            Swap Payment Allocation: For any Class of Certificates and any Distribution Date, that Class's pro rata share of the Net Swap Receipts, if any, for that Distribution Date, based on the Class Certificate Balances of the Classes of Certificates.

            Swap Payment Rate: For any Distribution Date, a fraction, the numerator of which is any Net Swap Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable from Available Funds to the Swap Provider for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

            Swap Provider: Morgan Stanley Capital Services Inc., a Delaware corporation, and its successors in interest.

            Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement); provided that a Swap Termination Payment shall not be paid from Available Funds to the extent already paid by a replacement swap provider as a Replacement Swap Provider Payment.

            Tax Matters Person: The Holder of the (i) Class R and (ii) Class RX Certificates designated as "tax matters person" of (i) Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, and (ii) the Class X REMIC, respectively, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section
301.6231(a)(7)-1.

            Tax Service Contract: As defined in Section 3.09(a).

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest on the Mortgage Loans received by the Servicer on or prior to the related Determination Date (other than Prepayment Interest Excesses) or advanced by the Servicer for the related Remittance Date (net of Expense Fees) over (ii) the sum of (A) the amounts payable to the Certificates and any premium payable to the Certificate Insurer pursuant to Section 4.02(a)(i) on such Distribution Date, (B) any Net Swap Payments to the Swap Provider, (C) any Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the Swap Provider from Available Funds and (D) any other amounts then payable or reimbursable to the Certificate Insurer.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trigger Event: Either a Cumulative Loss Trigger Event or a Delinquency Loss Trigger Event.

            Trust: The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all principal outstanding as the close of business on the Cut-off Date (after giving effect to payments of principal due on or prior to the Cut-off Date, whether or not received) and interest due and accrued on the Mortgage Loan after the Cut-off Date (or, if the Due Date for any Mortgage Loan is other than on the first day of the month, after the Due Date immediately preceding the Cut-off Date); (ii) the Collection Accounts, the Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Closing Date Deposit Amount; (v) the Swap Assets; (vi) the Depositor's rights under the Representations and Warranties Agreement; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Any of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC, or the Class X REMIC, as applicable.

            Trustee: Deutsche Bank National Trust Company, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

            Underwriters' Exemption: Any exemption listed under footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487
(2002), or any successor exemption.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Unpaid Realized Loss Amount: With respect to any Class of Subordinated Certificates and as to any Distribution Date, is the excess of (i) the Applied Realized Loss Amounts with respect to such Class over (ii) the sum of (a) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates, and (b) the amount by which the Class Certificate Balance of such Class has been increased due to the distribution of any Subsequent Recoveries on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such Class.

            Upper-Tier CarryForward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Upper-Tier Interest Rate for the Class of Corresponding Upper-Tier REMIC Regular Interest is based upon the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, the excess, if any, of (i) the amount of interest such Class of Upper-Tier Regular Interest would otherwise be entitled to receive on such Distribution Date had such Upper-Tier REMIC Regular Interest not been subject to the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, over (ii) the amount of interest payable on such Class of Upper-Tier Regular Interest on such Distribution Date taking into account the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate and (B) the Upper-Tier CarryForward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Upper-Tier Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate.

            Upper-Tier Interest Rate: As described in the Preliminary Statement.

            Upper-Tier Regular Interest: As described in the Preliminary Statement.

            Upper-Tier REMIC: As described in the Preliminary Statement.

            Upper-Tier REMIC Loan Group I Rate: As described in the Preliminary Statement.

            Upper-Tier REMIC Loan Group II Rate: As described in the Preliminary Statement.

            Upper-Tier REMIC WAC Rate: For any Distribution Date, the weighted average of the Lower-Tier Interest Rates on the Lower-Tier Regular Interests (other than the Class LT-IO Interest) as of the first day of the related Interest Accrual Period and, solely for the purposes of determining the Pass-Through Rates on the Class A Certificates, the Certificate Insurer Premium Rate, weighted on the basis of the Lower-Tier Principal Amounts of such Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates then in effect on the beginning of the related Due Period on the Mortgage Loans minus the Swap Payment Rate and, solely for the purposes of determining the Pass-Through Rates on the Class A Certificates, the Certificate Insurer Premium Rate, adjusted in each case to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. With respect to the first Due Period and the first Distribution Date only, the WAC Cap shall be reduced by a fraction, the numerator of which is the Closing Date Deposit Amount and the denominator of which is the Cut-off Date Pool Principal Balance.

            Wells Fargo: Wells Fargo Bank, National Association, a national banking association, and its successors in interest.

            WHFIT: A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

            WHFIT Regulations: Treasury Regulations Section 1.671-5, as amended.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders and the Certificate Insurer the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, unless the Trustee is advised in writing by the Depositor that state law does not so allow;

            (ii) the original of any guaranty executed in connection with the Mortgage Note, if any;

            (iii) the original Mortgage, or photocopy where an original is not required, with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If, in connection with any Mortgage Loan, the original Mortgage cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Depositor shall deliver or cause to be delivered to the Trustee a photocopy of such Mortgage certified by the Original Loan Seller or the Depositor, title company, escrow company or attorney, as applicable, to be a true and complete copy of such Mortgage and shall forward or cause to be forwarded to the Trustee such original recorded Mortgage within 14 days following the Depositor's receipt of such Mortgage from the applicable public recording office; or in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

            (v) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank, which may be included in a blanket assignment or assignments (except with respect to MERS Designated Mortgage Loans);

            (vi) the original, or photocopy where an original is not required, of all intervening assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon or a certified true copy of such intervening assignments of Mortgage submitted for recording, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of Mortgage, the Depositor shall deliver or cause to be delivered a photocopy of such intervening assignment, certified by the Original Loan Seller or the Depositor, title company, escrow company or attorney, as applicable, to be a true and complete copy of such intervening assignment and shall forward or cause to be forwarded to the Trustee such original recorded intervening assignment within 14 days following the Depositor's receipt of such from the applicable public recording office; or in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original mortgagee title insurance policy, a photocopy of the mortgage title insurance policy, or attorney's opinion of title and abstract of title, or, in the event such title policy is unavailable, a copy of the related policy binder or commitment for title from the title insurance company; and

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

            The Depositor shall cause to be delivered to the Trustee the applicable recorded document promptly upon receipt from the respective recording office.

            If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

            From time to time, the Depositor or the Servicer, as applicable, shall forward to the Trustee additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan in accordance with the terms of this Agreement upon receipt of such documents. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File".

            On or prior to the Closing Date, the Depositor shall deliver or cause the Sponsor to deliver to the Trustee Assignments of Mortgages, in blank, for each Mortgage Loan. The Depositor shall cause the Assignments of Mortgages and complete recording information to be provided to the Servicer in a reasonably acceptable manner. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Servicer of the complete recording information for a Mortgage, the Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Depositor and at no expense to the Trust Fund, the Trustee, the Servicer or the Certificate Insurer in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan (i) if the Trustee, each Rating Agency and the Certificate Insurer have received an Opinion of Counsel, satisfactory in form and substance to the Trustee, each Rating Agency and the Certificate Insurer to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note, (ii) if such Mortgage Loan is a MERS Designated Mortgage Loan or (iii) if the Rating Agencies have each notified the Depositor in writing that not recording any such Assignments of Mortgage would not cause the initial ratings on any LIBOR Certificates to be downgraded or withdrawn (without giving effect to the Certificate Insurance Policy); provided, however, that no Servicer shall be held responsible or liable for any loss that occurs because an Assignment of Mortgage was not recorded, but only to the extent the Servicer does not have prior knowledge of the act or omission that causes such loss. Unless the Depositor gives the Servicer notice to the contrary, the Depositor is deemed to have given the Servicer notice that the condition set forth in clause (iii) above is applicable. However, with respect to the Assignments of Mortgage referred to in clauses (i) and (ii) above, if foreclosure proceedings occur against a Mortgaged Property, the Servicer shall record such Assignment of Mortgage at the expense of the Depositor (and at no expense to the Servicer). If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to "Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement dated as of May 1, 2007, Morgan Stanley ABS Capital I Inc. Trust 2007-NC4." In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Depositor shall promptly cause to be delivered a substitute Assignment of Mortgage to cure such defect and thereafter cause each such assignment to be duly recorded.

            In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within one year following the date such Mortgage Loan was acquired by the Sponsor, and in the event that the Sponsor does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by the Sponsor pursuant to the Representations and Warranties Agreement at the price and in the manner specified in Representations and Warranties Agreement. The foregoing repurchase obligation shall not apply in the event that the Sponsor cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Sponsor shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Sponsor, confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Sponsor shall be deemed to have been satisfied upon delivery by the Sponsor to the Trustee prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            On or prior to the Closing Date, the Depositor shall deliver to the Trustee and the Certificate Insurer a copy of the Mortgage Loan Schedule in an electronic, machine readable medium in a form acceptable to the Trustee and the Certificate Insurer.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "MORGAN STANLEY ABS CAPITAL I INC. TRUST 2007-NC4" and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, the requirement that no Mortgage Loan be a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 be governed by the Georgia Fair Lending Act. The Trust's fiscal year is the calendar year.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans and the Representations and Warranties Agreement) pursuant to Section 2.01(a). The Securities Administrator on behalf of the Trust is hereby directed to enter into the Interest Rate Swap Agreement.

            (e) The Depositor shall use reasonable efforts to assist the Trustee in enforcing the obligations of the Sponsor under the Representations and Warranties Agreement.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee shall acknowledge, on the Closing Date, receipt by the Trustee of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer. The Trustee shall maintain possession of the related Mortgage Notes in the State of California unless otherwise permitted by the Rating Agencies. Furthermore, the Trustee solely in its capacity as trustee hereunder, and on behalf of the Trust, hereby assumes the obligations of the Depositor under the Representations and Warranties Agreement from and after the Closing Date and solely insofar as they relate to the Mortgage Loans.

            As provided above, in connection with the Closing Date, the Trustee shall be required to deliver via facsimile or electronically in .pdf format (with original to follow the next Business Day) to the Depositor, the Servicer and the Certificate Insurer an Initial Certification on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each applicable Mortgage Loan. The Trustee shall not be responsible to verify the validity, sufficiency, genuineness, perfection or priority of any document in any Custodial File.

            Within 90 days after the Closing Date, the Trustee shall, for the benefit of the Holders of the Certificates, ascertain that all documents identified in the Document Certification and Exception Report in the form attached hereto as Exhibit F, are in its possession, and shall deliver to the Depositor, the Servicer and the Certificate Insurer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, to the effect that, as to each applicable Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification):
(i) all documents identified in the Document Certification and Exception Report and required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (7) and (9) of the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information set forth in the Custodial File; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            Within 90 days after the Closing Date, the Servicer (for the benefit of the Holders of the Certificates, based solely on the list of MERS Designated Mortgage Loans and screen printouts from the MERS(R) System provided to the Servicer by the Original Loan Seller or the Depositor no later than 45 days after the Closing Date) shall confirm, on behalf of the Trust, that the Trustee is shown as the Investor with respect to each MERS Designated Mortgage Loan on such screen printouts. If the Trustee is not shown as the Investor with respect to any MERS Designated Mortgage Loans on such screen printouts, the Servicer shall promptly notify the Depositor of such fact, and the Depositor shall then either cure such defect or repurchase such Mortgage Loan in accordance with
Section 2.03.

            The Trustee shall retain possession and custody of the Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

            The Depositor shall use reasonable efforts to cause the Sponsor to deliver to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee, including but not limited to such documents as the title insurance policy and any other Mortgage Loan Documents upon return from the public recording office. The Depositor shall use reasonable efforts to cause the Sponsor to deliver such documents, at the Sponsor's expense, to the Servicer and in no event shall the Servicer be responsible for any expenses relating to such delivery obligation.

            Section 2.03 Representations and Warranties; Remedies for Breaches of Representations and Warranties with Respect to the Mortgage Loans. (a) Saxon hereby makes the representations and warranties set forth in Schedules II and II-A hereto to the Depositor, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee as of the dates set forth in such Schedules.

            (b) [Reserved]

            (c) [Reserved]

            (d) The Depositor hereby makes the representations and warranties set forth in Schedule III hereto to the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee as of the dates set forth in such Schedule.

            (e) It is understood and agreed by the parties hereto that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the parties to whom the representations and warranties were made notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the parties to this Agreement or the Certificate Insurer of a breach of any of the foregoing representations and warranties that materially and adversely affect the value of any Mortgage Loan or the interest of the Trustee, the Certificate Insurer or the Certificateholders therein, the party discovering such breach shall give prompt written notice to the other parties hereto.

            (f) Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Depositor under this Agreement that materially and adversely affects the value of any Mortgage Loan or the interests of the Trustee, the Certificate Insurer or the Certificateholders therein, the party discovering such breach shall give prompt written notice thereof to the other applicable parties (including, without limitation, the Depositor, the Securities Administrator and the Trustee).

            (g) Within 60 days of the earlier of either discovery by or notice to the Depositor of any breach of a representation or warranty set forth on
Schedule III hereto that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee, the Certificate Insurer or the Certificateholders therein, the Depositor shall use its best efforts to promptly cure such breach in all material respects and, if such defect or breach cannot be remedied, the Depositor shall purchase such Mortgage Loan at the Repurchase Price or, if permitted hereunder, substitute a Substitute Mortgage Loan for such Mortgage Loan.

            (h) [Reserved]

            (i) In the event any Mortgage Loan does not conform to the requirements as determined in the Trustee's review of the related Custodial File, the Trustee shall notify the Certificate Insurer, the Servicer and the Depositor by delivery of the certification of the Trustee required by Section
2.02 to such parties, which shall be a request that the Depositor correct or cure, or cause to be corrected or cured such defect. If such defect cannot be cured, the Depositor shall cause the Sponsor to repurchase the Mortgage Loan (a "Deleted Mortgage Loan") at the Repurchase Price or, if permitted hereunder, substitute a Substitute Mortgage Loan for such Mortgage Loan.

            (j) [Reserved]

            (k) [Reserved]

            (l) Based upon information provided by the Depositor or the Original Loan Seller, as applicable, the Servicer shall include information regarding the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans in its Servicer Remittance Report delivered to the Master Servicer pursuant to Section 4.03(e) (with copies to the Trustee) for the Determination Date immediately following the receipt of such information, to the extent such information is required to be included in the Servicer Remittance Report. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and, if the substitution is made by the Sponsor or the Depositor, as applicable, the Sponsor or the Depositor, as applicable, shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to the Representations and Warranties Agreement with respect to such Substitute Mortgage Loan. Upon receipt of a Request for Release in connection with any such substitution and certification by the Servicer to the Trustee that the deposit into the applicable Collection Account of the amount required to be deposited therein in connection with such substitution as described in Section 2.03(l), the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Depositor or the Sponsor, as applicable, and the Trustee shall execute and deliver at the direction of the Depositor, such instruments of transfer or assignment prepared by the Sponsor or the Depositor, as applicable, in each case without recourse, representation or warranty, as shall be necessary to vest title in the Sponsor or the Depositor, as applicable, of the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            (m) For any month in which the Depositor or the Sponsor substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate unpaid principal balance of all such Deleted Mortgage Loans. The amount of such shortage, plus an amount equal to the sum of (i) any accrued and unpaid interest on the Deleted Mortgage Loans and
(ii) all unreimbursed Servicing Advances with respect to such Deleted Mortgage Loans, or the amount of any similar shortage with respect to a Substitute Mortgage Loan substituted by the Depositor under this Agreement or the Sponsor under the Representations and Warranties Agreement (collectively, the "Substitution Adjustment Amount"), shall be deposited into the applicable Collection Account of the Servicer by the Sponsor or the Depositor, as applicable, on or before the Distribution Account Deposit Date for the Distribution Date following the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

            (n) Any Mortgage Loan repurchased pursuant to this Section 2.03 or the Representations and Warranties Agreement, as applicable, will be removed from the Trust Fund. The Servicer shall include information regarding such repurchase in its Servicer Remittance Report delivered to the Master Servicer pursuant to Section 4.03(e) (with copies to the Trustee) for the Determination Date immediately following the receipt of information regarding such repurchase, to the extent such information is required to be included in the Servicer Remittance Report. For purposes of determining the applicable Repurchase Price, any such repurchase shall occur or shall be deemed to occur as of the last day of the applicable Prepayment Period.

            (o) In the event that any Mortgage Loan shall have been repurchased pursuant to this Agreement or the Representations and Warranties Agreement, the Repurchase Price therefor shall be deposited by the Servicer in the applicable Collection Account of the Servicer pursuant to Section 3.10 on or before the Distribution Account Deposit Date for the Distribution Date following the Prepayment Period during which such Mortgage Loan was repurchased and upon such deposit of the Repurchase Price and receipt of a Request for Release in the form of Exhibit J hereto, indicating such deposit, the Trustee shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee.

            (p) [Reserved]

            (q) It is understood and agreed by the parties hereto that the obligation of the Depositor under this Agreement or of the Sponsor under the Representations and Warranties Agreement to cure, repurchase or substitute any Mortgage Loan as to which a breach of a representation and warranty has occurred and is continuing, shall constitute the sole remedies against such Persons respecting such breach available to Certificateholders, the Depositor (if applicable), or the Securities Administrator, Certificate Insurer or the Trustee on their behalf.

            The provisions of this Section 2.03 shall survive delivery of the respective Custodial Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and for the benefit of the Certificate Insurer (and all references in this Agreement for the benefit of or actions on behalf of the Class A Certificateholders shall be deemed to include the Certificate Insurer). The Trustee shall cooperate with all reasonable requests by the Certificate Insurer to preserve or pursue legal remedies to enforce the Certificate Insurer's rights or interests under this Agreement and the Class A Certificates, if the Trustee has received written notice from the Certificate Insurer to take any such action.

            Section 2.05 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Startup Day" of each Trust REMIC for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" of the regular interests in each Trust REMIC is the Distribution Date occurring in May 2037, which is the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs. Amounts distributable to the Class X Certificates (prior to any reduction for any Basis Risk Payment, Upper-Tier CarryForward Amount, Net Swap Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider, shall be deemed paid from the Upper-Tier REMIC to the Class X REMIC in respect of the Class UT-X Interest and the Class UT-IO Interest and then from the Class X REMIC in respect of the Class X Interest and the Class IO Interest to the Holders of the Class X Certificates prior to distribution of any Basis Risk Payments or Upper-Tier CarryForward Amounts to the LIBOR Certificates and Net Swap Payments or Swap Termination Payments to the Swap Provider. For federal income tax purposes, any amount distributed on the LIBOR Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Swap Account, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Swap Account, all pursuant to and as further provided in
Section 8.13.

            Section 2.06 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Servicer that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 12.04.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.06 shall survive delivery of the respective Custodial Files to the Trustee and shall inure to the benefit of the Trustee.

            Section 2.07 Enforcement of Obligations for Breach of Mortgage Loan Representations. Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Sponsor pursuant to the Representations and Warranties Agreement, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement and the Sponsor. The Trustee shall pursue such legal remedies available to the Trustee with respect to such breach under the Representations and Warranties Agreement, as may be necessary or appropriate to enforce the rights of the Trust with respect thereto, in accordance with customary industry practices or if such asset were its own property.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. (a) For and on behalf of the Certificateholders and for the benefit of the Certificate Insurer (and all references in this Agreement for the benefit of actions on behalf of the Class A Certificateholders shall be deemed to include the Certificate Insurer), the Servicer shall service and administer the Mortgage Loans for which it is acting as Servicer in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

            (iii) the Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in
Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents provided to the Trustee as are necessary or appropriate to enable the Servicer or any Subservicer to carry out its servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties, including a power of attorney in the form of Exhibit O hereto to take title to Mortgaged Properties after foreclosure in the name of and on behalf of the Trustee. The Trustee shall execute a separate power of attorney in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicer or any Subservicer under such powers of attorney. Notwithstanding anything contained herein to the contrary, no Servicer or Subservicer shall without the Trustee's consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Servicer's or Subservicer's, as applicable, representative capacity, or (ii) take any action with the intent to, or which actually does cause, the Trustee to be registered to do business in any state.

            (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (c) Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01 and except for Servicing Advances) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions, (iii) except as provided in
Section 3.07(a), waive any Prepayment Charges, or (iv) accept payment from the related Mortgagor of an amount less than the unpaid principal balance of such Mortgage Loan in final satisfaction thereof; provided, however, that the Servicer may take any action set forth in clauses (i) through (iv) with respect to any Mortgage Loan in default or, which in the judgment of the Servicer, a default is reasonably foreseeable, and only to the extent the Servicer determines that such action is not materially adverse to the interests of the Certificateholders and the Certificate Insurer (taking into account any estimated Realized Loss that might result absent such action).

            (d) The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

            (e) In the event that the Mortgage Loan Documents relating to any Mortgage Loan contain provisions requiring the related Mortgagor to submit to binding arbitration any disputes arising in connection with such Mortgage Loan, the Servicer shall be entitled to waive any such provisions on behalf of the Trust and to send written notice of such waiver to the related Mortgagor, although the Mortgagor may still require arbitration of such disputes at its option.

            Section 3.02 Subservicing Agreements between the Servicer and Subservicers. (a) The Servicer may enter into subservicing agreements with Subservicers for the servicing and administration of the Mortgage Loans ("Subservicing Agreements"). The Servicer represents and warrants to the other parties hereto that, except as otherwise set forth herein, no Subservicing Agreement is in effect as of the Closing Date with respect to any Mortgage Loans required to be serviced by it hereunder. The Servicer shall give notice to the Depositor, the Certificate Insurer and the Master Servicer of any such Subservicer and Subservicing Agreement, which notice shall contain all information (including without limitation a copy of the Subservicing Agreement) reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). No Subservicing Agreement shall be effective until 30 days after such written notice is received by both the Depositor and the Master Servicer. The Master Servicer shall not be required to review or consent to such Subservicing Agreements and shall have no liability in connection therewith.

            (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Subservicing Agreement to which it is a party and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the respective Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee or the Certificate Insurer, without the consent of the Trustee or the Certificate Insurer, respectively. Any variation without the consent of the Trustee or the Certificate Insurer from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee, the Certificate Insurer, the Master Servicer and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

            (c) As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement to which the Servicer is a party, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) The Servicer shall cause any Subservicer engaged by the Servicer (or by any Subservicer) for the benefit of the Depositor, the Master Servicer and the Trustee to comply with the provisions of this Section 3.02 and with Sections 3.22, 3.23, 6.02 and 6.05 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 8.12 of this Agreement. The Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under Section 3.22 and any assessment of compliance report and related accountant's attestation required to be delivered by such Subservicer under Section 3.23, in each case as and when required to be delivered.

            (e) Subject to the conditions set forth in this Section 3.02(e), the Servicer and any Subservicer engaged by the Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Servicer shall promptly upon request provide to the Depositor or the Master Servicer a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Servicer or any such Subservicer, specifying no later than the date specified for delivery of the annual report on assessment of compliance set forth in
Section 3.23(b) (i) the identity of each such Subcontractor, if any, that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph. As a condition to the utilization by the Servicer or any such Subservicer of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any such Subservicer) for the benefit of the Depositor, the Master Servicer and the Trustee to comply with the provisions of Section 3.23 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 3.23, in each case as and when required to be delivered.

            Notwithstanding the foregoing, if the Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB. If the Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Subservicer for purposes of this Agreement, the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.02(a) and the Servicer shall comply with Section 3.02(d) with respect thereto.

            Section 3.03 Successor Subservicers. The Servicer shall be entitled to terminate any Subservicing Agreement to which the Servicer is a party and the rights and obligations of any Subservicer pursuant to any such Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement; provided, however, that the termination, resignation or removal of a Subservicer shall not be effective until 30 days after written notice is received by the Depositor, the Master Servicer, the Securities Administrator and the Certificate Insurer that contains all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer party to the related Subservicing Agreement without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Master Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer who is party to the related Subservicing Agreement shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

            Section 3.04 Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.05 No Contractual Relationship between Subservicers, the Master Servicer and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and neither the Trustee nor the Master Servicer (or any other successor to the Servicer) shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.06 Assumption or Termination of Subservicing Agreements by Master Servicer. In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Master Servicer, or its designee, or another successor Servicer if the successor is not the Master Servicer, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Master Servicer, or another successor Servicer if the successor is not the Master Servicer, prior to the Master Servicer, or such other successor Servicer if the successor is not the Master Servicer, assuming such rights and obligations, unless the Master Servicer elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Master Servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to which the predecessor servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any such Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Depositor, the Master Servicer, the Trustee, their designees or any successor to the Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

            The Servicer at its expense shall, upon request of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement to which it is a party and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            Section 3.07 Collection of Certain Mortgage Loan Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the Due Dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding anything in this Agreement to the contrary, the Servicer may waive, or permit a Subservicer to waive, in whole or in part, a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan; provided, however, that the Servicer or Subservicer may (and with respect to any Group I Mortgage Loan shall) waive such Prepayment Charge if the Mortgage Loan is accelerated or paid-off in connection with the workout of a delinquent Mortgage Loan or due to the related Mortgagor's default, notwithstanding that the terms of the Mortgage Loan or federal or state law might permit the imposition of such Prepayment Charge, (ii) such Prepayment Charge is not permitted to be collected by applicable federal, state or local law or regulation or (iii) the collection of such Prepayment Charge would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. If a Prepayment Charge is waived other than as permitted by the prior sentence, then the Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the related Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the related Collection Account; provided, however, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.

            (b) (i) The Securities Administrator shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment and to secure their limited recourse obligation to pay to the LIBOR Certificateholders Basis Risk CarryForward Amounts (prior to using any Net Swap Receipts). For the avoidance of doubt, any Basis Risk CarryForward Amounts shall be paid to the LIBOR Certificates first from the Excess Reserve Fund Account and then from the Swap Account.

            (ii) On each Distribution Date, the Securities Administrator shall deposit the amount of any Basis Risk Payment made for the benefit of the LIBOR Certificates for such date into the Excess Reserve Fund Account.

            (c) (i) On each Distribution Date on which there exists a Basis Risk CarryForward Amount on any Class of Certificates, the Securities Administrator shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(P), the lesser of (x) the Class X Distributable Amount (without regard to the reduction in clause
(iii) in the definition thereof) (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(O)) and (y) the aggregate Basis Risk CarryForward Amounts for such Distribution Date and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the Basis Risk CarryForward Amount. Such payments, along with payments from the Swap Account, shall be allocated to those Classes on a pro rata basis based upon the amount of Basis Risk CarryForward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(Q).

            (ii) The Securities Administrator shall account for the Excess Reserve Fund Account as an asset of the Grantor Trust and not an asset of any Trust REMIC. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal tax purposes, amounts transferred by the Upper-Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Securities Administrator to the Class X Certificateholders.

            (iii) Any Basis Risk CarryForward Amounts paid by the Securities Administrator to the LIBOR Certificateholders shall be accounted for by the Securities Administrator as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of LIBOR Certificates. In addition, the Securities Administrator shall account for the LIBOR Certificateholders" rights to receive payments of Basis Risk CarryForward Amounts (along with payments of Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts from the Swap Account) and the obligation to pay Class IO Shortfalls as rights and obligations under a notional principal contract between the Class X Certificateholders and the Holders of the LIBOR Certificates.

            (iv) Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this
      Section 3.07(c) and Sections 4.02(a)(iii)(Q) and (S).

            (d) The Securities Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders and the Certificate Insurer. The Depositor shall cause to be deposited into the Distribution Account on the Closing Date the Closing Date Deposit Amount. The Master Servicer shall, promptly upon receipt, deposit in the Distribution Account and the Securities Administrator shall retain therein the following:

            (i) the aggregate amounts remitted by the Servicer to the Master Servicer pursuant to Section 3.11;

            (ii) any amounts deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Master Servicer in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Master Servicer which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

            In order to comply with its duties under the USA Patriot Act of 2001, the Securities Administrator shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address and other identifying information.

            (e) The Securities Administrator may invest the funds in the Distribution Account, in one or more Permitted Investments, in accordance with
Section 3.12. The Servicer shall direct the Master Servicer to instruct the Securities Administrator to withdraw from the Distribution Account and to remit to the Servicer no less than monthly, all income and gain realized from the investment of the portion of funds deposited in the Distribution Account by the Servicer (except during the Master Servicer Float Period). The Securities Administrator may withdraw from the Distribution Account any income or gain earned from the investment of funds deposited therein during the Master Servicer Float Period for its own benefit.

            (f) The Servicer shall give notice to the Master Servicer, and the Master Servicer shall give notice to each Rating Agency, the Certificate Insurer and the Depositor of any proposed change of the location of the related Collection Account within a reasonable period of time prior to any change thereof.

            (g) In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party's complete name, address, tax identification number and such other identifying information together with copies of such party's constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

            Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the related Collection Account of the Servicer or remit such proceeds to the Servicer for deposit in the related Collection Account of the Servicer not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) The Servicer shall enforce the obligations under each paid-in-full, life-of-the-loan tax service contract in effect with respect to each First Lien Mortgage Loan (each, a "Tax Service Contract") serviced by the Servicer. Each Tax Service Contract shall be assigned to the Master Servicer, or a successor Servicer at the Servicer's expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

            (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) above, the Servicer undertakes to perform such functions with respect to the Mortgage Loans serviced by the Servicer. To the extent the related Mortgage provides for Escrow Payments, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (the "Escrow Accounts"), which shall be Eligible Accounts. The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day (two Business Days in the case of Saxon) after the Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days (one Business Day in the case of Saxon) after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items;
(ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section
3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) clear and terminate the Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement; (vi) to transfer such funds to a replacement Escrow Account that meets the requirements hereof; or (vii) recover amounts deposited in error. As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

            Section 3.10 Collection Accounts. (a) On behalf of the Trustee, the Servicer shall establish and maintain, or cause to be established and maintained, one or more separate Eligible Accounts (each such account or accounts, a "Collection Account"), held in trust for the benefit of the Trustee. On behalf of the Trustee, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day (two Business Days in the case of Saxon) after the Servicer's receipt thereof, and shall thereafter deposit in the related Collection Account, in no event more than two Business Days (one Business Day in the case of Saxon) after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices and Liquidation Proceeds;

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the related Collection Account;

            (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement; and

            (vii) all Prepayment Charges collected or paid (pursuant to Section 3.07(a)) by the Servicer.

            The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the related Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the related Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from its Collection Account, any provision herein to the contrary notwithstanding.

            (b) Funds in the Collection Accounts may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Master Servicer of the location of the related Collection Account maintained by it when established and prior to any change thereof in accordance with Section 3.07(f).

            Section 3.11 Withdrawals from the Collection Accounts. (a) The Servicer shall, from time to time, make withdrawals from the related Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to each Remittance Date, to remit to the Master Servicer all Available Funds (without reduction for amounts owed to the Depositor, the Securities Administrator, the Master Servicer or the Trustee as provided for in the definition of "Available Funds") in respect of the related Distribution Date together with all amounts representing Prepayment Charges from the Mortgage Loans received by the Servicer during the related Prepayment Period;

            (ii) to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01 (the Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

            (iii) to pay the Servicer or any Subservicer (a) any unpaid Servicing Fees or (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan serviced by the Servicer or Subservicer, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property) (the Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

            (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on each Remittance Date any interest or investment income earned on funds deposited in its Collection Account and to withdraw any net Prepayment Interest Excesses in accordance with Section 3.21(b);

            (v) to pay to the Sponsor or the Depositor, as applicable, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement or the Representations and Warranties Agreement, as applicable, all amounts received thereon subsequent to the date of purchase or substitution, as further described herein;

            (vi) to reimburse the Servicer for (A) any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees related to any Second Lien Mortgage Loan to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Second Lien Mortgage Loan under
      Section 3.11(a)(iii) (the Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

            (vii) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan serviced by the Servicer pursuant to Section 3.15 (the Servicer's right for recovery or reimbursement has priority over the Trust);

            (viii) to reimburse the Master Servicer, the Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer, the Servicer or the Depositor, as the case may be, pursuant to Section
      6.03 (the Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

            (ix) to reimburse the Master Servicer, the Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation of the Sponsor or the Depositor, as applicable, that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms of this Agreement or the Representations and Warranties Agreement, as applicable (the Servicer's right for recovery or reimbursement has priority over the Trust as stated in the definition of "Available Funds");

            (x) to withdraw any amounts deposited in the related Collection Account in error;

            (xi) to withdraw any amounts held in the related Collection Account and not required to be remitted to the Master Servicer on the Remittance Date occurring in the month in which such amounts are deposited into such Collection Account, to reimburse the Servicer for unreimbursed P&I Advances;

            (xii) to invest funds in Permitted Investments in accordance with
      Section 3.12; and

            (xiii) to clear and terminate the related Collection Account upon termination of this Agreement.

            To the extent that the Servicer does not timely make the remittance referred to in clause (i) above, the Servicer shall pay the Master Servicer for the account of the Master Servicer interest on any amount not timely remitted at the Prime Rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

            (b) The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above. The Servicer shall provide written notification (as set forth in Section 4.01(d)) to the Master Servicer, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the related Collection Account pursuant to subclause (a)(vi) above.

            (c) The Servicer shall be responsible for reviewing and reconciling the applicable Collection Account in accordance with Accepted Servicing Practices. The Servicer shall act promptly to resolve any discrepancies.

            Section 3.12 Investment of Funds in the Collection Accounts and the Distribution Account. (a) The Servicer may invest the funds in the related Collection Account and the related Escrow Account (to the extent permitted by law and the related Mortgage Loan documents) and the Securities Administrator may (but is not obligated to) invest funds in the Distribution Account during the Master Servicer Float Period, and, with respect to the portion of funds in the Distribution Account deposited by the Servicer, shall (except during the Master Servicer Float Period) invest such funds in the Distribution Account at the direction of the Servicer in the Wells Fargo Advantage Prime Investments Money Market Fund (for purposes of this Section 3.12, such Accounts are referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided, however, that the Securities Administrator shall have no obligation to invest funds deposited into the Distribution Account by the Servicer on the Remittance Date later than 10:00 a.m. (Pacific Standard Time). If no investment instruction is given in a timely manner, the Securities Administrator shall hold the funds in the Distribution Account uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account (other than investments made during the Master Servicer Float Period) shall be made in the name of the Securities Administrator in Permitted Investments selected by the Servicer. The Servicer shall be entitled to the income from such related investment (except with respect to investment direction of funds and any income and gain realized on any investment in the Distribution Account during the Master Servicer Float Period, which shall be for the sole benefit of the Securities Administrator) and any certificate or other instrument evidencing any such investment shall be delivered directly to the Servicer, or with respect to investments during the Master Servicer Float Period, the Securities Administrator or its agent (with a copy to the Securities Administrator or its agent if related to investment of funds in the Distribution Account not during the Master Servicer Float Period), together with any document of transfer necessary to transfer title to such investment to the Servicer, or with respect to investments during the Master Servicer Float Period, the Securities Administrator or its agent. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer, or with respect to investments during the Master Servicer Float Period, the Securities Administrator may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in an Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the related Collection Account or Escrow Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. The Servicer shall deposit in its Collection Account or Escrow Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (c) All income and gain realized from the investment of the portion of funds deposited in the Distribution Account by the Servicer and held by the Securities Administrator, shall be for the benefit of the Servicer (except for any income or gain realized from the investment of funds on deposit in the Distribution Account during the Master Servicer Float Period, which shall be for the benefit of the Securities Administrator) and shall be subject to the Securities Administrator's withdrawal in the manner set forth in Section 3.07(e). The Servicer shall deposit in the Distribution Account (except with respect to losses incurred during the Master Servicer Float Period) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (e) The Securities Administrator shall not be liable for the amount of any loss incurred with respect of any investment or lack of investment of funds held in any Investment Account or the Distribution Account (except that if any losses are incurred from the investment of funds deposited in the Distribution Account during the Master Servicer Float Period, the Securities Administrator shall be responsible for reimbursing the Trust for such loss immediately upon realization of such loss) if made in accordance with this
Section 3.12.

            (f) The Securities Administrator or its Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Securities Administrator's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

            Section 3.13 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage. (a) The Servicer shall cause to be maintained for each Mortgage Loan serviced by the Servicer fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan,
(ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and
(iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property serviced by the Servicer in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Master Servicer, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to the applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

            In the event that the Servicer shall obtain and maintain a blanket policy with an insurer either (i) acceptable to Fannie Mae or Freddie Mac or
(ii) having a General Policy Rating of B:III or better from Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Master Servicer and the Certificate Insurer, upon request, with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days" prior written notice to the Trustee and the Master Servicer. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            Section 3.14 Enforcement of "Due-on-Sale" Clauses; Assumption Agreements. The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "Due-on-Sale" clause, if any, applicable thereto; provided, however, that no Servicer shall be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "Due-on-Sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and such substitution is in the best interest of the Certificateholders and the Certificate Insurer as determined by the Servicer. In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. No Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed and shall forward to the Trustee, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.15 Realization upon Defaulted Mortgage Loans. The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Securities Administrator, taking into account, among other things, the timing of foreclosure proceedings; provided, however, with respect to any Second Lien Mortgage Loan for which the related first lien mortgage loan is not included in the Trust Fund, if, after such Mortgage Loan becomes 180 days or more delinquent, the Servicer determines that a significant net recovery is not possible through foreclosure, such Mortgage Loan may be charged off and the Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Securities Administrator, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in
Section 3.11. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in
Section 3.11.

            The proceeds of any liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to
Section 3.11 or 3.17; second, to reimburse the Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a liquidation or REO Disposition; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Securities Administrator in accordance with the provisions of Section 4.02, subject to
Section 3.17(f) with respect to certain excess recoveries from an REO
Disposition.

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee or the Master Servicer otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Trustee, the Master Servicer, the Depositor and the Certificate Insurer with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the Servicer shall determine consistent with Accepted Servicing Practices how the Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.11. In the event the Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any determination made by the Servicer pursuant to this paragraph or otherwise.

            In the event Saxon elects to charge-off a Second Lien Mortgage Loan 180 days or more delinquent pursuant to this Section 3.15, no Second Lien Mortgage Loan shall be characterized as a Liquidated Mortgage Loan, unless the Depositor consents in writing to such characterization after Saxon has provided the Depositor with a combined equity analysis of such Second Lien Mortgage Loan and the related first lien mortgage loan; provided, that if the Depositor has failed to notify Saxon within 3 Business Days of receipt of such combined equity analysis, then the Depositor shall be deemed to have consented to such characterization. In the event Saxon elects to charge off a Second Lien Mortgage Loan 180 days or more delinquent pursuant to this Section 3.15, Saxon shall notify the Master Servicer of such election, which notice may be provided in the Servicer Remittance Report delivered pursuant to Section 4.03(d).

            Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, the Servicer will deposit all amounts received in connection with such payment which are required to be deposited in the related Collection Account pursuant to Section 3.10 and shall request delivery to it of the Custodial File by submitting a Request for Release (in writing or an electronic format acceptable to the Trustee) to the Trustee. Upon receipt of such Request for Release, the Trustee shall promptly release the related Custodial File to the Servicer within five (5) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Collection Account or to the Trustee.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release in written or electronic form, release the related Custodial File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been charged off or liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the related Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non- judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was charged off or liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or its designee upon request therefor. Upon receipt of a Request for Release under this Section 3.16, the Trustee shall deliver the related Custodial File to the requesting Servicer; provided, however, that in the event the Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the Depositor shall reimburse the Trustee for any overnight courier charges incurred for the requested Custodial Files.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.17 Title, Conservation and Disposition of REO Property.
(a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders. Upon written request by the Servicer, the Trustee shall provide the Servicer with a power of attorney prepared by the Servicer with respect to such REO Property in the form of Exhibit O.

            (b) The Servicer shall manage, conserve, protect and operate each related REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee. An independent contractor, as the agent of Saxon, may be retained by Saxon to perform functions relating to the title, management and disposition of REO Property. Saxon shall be responsible for such independent contractor's fees and expenses relating to a REO Property and shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property, as Servicing Advances or, if applicable, as Nonrecoverable Servicing Advances. The Trustee shall have no obligations with respect to any REO Dispositions.

            (c) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the related Collection Account.

            (d) The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, in no event more than two
(2) Business Days following the Servicer's receipt thereof, in the related Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

            (e) The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

            (f) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan, plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition, shall be retained by the Servicer as additional servicing compensation.

            (g) The Servicer shall use its reasonable best efforts, to sell, or cause its Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property serviced by the Servicer or Subservicer as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by Pooling-Tier REMIC-1 unless (i) the Servicer applies for and receives an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer obtains an Opinion of Counsel, addressed to the Depositor, the Trustee, the Master Servicer and the Servicer, to the effect that the holding by Pooling-Tier REMIC-1 of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Servicer shall manage, conserve, protect and operate each REO Property serviced by the Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by Pooling-Tier REMIC-1 of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            Section 3.18 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Interest Rate Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. In the event that an Index becomes unavailable or otherwise unpublished, the Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the related Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

            Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide, or cause any Subservicer to provide, to the Depositor, the Certificate Insurer and the Trustee, and at the request of the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon five (5) Business Days prior written request and during normal business hours at the offices of the Servicer or any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 3.20 Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee. The Servicer shall account fully to the Master Servicer for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan serviced by the Servicer. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in its Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in any Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Securities Administrator for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan serviced by it, be entitled to retain from deposits to its Collection Account and from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related late collections to the extent permitted in Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

            (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the related Collection Account, and pursuant to Section 3.07(e), to direct the Master Servicer to instruct the Securities Administrator to withdraw from the Distribution Account and remit to the Servicer (except for monies invested during the Master Servicer Float Period), as additional servicing compensation, interest or other income earned on the related portions of deposits therein. The Servicer shall also be entitled, as additional servicing compensation, to interest or other income earned on deposits in the related Escrow Account (to the extent permitted by law and the related Mortgage Loan documents) in accordance with Section 3.12. The Servicer shall also be entitled to retain net Prepayment Interest Excesses (to the extent not required to offset Prepayment Interest Shortfalls), but only to the extent such amounts are received by the Servicer.

            (c) The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor from the Trust Fund except as specifically provided in Section 3.11.

            Section 3.22 Annual Statement as to Compliance. The Servicer, the Securities Administrator and the Master Servicer shall deliver or cause to be delivered, and shall cause each Subservicer engaged by the Servicer to deliver or cause to be delivered to the Master Servicer (and the Master Servicer shall deliver or otherwise make available to the Depositor, the Securities Administrator, the Rating Agencies, the Certificate Insurer and the Trustee) on or before March 5th (March 15th with respect to Saxon) of each calendar year, commencing in 2008, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Securities Administrator, the Master Servicer, the Servicer or Subservicer, as applicable, during the preceding calendar year and of its performance under this Agreement or the applicable Subservicing Agreement, as the case may be, has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Securities Administrator, the Master Servicer, the Servicer or Subservicer, as applicable, has fulfilled all of its obligations under this Agreement or the applicable Subservicing Agreement, as the case may be, in all material respects, throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall review each such Officer's Certificate and, if applicable, consult with the Securities Administrator, the Master Servicer, the Servicer or Subservicer as to the nature of any defaults by the Securities Administrator, the Master Servicer, the Servicer or any related Subservicer in the fulfillment of any of the Securities Administrator's, the Master Servicer's, the Servicer's or any related Subservicer's obligations. The obligations of the Securities Administrator, the Master Servicer, the Servicer and each Subservicer under this Section 3.22 apply to the Securities Administrator, the Master Servicer, the Servicer and each Subservicer that serviced a Mortgage Loan during the applicable period, whether or not the Securities Administrator, the Master Servicer, the Servicer or such Subservicer is acting as Securities Administrator, Master Servicer, the Servicer or a Subservicer at the time such Officer's Certificate is required to be delivered. None of the Servicer or Subservicers, the Master Servicer, the Securities Administrator or any Servicing Function Participant shall be required to cause the delivery of any Officer's Certificate required by this Section until March 10th (March 15th with respect to Saxon) in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            Section 3.23 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants Attestation Report.

            (a) Not later than March 5th (March 15th with respect to Saxon) of each calendar year commencing in 2008, the Servicer shall deliver, and shall cause each Subservicer engaged by the Servicer to deliver, and the Securities Administrator, the Master Servicer and the Trustee, as applicable, shall deliver or otherwise make available, and the Servicer, the Securities Administrator, the Master Servicer and the Trustee, as applicable, shall cause each Subcontractor utilized by the Servicer (or by any such Subservicer), the Securities Administrator, the Master Servicer or the Trustee, as applicable, and determined by the Servicer, the Securities Administrator, the Master Servicer or the Trustee, as applicable, pursuant to Section 3.02(e) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Master Servicer (and the Master Servicer shall make available to the Securities Administrator, the Depositor and the Certificate Insurer as part of the filing package forwarded to the Depositor for review and verification) a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to
Section 8.12, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the applicable Servicing Criteria set forth on Exhibit P hereto, or as set forth in the notification furnished to the Depositor and the Securities Administrator pursuant to Section 3.23(c). The Servicer, the Securities Administrator, the Master Servicer and the Trustee hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit P hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing Criteria has multiple components, each party's assessment of compliance (and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Servicer, the Securities Administrator, the Master Servicer or the Trustee, as applicable, as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Subservicer or Servicing Function Participant engaged or utilized by the Servicer, such Subservicer, the Securities Administrator, the Master Servicer or the Trustee, as applicable), as the case may be. None of the Servicer, the Securities Administrator, the Master Servicer, the Trustee, any Subservicer or any Servicing Function Participant shall be required to cause the delivery of any such assessments until March 10th (March 15th with respect to Saxon) in any given year, and the Trustee shall not be required to deliver any such assessment, so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (b) Not later than March 5th (March 15th with respect to Saxon) of each calendar year commencing in 2008, the Servicer, the Securities Administrator, the Master Servicer and the Trustee, as applicable, shall cause, and the Servicer shall cause each Subservicer engaged by the Servicer, and the Servicer, the Securities Administrator, the Master Servicer and the Trustee shall cause each Servicing Function Participant utilized by the Securities Administrator, the Master Servicer, the Trustee or the Servicer, as applicable (or by any Subservicer engaged by the Servicer) to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer (and the Master Servicer shall make available to the Securities Administrator and the Depositor as part of the filing package forwarded to the Depositor for review and verification, with a copy to the Rating Agencies), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 3.23(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Promptly after receipt of each such accountants' attestation report, the Depositor shall review the report and, if applicable, consult with the Servicer, the Master Servicer, the Securities Administrator or the Trustee, as applicable, as to the nature of any defaults by the Servicer, the Securities Administrator, the Master Servicer or the Trustee (and each Subservicer or Servicing Function Participant engaged or utilized by the Servicer, the Securities Administrator, the Master Servicer or the Trustee, as applicable, or by any Subservicer engaged by the Servicer), as the case may be, in the fulfillment of any of the Servicer's, the Securities Administrator's, the Master Servicer's, the Trustee's, the applicable Subservicer's or Servicing Function Participant's obligations hereunder or under any applicable sub-servicing agreement. None of the Securities Administrator, the Master Servicer, the Servicer, the Trustee or any Servicing Function Participant shall be required to cause the delivery of any such attestation required by this paragraph until March 10th (March 15th with respect to Saxon) in any given year, and the Trustee shall not be required to deliver any such assessment, so long as each of them has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (c) Promptly upon written request from the Depositor, the Servicer shall notify the Securities Administrator and the Depositor as to the name of each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer and by each Subservicer engaged by the Servicer, but only to the extent there has been a change in the information in such notification from notices previously delivered and the Securities Administrator and the Master Servicer shall notify the Depositor and the Securities Administrator as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Subservicer and Servicing Function Participant in each case, to the extent of any change from the prior year's notice, if any. When the Servicer, the Securities Administrator or the Master Servicer submits its assessment pursuant to Section 3.23(a), the Servicer, the Securities Administrator or the Master Servicer, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 3.23(b)) of each Servicing Function Participant utilized by it and by each Subservicer engaged by it.

            (d) The obligations of the Securities Administrator, the Master Servicer, the Trustee, the Servicer or Subservicer under this Section 3.23 apply to the Securities Administrator, the Master Servicer, the Trustee and the Servicer and Subservicer that serviced a Mortgage Loan during the applicable period, whether or not the Securities Administrator, the Master Servicer, the Trustee, the Servicer or Subservicer is acting as Securities Administrator, Master Servicer, Trustee, the Servicer or Subservicer, as applicable, at the time such assessment of compliance with Servicing Criteria and related accountant's attestation is required to be delivered.

            Section 3.24 Master Servicer to Act as Servicer. (a) Subject to
Section 7.02, in the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Master Servicer or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of such predecessor servicer pursuant to Section 3.10 or any acts or omissions of such predecessor servicer hereunder), (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iii) responsible for expenses of such predecessor servicer pursuant to Section 2.03 or (iv) deemed to have made any representations and warranties of the Servicer hereunder. Any such assumption shall be subject to Section 7.02.

            (b) Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

            (c) If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Master Servicer (or any other successor Servicer) may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided that the Master Servicer (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

            (d) The Servicer shall, upon request of the Master Servicer, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) to which it is party and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such Subservicing Agreement to the assuming party.

            Section 3.25 Compensating Interest. The Servicer shall remit to the Master Servicer on each Remittance Date for deposit in the Distribution Account an amount from the Servicer's own funds equal to the Compensating Interest payable by the Servicer for the related Distribution Date.

            Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, the Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories), on a monthly basis.

            (b) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans required to be serviced by it and the related borrowers and shall provide all required notices thereunder.

            Section 3.27 Optional Purchase of Delinquent Mortgage Loans. Either
(i) The Servicer (or its assignee) or (ii) the Holders of a majority (by Percentage Interest) of the Class X Certificates (or, if the Class X Certificates have been pledged to secure any NIM Securities, the holders of a majority of the equity interests in the related NIM Issuer) may, at its or their option, purchase any 90+ Delinquent Mortgage Loans from the Trust by payment to the Trust of a purchase price equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer; provided, however, that neither the Depositor nor any Affiliate of the Depositor may exercise the foregoing option, or have the power to direct either the Holders of the majority (by Percentage Interest) of the Class X Certificates or of the equity interests in the related NIM Issuer, as the case may be, to exercise the foregoing option, under this
Section 3.27).

            Upon receipt of such purchase price, the Servicer shall provide to the Trustee a Request for Release (with a copy to the Trustee) and the Trustee shall promptly release to the Servicer (or its assignee) or such Class X Certificateholders (or their designee), as applicable, the Mortgage File relating to the Mortgage Loan being repurchased.

            No Person holding the foregoing option under this Section 3.27 shall use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders or the Certificate Insurer.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

            Section 4.01 Advances. (a) The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans serviced by the Servicer, which Scheduled Payments were not received as of the close of business on the related Determination Date (provided, however, that with respect to any Balloon Loan that is delinquent on its maturity date, the Servicer will not be required to advance the principal portion of the related balloon payment but will be required to continue to make P&I Advances in accordance with this Section 4.01(a) with respect to such Balloon Loan in an amount equal to the assumed scheduled interest that would otherwise be due based on the original amortization schedule for such Balloon Loan (with interest at the Adjusted Net Mortgage Rate)), plus (ii) with respect to each REO Property serviced by the Servicer, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the related Collection Account for distribution on such Remittance Date.

            (b) On each Remittance Date, the Servicer shall remit in immediately available funds to the Master Servicer an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties serviced by the Servicer for the related Remittance Date either (i) from its own funds or (ii) from the related Collection Account, to the extent of funds held therein for future distribution (in which case, the Servicer will cause to be made an appropriate entry in the records of the related Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or
(iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to such Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the related Collection Account on or before any future Remittance Date to the extent required.

            (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to paragraph (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer.

            (e) Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

            (f) On each Remittance Date, the Master Servicer shall deposit in the Distribution Account all funds remitted to it by the Servicer pursuant to Sections 3.11(a)(i) and 3.25 and this Section 4.01. The Securities Administrator may retain or withdraw from the Distribution Account (i) the Master Servicing Fee, (ii) amounts necessary to reimburse the Master Servicer or the Servicer for any previously unreimbursed Advances and any Advances the Master Servicer deems to be nonrecoverable from the related Mortgage Loan proceeds, (iii) an amount necessary to indemnify the Master Servicer, the Trustee or the Servicer for amounts due in accordance with this Agreement, and (iv) any other amounts that each of the Master Servicer, the Trustee and the Securities Administrator is entitled to receive under this Agreement for reimbursement, indemnification or otherwise.

            Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Securities Administrator shall allocate from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds and, on such Distribution Date, shall make distributions on the Certificates in accordance with such allocation:

            (i) to the holders of each Class of LIBOR Certificates, the Certificate Insurer and to the Swap Account in the following order of priority:

                  (A) to the Swap Account, the sum of (x) all Net Swap Payments,
            and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Provider with respect to such Distribution Date (to the extent a Replacement Swap Provider Payment has not been made to the Swap Account);

                  (B) from the Interest Remittance Amount, to the Certificate
            Insurer, the Certificate Insurer's Premium for that Distribution
            Date;

                  (C) from the Interest Remittance Amounts for both the Loan
            Groups, to the Class A Certificates, the related Accrued Certificate Interest Distribution Amounts and any related Unpaid Interest Amounts for such Distribution Date, pursuant to the allocation set forth in clauses (iv) and (v) of this Section 4.02(a);

                  (D) payable from any remaining Interest Remittance Amounts, to the Certificate Insurer, any Reimbursement Amount then owing to the Certificate Insurer;

                  (E) from any remaining Interest Remittance Amounts, to the
            Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (F) from any remaining Interest Remittance Amounts, to the
            Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (G) from any remaining Interest Remittance Amounts, to the
            Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (H) from any remaining Interest Remittance Amounts, to the
            Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (I) from any remaining Interest Remittance Amounts, to the
            Class B-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

                  (J) from any remaining Interest Remittance Amounts, to the
            Class B-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date; and

                  (K) from any remaining Interest Remittance Amounts, to the
            Class B-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class on such Distribution Date;

      (ii) (A) on each Distribution Date (1) before the Stepdown Date or (2) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, and to the Certificate Insurer, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (1) to the Certificate Insurer, the amount of any remaining
            Reimbursement Amount, then owing to the Certificate Insurer;

                  (2) to the Class A Certificates, allocated as described in
            Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero; and

                  (3) sequentially to the Class M-1, Class M-2, Class B-1, Class
            B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

            (B) on each Distribution Date (1) on and after the Stepdown Date and
      (2) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distribution of principal and to the Certificate Insurer, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, in the aggregate, the Principal Distribution Amount in the following amounts and order of priority:

                  (1) to the Certificate Insurer, the amount of any remaining
            Reimbursement Amount then owing to the Certificate Insurer;

                  (2) to the Class A Certificates, the lesser of (x) the
            Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated as described in Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero;

                  (3) to the Class M-1 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(2) above and (y) the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (4) to the Class M-2 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(2) above and to the Class M-1 Certificates in clause (ii)(B)(3) above and (y) the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (5) to the Class B-1 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(2) above, to the Class M-1 Certificates in clause (ii)(B)(3) above and to the Class M-2 Certificates in clause (ii)(B)(4) above, and (y) the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (6) to the Class B-2 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(2) above, to the Class M-1 Certificates in clause (ii)(B)(3) above, to the Class M-2 Certificates in clause (ii)(B)(4) above and to the Class B-1 Certificates in clause (ii)(B)(5) above and (y) the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                  (7) to the Class B-3 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(2) above, to the Class M-1 Certificates in clause (ii)(B)(3) above, to the Class M-2 Certificates in clause (ii)(B)(4) above, to the Class B-1 Certificates in clause (ii)(B)(5) above and to the Class B-2 Certificates in clause (ii)(B)(6) above and (y) the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (8) to the Class B-4 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(2) above, to the Class M-1 Certificates in clause (ii)(B)(3) above, to the Class M-2 Certificates in clause (ii)(B)(4) above, to the Class B-1 Certificates in clause (ii)(B)(5) above, to the Class B-2 Certificates in clause (ii)(B)(6) above and to the Class B-3 Certificates in clause (ii)(B)(7) above and (y) the Class B-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                  (9) to the Class B-5 Certificates, the lesser of (x) the
            excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii)(B)(2) above, to the Class M-1 Certificates in clause (ii)(B)(3) above, to the Class M-2 Certificates in clause (ii)(B)(4) above, to the Class B-1 Certificates in clause (ii)(B)(5) above, to the Class B-2 Certificates in clause (ii)(B)(6) above, to the Class B-3 Certificates in clause (ii)(B)(7) above and to the Class B-4 Certificates in clause (ii)(B)(8) above and (y) the Class B-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Excess Reserve Fund Account, shall be distributed in the following order of priority:

                  (A) to the Certificate Insurer, to the extent of any remaining
            Reimbursement Amount, as well as any other amounts owed to the Certificate Insurer hereunder and under the Insurance Agreement, then owing to the Certificate Insurer;

                  (B) to the Class M-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (C) to the Class M-1 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (D) to the Class M-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (E) to the Class M-2 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (F) to the Class B-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (G) to the Class B-1 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (H) to the Class B-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (I) to the Class B-2 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (J) to the Class B-3 Certificates, any Unpaid Interest Amount
            for such Class;

                  (K) to the Class B-3 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (L) to the Class B-4 Certificates, any Unpaid Interest Amount
            for such Class;

                  (M) to the Class B-4 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (N) to the Class B-5 Certificates, any Unpaid Interest Amount
            for such Class;

                  (O) to the Class B-5 Certificates, any Unpaid Realized Loss
            Amount for such Class;

                  (P) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment for such Distribution Date;

                  (Q) from funds on deposit in the Excess Reserve Fund Account, an amount equal to any remaining Basis Risk CarryForward Amount with respect to the LIBOR Certificates for such Distribution Date, allocated to the LIBOR Certificates in the same order and priority in which the Accrued Certificate Interest Distribution Amount is allocated among such Classes of Certificates, with the allocation to the Class A Certificates being (a) first, among the Class A Certificates, pro rata, based on their respective Class Certificate Balances and (b) second, any remaining amounts to the Class A Certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

                  (R) to the Swap Account, the amount of any Defaulted Swap
            Termination Payment owed to the Swap Provider;

                  (S) to the Class X Certificates, the remainder of the Class X
            Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(R);

                  (T) to the Class R Certificates, any remaining amount in the
            Trust REMICs, in respect of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC; and

                  (U) to the Class RX Certificates, any remaining amount, in respect of the Class X REMIC.

            (iv) Solely for purposes of interest allocation calculations, the Interest Remittance Amount attributable to Group I Mortgage Loans will be allocated:

                  (1) first, to the Class A-1 Certificates, the Accrued
            Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-1 Certificates; and

                  (2) second, concurrently, to the Class A-2a, Class A-2b, Class
            A-2c and Class A-2d Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(C) to such Classes of Certificates), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, respectively, to the extent not otherwise previously paid from the Interest Remittance Amount attributable to Group II Mortgage Loans; and

            (v) Solely for purposes of interest allocation calculations, the Interest Remittance Amount attributable to Group II Mortgage Loans will be allocated:

                  (1) first, concurrently, to the Class A-2a, Class A-2b, Class
            A-2c and Class A-2d Certificates, pro rata (based on the amounts distributable or payable under Section 4.02(a)(i)(C) to such Classes of Certificates), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, respectively; and

                  (2) second, to the Class A-1 Certificates, the Accrued
            Certificate Interest Distribution Amount and any Unpaid Interest Amount for the Class A-1 Certificates, to the extent not otherwise previously paid from the Interest Remittance Amount attributable to Group I Mortgage Loans.

            If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive in full the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then such shortfall will be allocated to the Holders of such Class, with interest thereon, on future Distribution Dates, as an Unpaid Interest Amount, subject to the priorities described above.

            (b) On each Distribution Date, prior to any distributions on any other Class of Certificates, all amounts representing Prepayment Charges from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Securities Administrator to the holders of the Class P Certificates.

            (c) All principal distributions to the Holders of the Class A Certificates on any Distribution Date shall be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, on a pro rata basis, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable, for such Distribution Date; provided, however, that if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date, and the amount of such principal distributions distributable on all subsequent Distribution Dates, shall be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining Outstanding, in accordance with the principal distribution allocations described in this Section 4.02(c), until their respective Class Certificate Balances have been reduced to zero. Any distributions of principal to the Group I Class A Certificates shall be made first from Available Funds relating to the Group I Mortgage Loans, and any distributions of principal to the Group II Class A Certificates shall be made first from Available Funds relating to the Group II Mortgage Loans.

            (d) Any principal distributions allocated to the Group II Class A Certificates shall be allocated sequentially, to the Class A-2a Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2b Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2c Certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-2d Certificates, until their Class Certificate Balance has been reduced to zero. Notwithstanding the foregoing, on and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates shall be allocated pro rata among the Classes of Group II Class A Certificates, based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero.

            (e) On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Securities Administrator as a reduction in the following order:

            (1) first, to the portion of the Class X Distributable Amount allocable to interest; and

            (2) second, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

            (f) Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments made or received under the Interest Rate Swap Agreement and payments to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            (g) For purposes of this Agreement, any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) shall be allocated by the Trustee between Loan Groups based on the respective aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group.

            Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Servicer, the Depositor, the Master Servicer, the Certificate Insurer and each Rating Agency a statement setting forth with respect to the related distribution:

            (i) the actual Distribution Date, the related Record Date, the Interest Accrual Period(s) for each Class for such Distribution Date for such Interest Accrual Period;

            (ii) the amount of Available Funds;

            (iii) the amount of Available Funds allocable to principal, the Principal Remittance Amount (separately identifying the components thereof) and the Principal Distribution Amount (separately identifying the components thereof);

            (iv) the amount of Available Funds allocable to interest and each Interest Remittance Amount;

            (v) the amount of any Unpaid Interest Amount for each Class included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk CarryForward Amount for each Class and the amount of such Basis Risk CarryForward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (vi) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk CarryForward Amount not covered by amounts in the Excess Reserve Fund Account;

            (vii) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

            (viii) the Pool Stated Principal Balance for the Distribution Date;

            (ix) the amount of the Expense Fees paid to or retained by the Servicer and the Securities Administrator and the Master Servicer or paid to the Certificate Insurer (stated separately and in the aggregate) with respect to such Distribution Date;

            (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (xi) the amount of P&I Advances included in the distribution on such Distribution Date reported by the Servicer (and the Master Servicer as successor Servicer and any other successor Servicer, if applicable) as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (xii) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (xiii) with respect to any Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the last Business Day of the immediately preceding month;

            (xiv) the total number and outstanding principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

            (xv) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

            (xvi) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xvii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xviii) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the Certificateholders with respect to Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts;

            (xix) the amount of any Net Swap Payments, Net Swap Receipts, Swap Termination Payments or Defaulted Swap Termination Payments;

            (xx) LIBOR and Swap LIBOR;

            (xxi) the Subordinated Amount and Specified Subordinated Amount;

            (xxii) Prepayment Charges collected or paid (pursuant to Section 3.07(a)) by the Servicer;

            (xxiii) the Cumulative Loss Percentage and the aggregate amount of Realized Losses used to calculate the Cumulative Loss Percentage;

            (xxiv) the amount distributed on the Class X Certificates;

            (xxv) the amount of any Subsequent Recoveries for such Distribution Date;

            (xxvi) the number of Mortgage Loans at the end of the applicable reporting period, the pool factor (being the Stated Principal Balance of the Mortgage Loans for the related Distribution Date divided by the Cut-off Date Principal Balance), and the weighted average interest rate, and weighted average remaining term; and

            (xxvii) the amount of any payment of principal or interest on the Class A Certificates to be paid from funds transferred from the Policy Payment Account.

            In addition, each Form 10-D prepared and filed by the Securities Administrator pursuant to Section 8.12 shall include the following information with respect to the related distribution (including to the extent such information is provided by the Trustee to the Securities Administrator):

            (i) material breaches of Mortgage Loan representations and warranties under this Agreement of which the Securities Administrator has actual knowledge or has received written notice; and

            (ii) material breaches of any covenants under this Agreement of which the Securities Administrator has actual knowledge or received written notice;

provided that, if the Securities Administrator receives written notice of the events described in (i) and/or (ii) above from the Servicer, the Servicer shall be responsible for providing information to the Securities Administrator for inclusion in the applicable Form 10-D.

            (b) The Securities Administrator's responsibility for providing the above statement to the Certificateholders, the Certificate Insurer, each Rating Agency, the Master Servicer and the Depositor is limited, if applicable, to the availability, timeliness and accuracy of the information derived from the Servicer, the Master Servicer and the Swap Provider. The Securities Administrator shall make available the above statement via the Securities Administrator's internet website. The Securities Administrator's website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-866-846-4526. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes. The Securities Administrator will not be liable for the dissemination of information in accordance with this Agreement.

            The Securities Administrator shall make available to each Analytics Company, either electronically or via the Securities Administrator's internet website, each statement to Certificateholders prepared pursuant to Section 4.03(a). The Securities Administrator (and the Servicer, if such discrepancy results from or arises out of any information provided by the Servicer pursuant to this Agreement) shall cooperate in good faith with the Depositor to reconcile any discrepancies in such statements, and the Securities Administrator shall provide any corrections to such statements to each Analytics Company as soon as reasonably practicable after the related Distribution Date.

            The Securities Administrator will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement to Certificateholders and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

            (d) The Securities Administrator shall be entitled to rely on information provided by third parties for purposes of preparing the foregoing report, but shall not be responsible for the accuracy of such information.

            (e) No later than the 18th day of each month, or if such date is not a Business Day, the next succeeding Business Day (but in no event later than the 20th day of each month), the Servicer shall furnish to the Master Servicer, a monthly remittance advice statement (the "Servicer Remittance Report") in a format and containing the data fields set forth on Exhibit U attached hereto, or in such other format or containing such other data fields mutually agreed upon by the Servicer and the Master Servicer, and such information as shall be reasonably requested (i) by the Depositor to enable the Depositor to disclose "static pool information", as required by Item 1105 of Regulation AB, with respect to the Mortgage Loans, and (ii) by the Master Servicer to enable the Securities Administrator to provide the reports required by Section 4.03(a) as to the accompanying remittance and applicable Due Period and Prepayment Period to which such remittance relates. In addition, the Servicer shall furnish to the Depositor and the Certificate Insurer concurrently with the delivery of the Servicer Remittance Report to the Master Servicer, a supplemental report indicating (i) the number and aggregate Stated Principal Balance of all Modified Mortgage Loans, and (ii) with respect to each Modified Mortgage Loan, whether the modification related to (1) a change in the Mortgage Rate on such Modified Mortgage Loan, (2) a conversion of such Modified Mortgage Loan to a Fixed Rate Mortgage Loan, (3) an extension of the term of such Mortgage Loan, (4) an extension of the amortization of such Mortgage Loan, or (5) the capitalization of delinquent principal or interest on such Mortgage Loan. The Servicer shall give written notice to the Depositor and the Certificate Insurer when the aggregate Stated Principal Balance of all Modified Mortgage Loans exceeds 5% of the Cut-off Date Pool Principal Balance.

            The Servicer Remittance Report shall, at a minimum, document, on such Determination Date, Mortgage Loan payment activity on an individual Mortgage Loan basis, as follows:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Charges, received during the related Prepayment Period along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of servicing compensation received by the Servicer during the current distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.11; and

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent 31 to 60 days, 61 to 90 days and 91 or more days; (b) as to which foreclosure or bankruptcy proceedings of the related mortgagor have commenced; and (c) as to which REO Property has been acquired.

            The Master Servicer shall promptly make available the Servicer Remittance Report and the related supplemental statement to the Depositor and the Securities Administrator.

            (f) [Reserved].

            (g) For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined by the Securities Administrator from information provided by the Servicer and reported by the Securities Administrator based on the "OTS" methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date. The Servicer hereby represents and warrants to the Depositor that the Servicer is not subject to any delinquency recognition policy established by the primary safety and soundness regulator, if any, of the Servicer, that is more restrictive than the foregoing delinquency recognition policy.

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Securities Administrator in accordance with the definition of LIBOR. Until all of the LIBOR Certificates are paid in full, the Securities Administrator shall at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Securities Administrator initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Securities Administrator.

            Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts shall be allocated by the Securities Administrator to the most junior Class of Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof.

            Section 4.06 Swap Account. On the Closing Date, the Securities Administrator shall establish and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the Certificates and the Certificate Insurer (the "Swap Account") as a part of the Trust Fund. The Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

            On the Business Day immediately preceding each Distribution Date, Swap Termination Payments (including, without duplication, Replacement Swap Provider Payments), Net Swap Payments owed to the Swap Provider, Net Swap Receipts and, without duplication, amounts distributable on the Class IO Interest for that Distribution Date will be deposited into the Swap Account. Funds in the Swap Account will be distributed in the following order of priority:

            (i) to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for that Distribution Date;

            (ii) to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Provider for that Distribution Date;

            (iii) to the Certificate Insurer, the Certificate Insurer's Premium for that Distribution Date, to the extent unpaid from Available Funds;

            (iv) to the Class A Certificates, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i), to the extent unpaid from Available Funds;

            (v) to the Certificate Insurer, the amount of any Reimbursement Amount, as well as any other amounts owed to the Certificate Insurer under this Agreement and under the Insurance Agreement, then owing to the Certificate Insurer, and to the extent unpaid from Available Funds;

            (vi) sequentially, to the Class M-1, Class M-2, Class B-1, Class B-2, Class B-3 , Class B-4 and Class B-5 Certificates, in that order, to pay Accrued Certificate Interest Distribution Amounts and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i) and Section 4.02(a)(iii), to the extent unpaid from Available Funds;

            (vii) to the LIBOR Certificates, to pay principal as described and, in the same manner and order of priority as set forth, in Section 4.02(a)(ii)(A) or Section 4.02(a)(ii)(B), as applicable, but only to the extent necessary to restore the Subordinated Amount to the Specified Subordinated Amount for prior or current Realized Losses that have not yet been reimbursed, after giving effect to payments and distributions from Available Funds;

            (viii) to the Class A Certificates, to pay Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts, pro rata, based on their Class Certificate Balances for such Distribution Date, up to the Swap Payment Allocation for each Class of Class A Certificates and to the extent unpaid from Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

            (ix) sequentially, to the Class M-1, Class M-2, Class B-1, Class B-2, Class B-3 , Class B-4 and Class B-5 Certificates, to pay Basis Risk CarryForward Amounts, and, without duplication, Upper-Tier CarryForward Amounts, up to the Swap Payment Allocation for each Class of Class M and Class B Certificates and to the extent unpaid from Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

            (x) to the LIBOR Certificates, any remaining unpaid Basis Risk CarryForward Amounts, and, without duplication, Upper-Tier CarryForward Amounts, pro rata, based on their respective remaining unpaid Basis Risk CarryForward Amounts or, without duplication, Upper-Tier CarryForward Amounts after the allocation of payments as set forth in clauses (vi) and
      (vii) above;

            (xi) sequentially, to the Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, to pay any Unpaid Realized Loss Amount, to the extent unpaid from Available Funds;

            (xii) to the Swap Provider, any remaining Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

            (xiii) to the holders of the Class X Certificates, any remaining amounts.

            Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment, the Securities Administrator shall use the Swap Termination Payment to enter into a replacement interest rate swap agreement as directed by the Depositor with a successor swap provider (or its guarantor) meeting the ratings requirements set forth in the Interest Rate Swap Agreement being terminated on the same remaining terms as those in the Interest Rate Swap Agreement being terminated, so long as the Swap Termination Payment is sufficient to obtain such replacement interest rate swap agreement. In the event that the Trust receives a Swap Termination Payment and a successor swap provider cannot be obtained (or, if the Trust chooses (with the consent of the Certificate Insurer), not to enter into a replacement Interest Rate Swap Agreement), then the Securities Administrator shall deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator shall withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and will not be treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date. In no event shall the Securities Administrator be responsible for the selection of any successor or replacement Swap Provider or any shortfalls caused by a failure to enter into a replacement interest rate swap agreement.

            Upon termination of the Trust, any amounts remaining in the Swap Account shall be distributed pursuant to the priorities set forth in this
Section 4.06.

            In the event that the Trust enters into a replacement interest rate swap agreement and the Trust is entitled to receive a Replacement Swap Provider Payment from a replacement swap provider, the Securities Administrator shall direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any Replacement Swap Provider Payment is made to an account other than the Swap Account, then, notwithstanding anything to the contrary contained in this Agreement, any Replacement Swap Provider Payment shall be paid to the Swap Provider immediately upon receipt of such Replacement Swap Provider Payment by the Trust, regardless of whether the date of receipt thereof is a Distribution Date and without regard to anything to the contrary contained in this Agreement. For the avoidance of doubt, the parties agree that the Swap Provider shall have first priority to any Replacement Swap Provider Payment over the payment by the Trust to Certificateholders, the Servicer, the Master Servicer, the Securities Administrator, the Trustee or any other Person. However, to the extent any Replacement Swap Provider Payment received from a replacement swap provider and paid to the Swap Provider being replaced is less than the full amount of a Swap Termination Payment owed to the Swap Provider, any remaining amount of the Swap Termination Payment shall be paid to the Swap Provider on subsequent Distribution Dates in accordance with this Section 4.02 and Section 4.06 (unless the Replacement Swap Provider Payment is paid to the Swap Provider on a Distribution Date, in which case such remaining amounts will be paid on such Distribution Date).

            The Securities Administrator shall account for the Swap Account as an asset of the Grantor Trust and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Swap Account are the Class X Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments (without duplication of previously paid Replacement Swap Provider Payments) payable to the Swap Provider shall be deemed to be paid to the Swap Account from the Class X REMIC, first, by the Holder of the Class X Certificates (in respect of the Class IO Interest and, if applicable, the Class X Interest) and second, other than any Defaulted Swap Termination Payment, from the Upper-Tier REMIC by the Holders of the applicable Class or Classes of LIBOR Certificates (in respect of Class IO Shortfalls) as and to the extent provided in Section 8.13.

            Any Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts distributed by the Securities Administrator to the LIBOR Certificateholders shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates in respect of the Class X Interest and (to the extent remaining after payments to the Swap Provider) the Class IO Interest, and then to the respective Class or Classes of LIBOR Certificates. In addition, the Securities Administrator shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts from the Swap Account (along with Basis Risk CarryForward Amounts payable from the Excess Reserve Fund Account), subject to the obligation to pay Class IO Shortfalls, as rights and obligations under a separate limited recourse notional principal contract between the Class X Certificateholders and Holders of each such Class.

            The Swap Account shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class X Certificates shall be the beneficial owners of the Swap Account for all federal income tax purposes, and shall be taxable on all income earned thereon.

            With respect to the failure of the Swap Provider to perform any of its obligations under the Interest Rate Swap Agreement, the breach by the Swap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement, or the termination of the Schedule to the Interest Rate Swap Agreement, the Securities Administrator shall send any notices and make any demands, on behalf of the Trust as are required under the Interest Rate Swap Agreement. To the extent that the Swap Provider fails to make any payment required under the terms of the Schedule to the Interest Rate Swap Agreement, the Securities Administrator shall immediately demand that Morgan Stanley, the guarantor of the Swap Provider's obligations under the guarantee of Morgan Stanley relating to the Interest Rate Swap Agreement, make any and all payments then required to be made by Morgan Stanley pursuant to such guarantee. In addition, in the event a "Delivery Amount" (as defined in the Interest Rate Swap Agreement) payable but not delivered by the Swap Provider as required by the Interest Rate Swap Agreement, the Securities Administrator shall deliver a notice of failure to transfer collateral on the next Business Day following such failure, in accordance with the terms of the Schedule to the Interest Rate Swap Agreement. The Securities Administrator shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Securities Administrator and the Depositor.

            If a Responsible Officer of the Securities Administrator receives written notice that the Swap Provider or its guarantor has been downgraded below the levels set forth in Part 5(f) of the Interest Rate Swap Agreement and the posting of collateral is required in accordance with the terms of Part 5(f) of the Interest Rate Swap Agreement, the Securities Administrator shall demand that the Swap Provider or its guarantor post collateral in accordance with the terms of Part 5(f) of the Interest Rate Swap Agreement.

            Section 4.07 The Certificate Insurance Policy. (a) Not later than two (2) Business Days prior to each Distribution Date, the Securities Administrator shall determine with respect to such Distribution Date, (i) the amount to be on deposit in the Distribution Account on such Distribution Date to the extent of Available Funds, excluding the amount of any Insured Amount and any Preference Amount, and (ii) on any Distribution Date after the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero, the positive difference between (A) the aggregate Class Certificate Balances of the Class A Certificates (after giving effect to all payments of principal to be made on the next Distribution Date) over (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such date.

            (b) If the amount described in Section 4.07(a)(ii) is a positive number, the Securities Administrator shall provide the Certificate Insurer written notice. The Certificate Insurer is permitted, at its sole option and discretion, to provide the Securities Administrator notice if it will make a payment in the amount described in clause (ii) of the definition of Deficiency Amount in this Agreement. If on any Distribution Date there is an Insured Amount, the Securities Administrator shall complete a notice in the form of Exhibit A to the Certificate Insurance Policy and submit such notice to the Certificate Insurer in accordance with the terms of the Certificate Insurance Policy no later than 12:00 noon New York City time on the second Business Day preceding such Distribution Date as a claim for such Insured Amount.

            (c) The Securities Administrator shall establish a separate Eligible Account for the benefit of Holders of the Class A Certificates and the Certificate Insurer referred to herein as the "Policy Payment Account" over which the Securities Administrator shall have exclusive control and sole right of withdrawal. The Securities Administrator shall deposit upon receipt any amount paid under the Certificate Insurance Policy in the Policy Payment Account and distribute such amount only for purposes of payment to the Class A Certificateholders of an Insured Amount or a Preference Amount for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Depositor, the Trustee, the Securities Administrator or the Trust Fund or to pay any other Class of Certificates. Amounts paid under the Certificate Insurance Policy, to the extent needed to pay any Insured Amount or any Preference Amount, shall be transferred to the Distribution Account on the related Distribution Date and disbursed by the Securities Administrator to the Class A Certificateholders in accordance with
Section 4.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay other distributions to the Class A Certificateholders with other funds available to make such payment. However, the amount of any payment of principal or of interest on the Class A Certificates to be paid from funds transferred from the Policy Payment Account shall be noted as provided in paragraph (d) below and in the statement to be furnished to Holders of the Class A Certificates pursuant to
Section 4.03(a). Funds held in the Policy Payment Account shall not be invested. Any funds remaining in the Policy Payment Account on the first Business Day following a Distribution Date shall be returned to the Certificate Insurer pursuant to the written instructions of the Certificate Insurer by the end of such Business Day.

            (d) The Securities Administrator shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificates from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Securities Administrator.

            (e) In the event that the Securities Administrator has received a certified copy of an order of the appropriate court that any distribution on the Class A Certificates has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Securities Administrator shall so notify the Certificate Insurer, shall comply with the provisions of the Certificate Insurance Policy to obtain payment by the Certificate Insurer of the amount of such voided distribution constituting a Preference Amount, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail to the Class A Certificateholders of the affected Certificates that, in the event any Class A Certificateholder's distribution is so recovered as a preference payment, such Class A Certificateholder will be entitled to payment of an amount constituting a Preference Amount pursuant to the Certificate Insurance Policy, a copy of which shall be made available through the Securities Administrator, the Certificate Insurer or the Certificate Insurer's fiscal agent, if any, and the Securities Administrator shall furnish to the Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Securities Administrator and subsequently recovered from the Class A Certificateholders, and dates on which such payments were made.

            (f) The Securities Administrator shall promptly notify the Certificate Insurer and its fiscal agent of any proceeding or the institution of any action, of which a Responsible Officer of the Securities Administrator has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Class A Certificateholder, by its purchase of Class A Certificates, the Servicer and the Securities Administrator agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Class A Certificateholder and the Securities Administrator hereby delegates and assigns to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Securities Administrator and each Class A Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

            (g) The Securities Administrator shall, upon retirement of the Class A Certificates, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Class A Certificates and the expiration of the term of the Certificate Insurance Policy, surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation.

            (h) The Securities Administrator will hold the Certificate Insurance Policy in trust as agent for the Holders of the Class A Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Neither the Certificate Insurance Policy nor the amounts paid on the Certificate Insurance Policy will constitute part of the Trust Fund created by this Agreement. Each Holder of Class A Certificates, by accepting its Class A Certificates, appoints the Securities Administrator as attorney in fact for the purpose of making claims on the Certificate Insurance Policy.

            Section 4.08 Effect of Payments by the Certificate Insurer; Subrogation. Notwithstanding any other provision of this Agreement to the contrary, any payment with respect to principal of or interest on the Class A Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Class A Certificates from the Trust Fund. The Depositor, the Servicer, and the Securities Administrator acknowledge, and each Holder, by its acceptance of a Class A Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Securities Administrator or the Certificate Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Certificates to the Holders of such Class A Certificates, the Certificate Insurer will be fully subrogated to, and each Class A Certificateholder, the Servicer and the Securities Administrator hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Class A Certificateholders in respect of securities law violations arising from the offer and sale of the Class A Certificates, and (b) the Certificate Insurer shall be paid such amounts from the sources and in the manner provided herein for the payment of such amounts and as provided in this Agreement. The Securities Administrator and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth in this Agreement.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Securities Administrator to register the Class X and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Securities Administrator, the Securities Administrator shall transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to the NIM Trustee or to such other Person or Persons as the Depositor shall request.

            Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor or any Affiliate thereof.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of this Section 5.02, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In determining whether a transfer is being made pursuant to an effective registration statement, the Securities Administrator shall be entitled to rely solely upon a written notice to such effect from the Depositor. Except with respect to (i) the transfer of the Class X, Class P or Residual Certificates to the Depositor or an Affiliate of the Depositor or, in the case of the Class RX Certificates, the initial transfer by an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator, the Master Servicer and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Securities Administrator, the Master Servicer and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) the transfer of Class X or Class P Certificates or the Residual Certificates to the Depositor or an Affiliate of the Depositor or, in the case of the Class RX Certificates, the initial transfer by an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Securities Administrator's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, or
(ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Servicer, the Depositor, the Securities Administrator or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Securities Administrator, the Master Servicer or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Physical Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class P Certificate or Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

            As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate other than an ERISA-Restricted Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

            (ii) Other than in the case of the Depositor or an Affiliate of the Depositor that is a Permitted Transferee, no Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Securities Administrator shall not have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact a Non-Permitted Transferee at the time it became a Holder or, at such subsequent time as it became a Non-Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is a Non-Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund or the Securities Administrator, to the effect that the elimination of such restrictions will not cause any Trust REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is a Non-Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is a Non-Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository (and the Securities Administrator consents) of its intent to terminate the book-entry system through the Depository, and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) No transfer of any Private Certificate presented or surrendered for registration of transfer or exchange shall be made unless the transfer or exchange is accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or its representative or nominee duly authorized in writing. The Securities Administrator shall promptly forward any such IRS Form (other than with respect to the Residual Certificates) received to the Swap Provider located at 1585 Broadway New York, New York 10036, Attention: NY ISD SPV Team,
Fax: (212) 507-7754. Each such Private Certificateholder by its purchase of such Private Certificate is deemed to consent to any IRS Form being so forwarded. The Securities Administrator shall not be liable for the completeness, accuracy, content or truthfulness of any such tax certification provided to it.

            (g) Each Certificate presented or surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Securities Administrator in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer, the Master Servicer, the Certificate Insurer and the Securities Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Depositor, the Certificate Insurer and any agent of the Servicer, the Master Servicer, the Securities Administrator, the Depositor, the Certificate Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Depositor, the Certificate Insurer or any agent of the Servicer, the Master Servicer, the Securities Administrator, the Depositor, the Certificate Insurer or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor, the Trustee or the Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Trustee, the Servicer or the Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Securities Administrator initially designates its Corporate Trust Office for registration of transfer or exchange purposes located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - MSAC 2007-NC4. The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

            Section 5.07 Voting Rights of the Certificate Insurer. Unless a Certificate Insurer Default exists, each Class A Certificateholder, by its acceptance of its Certificate, agrees that the Certificate Insurer shall have the right to exercise all rights, including Voting Rights, which the Holders of the Class A Certificates are entitled to exercise under this Agreement.

            Once the Class A Certificates have been paid in full, and all amounts owing to the Certificate Insurer have been paid in full, the Voting Rights of the Certificate Insurer described in the preceding paragraph shall terminate.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

            Section 6.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and each of the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and each of the Servicer will each keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer, shall be a party, or any person succeeding to the business of the Depositor or the Servicer (including through the acquisition of substantially all of the assets of the Servicer), shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except that any person succeeding to the business of the Servicer shall be required to assume all of the Servicer's future obligations under this Agreement and satisfy all of the requirements of this Agreement to be a successor servicer); provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and provided, further, however, such successor servicer upon such merger, consolidation or succession shall not have a servicer rating from any Rating Agency that is lower than the Servicer's servicer rating from such Rating Agency immediately prior to the merger. As a condition to the succession to the Servicer under this Agreement by any Person (i) into which the Servicer may be merged or consolidated or whom succeeds to the business of the Servicer, or (ii) which may be appointed as a successor to the Servicer, the Servicer shall provide to the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing to the Depositor and in form and substance reasonably satisfactory to the Depositor and the Master Servicer, all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under
Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are then required to be filed under the Exchange Act). The Depositor shall forward to the Master Servicer promptly upon receipt thereof copies of any notices received by it pursuant to this Section 6.02.

            Section 6.03 Limitation on Liability of the Depositor, the Servicer and Others. Neither the Depositor, the Servicer nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor and the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and its Affiliates, the Sponsor, the Servicer and any director, officer, employee or agent of the Depositor, the Sponsor or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the applicable Collection Account.

            Section 6.04 Limitation on Resignation of the Servicer. Subject to Sections 7.01 and 10.07, the Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Depositor, the Securities Administrator, the Master Servicer, the Certificate Insurer and the Trustee or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence of unreasonable expense. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder.

            Notwithstanding the provisions of Section 6.04 herein to the contrary, in the event that the Servicer determines that it will no longer engage in the business of servicing mortgage loans, the Servicer may assign its rights under this Agreement, provided that, (i) the Depositor in its sole discretion has consented, which consent shall not be unreasonably withheld, (ii) the Rating Agencies' ratings of the Certificates (without giving effect to the Certificate Insurance Policy) in effect immediately prior to such action will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies) and (iii) the Servicer shall be liable for all costs and expenses associated with the transfer of servicing, provided, further, that the Servicer shall indemnify and hold each of the Trust Fund, the Master Servicer, the Securities Administrator, the Trustee, the Depositor, the Certificate Insurer, any sub-servicer, the successor Servicer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that such party may sustain in any way related to such assignment except with respect to a successor Servicer's failure to comply with the terms of this Agreement. No assignment by the Servicer shall become effective until a successor Servicer acceptable to the Depositor, the Certificate Insurer and the Master Servicer shall have assumed in writing the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement. Any such assignment shall not relieve the Servicer of responsibility for any of the obligations specified herein except to the extent that such responsibilities have been expressly assumed by the successor Servicer.

            Section 6.05 Additional Indemnification by the Servicer; Third-Party Claims. (a) The Servicer shall indemnify the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Certificate Insurer, the Trustee and any director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Certificate Insurer or the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to (i) any breach by the Servicer of any of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by the Servicer or (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement (including, without limitation, the failure to deliver accurate and complete information on a timely basis pursuant to Section 4.03(e)). The Servicer immediately shall notify the Master Servicer, the Securities Administrator, the Depositor, the Certificate Insurer and the Trustee if such claim is made by a third-party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Certificate Insurer or the Trustee in respect of such claim.

            (b) Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall indemnify the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Certificate Insurer, the Trustee and any director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Certificate Insurer or the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any failure by the Servicer or any Subservicer engaged by the Servicer or any Subcontractor utilized by the Servicer to deliver any information, report, certification or accountants" letter when and as required under Sections 3.22, 3.23, 6.02 or 8.12, including without limitation any failure by the Servicer to identify pursuant to Section 3.02(e) any Subcontractor "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB.

            (c) If the indemnification provided for in this Section 6.05 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then the Servicer shall contribute to the amount paid or payable to the Person entitled to indemnification as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person on the one hand and the Servicer, on the other, in connection with the Servicer's obligations pursuant to this Section 6.05. This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. "Event of Default", wherever used herein, means, with respect to the Servicer individually, any one of the following events:

            (a) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Securities Administrator, the Master Servicer, the Certificate Insurer or to the Servicer, the Depositor, the Securities Administrator, the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders entitled to at least 25% of the Voting Rights represented by the Certificates; or

            (b) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of sixty (60) days (except that (x) such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and (y) zero (0) in the case of a failure to observe or perform any of the obligations set forth in Sections 3.02, 3.22, 3.23, 6.02 or 8.12 and such number of days shall be after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Securities Administrator, the Master Servicer or the Certificate Insurer, or to the Servicer, the Securities Administrator, the Master Servicer, the Depositor, and the Trustee by the Certificate Insurer or the Certificateholders entitled to at least 25% of the Voting Rights represented by the Certificates and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

            (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

            (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (f) a breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Securities Administrator, the Master Servicer, the Depositor or the Certificate Insurer, or to the Servicer, the Securities Administrator, the Master Servicer, the Trustee and the Depositor by the Certificate Insurer or the Certificateholders entitled to at least 25% of the Voting Rights represented by the Certificates; or

            (g) with respect to Saxon, any withdrawal or downgrade of two or more levels (i.e., from "Above Average" to "Below Average" or the equivalent) of Saxon's rating, as of the Closing Date which results in a downgrade, qualification or withdrawal of the rating assigned to any Class of Certificates by any Rating Agency (without giving effect to the Certificate Insurance Policy).

            If an Event of Default described in clauses (a) through (g) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may, and at the direction of the Certificate Insurer (or, if a Certificate Insurer Default has occurred and is continuing, at the direction of the a majority of the Voting Rights represented by the Certificates), the Master Servicer shall, by notice in writing to the Servicer (with a copy to the Securities Administrator and each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans serviced by the Servicer and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Master Servicer shall not be required to give written notice to the Servicer of the occurrence of an Event of Default described in clauses (b) through (g) of this Section 7.01 unless and until a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of such an event. In the event that a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01, the Master Servicer shall give written notice to the Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided, that if such failure is the failure to make a P&I Advance, the Master Servicer shall send such notice prior to 12:00 noon New York time on the Distribution Date and, if the Event of Default of the Servicer was the failure to make a P&I Advance, the Master Servicer, as successor Servicer, shall make such P&I Advance on the Distribution Date that such notice was delivered. On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. Subject to Section 7.02, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to
Article VIII. The Servicer agrees to cooperate with the Master Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the related Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding P&I Advances and Servicing Advances.

            Section 7.02 Master Servicer to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to
Section 3.24 or Section 7.01, the Master Servicer shall, subject to a transition period not to exceed 90 days for the transfer of actual servicing to the successor servicer, and subject to and to the extent provided in Section 3.05, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make P&I Advances, whether or not this 90 day transition period has elapsed, and after such transition period, if any, the obligation to make Servicing Advances pursuant to Section 3.24 or Section 7.01. As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to its Collection Account if the Servicer had continued to act hereunder including, if the Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to its Collection Account and the Distribution Account which the Servicer would be entitled to receive. Notwithstanding the foregoing, if the Master Servicer has become the successor to the Servicer in accordance with Section 7.01, (a) the Master Servicer shall have a period not to exceed 90 days to complete the transfer of servicing and all data and to correct or manipulate such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise enable the Master Servicer or other successor Servicer to service the Mortgage Loans in accordance with Accepted Servicing Practices and
(b) the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01, if it is otherwise unable to so act or at the written request of Certificateholders entitled to at least a majority of the Voting Rights represented by the Certificates (with the consent of the Certificate Insurer) or if the Certificate Insurer so requests, be required to appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect then current rating of the Certificates by each Rating Agency and acceptable to the Certificate Insurer, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such terminated servicer (other than liabilities of such terminated servicer under Section 6.03 incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates (without giving effect to the Certificate Insurance Policy) in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to the predecessor servicer from investments. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In the event that the Servicer is terminated pursuant to Section 7.01, such terminated Servicer shall be responsible for the servicing transfer, provide notices to the Mortgagors, arrange for and transfer the Servicing Files to a successor Servicer, pay all of its own out-of-pocket costs and expenses at its own expense and pay all costs and expenses of all other parties hereto relating to the transfer of the related Servicing Files to a successor Servicer (excluding set-up costs and other administrative expenses of the successor Servicer), and in all other cases the successor Servicer shall pay for such costs and expenses but shall not be entitled to reimbursement therefor from the Trust Fund. Such amounts payable by the terminated Servicer shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the Master Servicer is the predecessor Servicer (except in the case where the Master Servicer in its role as successor Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Master Servicer as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs.

            Any successor to the Servicer as servicer shall give notice to the related Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

            Notwithstanding the foregoing, if the Servicer is terminated, no Certificate Insurer Default has occurred and is continuing, and the Master Servicer does not act as successor servicer or appoint a successor servicer pursuant to this Section, the Certificate Insurer may appoint, in accordance with the provisions of this Agreement, any established mortgage loan servicing institution acceptable to the Rating Agencies as the successor Servicer in the assumption of the responsibilities, duties or liabilities of the predecessor Servicer.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Servicer, the Securities Administrator shall give prompt written notice thereof to Certificateholders, to the Certificate Insurer and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Certificateholders, to the Certificate Insurer and each Rating Agency notice of each such Event of Default hereunder known to the Securities Administrator, unless such event shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

            Unless a Master Servicer Event of Default known to the Trustee has occurred and is continuing:

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming on their face to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights represented by the Certificates relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            The Trustee shall not be permitted to utilize Subcontractors for the performance of certain of its obligations under this Agreement.

            Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement;

            (h) unless a Responsible Officer of the Trustee has actual knowledge of the occurrence of a Master Servicer Event of Default, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default, until a Responsible Officer of the Trustee shall have received written notice thereof; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor, the Master Servicer, the Securities Administrator or the Servicer of any funds paid to the Depositor, the Master Servicer, the Securities Administrator or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from any Collection Account or the Distribution Account by the Depositor, the Master Servicer, the Securities Administrator or the Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee shall be paid its fee by the Master Servicer from the Master Servicer's own funds pursuant to a separate agreement. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund against any loss, liability, or expense (including reasonable attorney's fees) resulting from any error in any tax or information return prepared by the Master Servicer or incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or the Interest Rate Swap Agreement, or (c) the performance of any of the Trustee's duties under this Agreement (including any unreimbursed out-of-pocket costs resulting from a servicing transfer), the Certificates or the Interest Rate Swap Agreement, other than any loss, liability, or expense (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, or (ii) incurred because of willful misconduct, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misconduct, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

            (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates, and

            (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

            Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement or for any other expenses incurred by the Trustee; provided, however, that no expense shall be reimbursed by the Trust Fund under this Agreement if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

            Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or the Servicer and their Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or the Servicer other than the Trustee in its role as successor to the Master Servicer.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Certificate Insurer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

            The Certificate Insurer or the Holders of Certificates entitled to a majority of the Voting Rights may with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld), at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, such person shall notify the Depositor and the Securities Administrator of such succession or appointment and shall furnish to the Depositor and the Securities Administrator in writing and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator, all information reasonably necessary for the Depositor to accurately and timely report, pursuant to Section 8.12(g), the event under Item
6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate. If the Servicer shall not have joined in such appointment within 15 days after the receipt by the Servicer of a request to do so or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee as successor Master Servicer under this Agreement to advance funds, if as successor Master Servicer, it becomes successor Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each Trust REMIC and that in such capacity it shall:

            (a) prepare for the Trustee to sign, and the Trustee shall sign, and the Securities Administrator shall file, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare for the Trustee to sign, and the Trustee shall sign, and the Securities Administrator shall file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities (i.e., the Trust REMICs and the Grantor Trust), furnish to the Depositor, not later than the Closing Date in the case of the Grantor Trust (the corpus of which includes the Interest Rate Swap Agreement) and within thirty days of the Closing Date in the case of the Trust REMICs, copies of such Form SS-4 requesting the employer identification numbers, use its best efforts to obtain, as promptly as practicable, employer identification numbers for any other Trust REMICs or Grantor Trusts created pursuant to this Agreement (and provide such employer identification numbers to the Depositor promptly upon receipt thereof), furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) deliver or cause to be delivered the federal taxpayer identification number of the Grantor Trust on a correct, complete and duly executed IRS Form W-9 of the Grantor Trust to the Swap Provider and promptly upon receipt of such number after applying for it pursuant to 8.11(b) above and, in any event, no later than the first Payment Date under the Interest Rate Swap Agreement, and, if requested by the Swap Provider, an applicable IRS Form W-8IMY;

            (d) make an election that each of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (e) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (f) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is a Non-Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (g) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

            (i) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any Trust REMIC created hereunder before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (j) cause federal, state or local income tax or information returns to be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

            (k) maintain records relating to each Trust REMIC created hereunder, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            The Holder of the largest Percentage Interest of the Class RX Certificates shall act as Tax Matters Person for the Class X REMIC, and the holder of the largest Percentage Interest of the Class R Certificates shall act as Tax Matters Person for Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholder for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent each Trust REMIC created hereunder in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each Trust REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of each Trust REMIC created hereunder, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Securities Administrator shall treat the rights of the Class P Certificateholders to Prepayment Charges, the rights of the Class X Certificateholders to receive amounts in the Excess Reserve Fund Account and the Swap Account (subject to the obligation to pay Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts) and the rights of the LIBOR Certificateholders to receive Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts as the beneficial ownership of interests in the Grantor Trust, and not as obligations of any Trust REMIC created hereunder, for federal income tax purposes. The Securities Administrator shall file or cause to be filed with the Internal Revenue Service Form 1041 or such other form as may be applicable and, as described above, shall apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for the Grantor Trust and shall furnish or cause to be furnished, to the Class P Certificateholders, Class X Certificateholders and LIBOR Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

            To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value, if any, to each Class of Certificates of the right to receive Basis Risk CarryForward Amounts from the Excess Reserve Fund Account and Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts from the Swap Account. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans that the Servicer is required to provide to the Securities Administrator pursuant to this Agreement. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide pursuant to this paragraph accurate information or data to the Securities Administrator on a timely basis.

            None of the Servicer, the Trustee, the Master Servicer or the Securities Administrator shall (i) permit the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement or the related Mortgage Loan documents) or (iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Trustee and the Securities Administrator receive an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Securities Administrator determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to the Trust Fund, any Trust REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax)

            If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Pooling-Tier REMIC-1 as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24878 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee, the Master Servicer or the Securities Administrator, respectively, if such tax arises out of or results from negligence of the Trustee, the Master Servicer or the Securities Administrator, as applicable, in the performance of any of its obligations under this Agreement, (ii) the Servicer and the Depositor, jointly, in the case of any such minimum tax, and the Servicer if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, (iii) the Depositor if such tax arises out of or results from the Depositor's obligation to repurchase a Mortgage Loan pursuant to Section 2.03,
(iv) the Sponsor if such tax arises out of or results from the Sponsor's obligation to repurchase a Mortgage Loan pursuant to the Representations and Warranties Agreement, or (v) in all other cases, or if the Trustee, the Securities Administrator, the Master Servicer, the Servicer, the Depositor or the Sponsor fails to honor its obligations under the preceding clause (i), (ii),
(iii) or (iv), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

            The Grantor Trust shall be treated as a WHFIT that is a NMWHFIT. The Securities Administrator shall report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Securities Administrator to do so, and is not in its possession, is provided to the Securities Administrator on a timely basis. The Securities Administrator is hereby directed to assume that DTC is the only "middleman" (as such term is defined in the WHFIT Regulations) unless the Depositor provides the Securities Administrator with the identities of other "middlemen" that are Certificateholders. The Securities Administrator shall be entitled to rely on the first sentence of this subparagraph (a) and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the Internal Revenue Service makes a determination that the first sentence of this subparagraph (a) is incorrect.

            The Securities Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Securities Administrator shall be under no obligation to determine whether any Certificateholder or other beneficial owner of a Certificate, to the extent the Securities Administrator knows of any other beneficial owner of a Certificate, uses the cash or accrual method. The Securities Administrator shall make available information as required by the WHFIT Regulations to Certificateholders annually. In addition, the Securities Administrator shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

            The Securities Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Securities Administrator, (ii) incomplete, inaccurate or untimely information being provided to the Securities Administrator or (iii) the inability of the Securities Administrator, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year. Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Securities Administrator may assume there is no secondary market trading of WHFIT interests.

            To the extent required by the WHFIT Regulations, the Securities Administrator shall use reasonable efforts to publish on an appropriate website the CUSIP Numbers for the Certificates that represent ownership of a WHFIT. The CUSIP Numbers so published will represent the Rule 144A CUSIP Numbers. The Securities Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received. The Securities Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.

            The Securities Administrator shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the IRS, if such change requires, in the Securities Administrator's sole discretion, a material increase in the Securities Administrator's reporting obligations in respect of the related Grantor Trust.

            Section 8.12 Periodic Filings. (a) The Securities Administrator, the Master Servicer and the Servicer shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Securities Administrator shall prepare for execution by the Master Servicer any Forms 8-K (other than the initial Form 8-K relating to this Agreement, which shall be the responsibility of the Depositor to prepare and file), 10-D and 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof, pursuant to the terms of this Section 8.12, and the Securities Administrator shall file (via the Commission's Electronic Data Gathering and Retrieval System, or EDGAR) such Forms executed by the Master Servicer. Each of Form 10-D and Form 10-K requires the Depositor to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." A "yes" shall be indicated on each Form 10-D and 10-K unless the Depositor shall notify the Securities Administration in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, that a "no" should be indicated. The Securities Administrator and the Master Servicer shall be entitled to rely on such notice (or lack thereof) in preparing, executing and/or filing any such report.

            (b) The Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator will utilize reasonable best efforts to file such Form 10-D on or by the 14th calendar day after each Distribution Date, but in no event later than the filing deadline for such Form 10-D (subject to permitted extensions under the Exchange Act). The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be prepared by the party responsible for preparing such disclosure as set forth in Exhibit Q hereto and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit Q hereto, within 5 calendar days after the related Distribution Date, certain parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and such party, to the extent known by such applicable parties, any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit X hereto ("Additional Disclosure Notification"). The Depositor will approve as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure. The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph, including converting any such disclosure to an EDGAR-compatible format

            The Securities Administrator shall prepare and forward electronically a draft copy of the Form 10-D to the Depositor sufficiently far in advance of, but in no event later than the 11th calendar day after the related Distribution Date, for the Depositor to review and verify such Form 10-D. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with procuring the execution of and filing the Form 10-D. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Master Servicer shall sign the Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(e)(ii). Promptly (but in any case within one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. The Depositor can be contacted at the Depositor's address for notices set forth in Section 12.05(b)(ii)(a) or such other address as to which the Depositor has provided prior written notice to the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator and the Master Servicer of their duties under this Section 8.12(b) related to the timely preparation, execution and filing of Form 10-D is contingent, in part, upon the Servicer, the Depositor and any other Person obligated to provide Additional Form 10-D Disclosure as set forth on Exhibit Q hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(b). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator's or the Master Servicer's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator, the Master Servicer or any Subcontractor utilized by the Securities Administrator or the Master Servicer) needed to prepare, execute or file such Form 10-D, not resulting from their own negligence, bad faith or willful misconduct.

            (c) On any date within 90 days (including the 90th day) after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2008, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Securities Administrator, the Master Servicer, the Servicer and each Subservicer engaged by the Servicer, as described under Section 3.22, (ii)(A) the annual reports on assessment of compliance with servicing criteria for the Securities Administrator, the Master Servicer, the Trustee, the Servicer, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer, the Master Servicer, the Securities Administrator or the Trustee, as described under Section 3.23, and (B) if any such report on assessment of compliance with servicing criteria described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with servicing criteria described under Section 3.23 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Securities Administrator, the Master Servicer, the Servicer, the Trustee, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer, the Master Servicer or the Securities Administrator, the Trustee, if applicable, as described under
Section 3.23, and (B) if any registered public accounting firm attestation report described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a certification substantially in the form attached hereto as Exhibit L, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall be signed by the senior officer of the Master Servicer in charge of securitization. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit R hereto, and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit R hereto, no later than March 1st of each year (or, in the case of the Servicer, March 15th of each year) that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, the parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and such party, to the extent known by such applicable parties, any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification. The Depositor will approve as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure. The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph, including converting any such disclosure to an EDGAR-compatible format. The Securities Administrator shall compile all such information provided to it in a Form 10-K prepared by it.

            The Securities Administrator shall prepare and forward electronically a draft copy of the Form 10-K to the Depositor sufficiently far in advance of, but in no event less than three (3) Business Days prior to, when the Master Servicer is required to execute such Form 10-K to permit the Depositor to review and verify such Form 10-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with procuring the execution of and filing the Form 10-K. No later than 5:00 p.m. Eastern Standard Time on the 4th Business Day prior to the 10-K Filing Deadline, the senior officer in charge of the servicing function of the Master Servicer shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(e)(ii). Promptly (but in any case within one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator and the Master Servicer of their duties under this Section 8.12(c) related to the timely preparation and filing of Form 10-K is contingent, in part, upon the Servicer (and any Subservicer or Servicing Function Participant engaged by the Servicer) and the Depositor and any other Person obligated to provide Additional Form 10-K Disclosure as set forth on Exhibit R hereto, observing all applicable deadlines in the performance of their duties under this
Section 8.12(c), Section 8.12(d), Section 3.22 and Section 3.23. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator's or the Master Servicer's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator, the Master Servicer or any Subcontractor utilized by the Securities Administrator or the Master Servicer) needed to prepare, execute or file such Form 10-K, not resulting from their own negligence, bad faith or willful misconduct.

            (d) Each of the Securities Administrator, the Master Servicer and the Servicer shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes Certification (the "Certifying Person"), by March 10th (March 15th with respect to Saxon) (or if such day is not a Business Day, the immediately preceding Business Day) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Back-Up Certification"), substantially in the form attached hereto as Exhibit M (with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission, or with respect to any Servicing Function Participant, in form and substance reasonably satisfactory to the Certifying Person) upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@ wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such part shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 8.12(d) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this Section 8.12(d). In the event that prior to the filing date of the Form 10-K in March of each year, the Servicer, the Master Servicer or the Securities Administrator has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, (i) the Securities Administrator shall indemnify and hold harmless the Depositor and the Sponsor and their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Securities Administrator's obligations under this Section 8.12(d) or any material misstatement or material omission in (w) any compliance certificate delivered by the Securities Administrator or any Subcontractor of the Securities Administrator pursuant to Section 3.22 of this Agreement, (x) any assessment or attestation delivered by or on behalf of the Securities Administrator or any Subcontractor of the Securities Administrator pursuant to Section 3.23 of this Agreement, (y) any Back-Up Certification in the form of Exhibit M delivered by the Securities Administrator pursuant to Section 8.12(d) of this Agreement or (z) any information about the Securities Administrator provided by it pursuant to Item 2 (Legal Proceedings) of Exhibit Q, Item 1117 and Item 1119 of Exhibit R or Item 6.02 (Change of Securities Administrator) of Exhibit S (collectively, the "Securities Administrator Information"), or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith, (ii) the Servicer, severally and not jointly, shall indemnify and hold harmless the Depositor, the Sponsor, the Securities Administrator, the Master Servicer and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Servicer's obligations under this Section 8.12(d) or any material misstatement or material omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith, and (iii) the Master Servicer shall indemnify and hold harmless the Depositor, the Sponsor, the Securities Administrator and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Master Servicer's obligations under this Section 8.12(d) or any material misstatement or material omission, negligence, bad faith or willful misconduct of the Master Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then (i) the Securities Administrator agrees in connection with a breach of the Securities Administrator's obligations under this Section 8.12(d) or any material misstatement or material omission contained in any Securities Administrator Information, or any negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor and the Sponsor as a result of the losses, claims, damages or liabilities of the Depositor and the Sponsor in such proportion as is appropriate to reflect the relative fault of the Depositor and the Sponsor on the one hand and the Securities Administrator on the other and (ii) the Servicer, several and not jointly, agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Servicer, on the other hand, in connection with a breach of the Servicer's obligations under this Section 8.12(d) or any material misstatement or material omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith.

            The obligations of the Securities Administrator, the Master Servicer, the Servicer and each Servicing Function Participant and Servicing under this Section 8.12(d) shall apply to the Securities Administrator, the Master Servicer, the Servicer and each Servicing Function Participant that serviced a Mortgage Loan during the applicable period, whether or not such Securities Administrator, the Master Servicer, the Servicer or such Servicing Function Participant is acting as Securities Administrator, Master Servicer, the Servicer or a Servicing Function Participant, as applicable, at the time such certification is required to be delivered. The indemnification and contribution obligations set forth in this Section 8.12(d) shall survive the termination of this Agreement or the earlier resignation or removal of the Securities Administrator, the Master Servicer or the Servicer, as applicable.

            (e) (i) The obligations set forth in paragraphs (a) through (d) of this Section 8.12 shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. Prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At the beginning of the immediately succeeding calendar year after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Securities Administrator shall recommence preparing and filing, and the Master Servicer shall recommence executing, reports on Form 10-K, 10-D and 8-K as required pursuant to this Section 8.12 and the parties hereto shall again have the obligations set forth in this Section.

            (ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K (other than the initial Form 8-K filed by the Depositor with respect to this Agreement), 10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines (and the expiration of the applicable grace period with respect to such deadline prior to such failure to deliver resulting in an Event of Default) set forth in this Agreement, the Securities Administrator will promptly electronically notify the Depositor and if necessary, the Servicer. In the case of Form 10-D and 10-K, the Depositor, the Servicer and the Securities Administrator will thereupon cooperate to prepare and timely file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all disclosure information required to be included on Form 8-K and as directed by the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, 10-D or 10-K is required will notify the Depositor, the Securities Administrator and the Servicer, and such parties will cooperate to prepare any necessary Form 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed a duly authorized representative or a senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their duties under this Section 8.12(e) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent, in part, upon the Servicer and the Depositor observing all applicable deadlines (and the related grace periods thereto) in the performance of their duties under this Section 8.12 and Sections 3.22 and 3.23. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator, the Master Servicer or any Subcontractor utilized by the Securities Administrator or the Master Servicer) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (f) On any date within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be reported and prepared by the party responsible for preparing such disclosure as set forth on Exhibit S hereto and compiled by the Securities Administrator pursuant to the following paragraph. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

            As set forth on Exhibit S hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than noon (Eastern Standard Time) on the 2nd Business Day after the occurrence of a Reportable Event, certain parties to this Agreement shall be required to provide to the Depositor and the Securities Administrator, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and such party, to the extent known by such applicable parties, any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification. The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph, including the conversion of any such disclosure into an EDGAR-compatible format. The Depositor will approve as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.

            The Securities Administrator shall prepare and forward electronically a draft copy of the Form 8-K to the Depositor sufficiently far in advance of, but in no event later than noon (Eastern Standard Time) on the 3rd Business Day after a Reportable Event, to permit the Depositor to review and verify such Form 8-K. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(e). Promptly (but in any case within one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator and the Master Servicer of their duties under this
Section 8.12(g) related to the timely preparation and filing of Form 8-K is contingent, in part, upon the Servicer, the Depositor and any other Person obligated to provide Form 8-K Disclosure Information as set forth on Exhibit S hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(f). Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator's or the Master Servicer's inability or failure to obtain or receive, on a timely basis, any information or signature from any party hereto (other than the Securities Administrator or the Master Servicer or any Subcontractor utilized by the Securities Administrator or the Master Servicer) needed to prepare, execute or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (g) Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Securities Administrator or any Subcontractor utilized by the Securities Administrator) provided to the Securities Administrator in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this Section 8.12, or (ii) the failure of the Depositor to timely execute and return for filing any Forms 10-D, 10-K and 8-K required to be filed by the Securities Administrator pursuant to this Section 8.12, in either case, not resulting from the Securities Administrator's own negligence, bad faith or misconduct.

            Section 8.13 Tax Treatment of Upper-Tier CarryForward Amounts, Basis Risk CarryForward Amounts and Class IO Shortfalls; Tax Classification of the Excess Reserve Fund Account, Swap Account and the Interest Rate Swap Agreement. For federal income tax purposes, the Securities Administrator shall treat the Excess Reserve Fund Account and the Swap Account as beneficially owned by the holders of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust, within the meaning of subpart E, Part I of subchapter J of the Code. The Securities Administrator shall treat the rights that each Class of LIBOR Certificates has to receive payments of Basis Risk CarryForward Amounts, and to the extent not paid from the Excess Reserve Fund Account, Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts from the Swap Account (together with Basis Risk CarryForward Amounts from the Excess Reserve Fund Account), subject to the obligation to pay Class IO Shortfalls, as rights and obligations under a notional principal contract between the Class X Certificateholder and each such Class and beneficially owned by each such Class through the Grantor Trust. Accordingly, each Class of Certificates (excluding the Class X, Class P, the Class R and the Class RX Certificates) will be comprised of two components - an Upper-Tier Regular Interest and an interest in a notional principal contract, and the Class X Certificates will be comprised of the following components: two Class X REMIC Regular Interests (the Class X Interest and the Class IO Interest), an interest in the Excess Reserve Fund Account, subject to obligation to pay Basis Risk CarryForward Amounts, ownership of the Swap Account and the Interest Rate Swap Agreement, subject to the obligation to pay Basis Risk CarryForward Amounts and, without duplication, Upper-Tier CarryForward Amounts, and the right to receive Class IO Shortfalls. The Securities Administrator shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of zero to the right of each Holder of a LIBOR Certificate to receive the related Basis Risk CarryForward Amounts and, without duplication, the related Upper-Tier CarryForward Amounts for purposes of allocating the purchase price of a LIBOR Certificate acquired by an initial Holder thereof between such right and the related Upper-Tier Regular Interest.

            Holders of LIBOR Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class X Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the LIBOR Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such LIBOR Certificates based on the amount of interest otherwise payable to such Class of LIBOR Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of LIBOR Certificates then Outstanding.

            Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of LIBOR Certificates in respect of the corresponding Upper-Tier Regular Interest and as having been paid by such Holders to the Holders of the Class X Certificates through the Swap Account. In the event any class of Upper-Tier Regular Interest corresponding to a class of LIBOR Certificates is subject to the Upper-Tier REMIC Loan Group I Rate, the Upper-Tier REMIC Loan Group II Rate or the Upper-Tier REMIC WAC Rate, and such rate exceeds the applicable Pass-Through Rate of the Corresponding Class of Certificates as a result of a Swap Termination Payment or otherwise, such excess shall be deemed first paid to the related Upper-Tier Regular Interest and then paid to the Class X Certificates in a manner analogous to Class IO Shortfalls.

                                   ARTICLE IX

           ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER

            Section 9.01 Duties of the Master Servicer; Enforcement of Servicer's Obligations. (a) The Master Servicer, on behalf of the Trustee, the Securities Administrator, the Depositor, the Certificate Insurer and the Certificateholders, shall monitor the performance of the Servicer's obligations under this Agreement, and (except as set forth below) shall use its reasonable good faith efforts to cause the Servicer to duly and punctually perform its duties and obligations hereunder. Upon the occurrence of an Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator and the Trustee and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in
Article VII.

            If (i) the Servicer reports a delinquency on a monthly report and
(ii) the Servicer, by 4 p.m. (Eastern Standard Time) on the related Remittance Date, neither makes an Advance nor provides the Securities Administrator and the Master Servicer with an Officer's Certificate certifying that such an Advance would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, then the Master Servicer shall deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Monthly Payment due on a Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the Servicer was required to make an Advance pursuant to this Agreement and (y) amounts deposited in the Collection Account to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Subject to the foregoing and
Section 7.02, the Master Servicer shall continue to make such Advances for so long as the Servicer is required to do so under this Agreement. If applicable, on the Business Day immediately preceding the Distribution Date, the Master Servicer shall deliver an Officer's Certificate to the Trustee and the Securities Administrator stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Any amounts deposited by the Master Servicer pursuant to this Section 9.01 shall be net of the Servicing Fee for the related Mortgage Loans.

            (b) The Master Servicer shall pay the costs of monitoring the Servicer as required hereunder (including costs associated with (i) termination of the Servicer, (ii) the appointment of a successor Servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted hereunder, seek reimbursement therefor initially from the terminated Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for out of pocket costs incurred by the Master Servicer associated with any such transfer of servicing duties from the Servicer to the Master Servicer or any other successor Servicer.

            (c) If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of the Servicer it replaces or for any errors or omissions of the Servicer.

            (d) Neither the Depositor nor the Securities Administrator shall consent to the assignment by the Servicer, rights and obligations under this Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

            Section 9.02 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master Servicer or trustees.

            Section 9.03 Representations and Warranties of the Master Servicer.
(a) The Master Servicer hereby represents and warrants to the Servicer, the Depositor, the Securities Administrator, the Certificate Insurer and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

            (i) it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

            (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
      (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

            (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

            (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

            (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

            (vii) [Reserved];

            (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

            (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

            (b) [Reserved]

            (c) It is understood and agreed that the representations and warranties set forth in this Section 9.03 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Servicer, the Depositor, the Securities Administrator, the Trustee, the Certificate Insurer and the Trust and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties contained in Section 9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section
9.03 to indemnify the Servicer, the Depositor, the Securities Administrator, the Trustee, the Certificate Insurer and the Trust constitutes the sole remedy of the Servicer, the Depositor, the Securities Administrator, the Trustee, the Certificate Insurer and the Trust, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

            Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Servicer, Depositor, the Master Servicer, Securities Administrator, the Trustee or the Certificate Insurer or notice thereof by any one of such parties to the other parties.

            Section 9.04 Master Servicer Events of Default. Each of the following shall constitute a "Master Servicer Event of Default":

            (a) any failure by the Master Servicer to cause to be deposited in the Distribution Account any payment received by it from the Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto;

            (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided that the thirty (30) day cure period shall not apply so long as the Depositor is required to file any Forms 8-K, 10-D and 10-K required by the Exchange Act with respect to the Trust Fund, the failure to comply with the requirements set forth in Section 8.12, for which the grace period shall not exceed the lesser of ten (10) calendar days or such period in which any applicable Form 8-K, 10-D and 10-K required by the Exchange Act can be timely filed (without taking into account any extensions);

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

            (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

            (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

            (f) except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Securities Administrator, the Trustee and the Depositor; or

            (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

            In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Master Servicer, may, and upon the request of the Holders of Certificates representing at least a majority of the Voting Rights shall, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

            Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee or the Depositor, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor's possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer's sole expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Mortgage Loans.

            All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Master Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any other successor Master Servicer appointed pursuant to Section 9.06) to master service shall be paid by the terminated Master Servicer; provided, however, that to the extent not previously reimbursed by the terminated Master Servicer, such fees and expenses shall be payable to the Trustee pursuant to Section 8.05.

            Upon the occurrence of a Master Servicer Event of Default, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

            Section 9.05 Waiver of Default. By a written notice, the Trustee may, with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) and shall at the direction of the Certificate Insurer, waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            Section 9.06 Successor to the Master Servicer. Upon termination of the Master Servicer's responsibilities and duties under this Agreement, the Trustee shall appoint or may petition any court of competent jurisdiction for the appointment of a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer. Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor, the Certificate Insurer and the Rating Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the Master Servicing Fee paid to such successor master servicer exceed that paid to the Master Servicer hereunder. In the event that the Master Servicer's duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor. The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(b) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

            If no successor Master Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Advances as successor Servicer; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

            Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer's actions or failure to act prior to any such termination or resignation or in connection with the Trustee's assumption as successor master servicer of such obligations, duties and responsibilities.

            Upon a successor's acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee of such appointment.

            Section 9.07 Compensation of the Master Servicer. As compensation for its activities under this Agreement, the Master Servicer shall be paid the Master Servicing Fee.

            Section 9.08 Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and Freddie Mac (provided further that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and (ii) have a net worth of not less than $25,000,000.

            Section 9.09 Resignation of the Master Servicer. Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or another successor master servicer satisfactory to the Trustee, and the Depositor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

            If at any time, Wells Fargo Bank, National Association, as Master Servicer, resigns under this Section 9.09, or is removed as Master Servicer pursuant to Section 9.04, then at such time Wells Fargo Bank, National Association shall also resign (and shall be entitled to resign) as Securities Administrator under this Agreement.

            Section 9.10 Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor and the Certificate Insurer (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee, the Certificate Insurer and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates (without giving effect to the Certificate Insurance Policy), to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

            Section 9.11 Limitation on Liability of the Master Servicer. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Securities Administrator, the Servicer or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account in accordance with the provisions of Section 9.07 and Section 9.12.

            The Master Servicer shall not be liable for any acts or omissions of the Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the performance of the obligations of the Servicer as required under this Agreement.

            Section 9.12 Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Servicer, Depositor, the Sponsor, the Securities Administrator, the Trustee, the Certificate Insurer and the Trust, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Servicer, Depositor, the Sponsor, the Securities Administrator, the Trustee, the Certificate Insurer or the Trust may sustain as a result of the Master Servicer's willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement, including any failure by the Master Servicer or any Subcontractor utilized by the Master Servicer to deliver any information, report, certification or accountants' letter when and as required under Sections 3.22, 3.23 or 8.12, including without limitation any failure by the Master Servicer to identify any Subcontractor "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB. The Depositor, the Securities Administrator, Sponsor, the Servicer, the Trustee and the Certificate Insurer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the Depositor, the Securities Administrator, the Servicer, the Trustee, the Certificate Insurer or the Trust to indemnification under this Section 9.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

            The Master Servicer agrees to indemnify and hold harmless the Trustee from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys' fees) that the Trustee may sustain as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (not including the Trustee's performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under this Agreement.

            The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in this Agreement, (ii) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, or (iii) the Master Servicer's willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under this Agreement; provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii). The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account.

                                    ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

            Section 10.01 Duties of Securities Administrator. The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

            The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non-conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

            (iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights represented by the Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

            (iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer or the Trustee.

            The Securities Administrator shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Securities Administrator complies with Section 3.02(e) as if the Securities Administrator were a "Servicer" pursuant to that Section. The Securities Administrator shall indemnify the Depositor, such Sponsor and any director, officer, employee or agent of the Depositor or such Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Securities Administrator to perform any of its obligations under Section 3.22 or Section 3.23, including without limitation any failure by the Securities Administrator to identify pursuant to Section 3.02(e) any Subcontractor that is a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Securities Administrator.

            Section 10.02 Certain Matters Affecting the Securities Administrator. Except as otherwise provided in Section 10.01:

            (i) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (ii) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv) shall derogate from the obligation of the Securities Administrator to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

            (v) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;

            (vi) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement;

            (vii) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and

            (viii) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Securities Administrator and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Distribution Account.

            The Securities Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

            Section 10.03 Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Sponsor, as the case may be, and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement, the Interest Rate Swap Agreement, or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator's execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            The Securities Administrator executes the Interest Rate Swap Agreement and the Certificates not in its individual capacity but solely as Securities Administrator of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator on behalf of the Trust Fund in the Interest Rate Swap Agreement and the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 10.04 Securities Administrator May Own Certificates. The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

            Section 10.05 Securities Administrator's Fees and Expenses. The Securities Administrator shall be entitled to the investment income earned on amounts in the Distribution Account during the Master Servicer Float Period. The Securities Administrator and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, the Interest Rate Swap Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator's duties hereunder or under such other agreements, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and
(C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account. The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

            Section 10.06 Eligibility Requirements for Securities Administrator. The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof. The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

            Any successor Securities Administrator (i) may not be an originator, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and
(iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency and rates such successor, or the equivalent rating by S&P or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 10.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

            Section 10.07 Resignation and Removal of Securities Administrator. The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor, the Swap Provider, the Certificate Insurer, the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06. If no successor Securities Administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

            If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Securities Administrator, then the Depositor may remove the Securities Administrator and appoint a successor Securities Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor Securities Administrator.

            The Certificate Insurer or the Holders of Certificates entitled to a majority of the Voting Rights may, with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld), at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Securities Administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. Notice of any removal of the Securities Administrator shall be given to each Rating Agency by the successor Securities Administrator.

            Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 10.08 hereof.

            Section 10.08 Successor Securities Administrator. Any successor Securities Administrator (which may be the Trustee) appointed as provided in
Section 10.07 hereof shall execute, acknowledge and deliver to the Swap Provider and the Depositor and to its predecessor Securities Administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein. The Depositor, the Trustee, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Securities Administrator all such rights, powers, duties, and obligations.

            No successor Securities Administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of
Section 10.06 hereof and its appointment shall not adversely affect then current rating of the Certificates, as confirmed in writing by each Rating Agency.

            Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance by the successor Securities Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

            Section 10.09 Merger or Consolidation of Securities Administrator. Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section
10.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 10.10 Assignment or Delegation of Duties by the Securities Administrator. Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the Securities Administrator shall have the right with the prior written consent of the Depositor and the Certificate Insurer (which consent shall not be unreasonably withheld or delayed), and upon delivery to the Trustee, the Certificate Insurer and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates (without giving effect to the Certificate Insurance Policy), to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder. Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor, the Certificate Insurer, the Swap Provider and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor Securities Administrator exceed that payable to the predecessor Securities Administrator.

                                   ARTICLE XI

                                   TERMINATION

            Section 11.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Sections 11.02 and 11.03, the obligations and responsibilities of the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, by Saxon, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by Saxon, at the expense of Saxon, plus accrued and unpaid interest on each Mortgage Loan at the applicable Mortgage Rate and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, and (iii) any Swap Termination Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement, and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Notwithstanding anything to the contrary contained herein, no such purchase shall be permitted, unless (i) after distribution of the proceeds thereof to the Certificateholders (other than the Holders of the Class X, Class P and Residual Certificates) pursuant to Section 11.02, the distribution of the remaining proceeds to the Class X and Class P Certificates is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM Securities are then outstanding, or (ii) prior to such purchase, the purchasing Servicer(s) shall have deposited in the related Collection Account an amount to be remitted to the NIM Trustee that, together with such remaining proceeds, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the NIM Securities, to the extent the NIM Securities are then outstanding.

            No purchase of the Mortgage Loans pursuant to this Section 11.01 shall be permitted without the Certificate Insurer's consent if the resulting amount available for distribution on the Class A Certificates would result in a draw under the Certificate Insurance Policy, or if any Reimbursed Amount or any amounts owed or reimbursable to the Certificate Insurer under this Agreement or under the Insurance Agreement would remain unpaid to the Certificate Insurer.

            Section 11.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicer determine that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts, Saxon shall direct the Securities Administrator promptly to send a Notice of Final Distribution to each Certificateholder and the Swap Provider. If Saxon elects to terminate the Trust Fund pursuant to clause (a) of
Section 11.01, by the 25th day of the month preceding the month of the final distribution, Saxon shall notify the Depositor, the Master Servicer and the Securities Administrator of the date Saxon intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Securities Administrator for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Servicer the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicer, the Master Servicer, the Securities Administrator, the Depositor, the Certificate Insurer and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02 and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 11.03 Additional Termination Requirements. In the event Saxon exercises its purchase option with respect to the Mortgage Loans as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of Saxon, to the effect that the failure to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding:

            (a) The Securities Administrator shall sell all of the assets of the Trust Fund to Saxon and, no later than the next Distribution Date after such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each Trust REMIC; and

            (b) The Securities Administrator shall attach a statement to the final federal income tax return for each Trust REMIC stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such Trust REMIC was the date on which the Securities Administrator sold the assets of the Trust Fund to Saxon.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Certificate Insurer, without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein,
(iii) to add to the duties of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any amendment pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator or the Trust
Fund), adversely affect in any material respect the interests of any Certificateholder; and provided, further, that any such amendment pursuant to clause (iv) or (v) above shall be deemed not to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination by such Rating Agency as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicer, with the consent of the Certificate Insurer, also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC and Grantor Trust under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC or Grantor Trust pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or
(iii) comply with any other requirements of the Code or to facilitate the administration and reporting of each Trust REMIC or Grantor Trust; provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code; provided, however, that any amendment that would otherwise require the consent of Holders pursuant to the next paragraph shall be made only pursuant to the terms of the next paragraph.

            This Agreement may also be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Certificate Insurer and the Holders of Certificates evidencing Percentage Interests aggregating not less than 66(2)/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66(2)/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding; provided, further, that, without the consent of the Holders of a majority of the Certificates then Outstanding, no such amendment shall result in a Significant Change to a Permitted Activity.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any such Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies and the Swap Provider (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee, the Master Servicer or the Securities Administrator to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator or the Trust Fund), satisfactory to the Trustee, the Master Servicer or the Securities Administrator that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with (including the obtaining of any required consents); and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.

            Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Swap Provider if such amendment materially and adversely affects the rights or interests of the Swap Provider.

            Section 12.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the direction and expense of the Depositor, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 12.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 12.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

            Section 12.05 Notices. (a) The Securities Administrator shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) Any material change or amendment to this Agreement;

            (ii) The occurrence of any Event of Default that has not been cured;

            (iii) The resignation or termination of the Servicer, the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

            (iv) The repurchase or substitution of Mortgage Loans pursuant to
      Section 2.03; and

            (v) The final payment to Certificateholders.

            (b) In addition, the Securities Administrator shall promptly furnish to each Rating Agency copies (which may be provided electronically via the Securities Administrator's website) of the following:

            (i) Each report to Certificateholders described in Section 4.03; and

            (ii) Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

            All directions, demands, consents and notices hereunder shall be in writing (unless otherwise indicated in this paragraph) and shall be deemed to have been duly given when delivered to: (a) in the case of the Depositor, Morgan Stanley ABS Capital I Inc. (1) Steven Shapiro, Morgan Stanley - SPG Finance, 1585 Broadway, 10th Floor, New York, New York 10036; (2) Jeff Williams, Morgan Stanley - Servicing Oversight, 5002 T-Rex Ave., Suite 300, Boca Raton, Florida 33431; (3) Peter Woroniecki, Morgan Stanley - Whole Loan Operations, 750 Seventh Avenue, New York, New York 10019; (4) Scott Samlin, Morgan Stanley - RFPG, 1585 Broadway, 38th Floor, New York, New York 10036; and (5) in the case of a direction or demand, notification to the following email addresses:
Jeff.Williams@ morganstanley.com, Steven.Shapiro@morganstanley.com,
Scott.Samlin@morganstanley.com and John.Monaghan@ morganstanley.com; or such other address as may be hereafter furnished to the other parties hereto by the Depositor in writing; (b) in the case of Saxon, to Saxon Mortgage Services, Inc., 4708 Mercantile Drive, Fort Worth, Texas 76137 Attention: David Dill, President, with a copy to Saxon Capital, Inc., 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060, Attention: Legal Department, or such other address as may be hereafter furnished to the parties in writing; (c) in the case of Wells Fargo in its capacity as Securities Administrator and Master Servicer, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, or such other address as may be hereafter furnished to the other parties hereto and the Swap Provider by Wells Fargo in writing or, in the case of Mortgage Loan document release requests and other document inquiries to 24 Executive Park Center, Suite 100, Irvine, California 92614, Attention: MSAC 2007-NC4 or such other address as the Securities Administrator may hereafter furnish to the other parties hereto and the Swap Provider by the Securities Administrator in writing; provided, however, all reports, statements, certifications and information required to be provided to the Securities Administrator pursuant to Section 8.12 for filing shall be electronically forwarded to cts.sec.notification@wellsfargo.com; (d) in the case of the Trustee, to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration-MS07C4 or such other address as the Trustee may hereafter furnish to the other parties hereto and the Swap Provider by the Trustee in writing; (e) in the case of the Swap Provider, Morgan Stanley Capital Services Inc., Transaction Management Group, 1585 Broadway, New York, New York 10036-8293, Attention: Chief Legal Officer, Facsimile No. (212) 507-4622, or such other address as may be hereafter furnished to the other parties hereto by the Swap Provider in writing; (f) in the case of the Certificate Insurer, Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017, Attention: Structured Finance Surveillance, Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 and (g) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07 Assignment; Sales; Advance Facilities. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.04, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee, the Certificate Insurer and the Depositor; provided, however, the Servicer is hereby authorized to enter into an Advance Facility under which (l) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

            Reimbursement amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

            The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

            The documentation establishing any Advance Facility shall require that reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out"
(FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each applicable Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

            Any amendment to this Section 12.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 12.07, including amendments to add provisions relating to a successor Servicer, with the consent of the Certificate Insurer, may be entered into by the Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates (without giving effect to the Certificate Insurance Policy). Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and none of the Trustee, the Securities Administrator and the Trust are otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) none of the Securities Administrator, the Master Servicer or the Trustee shall have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

            Section 12.08 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third-party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.09 Inspection and Audit Rights. The Servicer agrees that, on 5 Business Days prior notice, it will permit any representative of the Depositor, the Master Servicer, the Certificate Insurer or the Trustee during such Person's normal business hours, to examine all the books of account, records, reports and other papers of such Person relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Master Servicer or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense of the Servicer incident to the exercise by the Depositor, the Master Servicer, the Certificate Insurer or the Trustee of any right under this Section 12.09 shall be borne by the Servicer.

            Section 12.10 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

            Section 12.11 Rule of Construction. Article and section headings are for the convenience of the reader and shall not be considered in interpreting this Agreement or the intent of the parties hereto.

            Section 12.12 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 12.13 Rights of the Third Parties. The Swap Provider, the Certificate Insurer and each Person entitled to indemnification hereunder who is not a party hereto, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

            Section 12.14 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with all reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Servicer, the Securities Administrator, the Master Servicer and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Securities Administrator, the Master Servicer and the Trustee, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

            Section 12.15 The Certificate Insurer Default. Any right conferred to the Certificate Insurer under this Agreement shall be suspended during any period in which a Certificate Insurer Default exists or if and to the extent the Certificate Insurer has delivered its written renunciation of all of its rights under this Agreement. At such time as the Class A Certificates are no longer outstanding under this Agreement, and no amounts owed to the Certificate Insurer under this Agreement, under the Certificate Insurance Policy and under the Insurance Agreement remain unpaid, the Certificate Insurer's rights under this Agreement shall terminate.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MORGAN STANLEY ABS CAPITAL I INC.,
                                          as Depositor

                                       By: /s/ Steven Shapiro
                                          --------------------------------------
                                          Name:  Steven Shapiro
                                          Title: Vice President

                                       SAXON MORTGAGE SERVICES, INC.,
                                          as Servicer

                                          By: /s/ David L. Dill
                                          --------------------------------------
                                          Name:  David L. Dill
                                          Title: Chief Executive Officer and
                                                 President

                                       WELLS FARGO BANK NATIONAL ASSOCIATION,
                                          as Master Servicer and Securities
                                          Administrator

                                          By: /s/ Carla S. Walker
                                          --------------------------------------
                                          Name:  Carla S. Walker
                                          Title: Vice President

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          solely as Trustee and not in its
                                          individual capacity

                                          By: /s/ Karlene Benvenuto
                                          --------------------------------------
                                          Name:  Karlene Benvenuto
                                          Title: Authorized Signer

                                          By:  /s/ Barbara Campbell
                                          --------------------------------------
                                          Name:  Barbara Campbell
                                          Title: Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule

           (Delivered to the Securities Administrator and the Trustee and not attached to the Pooling and Servicing Agreement)

                                   SCHEDULE II

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
                       Mortgage Pass-Through Certificates,
                                 Series 2007-NC4

                     Representations and Warranties of Saxon
                     ---------------------------------------

            Saxon hereby makes with respect to the Mortgage Loans the following representations and warranties to the Depositor, the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee as of the Closing Date. Capitalized terms used but not otherwise defined shall have the meaning ascribed thereto in the Agreement to which this Schedule II is attached.

            (a) The Servicer is duly organized as a corporation and is validly existing and in good standing under the laws of the State of Texas and is licensed and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by the Servicer in any state in which a Mortgaged Property securing a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

            (b) The Servicer has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (c) The execution and delivery of this Pooling and Servicing Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect,
      (x) the ability of the Servicer to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

            (d) The Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac;

            (e) No action, suit, proceeding or investigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and Servicing Agreement or which, either in any one instance or in the aggregate, may reasonably be expected to result in a material adverse change in business, operations, financial conditions, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Pooling and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Pooling and Servicing Agreement;

            (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Pooling and Servicing Agreement or the consummation by the Servicer of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

            (g) The Servicer represents that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Servicer can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

            a. With respect to each Mortgage Loan, to the extent the Servicer serviced such Mortgage Loan and to the extent the Servicer provided monthly reports to the three credit repositories, the Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulation, accurate and complete information i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the national credit repositories), on a monthly basis.

                                  SCHEDULE II-A

                 Further Representations and Warranties of Saxon
                 -----------------------------------------------

            (h) Mortgage Loan Schedule. With respect to each Mortgage Loan, as of the applicable Cut-off Date, each of (1) the last Due Date on which a payment was actually applied to the outstanding principal balance of each Mortgage Loan;
(2) the Stated Principal Balance of each Mortgage Loan, after deduction of payments of principal due and collected on or before the applicable Cut-off Date; and (3) the Servicing Transfer Date for each Mortgage Loan, in each case, as listed on the Mortgage Loan Schedule, is true and correct;

            (i) Payments Current. Unless otherwise indicated on the related Mortgage Loan Schedule, with respect to each Mortgage Loan, no Scheduled Payment is 30 days or more Delinquent as of the Cut-off Date nor has any Payment been 30 days or more Delinquent at any time from and after the Servicing Transfer Date through the Cut-off Date;

            (j) Original Terms Unmodified. With respect to each Mortgage Loan, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified by or on behalf of the Servicer from and after the Servicing Transfer Date;

            (k) No Satisfaction of Mortgage. With respect to each Mortgage Loan, since the related Servicing Transfer Date and except for prepayments in full, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. From and after the Servicing Transfer Date, the Servicer has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Servicer waived any default resulting from any action or inaction by the Mortgagor;

            (l) No Defaults. With respect to each Mortgage Loan, to the best knowledge of the Servicer, other than payments due but not yet 30 days Delinquent, there is no material default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note;

            (m) Escrow Payments/Interest Rate Adjustments. With respect to each Mortgage Loan, since the Servicing Transfer Date, the servicing and collection practices used by the Servicer with respect to such Mortgage Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all material respects legal and proper. With respect to escrow deposits and Escrow Payments, if any, all such deposits and payments received by the Servicer are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage (to the extent not otherwise prohibited by law). From and after the Servicing Transfer Date, all Mortgage Rate adjustments (if any) have been made in strict compliance with state and federal law and the terms of the related Mortgage Note;

            (n) Other Insurance Policies. The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located; and

            (o) Servicemembers Civil Relief Act. With respect to each Mortgage Loan, from and after the Servicing Transfer Date, no Mortgagor has notified the Servicer, and the Servicer has no knowledge, of any relief requested and allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state or local law.

                                  SCHEDULE III

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
                       Mortgage Pass-Through Certificates,
                                 Series 2007-NC4

              Representations and Warranties of Morgan Stanley ABS
                     Capital I Inc. as to the Mortgage Loans
                     ---------------------------------------

            The Depositor hereby makes with respect to the Mortgage Loans the following representations and warranties to the Master Servicer, the Securities Administrator, the Certificate Insurer and the Trustee as of the Closing Date. Capitalized terms used but not otherwise defined shall have the meaning ascribed thereto in the Agreement to which this Schedule III is attached.

(1) Immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trust on the Closing Date, the Depositor had good title to the Mortgage Loans, free and clear of any liens, charges, claims or encumbrances whatsoever.

                                    EXHIBIT A

[To be added to any Class A-1 Certificate while it remains a Private
Certificate:
IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR LETTER (THE "TRANSFEROR LETTER") IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER (THE "144A LETTER") IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.]

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

Certificate No.                          :             A-1-[  ]
                                                       A-2a-[  ]
                                                       A-2b-[  ]
                                                       A-2c-[  ]
                                                       A-2d-[  ]
                                                       M-1-[  ]
                                                       M-2- [  ]
                                                       B-1-[  ]
                                                       B-2-[  ]
                                                       B-3-[  ]
                                                       B-4-[  ]
                                                       B-5-[  ]

Cut-off Date                             :             May 1, 2007

First Distribution Date                  :             June 29, 2007

Initial Certificate Balance of this
Certificate ("Denomination")             :             $[                    ]

Initial Certificate Balances of all
Certificates of this Class               :

                                                       [A-1]  $208,600,000
                                                       [A-2a] $337,200,000
                                                       [A-2b] $ 68,250,000
                                                       [A-2c] $165,000,000
                                                       [A-2d] $ 96,775,000
                                                       [M-1]  $ 12,609,000
                                                       [M-2]  $ 19,965,000
                                                       [B-1]  $ 18,389,000
                                                       [B-2]  $  9,457,000
                                                       [B-3]  $ 21,016,000
                                                       [B-4]  $ 13,135,000
                                                       [B-5]  $ 19,965,000

CUSIP                                    :             [A-1]    61755E AA6
                                                       [A-2a]   61755E AB4
                                                       [A-2b]   61755E AC2
                                                       [A-2c]   61755E AD0
                                                       [A-2d]   61755E AE8
                                                       [M-1]    61755E AF5
                                                       [M-2]    61755E AG3
                                                       [B-1]    61755E AH1
                                                       [B-2]    61755E AJ7
                                                       [B-3]    61755E AK4
                                                       [B-4]    61755E AL2
                                                       [B-5]    61755E AM0

ISIN                                     :             [A-1]  US61755EAA64
                                                       [A-2a] US61755EAB48
                                                       [A-2b] US61755EAC21
                                                       [A-2c] US61755EAD04
                                                       [A-2d] US61755EAE86
                                                       [M-1]  US61755EAF51
                                                       [M-2]  US61755EAG35
                                                       [B-1]  US61755EAH18
                                                       [B-2]  US61755EAJ73
                                                       [B-3]  US61755EAK47
                                                       [B-4]  US61755EAL20
                                                       [B-5]  US61755EAM03

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
               Mortgage Pass-Through Certificates, Series 2007-NC4
                         [Class A-][Class M-][Class B-]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                    * * *

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as Securities Administrator

                                       By:____________________________________

Authenticated:

By _________________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                        MORGAN STANLEY ABS CAPITAL I INC.
                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date, provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Securities Administrator, the Trustee and their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, the Trustee nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, Saxon Mortgage Services, Inc. will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:________________________________________

_____________________________________________________________________________.

                                        ______________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to ______________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

   This information is provided by ___________________________________, the assignee named above, or __________________________________ , as its agent.

                                    EXHIBIT B

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

NO TRANSFER OF ANY CLASS P CERTIFICATES SHALL BE MADE UNLESS THE PROPOSED TRANSFEREE OF SUCH CLASS P CERTIFICATE PROVIDES TO THE SECURITIES ADMINISTRATOR THE APPROPRIATE TAX CERTIFICATION FORM (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, W-8EXP OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO)) AND AGREES TO UPDATE SUCH FORMS (I) UPON EXPIRATION OF ANY SUCH FORM, (II) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT SUCH FORM HAS BECOME OBSOLETE OR INCORRECT, AS A CONDITION TO SUCH TRANSFER. UNDER THE AGREEMENT, UPON RECEIPT OF ANY SUCH TAX CERTIFICATION FORM FROM A TRANSFEREE OF ANY CLASS P CERTIFICATE, THE SECURITIES ADMINISTRATOR SHALL FORWARD SUCH TAX CERTIFICATION FORM PROVIDED TO IT TO THE SWAP PROVIDER. EACH HOLDER OF A CLASS P CERTIFICATE AND EACH TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE SECURITIES ADMINISTRATOR FORWARDING TO THE SWAP PROVIDER ANY SUCH TAX CERTIFICATION FORM IT HAS PROVIDED AND UPDATED IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS. ANY PURPORTED SALES OR TRANSFERS OF ANY CLASS P CERTIFICATE TO A TRANSFEREE WHICH DOES NOT COMPLY WITH THESE REQUIREMENTS SHALL BE DEEMED NULL AND VOID UNDER THIS AGREEMENT.

Certificate No.                   :               P-1

Cut-off Date                      :               May 1, 2007

First Distribution Date           :               June 29, 2007

Percentage Interest of this
Certificate ("Denomination")      :               [___]%

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
               Mortgage Pass-Through Certificates, Series 2007-NC4
                                     Class P

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________], is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws or is made in accordance with the Securities Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act or is being made pursuant to the Securities Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as Securities Administrator

                                       By:____________________________________

Authenticated:

By _________________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Securities Administrator, the Trustee and their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, Saxon Mortgage Services, Inc. will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________.

                                        ______________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to ______________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

   This information is provided by ___________________________________, the assignee named above, or __________________________________ , as its agent.

                                   EXHIBIT C-1

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (I) TO A PERSON OTHER THAN A PERMITTED TRANSFEREE IN COMPLIANCE WITH SECTION 5.02(C) OF THE AGREEMENT, OR (II) UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO
SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                      :             R-1

Cut-off Date                         :             May 1, 2007

First Distribution Date              :             June 29, 2007

Percentage Interest of this          :             100%
Certificate ("Denomination")

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
               Mortgage Pass-Through Certificates, Series 2007-NC4

                                     Class R

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class R Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Securities Administrator, the Servicer, the Depositor or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

(i) Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as Securities Administrator

                                       By ____________________________________

Authenticated:

By _________________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Securities Administrator, the Trustee and their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, the Trustee nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, Saxon Mortgage Services, Inc. will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:___________________________________________

_____________________________________________________________________________.

                                        ______________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to ______________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

   This information is provided by ___________________________________, the assignee named above, or __________________________________ , as its agent.

                                   EXHIBIT C-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN FOUR "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED (I) TO A PERSON OTHER THAN A PERMITTED TRANSFEREE IN COMPLIANCE WITH SECTION 5.02(C) OF THE AGREEMENT, OR (II) UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO
SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                      :             RX-1

Cut-off Date                         :             May 1, 2007

First Distribution Date              :             June 29, 2007

Percentage Interest of this          :             100%
Certificate ("Denomination")

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
               Mortgage Pass-Through Certificates, Series 2007-NC4
                                    Class RX

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class RX Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class RX Certificates pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class RX Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class RX Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Securities Administrator, the Servicer, the Depositor or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class RX Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class RX Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class RX Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class RX Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class RX Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class RX Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class RX Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class RX Certificate, (C) not to cause income with respect to the Class RX Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class RX Certificate or to cause the Transfer of the Ownership Interest in this Class RX Certificate to any other Person if it has actual knowledge that such Person is a Non-Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class RX Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

(i) Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as Securities Administrator

                                       By ____________________________________

Authenticated:

By _________________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4

                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Securities Administrator, the Trustee and their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, the Trustee nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, Saxon Mortgage Services, Inc. will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________.

                                        ______________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to ______________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

   This information is provided by ___________________________________, the assignee named above, or __________________________________ , as its agent.

                                    EXHIBIT D

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

NO TRANSFER OF ANY CLASS X CERTIFICATES SHALL BE MADE UNLESS THE PROPOSED TRANSFEREE OF SUCH CLASS X CERTIFICATE PROVIDES TO THE SECURITIES ADMINISTRATOR THE APPROPRIATE TAX CERTIFICATION FORM (I.E., IRS FORM W-9 OR IRS FORM W-8BEN, W-8IMY, W-8EXP OR W-8ECI, AS APPLICABLE (OR ANY SUCCESSOR FORM THERETO)) AND AGREES TO UPDATE SUCH FORMS (I) UPON EXPIRATION OF ANY SUCH FORM, (II) AS REQUIRED UNDER THEN APPLICABLE U.S. TREASURY REGULATIONS AND (III) PROMPTLY UPON LEARNING THAT SUCH FORM HAS BECOME OBSOLETE OR INCORRECT, AS A CONDITION TO SUCH TRANSFER. UNDER THE AGREEMENT, UPON RECEIPT OF ANY SUCH TAX CERTIFICATION FORM FROM A TRANSFEREE OF ANY CLASS X CERTIFICATE, THE SECURITIES ADMINISTRATOR SHALL FORWARD SUCH TAX CERTIFICATION FORM PROVIDED TO IT TO THE SWAP PROVIDER. EACH HOLDER OF A CLASS X CERTIFICATE AND EACH TRANSFEREE THEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE SECURITIES ADMINISTRATOR FORWARDING TO THE SWAP PROVIDER ANY SUCH TAX CERTIFICATION FORM IT HAS PROVIDED AND UPDATED IN ACCORDANCE WITH THESE TRANSFER RESTRICTIONS. ANY PURPORTED SALES OR TRANSFERS OF ANY CLASS X CERTIFICATE TO A TRANSFEREE WHICH DOES NOT COMPLY WITH THESE REQUIREMENTS SHALL BE DEEMED NULL AND VOID UNDER THIS AGREEMENT.

Certificate No.                        :           X-1

Cut-off Date                           :           May 1, 2007

First Distribution Date                :           June 29, 2007

Percentage Interest of this
Certificate ("Denomination")           :           [___]%

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
               Mortgage Pass-Through Certificates, Series 2007-NC4

                                     Class X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________], is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Certificate Balance or Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws or is made in accordance with the Securities Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act or is being made pursuant to the Securities Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law") or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator, or (ii) if the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Servicer or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Securities Administrator or the Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

(i) Dated:

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as Securities Administrator

                                       By:____________________________________

Authenticated:

By _________________________________________
   Authorized Signatory of
   WELLS FARGO BANK, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Securities Administrator

                        MORGAN STANLEY ABS CAPITAL I INC.

                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee not the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the parties to the Agreement with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Securities Administrator, the Trustee and their respective agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, the Trustee nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, Saxon Mortgage Services, Inc. will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________.

                                        ______________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number _____________________, or, if mailed by check, to ______________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

   This information is provided by ___________________________________, the assignee named above, or __________________________________ , as its agent.

                                    EXHIBIT E

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                  June 20, 2007

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 38th Floor
New York, New York 10036

Saxon Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, Texas 76137

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  MSAC 2007-NC4

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention:  Corporate Communications Department

      Re: Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Saxon Mortgage Services, Inc., as Servicer, and Deutsche Bank National Trust Company, as Trustee, Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC4
            --------------------------------------------------------------------

Ladies and Gentlemen:

      In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), for each Mortgage Loan listed in the Mortgage Loan Schedule for which the undersigned is acting as Trustee (other than any Mortgage Loan listed in the attached schedule), it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) except with respect to MERS Designated Mortgage Loans, an executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness, suitability, perfection or priority of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT F

                  FORM OF DOCUMENT CERTIFICATION AND EXCEPTION
                                REPORT OF TRUSTEE

                                     [date]

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 38th Floor
New York, New York 10036

Saxon Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, Texas 76137

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  MSAC 2007-NC4

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention:  Corporate Communications Department

      Re: Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Saxon Mortgage Services, Inc., as Servicer, and Deutsche Bank National Trust Company, as Trustee, Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC4
            --------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) The original Mortgage Note, endorsed in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

            (ii) The original or county certified recorded Mortgage.

            (iii) Except with respect to MERS Designated Mortgage Loans, an executed assignment of the Mortgage endorsed in blank, which may be included in a blanket assignment or assignments in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement; or, if the Original Loan Seller or the Depositor has certified that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

            (iv) Except with respect to MERS Designated Mortgage Loans, the original or county certified recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

            (v) The original or copy of lender's title policy, and all riders thereto or any one of an original title binder, an original preliminary title report or an original title commitment;

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (7) and (9) of the Mortgage Loan Schedule accurately reflects information set forth in the Custodial File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectibility, insurability, effectiveness, suitability, perfection or priority of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT G

                           RESIDUAL TRANSFER AFFIDAVIT

          Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC4,
                       Mortgage Pass-Through Certificates,
                                 Series 2007-NC4

STATE OF                )
                        )  ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            a. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class [R][RX] Certificate (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), relating to the above-referenced Series, by and among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association ("Wells Fargo"), as Securities Administrator and as Master Servicer, Saxon Mortgage Services, Inc., as Servicer, and Deutsche Bank National Trust Company, as Trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            b. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Residual Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            c. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are Non-Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Non-Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            d. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Residual Certificate if at any time during the taxable year of the pass-through entity a Person that is a Non-Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            e. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Residual Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            f. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Residual Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is a Non-Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that, among other things, such Transferee has no actual knowledge that the Person to which the Transfer is to be made is a Non-Permitted Transferee.

            g. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate. The Transferee has historically paid its debts as they have come due and intends to pay its debts as they come due in the future. The Transferee intends to pay all taxes due with respect to the Residual Certificate as they become due.

            h.    The Transferee's taxpayer identification number is __________.

            i. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            j. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            k. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            l. Check the applicable paragraph:

            / / The present value of the anticipated tax liabilities associated with holding the Residual Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Residual Certificate;

            (ii) the present value of the expected future distributions on such Residual Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            / / The transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

                  None of the above.

            m. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or
                  Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

                                    * * *

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20__.

                                              ________________________________
                                              Print Name of Transferee

                                             By:________________________________
                                                Name:
                                                Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this day of , 20__.

                                          ____________________________________
                                                    NOTARY PUBLIC

                                          My Commission expires the __ day
                                                 of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

Morgan Stanley ABS Capital I Inc.
1585 Broadway, 38th Floor
New York, New York 10036
Attention:  [__]

Wells Fargo Bank, National Association
as Securities Administrator
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: MSAC 2007-NC4

            Re: Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC4, Mortgage Pass-Through Certificates, Series 2007-NC4, Class
                  ----------------------------------------------------------

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (i) we have no knowledge the Transferee is a Non-Permitted Transferee, (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                       Very truly yours,

                                              ________________________________
                                              Print Name of Transferor

                                              By:______________________________
                                                   Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

Morgan Stanley ABS Capital I Inc.,
1585 Broadway, 38th Floor
New York, New York 10036
Attention:  [______]

Morgan Stanley Capital Services Inc.,
as Swap Provider
1585 Broadway
New York, New York 10036
Attention:  NY ISD SPV Team

Wells Fargo Bank, National Association
as Securities Administrator
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: MSAC 2007-NC4

            Re: Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC4, Mortgage Pass-Through Certificates, Series 2007-NC4, Class
                  ----------------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are purchasing a Class A-1, Class A-2a, Class A-2b, Class A-2c, Class A-2d, Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificate or we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to
Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan subject to materially similar provisions of applicable federal, state or local law, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or, with respect to a Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            In connection with our purchase of the Certificates, we acknowledge and agree that (i) none of you nor any of your affiliates is acting as a fiduciary or financial or investment adviser for us; (ii) we are not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of any of you or your affiliates with respect to the Certificates; (iii) none of you nor any of your affiliates has given to us (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of our purchase of the Certificates; (iv) we have performed our own diligence to the extent we have deemed necessary and we have consulted with our own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent that we have deemed necessary, and we have made our own investment decisions based upon our own judgment and upon any advice from such advisers as we have deemed necessary and appropriate and not upon any view expressed by any of you or your affiliates with respect to the Certificates; (v) none of you nor any of your affiliates will be obligated to make payments on the Certificates in the event that the assets of the trust is insufficient to provide for such payments; (vi) you and your affiliates may have positions and may effect transactions in any of the Series 2007-NC4 securities; and (vii) we are familiar with the Certificates and have reviewed and understand the related pooling and servicing agreement, the prospectus supplement and prospectus relating to Series 2007-NC4 and the other material transaction documents related thereto.

The Transferee's taxpayer identification number is __________. The Transferee attaches hereto Forms W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9. The Transferee hereby consents to the attached Forms being provided to the Swap Provider.

                                                            ANNEX 1 TO EXHIBIT I

              QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
              --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $ (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
                        Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Broker dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "Securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                              ________________________________
                                              Print Name of Transferee

                                              By:_______________________________
                                                 Name:
                                                 Title:

                                             Date:______________________________

-------------------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "Securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        _______________________________________
                                              Print Name of Transferee

                                        By:____________________________________
                                           Name:
                                           Title:

                                        IF AN ADVISER:

                                        ______________________________________
                                                 Print Name of Buyer

                                        Date:__________________________________

                                    EXHIBIT J

                           FORM OF REQUEST FOR RELEASE
                                  (for Trustee)

To:  Trustee

            Re: In connection with the administration of the Mortgage Loans held by you as the Trustee on behalf of the Certificateholders, pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Saxon Mortgage Services, Inc., as Servicer, and Deutsche Bank National Trust Company, as Trustee, Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC4
                  --------------------------------------------------------------

Mortgagor's Name, Address & Zip Code:
-------------------------------------

Mortgage Loan Number:
---------------------

Send Custodial File to:
-----------------------

Delivery Method (check one)
---------------------------

____1.      Regular mail

____2.      Overnight courier (Tracking information:        )

            If neither box 1 nor 2 is checked, regular mail shall be assumed.

Reason for Requesting Documents (check one)

____1. Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to its Collection Account as provided in the Pooling and Servicing Agreement.)

____2. Mortgage Loan Repurchase Pursuant to Subsection 2.03 of the Pooling and Servicing Agreement. (The Servicer hereby certifies that the repurchase price has been credited to Collection Account as provided in the Pooling and Servicing Agreement.)

____3. Mortgage Loan Liquidated By _________________. (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to its Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.      Mortgage Loan in Foreclosure.

____5.      Other
            (explain).____________________________________________________

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form if requested by us.

                                       SAXON MORTGAGE SERVICES, INC.,
                                          as Servicer

                                       By:____________________________________
                                          Name:
                                          Title:
                                          Date:

ACKNOWLEDGED AND AGREED:

 DEUTSCHE BANK NATIONAL TRUST COMPANY,
   as Trustee

By:____________________________________
   Name:
   Title:
   Date:

                                    EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Sponsor and which shall be retained by the Servicer or delivered to and retained by the Trustee:

      (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, unless the Trustee is advised in writing by the Depositor that state law does not so allow;

      (b) the original of any guaranty executed in connection with the Mortgage Note, if any;

      (c) the original Mortgage, or photocopy where an original is not required, with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If, in connection with any Mortgage Loan, the original Mortgage cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Depositor shall deliver or cause to be delivered to the Trustee a photocopy of such Mortgage certified by the Original Loan Seller or the Depositor, title company, escrow company or attorney, as applicable, to be a true and complete copy of such Mortgage and shall forward or cause to be forwarded to the Trustee such original recorded Mortgage within 14 days following the Depositor's receipt of such Mortgage from the applicable public recording office; or in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

      (d) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

      (e) the original Assignment of Mortgage for each Mortgage Loan endorsed in blank, which may be included in a blanket assignment or assignments (except with respect to MERS Designated Mortgage Loans);

      (f) the original, or photocopy where an original is not required, of all intervening assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon or a certified true copy of such intervening assignments of Mortgage submitted for recording, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of Mortgage, the Depositor shall deliver or cause to be delivered a photocopy of such intervening assignment, certified by the Original Loan Seller or the Depositor, title company, escrow company or attorney, as applicable, to be a true and complete copy of such intervening assignment and shall forward or cause to be forwarded to the Trustee such original recorded intervening assignment within 14 days following the Depositor's receipt of such from the applicable public recording office; or in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

      (g) the original mortgagee title insurance policy, a photocopy of the mortgage title insurance policy, or attorney's opinion of title and abstract of title, or, in the event such title policy is unavailable, a copy of the related policy binder or commitment for title from the title insurance company; and

      (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

      (i)   Residential loan application.

      (j)   Mortgage Loan closing statement.

      (k)   Verification of employment and income, if applicable.

      (l) Verification of acceptable evidence of source and amount of down payment.

      (m)   Credit report on Mortgagor.

      (n)   Residential appraisal report.

      (o)   Photograph of the Mortgaged Property.

      (p)   Survey of the Mortgaged Property.

      (q) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

      (r)   All required disclosure statements.

      (s) If required in an appraisal, termite report, structural engineer's report, water potability and septic certification.

      (t)   Sales contract, if applicable.

            Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT L

                           FORM OF CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K
                             -----------------------

      Re: Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-NC4, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Saxon Mortgage Services, Inc., as Servicer, and Deutsche Bank National Trust Company, as Trustee, Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC4
            --------------------------------------------------------------------

I, [identify the certifying individual], certify that:

      a. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 10-D (collectively with this Annual Report, the "Reports") required to be filed in respect of period covered by this Annual Report, of the Trust;

      b. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

      c. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this Annual Report is included in the Reports;

      d. Based on my knowledge and the compliance statements required in this Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Servicer have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

      e. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this Annual Report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee, the Master Servicer, the Securities Administrator and the Servicer.

Date: ________________________________

   ____________________________________
   [Signature]
   [Title]

                                    EXHIBIT M

                       FORM OF ANNUAL CERTIFICATION TO BE
                         PROVIDED TO THE MASTER SERVICER

      Re: Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-NC4, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Saxon Mortgage Services, Inc., as Servicer, and Deutsche Bank National Trust Company, as Trustee, Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC4
            --------------------------------------------------------------------

      I, ________________________________, the _______________________ of [NAME
      OF COMPANY], certify to [the Purchaser], [the Depositor], and the Master Servicer [,Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

      (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and
      Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to Wells Fargo pursuant to the Agreement (collectively, the "Company Servicing Information");

      (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

      (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to Wells Fargo;

      (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

      (5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to Wells Fargo. Any material instances of noncompliance described in such reports have been disclosed to Wells Fargo. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By:
Name:       ________________________________

                                    EXHIBIT N

                      FORM OF CERTIFICATION TO BE PROVIDED
                              BY SAXON TO DEPOSITOR

      Re: Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-NC4, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and as Securities Administrator, Saxon Mortgage Services, Inc., as Servicer, and Deutsche Bank National Trust Company, as Trustee, Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC4
            --------------------------------------------------------------------

            Saxon certifies to the Depositor and the Trustee, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            a. Saxon has reviewed the servicer compliance statement of Saxon and the compliance statements of each Subservicer, if any, engaged by Saxon provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of Saxon's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of Saxon and of each Subservicer or Subcontractor, if any, engaged or utilized by Saxon provided to the Depositor and the Trustee for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by Saxon during 200[ ] that were delivered or caused to be delivered by Saxon pursuant to the Agreement (collectively, the "Servicing Information");

            b. Based on Saxon's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

            c. Based on Saxon's knowledge, the servicing information required to be provided to the Trustee by Saxon pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

            d. Based on Saxon's knowledge and the compliance review conducted in preparing Compliance Statement of Saxon and, if applicable, reviewing each Compliance Statement of each Subservicer, if any, engaged by Saxon, and except as disclosed in such Compliance Statement[(s)], Saxon [(directly and through its Subservicer, if any)] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

            e. Each Servicing Assessment of Saxon and of each Subservicer or Subcontractor, if any, engaged or utilized by Saxon and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

      Date: ______________________________

      By:   ______________________________

      Name: ______________________________

      Title: ______________________________

                                    EXHIBIT O

                       FORM OF SERVICER POWER OF ATTORNEY

When Recorded Mail To:

Saxon Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, Texas 76137

LIMITED POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, and having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration MSAC 2007-NC4, as Trustee (the "Trustee"), pursuant to that Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 Pooling and Servicing Agreement, dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association ("Wells Fargo"), as master servicer (the "Master Servicer") and as securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc., as Servicer ("Saxon"), and the Trustee, hereby constitutes and appoints Saxon by and through Saxon's officers, the Trustee's true and lawful Attorney in fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by Saxon pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust" respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which Saxon is acting as servicer. This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

      1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

      2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain or any other subordination permissible under the Pooling and Servicing Agreement; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

      3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

      4.    The completion of loan assumption agreements.

      5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

      6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

      7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

      8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

                  a. the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

                  b. the preparation and issuance of statements of breach or non-performance;

                  c. the preparation and filing of notices of default and/or notices of sale;

                  d. the cancellation/rescission of notices of default and/or notices of sale;

                  e.    the taking of deed in lieu of foreclosure; and

                  f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

      9. With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

            a.    listing agreements;

            b.    purchase and sale agreements;

            c. grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

            d.    escrow instructions; and

            e. any and all documents necessary to effect the transfer of property.

      10. The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

      11. Actions to preserve or enforce the lien created by the Mortgage or Deed of Trust, including but not limited to assertion of claims under title insurance policies and through judicial or administration action.

            The undersigned gives said Attorney-in-fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-fact shall be effective as of June 20, 2007.

            This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

            Nothing contained herein shall (i) limit in any manner any indemnification provided by Saxon to the Trustee under the Agreement, or (ii) be construed to grant Saxon the power to initiate or defend any suit, litigation or proceeding in the name of the Trustee except as specifically provided for herein. If Saxon receives any notice of suit, litigation or proceeding in the name of the Trustee, then Saxon shall promptly forward a copy of same to the Trustee.

            This limited power of attorney is not intended to extend the powers granted to Saxon under the Agreement or to allow Saxon to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

            Saxon hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by Saxon of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

            This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

            Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

            IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

                                       Deutsche Bank National Trust Company,
                                           as Trustee

                                       By:____________________________________
                                          Name:
                                          Title:

Acknowledged and Agreed

Saxon Mortgage Services, Inc.

By:____________________________________
   Name:
   Title:

STATE OF CALIFORNIA

COUNTY OF ____________

            On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for Morgan Stanley ABS Capital I Inc. Trust 2007-NC4, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

            WITNESS my hand and official seal.

            (SEAL)

                                        ______________________________________
                                         Notary Public, State of California

                                    EXHIBIT P

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Trustee], [the Securities Administrator], [the Master Servicer], [the Servicer], [each Subservicer] and [each Subcontractor] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

------------------------------------------------------------------------------------------------------------------------------------
                                            SERVICING CRITERIA                                      APPLICABLE SERVICING CRITERIA
------------------------------------------------------------------------------------------------------------------------------------

      Reference                                         Criteria
------------------------------------------------------------------------------------------------------------------------------------
                                            General Servicing Considerations
------------------------------------------------------------------------------------------------------------------------------------
                       Policies and procedures are instituted to monitor any performance or
                       other triggers and events of default in accordance with the transaction               Securities
1122(d)(1)(i)          agreements.                                                                     Administrator/Servicer

                       If any material servicing activities are outsourced to third parties,
                       policies and procedures are instituted to monitor the third party's                   Securities
1122(d)(1)(ii)         performance and compliance with such servicing activities.                      Administrator/Servicer

                       Any requirements in the transaction agreements to maintain a back-up
1122(d)(1)(iii)        servicer for the mortgage loans are maintained.                                          N/A

                       A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with
1122(d)(1)(iv)         the terms of the transaction agreements.                                       Servicer/Master Servicer
------------------------------------------------------------------------------------------------------------------------------------
                                           Cash Collection and Administration
------------------------------------------------------------------------------------------------------------------------------------
                       Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified
1122(d)(2)(i)          in the transaction agreements.                                                 Servicer/Master Servicer

                       Disbursements made via wire transfer on behalf of an obligor or to an            Servicer/Securities
1122(d)(2)(ii)         investor are made only by authorized personnel.                             Administrator/Master Servicer

                       Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction
1122(d)(2)(iii)        agreements.                                                                    Servicer/Master Servicer

                       The related accounts for the transaction, such as cash reserve accounts
                       or accounts established as a form of overcollateralization, are                  Servicer/Securities
                       separately maintained (e.g., with respect to commingling of cash) as set    Administrator/Master Servicer
1122(d)(2)(iv)         forth in the transaction agreements.

                       Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, "federally insured depository institution" with respect
                       to a foreign financial institution means a foreign financial institution         Servicer/Securities
                       that meets the requirements of Rule 13k-1(b)(1) of the Securities           Administrator/Master Servicer
1122(d)(2)(v)          Exchange Act.

                                                                                                        Servicer/Securities
1122(d)(2)(vi)         Unissued checks are safeguarded so as to prevent unauthorized access.       Administrator/Master Servicer

                        Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A)
                       mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than
                       the person who prepared the reconciliation; and (D) contain explanations         Servicer/Securities
                       for reconciling items.  These reconciling items are resolved within 90      Administrator/Master Servicer
                       calendar days of their original identification, or such other number of
1122(d)(2)(vii)        days specified in the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------
                                           Investor Remittances and Reporting
------------------------------------------------------------------------------------------------------------------------------------
                       Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed
                       with the Commission as required by its rules and regulations; and (D)            Servicer/Securities
                       agree with investors' or the trustee's records as to the total unpaid       Administrator/Master Servicer
1122(d)(3)(i)          principal balance and number of mortgage loans serviced by the Servicer.

                       Amounts due to investors are allocated and remitted in accordance with
                       timeframes, distribution priority and other terms set forth in the               Servicer/Securities
1122(d)(3)(ii)         transaction agreements.                                                     Administrator/Master Servicer

                       Disbursements made to an investor are posted within two business days to
                       the Servicer's investor records, or such other number of days specified          Servicer/Securities
1122(d)(3)(iii)        in the transaction agreements.                                              Administrator/Master Servicer

                       Amounts remitted to investors per the investor reports agree with                Servicer/Securities
1122(d)(3)(iv)         cancelled checks, or other form of payment, or custodial bank statements.   Administrator/Master Servicer
------------------------------------------------------------------------------------------------------------------------------------
                                               Pool Asset Administration
------------------------------------------------------------------------------------------------------------------------------------
                       Collateral or security on mortgage loans is maintained as required by
1122(d)(4)(i)          the transaction agreements or related mortgage loan documents.                    Trustee/Servicer/

                       Mortgage loan and related documents are safeguarded as required by the
1122(d)(4)(ii)         transaction agreements.                                                           Trustee/Servicer/

                       Any additions, removals or substitutions to the asset pool are made,
                       reviewed and approved in accordance with any conditions or requirements               Securities
1122(d)(4)(iii)        in the transaction agreements.                                                  Administrator/Servicer

                       Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and
                       allocated to principal, interest or other items (e.g., escrow) in                      Servicer
1122(d)(4)(iv)         accordance with the related mortgage loan documents.

                       The Servicer's records regarding the mortgage loans agree with the
1122(d)(4)(v)          Servicer's records with respect to an obligor's unpaid principal balance.              Servicer

                       Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction
1122(d)(4)(vi)         agreements and related pool asset documents.                                           Servicer

                       Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in
                       accordance with the timeframes or other requirements established by the                Servicer
1122(d)(4)(vii)        transaction agreements.

                       Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling
                       plans in cases where delinquency is deemed temporary (e.g., illness or                 Servicer
1122(d)(4)(viii)       unemployment).

                       Adjustments to interest rates or rates of return for mortgage loans with
1122(d)(4)(ix)         variable rates are computed based on the related mortgage loan documents.              Servicer

                       Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned
                       to the obligor within 30 calendar days of full repayment of the related                Servicer
                       mortgage loans, or such other number of days specified in the transaction
1122(d)(4)(x)          agreements.

                       Payments made on behalf of an obligor (such as tax or insurance payments)
                       are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar
                       days prior to these dates, or such other number of days specified in the               Servicer
1122(d)(4)(xi)         transaction agreements.

                       Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or
1122(d)(4)(xii)        omission.                                                                              Servicer

                       Disbursements made on behalf of an obligor are posted within two business
                       days to the obligor's records maintained by the servicer, or such other                Servicer
1122(d)(4)(xiii)       number of days specified in the transaction agreements.

                       Delinquencies, charge-offs and uncollectible accounts are recognized and        Servicer/Securities
1122(d)(4)(xiv)        recorded in accordance with the transaction agreements.                             Administrator

                       Any external enhancement or other support, identified in Item 1114(a)(1)
                       through (3) or Item 1115 of Regulation AB, is maintained as set forth in       Securities Administrator
1122(d)(4)(xv)         the transaction agreements.
------------------------------------------------------------------------------------------------------------------------------------

                                                 EXHIBIT Q

                                      Additional Form 10-D Disclosure

---------------------------------------------------------------------------------------------------------
                                    ADDITIONAL FORM 10-D DISCLOSURE
---------------------------------------------------------------------------------------------------------
                 Item on Form 10-D                                    Party Responsible
---------------------------------------------------------------------------------------------------------
     Item 1: Distribution and Pool Performance
                    Information
---------------------------------------------------------------------------------------------------------
Information included in the Monthly Statement                             Servicer/
                                                                      Master Servicer/
                                                                  Securities Administrator
---------------------------------------------------------------------------------------------------------
Any information required by Item 1121 of Regulation                       Depositor
AB which is NOT included on the Monthly Statement
---------------------------------------------------------------------------------------------------------
             Item 2: Legal Proceedings

Any legal proceeding pending against the following
entities or their respective property, that is material
to Certificateholders, including any proceedings known
to be contemplated by governmental authorities:
---------------------------------------------------------------------------------------------------------

o Issuing Entity                                      Master Servicer/Securities Administrator/Servicer
---------------------------------------------------------------------------------------------------------
o Sponsor                                             Sponsor (if a party to the Pooling and Servicing
                                                                   Agreement) or Depositor
---------------------------------------------------------------------------------------------------------
o Depositor                                                               Depositor
---------------------------------------------------------------------------------------------------------
o Trustee                                                                  Trustee
---------------------------------------------------------------------------------------------------------
o Securities Administrator                                        Securities Administrator
---------------------------------------------------------------------------------------------------------
o Master Servicer                                                      Master Servicer
---------------------------------------------------------------------------------------------------------
o Original Loan Seller                                                    Depositor
---------------------------------------------------------------------------------------------------------
o Any Item 1110(b) of Regulation AB Originator                            Depositor
(other than the Original Loan Seller)
---------------------------------------------------------------------------------------------------------
o Any Item 1108(a)(2) of Regulation Servicer (other                       Servicer
than the Master Servicer or Securities
Administrator)
---------------------------------------------------------------------------------------------------------
o Any other party contemplated by Item  1100(d)(1)                        Depositor
of Regulation AB
---------------------------------------------------------------------------------------------------------
   Item 3: Sale of Securities and Use of Proceeds                         Depositor
---------------------------------------------------------------------------------------------------------
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor,
depositor or issuing entity, that are backed by the
same asset pool or are otherwise issued by the issuing
entity, whether or not registered, provide the sales
and use of proceeds information in Item 701 of
Regulation S-K. Pricing information can be omitted if
securities were not registered.
---------------------------------------------------------------------------------------------------------
      Item 4: Defaults Upon Senior Securities                     Securities Administrator

Information from Item 3 of Part II of Form 10-Q:

Report  the  occurrence  of  any  Event  of  Default
(after  expiration of any grace period and provision
of any required notice)
---------------------------------------------------------------------------------------------------------
     Item 5: Submission of Matters to a Vote of              Depositor/Securities Administrator
                  Security Holders

Information from Item 4 of Part II of Form 10-Q
---------------------------------------------------------------------------------------------------------
    Item 6: Significant Obligors of Pool Assets                              N/A

Item 1112(b) of Regulation AB - Significant  Obligor
Financial Information*
---------------------------------------------------------------------------------------------------------
*This information need only be reported on the Form
10-D for the distribution period in which updated
information is required pursuant to the Item.
---------------------------------------------------------------------------------------------------------
      Item 7: Significant Enhancement Provider
                    Information

Item 1114(b)(2) of Regulation AB - Credit
Enhancement Provider Financial Information*
---------------------------------------------------------------------------------------------------------
o Determining applicable disclosure threshold                             Depositor
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

o Requesting required financial information (including                    Depositor
any required accountants' consent to the use thereof)
or effecting incorporation by reference
---------------------------------------------------------------------------------------------------------
     Item 1115(b) of Regulation AB - Derivative
        Counterparty Financial Information*
---------------------------------------------------------------------------------------------------------
o Determining current maximum probable exposure                           Depositor
---------------------------------------------------------------------------------------------------------
o Determining current significance percentage                             Depositor
---------------------------------------------------------------------------------------------------------

o Requesting required financial information (including                    Depositor
any required accountants' consent to the use thereof)
or effecting incorporation by reference
---------------------------------------------------------------------------------------------------------
*This information need only be reported on the Form
 10-D for the distribution period in which updated
   information is required pursuant to the Items.
---------------------------------------------------------------------------------------------------------
             Item 8: Other Information                 Any party to this Agreement responsible for the
                                                             applicable Form 8-K Disclosure item

Disclose any information required to be reported on
Form 8-K during the period covered by the Form 10-D but
not reported
---------------------------------------------------------------------------------------------------------
                  Item 9: Exhibits
---------------------------------------------------------------------------------------------------------
      Monthly Statement to Certificateholders                     Securities Administrator
---------------------------------------------------------------------------------------------------------
  Exhibits required by Item 601 of Regulation S-K,                        Depositor
            such as material agreements
---------------------------------------------------------------------------------------------------------

                                    EXHIBIT R

                         Additional Form 10-K Disclosure

---------------------------------------------------------------------------------------------------------
                                    ADDITIONAL FORM 10-K DISCLOSURE
---------------------------------------------------------------------------------------------------------
                 Item on Form 10-K                                    Party Responsible
---------------------------------------------------------------------------------------------------------
             Item 9B: Other Information                  Any party to this Agreement responsible for
                                                                disclosure items on Form 8-K

Disclose any information required to be reported on
Form 8-K during the fourth quarter covered by the Form
10-K but not reported
---------------------------------------------------------------------------------------------------------
  Item 15: Exhibits, Financial Statement Schedules                Securities Administrator
                                                                          Depositor
---------------------------------------------------------------------------------------------------------
     Item 1115(b) of Regulation AB: Derivative
        Counterparty Financial Information*
---------------------------------------------------------------------------------------------------------
o Determining current maximum probable exposure                           Depositor
---------------------------------------------------------------------------------------------------------
o Determining current significance percentage                             Depositor
---------------------------------------------------------------------------------------------------------

o Requesting required financial information (including                    Depositor
any required accountants' consent to the use thereof)
or effecting incorporation by reference
---------------------------------------------------------------------------------------------------------
*This information need only be reported on the Form
10-D for the distribution period in which updated
information is required pursuant to the Items.
---------------------------------------------------------------------------------------------------------
    Item 1117 of Regulation AB: Legal Proceedings

Any legal proceeding pending against the following
entities or their respective property, that is material
to Certificateholders, including any proceedings known
to be contemplated by governmental authorities:
---------------------------------------------------------------------------------------------------------
o Issuing Entity                                      Master Servicer/Securities Administrator/Servicer
                                                                        and Depositor
---------------------------------------------------------------------------------------------------------
o Sponsor                                             Sponsor (if a party to the Pooling and Servicing
                                                                   Agreement) or Depositor
---------------------------------------------------------------------------------------------------------
o Depositor                                                               Depositor
---------------------------------------------------------------------------------------------------------
o Trustee                                                                  Trustee
---------------------------------------------------------------------------------------------------------
  Custodian                                                               Custodian
---------------------------------------------------------------------------------------------------------
o Securities Administrator                                        Securities Administrator
---------------------------------------------------------------------------------------------------------
o Master Servicer                                                      Master Servicer
---------------------------------------------------------------------------------------------------------
o Original Loan Seller                                                    Depositor
---------------------------------------------------------------------------------------------------------
o Any Item 1110(b) of Regulation AB Originator                            Depositor
(other than the Original Loan Seller)
---------------------------------------------------------------------------------------------------------
o Any Item 1108(a)(2) of Regulation AB Servicer                           Servicer
(other than the Master Servicer or Securities
Administrator)
---------------------------------------------------------------------------------------------------------
o Any other party contemplated by Item 1100(d)(1)                         Depositor
of Regulation AB
---------------------------------------------------------------------------------------------------------
    Item 1119 of Regulation AB: Affiliations and
                   Relationships
---------------------------------------------------------------------------------------------------------
Whether (a) the Sponsor, Depositor or Issuing Depositor         Depositor as to (a) Sponsor
as to (a) Entity is an affiliate of the following             (if a party to this Agreement) as to (a)
parties, and (b) to the extent known and material, any
of the following parties are affiliated with one
another:
---------------------------------------------------------------------------------------------------------
o Master Servicer                                                      Master Servicer
---------------------------------------------------------------------------------------------------------
o Securities Administrator                                        Securities Administrator
---------------------------------------------------------------------------------------------------------
o Trustee                                                                  Trustee
---------------------------------------------------------------------------------------------------------
o Any other Item 1108(a)(3) of Regulation AB                              Servicer
servicer
---------------------------------------------------------------------------------------------------------
  Any Item 1114 or Item 1115 of Regulation AB         Depositor/Sponsor (if a party to this Agreement)
Enhancement or Support Provider
---------------------------------------------------------------------------------------------------------
o Any Item 1115 of Regulation AB Derivate             Depositor/Sponsor (if a party to this Agreement)
Counterparty Provider
---------------------------------------------------------------------------------------------------------
o Any other 1101(d)(1) material party                 Depositor/Sponsor (if a party to this Agreement)
---------------------------------------------------------------------------------------------------------
Whether there are any "outside the ordinary course          Depositor as to (a) Sponsor as to (a)
business arrangements" other than would be obtained in      (if a party to this Agreement)
an arm's length transaction between (a) the Sponsor,
Depositor or Issuing Entity on the one hand, and (b)
any of the following parties (or their affiliates) on
the other hand, that exist currently or within the past
two years and that are material to a
Certificateholder's understanding of the Certificates:
---------------------------------------------------------------------------------------------------------
o Master Servicer                                                      Master Servicer
---------------------------------------------------------------------------------------------------------
o Securities Administrator                                        Securities Administrator
---------------------------------------------------------------------------------------------------------
o Trustee                                                                 Depositor
---------------------------------------------------------------------------------------------------------
o Any other Item 1108(a)(3) of Regulation AB                              Servicer
servicer
---------------------------------------------------------------------------------------------------------
o Original Loan Seller                                                    Depositor
---------------------------------------------------------------------------------------------------------
o Any Item 1110 of Regulation AB Originator (other    Depositor/Sponsor (if a party to this Agreement)
than the Original Loan Seller)
---------------------------------------------------------------------------------------------------------
  Any Item 1114 or Item 1115 of Regulation AB         Depositor/Sponsor (if a party to this Agreement)
Enhancement or Support Provider
---------------------------------------------------------------------------------------------------------
o Any Item 1115 of Regulation AB Derivate             Depositor/Sponsor (if a party to this Agreement)
Counterparty Provider
---------------------------------------------------------------------------------------------------------
o Any other Item  1101(d)(1) of Regulation AB         Depositor/Sponsor (if a party to this Agreement)
material party
---------------------------------------------------------------------------------------------------------
Whether there are any specific relationships          Depositor  as to (a) Sponsor as to (a)
involving the transaction or the pool assets                (if a party to this Agreement)
between (a) the Sponsor, Depositor or Issuing
Entity on the one hand, and (b) any of the
following parties (or their affiliates) on
the other hand, that exist currently or within
the past two years and that are material:
---------------------------------------------------------------------------------------------------------
o Master Servicer                                                      Master Servicer
---------------------------------------------------------------------------------------------------------
o Securities Administrator                                        Securities Administrator
---------------------------------------------------------------------------------------------------------
o Trustee                                                                 Depositor
---------------------------------------------------------------------------------------------------------
o Any other Item 1108(a)(3) of Regulation AB                              Servicer
servicer
---------------------------------------------------------------------------------------------------------
o Original Loan Seller                                                    Depositor
---------------------------------------------------------------------------------------------------------
o Any Item 1110 of Regulation AB Originator (other than             Depositor/Sponsor
the Original Loan Seller)                                      (if a party to this Agreement)
---------------------------------------------------------------------------------------------------------
o Any Item 1115 of Regulation AB Derivate             Depositor/Sponsor (if a party to this Agreement)
Counterparty Provider
---------------------------------------------------------------------------------------------------------
o Any other Item 1101(d)(1) of Regulation AB          Depositor/Sponsor (if a party to this Agreement)
material party
---------------------------------------------------------------------------------------------------------

                                    EXHIBIT S

                         Form 8-K Disclosure Information

---------------------------------------------------------------------------------------------------------
                                    FORM 8-K DISCLOSURE INFORMATION
---------------------------------------------------------------------------------------------------------
                  Item on Form 8-K                                    Party Responsible
---------------------------------------------------------------------------------------------------------
    Item 1.01- Entry into a Material Definitive        The party to this Agreement entering into such
                     Agreement                                  material definitive agreement
---------------------------------------------------------------------------------------------------------
Disclosure is required regarding entry into
or amendment of any definitive agreement that
is material to the securitization, even if
depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to
definitive agreements that are fully
disclosed in the prospectus
---------------------------------------------------------------------------------------------------------
    Item 1.02- Termination of a Material               The party to this Agreement requesting
          Definitive Agreement.                                 termination of a material definitive
                                                                      agreement
Disclosure is required regarding termination
of any definitive agreement that is material
to the securitization (other than expiration
in accordance with its terms), even if
depositor is not a party.

Examples: servicing agreement, custodial
agreement.
---------------------------------------------------------------------------------------------------------
  Item 1.03- Bankruptcy or Receivership                              Depositor

Disclosure is required regarding the
bankruptcy or receivership, with respect to
any of the following:
---------------------------------------------------------------------------------------------------------
o Issuing Entity                                              Securities Administrator/Servicer
---------------------------------------------------------------------------------------------------------
o Sponsor                                             Depositor/Sponsor (if a party to this Agreement)
---------------------------------------------------------------------------------------------------------
o Depositor                                                               Depositor
---------------------------------------------------------------------------------------------------------
o Master Servicer                                                      Master Servicer
---------------------------------------------------------------------------------------------------------
o Any affiliated Servicer                                               The Servicer
---------------------------------------------------------------------------------------------------------
o Other  Servicer  servicing 20% or more of the pool                    The Servicer
assets at the time of the report
---------------------------------------------------------------------------------------------------------
o Other material servicers                                                Servicer
---------------------------------------------------------------------------------------------------------
o Trustee                                                                  Trustee
---------------------------------------------------------------------------------------------------------
o Securities Administrator                                        Securities Administrator
---------------------------------------------------------------------------------------------------------
o Derivative Counterparty                             Depositor/Sponsor (if a party to this Agreement)
---------------------------------------------------------------------------------------------------------
Item 2.04- Triggering Events that Accelerate                  Master Servicer/Securities
or Increase a Direct Financial Obligation or                   Administrator/Depositor
  an Obligation under an Off-Balance Sheet
                 Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than
waterfall triggers which are disclosed in the
monthly statements to the certificateholders.
---------------------------------------------------------------------------------------------------------
   Item 3.03- Material Modification to Rights of             Securities Administrator/Depositor
                  Security Holders

Disclosure is required of any material
modification to documents defining the rights
of Certificateholders, including the Pooling
and Servicing Agreement.
---------------------------------------------------------------------------------------------------------
 Item 5.03- Amendments of Articles of Incorporation                       Depositor
          or Bylaws; Change of Fiscal Year

Disclosure is required of any amendment "to
the governing documents of the issuing
entity".
---------------------------------------------------------------------------------------------------------
   Item 6.01- ABS Informational and Computational                         Depositor
                      Material
---------------------------------------------------------------------------------------------------------
    Item 6.02- Change of Servicer or Securities      Master Servicer/Securities Administrator/Depositor/
                   Administrator                     applicable successor Servicer/applicable successor
                                                                           Trustee

Requires disclosure of any removal,
replacement, substitution or addition of any
master servicer, affiliated servicer, other
servicer servicing 10% or more of pool assets
at time of report, other material servicers
or trustee.
---------------------------------------------------------------------------------------------------------
Regulation AB disclosure about any new                  applicable successor Servicer/applicable successor
servicer or master servicer is also required.                        Master Servicer/Depositor
---------------------------------------------------------------------------------------------------------
Regulation AB disclosure about any new
Trustee is  also required.                                       applicable successor Trustee

---------------------------------------------------------------------------------------------------------
Item 6.03- Change in Credit Enhancement or External          Depositor/Securities Administrator
                      Support

Covers termination of any enhancement in
manner other than by its terms, the addition
of an enhancement, or a material change in
the enhancement provided. Applies to external
credit enhancements as well as derivatives.
---------------------------------------------------------------------------------------------------------
Regulation AB disclosure about any new enhancement                         Depositor
provider is also required.
---------------------------------------------------------------------------------------------------------
 Item 6.04- Failure to Make a Required Distribution               Securities Administrator
---------------------------------------------------------------------------------------------------------
   Item 6.05- Securities Act Updating Disclosure                           Depositor

If any material pool characteristic differs
by 5% or more at the time of issuance of the
securities from the description in the final
prospectus, provide updated Regulation AB
disclosure about the actual asset pool.
---------------------------------------------------------------------------------------------------------
If there are any new servicers or originators
Depositor required to be disclosed under
Regulation AB as a result of the foregoing,
provide the information called for in Items
1108 and 1110 respectively.
---------------------------------------------------------------------------------------------------------
            Item 7.01- Reg FD Disclosure                All parties to this Agreement (excluding the
                                                                          Trustee)
---------------------------------------------------------------------------------------------------------
              Item 8.01- Other Events                                     Depositor

Any event, with respect to which information is not
     otherwise called for in Form 8-K, that the
         registrant deems of importance to
                certificateholders.
---------------------------------------------------------------------------------------------------------
    Item 9.01- Financial Statements and Exhibits         The party to this Agreement responsible for
                                                       reporting/disclosing the financial statement or
                                                                          exhibit.
---------------------------------------------------------------------------------------------------------

                                    EXHIBIT T

                          INTEREST RATE SWAP AGREEMENT

(Multicurrency--Cross Border)

                                     ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                            dated as of June 20, 2007

       MORGAN STANLEY CAPITAL          and  WELLS FARGO BANK, NATIONAL
           SERVICES INC.                    ASSOCIATION, not individually, but
                                            solely as Securities Administrator
                                            for Morgan Stanley ABS Capital I
                                            Inc. Trust 2007-NC34 Mortgage
                                            Pass-Through Certificates, Series
                                            2007-NC4

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

    (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

    (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

    (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:--

    (i) in the same currency; and

    (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

    (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

        (1) promptly notify the other party ("Y") of such requirement;

        (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

        (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

        (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

            (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

            (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

    (ii) Liability. If: --

        (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

        (2) X does not so deduct or withhold; and

        (3) a liability resulting from such Tax is assessed directly against X,

    then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.      Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) Basic Representations.

    (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

    (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

    (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

    (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

    (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

    (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

    (ii) any other documents specified in the Schedule or any Confirmation; and

    (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

    (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

    (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

    (iii) Credit Support Default.

        (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

        (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

        (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

    (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

    (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

    (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

    (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

        (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

    (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

        (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

        (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

    (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

        (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

        (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

    (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

    (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

    (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

    (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

    (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

    (ii) Transfer to Avoid Termination Event. If either an Illegality under
    Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

    If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

    Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

    (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

    (iv) Right to Terminate. If: --

        (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

        (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

    (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

    (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

    (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

    (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

    (i) Events of Default. If the Early Termination Date results from an Event of Default: --

        (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

        (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

        (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

        (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

    (ii) Termination Events. If the Early Termination Date results from a Termination Event: --

        (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

        (2) Two Affected Parties. If there are two Affected Parties: --

            (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

            (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

    (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

    (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

    (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

    (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

    (i) if in writing and delivered in person or by courier, on the date it is delivered;

    (ii) if sent by telex, on the date the recipient's answerback is received;

    (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

    (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

    (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

    (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

    (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meanings specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

            IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


      MORGAN STANLEY CAPITAL SERVICES INC.         WELLS FARGO BANK, NATIONAL ASSOCIATION, not
                                                     individually, but solely as Securities
                                                     Administrator for Morgan Stanley ABS
                                                     Capital I Inc. Trust 2007-NC4, Mortgage
                                                     Pass-Through Certificates, Series 2007-NC4


By: /s/ Nina C. Simmons_______________________     By:/s/ Carla S. Waler_______________________
    Name: Nina C. Simmons                             Name: Carla S. Walker
    Title: Authorized Signatory                       Title: Vice President
    Date:                                             Date:




                                   SCHEDULE
                                    TO THE
                          1992 ISDA MASTER AGREEMENT
                          dated as of June 20, 2007
                                   between

                     MORGAN STANLEY CAPITAL SERVICES INC.
                            a Delaware corporation
                                 ("Party A")

                                     and

                    WELLS FARGO BANK, NATIONAL ASSOCIATION
              a national banking association, not individually, but solely as Securities Administrator for Morgan Stanley ABS Capital I Inc.
                        Trust 2007-NC4 (the "Trust"),
             Mortgage Pass-Through Certificates, Series 2007-NC4
                                 ("Party B")

Part 1. Termination Provisions.

        (a) "Specified Entity" means in relation to Party A for the purpose of:

                        Section 5(a)(v), None Specified
                        Section 5(a)(vi), None Specified
                        Section 5(a)(vii), None Specified
                        Section 5(b)(iv), None Specified

                and in relation to Party B for the purpose of:

                        Section 5(a)(v), None Specified
                        Section 5(a)(vi), None Specified
                        Section 5(a)(vii), None Specified
                        Section 5(b)(iv), None Specified

        (b) Events of Default. Notwithstanding anything in this Agreement to the contrary, the following Events of Default shall apply to the specified party:

                                                                         Party A           Party B
                                                                       --------------   --------------
                   (i)    Section 5(a)(i), Failure to Pay or Deliver   Applicable       Applicable
                  (ii)    Section 5(a)(ii), Breach of Agreement        Applicable       Not Applicable
                 (iii)    Section 5(a)(iii), Credit Support Default    Applicable       Applicable
                  (iv)    Section 5(a)(iv), Misrepresentation          Applicable       Not Applicable
                   (v)    Section 5(a)(v), Default Under Specified     Not Applicable   Not Applicable
                          Transaction
                  (vi)    Section 5(a)(vi), Cross Default              Applicable       Not Applicable
                 (vii)    Section 5(a)(vii), Bankruptcy                Applicable       Applicable
                (viii)    Section 5(a)(viii), Merger Without           Applicable       Applicable
                          Assumption

                provided, however, that with respect to:

                (i) Section 5(a)(i) (Failure to Pay or Deliver), an Event of Default shall be deemed not to have occurred if at such time (i) the failure to pay referred to in
                        Section 5(a)(i) is caused solely by an error or omission of an administrative or operational nature, (ii) the Defaulting Party has provided the other party with satisfactory evidence that funds were available to such party to enable it at the required time to make the relevant payment when due and (iii) the payment is made within three Business Days of notice of such failure to pay.

                (ii) Section 5(a)(iii)(1) (Credit Support Default), as it applies to Party B only, shall be deleted in its entirety and replaced with the following: "Failure by Party B to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with Paragraph 3(b) of the Credit Support Annex if such failure is continuing after any applicable grace period has elapsed."

                (iii) Section 5(a)(vi) (Cross Default), "Threshold Amount" means, with respect to Party A, 3% of its Credit Support Provider's (or the applicable Relevant Entity's) shareholder's equity (as detailed in its Credit Support Provider's or the Relevant Entity's most recent financial statements).

                (iv) Section 5(a)(vii) (Bankruptcy), (i) clause (2) and (9) shall not be applicable to Party B; (ii) clause (4) shall not be applicable to Party B if the proceeding or petition is instituted or presented by Party A or any of its Affiliates and is in breach of Party A's agreement set forth in Part 5(j) of this Schedule; (iii) the appointment of a trustee or other secured party by Party B or the Certificateholders for the purpose of holding all or a substantial portion of the assets of Party B for the benefit of the Certificateholders or Party A does not qualify as the appointment of a trustee, custodian or similar official under clause (6); (iv) a security interest granted by Party B to a trustee, collateral agent, custodian or other secured party, as applicable (the "Secured Party"), pursuant to an indenture, trust agreement, pooling and servicing agreement or other customary securitization transaction document (the "Security Agreement"), in property of Party B (the "Securitization Collateral") supporting a rated securitization transaction (the "Securitization"), and the rights of the Secured Party in and to the Securitization Collateral for the benefit of the investors in the Securitization and/or Party A, is not intended to constitute and shall not be treated as a secured party taking possession of the assets of Party B for purposes of clause (7); (v) the words "seeks or" shall be deleted from clause (6); and (vi) clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses of Section 5(a)(vii) that are not applicable to Party B as a result of the modifications set forth herein. Notwithstanding the foregoing, for the avoidance of doubt, the deletion of clause (9) is not intended to render clauses (1) through (8) inapplicable on the basis that Party B did not actively contest or oppose any of the acts referred to in such clauses or, in the case of clause (4), if a proceeding or petition referred to therein is instituted or presented against Party B, on the basis that Party B consented to or acquiesced in a judgment of bankruptcy or insolvency or the entry of an order for relief or the making of an order for its winding up or liquidation as a result of such proceeding or petition.

        (c) Termination Events. Notwithstanding anything in this Agreement to the contrary, the following Termination Events shall apply to the specified party:

                                                                         Party A            Party B
                                                                       --------------   --------------
                 (i) Section 5(b)(i), Illegality                       Applicable       Applicable
                (ii) Section 5(b)(ii), Tax Event                       Applicable       Applicable
               (iii) Section 5(b)(iii), Tax Event Upon Merger          Applicable       Applicable
                (iv) Section 5(b)(iv), Credit Event Upon Merger        Not Applicable   Not Applicable
                 (v) Section 5(b)(v), Additional Termination Event     Applicable (as   Applicable (as set
                                                                       set forth in     forth in Part 1(h)
                                                                       Part 1(h) below) below)

        provided, however, that with respect to Section 5(b)(iii), Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

        (d) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

        (e) The "Transfer to Avoid Termination Event" provisions of 6(b)(ii) will apply, provided that the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," shall be deleted.

        (f)     Payments on Early Termination.

                (i) For the purpose of Section 6(e), "Market Quotation" and "Second Method" will apply.

                (ii) Where an Early Termination Date is designated as a result of an Event of Default with respect to which Party A is the Defaulting Party or a Termination Event under Section 5(b)(iii), Section 5(b)(iv) or Section 5(b)(v) with respect to which Party A is the sole Affected Party, paragraphs (1) through (8) below shall apply:

                        (1) The definition of "Market Quotation" shall be deleted in its entirety and replaced with the following:

                                "'Market Quotation' means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement,
                                (2) for an amount, if any, that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and an Eligible Replacement to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions). Party A and Party B will request each Eligible Replacement to provide a Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones). If no Firm Offers are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

                        (2) The definition of "Settlement Amount" shall be deleted in its entirety and replaced with the following:

                                "Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B in accordance with clauses (a) and
                                (b) below; provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination) equal to:

                                        (a) the Termination Currency Equivalent
                                of the amount (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined. If more than one Market Quotation is capable of becoming legally binding upon acceptance, Party B shall accept the Market Quotation that constitutes (1) the highest Market Quotation in the case of a payment by an Eligible Replacement to Party B or (2) the lowest Market Quotation in the case of a payment by Party B to an Eligible Replacement; provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination. If only one Market Quotation is provided, Party B shall accept the single Market Quotation. Party B shall be obligated to accept the Market Quotation immediately upon determination so as to become legally binding; or

                                        (b) Party B's Loss (whether positive or
                                negative and without reference to any Unpaid
                                Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined.

                        (3) For the purpose of paragraph (4) of the definition of Market Quotation, Party B shall make reasonable efforts to determine, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination.

                        (4) Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation on or before the later of (a) the Early Termination Date or (b) 10 Business Days following the designation of the Early Termination Date (the "Latest Settlement Amount Determination Day").

                        (5) Party B will be deemed to have discharged its obligations under (4) above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Business Days after the day on which the Early Termination Date is designated.

                        (6) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

                        (7) Party A shall have the right to obtain Market Quotations, without prior request by Party B, before the Latest Settlement Amount Determination Day.

                        (8)     If the Settlement Amount is a negative number,
                                Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

                        "Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) due to a failure by Party A to make, when due, any payment under this Agreement, shall not be netted against any amount payable by Party B under (1)."

        (g)     "Termination Currency" means U.S. Dollars.

        (h)     Additional Termination Event.

                (A) The following Additional Termination Event will apply to Party A, with Party A as the sole Affected Party and all Transaction as Affected Transactions.

                        (i) Party A fails to comply with the Rating Agency Downgrade provisions as set forth in Part 5(f) below; or

                        (ii)    A Firm Offer is accepted by Party B pursuant to
                                Part 5(f)(ii)(2)(B) following a Moody's Second Tier Downgrade Event.

                (B) The following Additional Termination Events will apply to Party B, with Party B as the sole Affected Party and all Transaction as Affected Transactions.

                        (i) Upon any amendment, supplement, modification or waiver of any provision of the PSA (as defined below) without the consent of Party A that materially and adversely affects the rights or interests of Party A.

                        (ii) The Servicer exercises its option to purchase the Mortgage Loans pursuant to Section 11.01 of the PSA.

                        (iii) Upon the irrevocable direction to dissolve or
                              otherwise terminate the Trust following which all assets of the Trust will be liquidated and the proceeds of such liquidation distributed to the Certificateholders.

Part 2. Tax Representations.

        Party A and Party B Payer Tax Representations.

                (i) For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

                It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

                (ii) For the purposes of Section 3(f), Party A makes the following representation:

                Party A is a U.S. corporation organized under the laws of Delaware.

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

        (a)     Tax forms, documents or certificates to be delivered are:

 Party required
   to deliver
    document             Form/Document/Certificate                  Date by which to be delivered
---------------   -------------------------------------    --------------------------------------------
Party A           A correct, complete and duly executed    (i) Upon entering into this Agreement, (ii)
                  IRS Form W-9.                            promptly upon reasonable demand by Party B,
                                                           and (iii) promptly upon learning that any
                                                           such Form previously provided by Party A has
                                                           become obsolete or incorrect.
Party B           (i) A correct, complete and duly         (a) With respect to clause (i) of the
                  executed IRS Form W-9 (or any            adjacent column, the Securities
                  successor thereto) that eliminates       Administrator shall apply for the employer
                  U.S. federal withholding and backup      identification number of the Trust promptly
                  withholding tax on payments under        upon entering into this Agreement and
                  this Agreement, (ii) if requested by     deliver the related correct, complete and
                  Party A, a correct, complete and duly    duly executed IRS Form W-9 promptly upon
                  executed Form W-8IMY, and (iii) a        receipt, and in any event, no later than the
                  complete and executed IRS Form W-9,      first Payment Date of this Transaction;  (b)
                  W-8BEN, W-8ECI, or W-8IMY (with          in the case of a W-8ECI, W-8IMY, and W-8BEN
                  attachments) (as appropriate) from       that does not include a U.S. taxpayer
                  each Certificateholder that is not an    identification number in line 6, before
                  "exempt recipient" as that term is       December 31 of each third succeeding
                  defined in Treasury regulations          calendar year, (c) promptly upon reasonable
                  section 1.6049-4(c)(ii), that            demand by Party A, and (d) promptly upon
                  eliminates U.S. federal withholding      actual knowledge that any such Form
                  and backup withholding tax on            previously provided by Party B has become
                  payments under this Agreement.           obsolete or incorrect.

        (b)     Other documents to be delivered are:-

                                                                                             Covered by
Party required to                                                                           Section 3(d)
 deliver document         Form/Document/Certificate        Date by which to be delivered   Representation
---------------   -------------------------------------    -----------------------------   --------------
Party A            Either (1) a signature booklet           The earlier of the fifth       Yes
and                containing secretary's certificate       Business Day after the
Party B            and resolutions ("authorizing            Trade Date of the first
                   resolutions") authorizing the party      Transaction or upon
                   to enter into derivatives                execution of this Agreement
                   transactions of the type contemplated    and as deemed necessary for
                   by the parties or (2) a secretary's      any further documentation.
                   certificate, authorizing resolutions
                   and incumbency certificate, in either
                   case, for such party and any Credit
                   Support Provider of such party
                   reasonably satisfactory in form and
                   substance to the other party.
---------------   -------------------------------------    -----------------------------   --------------
Party B            An executed copy of the Pooling and      Upon execution of this         Yes
                   Servicing Agreement ("PSA"), dated as    Agreement.
                   of June 1, 2007, among, inter alia,
                   Morgan Stanley ABS Capital I Inc., as
                   Depositor, Wells Fargo Bank, National
                   Association, as Master Servicer and
                   Securities Administrator and Deutsche
                   Bank National Trust Company, as
                   Trustee.
---------------   -------------------------------------    -----------------------------   --------------
Party A            A duly executed copy of the Credit       As soon as practicable         No
and                Support Document specified in Part 4     after the execution of this
Party B            of this Schedule.                        Agreement.
---------------   -------------------------------------    -----------------------------   --------------
Party A and        An opinion of counsel reasonably         As soon as practicable         No
Party B            satisfactory in form and substance to    after the execution of this
                   the other party.                         Agreement.

Part 4. Miscellaneous

        (a)     Addresses for Notices. For the purpose of Section 12(a):-

                (i)     Address for notices or communications to Party A:-

                        MORGAN STANLEY CAPITAL SERVICES INC.
                        Transaction Management Group
                        1585 Broadway
                        New York, New York 10036-8293
                        Attention:  CHIEF LEGAL OFFICER
                        Fax No:     001 212 507 4622

                (ii)    Address for notices or communications to Party B:

                        WELLS FARGO BANK, NATIONAL ASSOCIATION
                        9062 Old Annapolis Road
                        Columbia, Maryland  21045
                        Attention:     Client Manager -- MSAC 2007-NC4
                        Facsimile No.: 410-715-2380
                        Telephone No.: 410-884-2000

        (b) Notices. Section 12(a) is amended by adding in the third line thereof after the phrase "messaging system" and before the ")" the words, "; provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied to the party providing notice, or if answer back confirmation is not received from the party to whom the telex is sent."

        (c)     Process Agent. For the purpose of Section 13(c):

                Party A appoints as its Process Agent: Not Applicable.

                Party B appoints as its Process Agent: Not Applicable.

        (d) Offices. The provisions of Section 10(a) will not apply to Party A and to Party B.

        (e)     Multibranch Party. For the purpose of Section 10(c):

                Party A is not a Multibranch Party.

                Party B is not a Multibranch Party.

        (f)     "Calculation Agent" means Party A.

        (g) "Credit Support Document" means (a) with respect to Party A, (1) the Credit Support Annex between Party A and Party B dated as of the date hereof (the "Credit Support Annex") and (2) the guarantee of Morgan Stanley and (b) with respect to Party B, the Credit Support Annex.

        (h) Credit Support Provider means in relation to Party A: Morgan Stanley, a Delaware corporation.

                Credit Support Provider means in relation to Party B: None

        (i) Governing Law; Jurisdiction. This Agreement, each Credit Support Document and each Confirmation will be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.
                Section 13(b) is amended by: (1) deleting "non-" from the second line of clause (i); and (2) deleting the final paragraph.

        (j) Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

        (k) Netting of Payments. Clause (ii) of Section 2(c) will apply to any amounts payable with respect to Transactions from the date of this Agreement.

        (l) "Affiliate". Party A and Party B shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii). For the avoidance of doubt, with respect to Party A, such definition shall be understood to exclude Morgan Stanley Derivative Products Inc.

        (m) Additional Definitions. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings given thereto in the PSA.

Part 5. Other Provisions

        (a)     Additional Representations.

                (i) The introductory clause of Section 3 of this Agreement is hereby amended to read in its entirety as follows:

                        "Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in
                        Section 3(f) and Section 3(g)(4), at all times until the termination of this Agreement) that:--"

                (ii) Section 3 of this Agreement is hereby amended by adding at the end thereof the following subsection (g):

                        "(g)    Relationship Between Parties.

                                (1) Nonreliance. It is not relying on any
                        statement or representation of the other party regarding a Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

                                (2) Evaluation and Understanding.

                                        (i) Non-Reliance. In the case of Party
                                A, it is acting for its own account, and in the case of Party B, the Securities Administrator is acting on behalf of the Trust. Party A has made its own independent decisions to enter into each Transaction under this Agreement and as to whether such Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary and, with respect to Party B, it has entered into each Transaction under this Agreement as directed under the PSA. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of each such Transaction.

                                        (ii) Assessment and Understanding. It is
                                capable of assessing the merits of and
                                understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

                                        (iii) Status of Parties. The other party
                                is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

                                (3) Purpose. It is an "eligible swap
                        participant" as such term is defined in
                        Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, and an "eligible contract participant" as defined in Section 1a(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

                                (4) ERISA Representation.

                                        (i) Party A represents and warrants at
                                all times hereunder that it is not a pension plan or employee benefit plan and that it is not using assets of any such plan or assets deemed to be assets of such a plan in connection with any Transaction under this Agreement, and

                                        (ii) Party B represents and warrants at
                                all times hereunder that (x) it is not a pension plan or employee benefit plan, and (y) (1) that it is not acting on behalf of any such plan or using assets of any such plan or assets deemed to be assets of any such plan in connection with any Transaction under this Agreement or (2) any pension plan or employee benefits plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or any person who is acting on behalf of such a plan, or using assets of such plan or assets deemed to be "plan assets" of such plan for purposes of ERISA or the Code, who purchases a certificate issued by the Trust while this Agreement is in existence (i) shall represent or shall be deemed to represent that the purchase and holding of such certificate is in reliance on at least one of the Prohibited Transaction Class Exemptions of 84-14, 90-1, 91-38, 95-60 or 96-23 or (ii) shall provide an opinion of counsel which states that such purchase and holding is permissible under applicable law and will not result in a prohibited transaction under ERISA or Section 4975 of the Code."

        (b) Set-off. Subject to Section 2(c), Paragraphs 8(a) and 8(b) of the Credit Support Annex and Part 1(f)(ii)(8) hereof, notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold, suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) is hereby amended by the deletion of the following sentence at the end of the first paragraph thereof: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

        (c) Confirmations. Party A will deliver to Party B a Confirmation relating to each Transaction.

        (d) Form of Agreement. The parties hereby agree that the text of the body of this Agreement is intended to be the printed form of 1992 ISDA Master Agreement (Multicurrency--Cross Border) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

        (e)     Transfer, Termination, Amendment and Assignment.

                (i) This Agreement may not be amended unless prior written notice is given to Moody's, Rating Agency Confirmation from S&P is obtained and consent is obtained from the Certificate Insurer.

                (ii) Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated by Party B (other than an Early Termination Date designated under Part 5(f)(ii)(3)) unless Moody's has been given prior written notice of such designation.

                (iii) Party B may, with the prior written consent of Party A and the Certificate Insurer and subject prior written notice to Moody's and Rating Agency Confirmation from S&P, assign, novate or transfer its rights and obligations under the Agreement to a third party. Notwithstanding Section 7 of this Agreement, Party A may, at its own discretion and at its own expense, subject to giving reasonable notice of transfer to Moody's and subject to Rating Agency Confirmation with respect to S&P, assign, novate or transfer its rights and obligations under this Agreement (including any Transactions hereunder) to any third party including, without limitation, another of Party A's offices, branches or affiliates (the "Transferee"), provided that:

                                (1) such third party agrees to be bound by,
                        inter alia, the payment, transfer and collateral terms of this Agreement (including any Transactions hereunder) and substantially all other terms as the party which it replaces;

                                (2) such third party is an Eligible Replacement;

                                (3) a Termination Event or an Event of Default
                        does not occur under this Agreement as a result of such transfer;

                                (4) if the Transferee is domiciled in a
                        different jurisdiction from both Party A and Party B, the rating of the Certificates assigned by S&P are not adversely affected;

                                (5) as of the date of the transfer the
                        Transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under this Agreement; and

                                (6) as of the date of such transfer, neither the
                        Transferee nor Party B will be required to withhold or deduct any increased amount on account of any Taxes under this Agreement as a result of such transfer, unless, as of the date of such transfer, (x) Party B is entitled to additional amounts under Section 2(d)(i)(4) on account of any such Taxes required to be deducted or withheld by the Transferee and (y) Party B is not required to pay Transferee additional amounts under
                        Section 2(d)(i)(4) on account of any such Taxes required to be deducted or withheld by Party B.

                        Following such transfer, all references herein to Party A shall be deemed to be references to the Transferee.

        (f)     Rating Agency Downgrade.

                (i) Moody's First Tier Downgrade. In the event the Relevant Entity is downgraded below the Moody's First Tier Required Swap Counterparty Ratings (a "Moody's First Tier Downgrade Event") then, within 30 Business Days after the occurrence of such Moody's First Tier Downgrade Event, Party A shall, at its option and at its own expense, either:

                        (A) cause an Eligible Replacement to replace Party A as party to this Agreement; provided that if such Eligible Replacement or its Credit Support Provider, as applicable, is rated below the Moody's First Tier Required Swap Counterparty Rating, such Eligible Replacement shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex;

                        (B) obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the Moody's First Tier Required Swap Counterparty Rating; or

                        (C) Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex.

                (ii) Moody's Second Tier Downgrade. (1) In the event that no Relevant Entity has the Moody's Second Tier Required Swap Counterparty Rating (a "Moody's Second Tier Downgrade Event") then, Party A shall, at its option and at its own expense, use commercially reasonable efforts to as soon as reasonably practicable either:

                        (A) cause an Eligible Replacement to replace Party A as party to this Agreement; or

                        (B) obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the Moody's Second Tier Required Swap Counterparty Rating.

                        (2) If no Eligible Replacement or Eligible Guarantee has been effected in accordance with Part 5(f)(ii)(1)(A) or
                        (B) above within 30 Business Days of such Moody's Second Tier Downgrade Event then:

                        (A) Party A shall Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex until such replacement or Eligible Guarantee takes effect or, if sooner, no Moody's Second Tier Downgrade Event is occurring; and

                        (B) without prejudice to Party A's right to continue to seek an Eligible Replacement or an Eligible Guarantee pursuant to Part 5(f)(ii)(1)(A) and
                                (B), Party B shall also have the right (but not the obligation) on any Business Day thereafter to obtain Firm Offers (such day a "Firm Offer Solicitation Date") by giving Party A written notice of its intention to seek Firm Offers no later than 12:00 p.m., New York time, on the Business Day prior to the Firm Offer Solicitation Date. Such notice shall indicate the day and time as of which each Eligible Replacement will be requested to provide its Firm Offer; provided that Eligible Replacements shall not provide Firm Offers prior to 12:00 p.m. New York time, on the Firm Offer Solicitation Date. Party B shall undertake to use reasonable efforts to seek at least 5 Firm Offers and Party B shall request each entity providing a Firm Offer to do so to the extent reasonably practicable as of the same day and time (without regard to different time zones). If more than one Firm Offer remains capable of becoming legally binding upon acceptance, Party B shall accept the Firm Offer that constitutes
                                (1) the highest Firm Offer in the case of a payment by an Eligible Replacement to Party B or
                                (2) the lowest Firm Offer in the case of a payment by Party B to an Eligible Replacement; provided, however, if Party B fails to make such determination promptly, Party A shall have the right to make such determination. If only one Firm Offer is provided, Party B shall accept the single Firm Offer. Party B shall be obligated to accept the Firm Offer upon determination; provided however, prior to accepting such Firm Offer, Party B shall (1) on a day that is a Business Day, provide Party A with at least 24 hours prior written notice of its intent to accept such Firm Offer (which acceptance, in all cases, shall be on a Business Day) and (2) confirm that Party A has not identified an Eligible Replacement. If at anytime prior to Party B's acceptance of a Firm Offer, Party A has identified an Eligible Replacement then, in its sole discretion, Party A may transfer its rights and obligations under this Agreement to such Eligible Replacement and an Early Termination Date will not occur. If a Firm Offer is accepted by Party B, then, notwithstanding
                                Section 6 of the ISDA Master Agreement, an Early Termination Date in respect of all outstanding Transactions will occur immediately upon such acceptance by Party B and the Settlement Amount will equal the Firm Offer so accepted by Party B.

                        (3) Notwithstanding Part 5(f)(ii)(1) and (2) above, an Additional Termination Event under this Part 5(f)(ii) shall only occur with Party A as the sole Affected Party if:

                        (A) a Moody's Second Tier Downgrade Event has occurred and has been continuing for 30 or more Business Days; and

                        (B) at least one Eligible Replacement has made a Firm Offer in accordance with Part 5(f)(ii)(2)(B) above which remains capable of becoming legally binding upon acceptance by the offeree.

                (iii) S&P First Tier Downgrade. (1) In the event the Relevant Entity that is a Financial Institution is downgraded below the S&P First Tier Required Swap Counterparty Rating (an "S&P First Tier Downgrade Event") then Party A shall, at its option and at its own expense, either:

                        (A) subject to Rating Agency Confirmation, within 60 calendar days after the occurrence of such S&P First Tier Downgrade Event, cause an Eligible Replacement to replace Party A as party to this Agreement; provided that if such Eligible Replacement or its Credit Support Provider, as applicable, is a Financial Institution and is rated below the S&P First Tier Required Swap Counterparty Rating, such Eligible Replacement shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex;

                        (B) subject to Rating Agency Confirmation, within 60 calendar days after the occurrence of such S&P First Tier Downgrade Event, obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the S&P First Tier Required Swap Counterparty Rating;

                        (C) within 10 Business Days after the occurrence of such S&P First Tier Downgrade Event, transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex; or

                        (D) with the approval of the Certificate Insurer and subject to Rating Agency Confirmation, take other steps, if any, to enable Party B to remedy a downgrade by S&P below the S&P First Tier Required Swap Counterparty Rating.

                        (2) Pending compliance with Part 5(f)(iii)(1), Party A shall Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex within 10 Business Days after an S&P First Tier Downgrade Event.

                For the avoidance of doubt, this Part 5(f)(iii) shall only be applicable to Financial Institutions.

                (iv) S&P Second Tier Downgrade. (1) In the event that no Relevant Entity has the S&P Second Tier Required Swap Counterparty Rating (an "S&P Second Tier Downgrade Event") then Party A shall, at its option and at its own expense, use commercially reasonable efforts to either:

                        (A) subject to Rating Agency Confirmation, within 60 calendar days after such S&P Second Tier Downgrade Event, cause an Eligible Replacement to replace Party A as party to this Agreement; provided that if such Eligible Replacement or its Credit Support Provider, as applicable, is a Financial Institution and is rated below the S&P First Tier Required Swap Counterparty Rating, such Eligible Replacement shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex; or

                        (B) subject to Rating Agency Confirmation, within 60 calendar days after such S&P Second Tier Downgrade Event, obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the S&P First Tier Required Swap Counterparty Rating or the S&P Second Tier Required Swap Counterparty Rating; provided that if such Eligible Guarantor is a Financial Institution and is rated below the S&P First Tier Required Swap Counterparty Rating, Party A shall immediately Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex;

                        (2) Pending compliance with Part 5(f)(iv)(1)(A) or (B) Party A shall Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex within 10 Business Days after an S&P Second Tier Downgrade Event.

                (v) Fitch First Tier Downgrade. In the event no Relevant Entity has the Fitch First Tier Required Swap Counterparty Rating (a "Fitch First Tier Downgrade Event") and such event is continuing then, within 30 Business Days after the occurrence of such Fitch First Tier Downgrade Event, Party A shall, at its option and at its own expense, either:

                        (A) cause an Eligible Replacement to replace Party A as party to this Agreement;

                        (B) obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the Fitch First Tier Required Swap Counterparty Rating.

                        (C) Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex; or

                        (D) with the approval of the Certificate Insurer, take other steps, if any, to enable Party B to remedy a downgrade by Fitch below the Fitch First Tier Required Swap Counterparty Rating.

                (vi)    Fitch Second Tier Downgrade.(1) In the event that no
                                Relevant Entity has the Fitch Second Tier
                                Required Swap Counterparty Rating (a "Fitch
                                Second Tier Downgrade Event") and such event is continuing then, Party A shall, at its option and at its own expense, use commercially reasonable efforts to as soon as reasonably practicable either:(A) cause an Eligible Replacement to replace Party A as party to this Agreement; or

                                (B) obtain an Eligible Guarantee in respect of Party A's obligations under this Agreement that is provided by an entity with the Fitch Second Tier Required Swap Counterparty Rating.

                        (2) If no Eligible Replacement or Eligible Guarantee has been effected in accordance with Part 5(f)(vi)(1)(A) or (B) within 30 Business Days of such Fitch Second Tier Downgrade Event, Party A shall Transfer Eligible Credit Support to Party B pursuant to the Credit Support Annex until such replacement or Eligible Guarantee takes effect or, if sooner, no Fitch Second Tier Downgrade Event is occurring.

                (vii) Failure to act in accordance with this Part 5(f), including any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex, shall constitute an Additional Termination Event with Party A as the sole Affected Party; provided that, failure by Party A to Transfer Eligible Credit Support to Party B in accordance with Part 5(f)(ii)(2) above shall constitute an Event of Default under Section 5(a)(iii)("Credit Support Default") if such failure is not remedied on or before the third Business Day after notice of such failure is given to Party A.

                (viii) For purposes of this Part 5(f), but subject to Part 5(f)(ii)(3), Party A shall be responsible for (1) posting collateral in accordance with such Credit Support Annex at its own cost; and (2) any cost incurred by it in complying with its obligations.

        (g)     Rating Agency Downgrade Definitions.

                (i)     For purposes of this Agreement,

                        "Certificate Insurer" means the Financial Guaranty Insurance Company.

                        "Eligible Guarantee" means an unconditional and irrevocable guarantee, letter of credit or other arrangement that is provided by a party as principal obligor rather than surety and is directly enforceable by Party B.

                        "Eligible Replacement" means an entity (1) with the Moody's First Tier Required Swap Counterparty Ratings and/or the Moody's Second Tier Required Swap Counterparty Ratings or whose present and future obligations owing to Party B are supported pursuant to an Eligible Guarantee provided by a party with the Moody's First Tier Required Swap Counterparty Ratings and/or the Moody's Second Tier Required Swap Counterparty Ratings, (2) with the S&P First Tier Required Swap Counterparty Ratings and/or the S&P Second Tier Required Swap Counterparty Ratings or whose present and future obligations owing to Party B are supported pursuant to an Eligible Guarantee provided by a party with the S&P First Tier Required Swap Counterparty Ratings and/or the S&P Second Tier Required Swap Counterparty Ratings and (3) with the Fitch First Tier Required Swap Counterparty Ratings and/or the Fitch Second Tier Required Swap Counterparty Ratings or whose present and future obligations owing to Party B are supported pursuant to an Eligible Guarantee provided by a party with the Fitch First Tier Required Swap Counterparty Ratings and/or the Fitch Second Tier Required Swap Counterparty Ratings; provided that no entity shall be an Eligible Replacement unless (A) a legal opinion confirms that none of such Eligible Replacement's payments to Party B under this Agreement will be subject to deduction or withholding for or on account of any Tax or (B) notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by such Eligible Replacement shall be Indemnifiable Taxes unless such Taxes (x) are assessed directly against Party B and not by deduction or withholding by such Eligible Replacement or (y) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14).

                        "Financial Institution" means (i) a bank, broker/dealer, insurance company, structured investment company or derivative product company or a subsidiary of any such entity or (ii)(a) Party A or any of its affiliates, in each case with its obligations guaranteed by Morgan Stanley and (b) any rated affiliate of Party A.

                        "Firm Offer" means an offer which, when made, was capable of becoming legally binding upon acceptance.

                        "Fitch" means Fitch Ratings Limited and any successor to its rating business.

                        "Fitch First Tier Required Swap Counterparty Rating" means a short-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Short-Term Rating") of at least "F-1" by Fitch and a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") of at least "A" by Fitch.

                        "Fitch Second Tier Required Swap Counterparty Rating" means a Short-Term Rating of at least "F-3" by Fitch and a Long-Term Rating of at least "BBB-" by Fitch.

                        "Moody's" means Moody's Investor Services, Inc. and any successor to its rating business.

                        "Moody's First Tier Required Swap Counterparty Rating" means (i) if such counterparty or entity has only Long-Term Rating by Moody's, a Long-Term Rating of at least "A1" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody's, a Long-Term Rating of at least "A2" by Moody's and a Short-Term Rating of at least "P-1" by Moody's.

                        "Moody's Second Tier Required Swap Counterparty Rating" means (i) if such counterparty or entity has only a Long-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's and a Short-Term Rating of at least "P-2" by Moody's.

                        "Rating Agencies" means Moody's, S&P and Fitch.

                        "Rating Agency Confirmation" means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act must consult with S&P and receive from S&P a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then current rating of the Certificates; provided that S&P is then providing a rating of the Certificates.

                        "Relevant Entity" means Party A, Party A's Credit Support Provider and any principal obligor under an Eligible Guarantee in respect of Party A's obligations under this Agreement.

                        "S&P" means Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and any successor to its rating business.

                        "S&P First Tier Required Swap Counterparty Rating" means, if such counterparty or entity is a Financial Institution, (i) a Short-Term Rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least "A+" by S&P. For the avoidance of doubt, the S&P First Tier Required Swap Counterparty Rating shall not be applicable to entities other than Financial Institutions.

                        "S&P Second Tier Required Swap Counterparty Rating" means (A) if such counterparty or entity is a Financial Institution, (i) a Short-Term Rating of at least "A-2" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating from S&P, a Long-Term Rating of at least "BBB+" by S&P or (B) if such counterparty or entity is not a Financial Institution, (i) a Short-Term Rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating from S&P, a Long-Term Rating of at least "A+" by S&P.

        (h) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that nothing in this provision shall adversely affect the rights of each party under this Agreement; and provided further that this severability provision shall not be applicable if any provision of Section 1, 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or connection with any such Section) shall be so held to be invalid or unenforceable. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

        (i) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading and marketing personnel of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

        (j) Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Trust or Wells Fargo Bank, National Association, not individually, but solely as Securities Administrator, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates; provided, however, that this shall not restrict or prohibit Party A from joining in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other analogous proceedings under applicable laws.

        (k) Regulation AB. Upon request by the Depositor, Party A may, at its option, but is not required to, (A) (a) provide the financial information required by Item 1115(b)(1) or (b)(2) of Regulation AB (as specified by the Depositor to Party A) with respect to Party A (or any guarantor of Party A if providing the financial data of a guarantor is permitted under Regulation AB) and any affiliated entities providing derivative instruments to Party B (the "Company Financial Information"), in a form appropriate for use in the Exchange Act Reports and in an EDGAR-compatible form; (b) if applicable, cause its accountants to issue their consent to filing or incorporation by reference of such financial statements in the Exchange Act Reports of Party B and (c) within 5 Business Days of the release of any updated financial information, provide current Company Financial Information as required under Item 1115(b) of Regulation AB to the Depositor in an EDGAR-compatible form and, if applicable, cause its accountants to issue their consent to filing or incorporation by reference of such financial statements in the Exchange Act Reports of Party B or (B) assign this Agreement at its own cost to another entity that has agreed to take the actions described in clause (A) of this sentence with respect to itself (and which has the Required Swap Counterparty Rating and the assignment to which would satisfy the Rating Agency Condition). For the avoidance of doubt, Party A is not required to take any action pursuant to this paragraph and the failure of Party A to take any such action will not constitute an Event of Default under this Agreement.

                As used in this Agreement the following words shall have the following meanings:

                "Commission" shall mean the Securities and Exchange Commission.

                "Depositor" shall mean Morgan Stanley ABS Capital I Inc.

                "EDGAR" shall mean the Commission's Electronic Data Gathering, Analysis and Retrieval system.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder

                "Exchange Act Reports" shall mean all Distribution Reports on Form 10-D, Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to Party B pursuant to the Exchange Act.

                "Regulation AB" shall mean the Asset Backed Securities Regulation AB, 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005))
                or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

        (l) Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by Wells Fargo Bank, National Association (i) this Agreement is executed and delivered by Wells Fargo Bank, National Association not in its individual capacity but solely as Securities Administrator under the PSA in the exercise of the powers and authority conferred and vested in it as securities administrator thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Securities Administrator but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

        (m) "Indemnifiable Tax" Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, in relation to payments by Party A, no Tax shall be an Indemnifiable Tax.

        (n) If Party A consolidates or amalgamates with, merges with or into, or transfers all or substantially all its assets to, another entity, where such action does not constitute an event described in Section 5(a)(viii), Party A shall either (A) provide a legal opinion that none of Party A's payments to Party B under this Agreement will be subject to deduction or withholding for or on account of any Tax or (B) notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes unless such Taxes (x) are assessed directly against Party B and not by deduction or withholding by such Eligible Replacement or (y) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14).

            IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof:

MORGAN STANLEY CAPITAL SERVICES INC.                    WELLS FARGO BANK, NATIONAL ASSOCIATION, not
                                                          individually, but solely as Securities
                                                          Administrator for Morgan Stanley ABS Capital I
                                                          Inc. Trust 2007-NC4, Mortgage Pass-Through
                                                          Certificates, Series 2007-NC4



By: /s/ Nina C. Simmons_____________________________    By: /s/ Carla S. Walker__________________________
    Name: Nina C. Simmons                                   Name: Carla S. Walker
    Title: Authorized Signatory                             Title: Vice President
    Date:                                                   Date:

                                  EXHIBIT A

                             Credit Support Annex

Paragraph 13.     Elections and Variables

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations with respect to Party A and Party B: None.

(b)   Credit Support Obligations.

      (i) "Delivery Amount" and "Return Amount" each has the meaning specified in Paragraph 3; provided that, in the event that Party A elects or is required to post collateral pursuant to a ratings downgrade by S&P and Moody's, (1) the Delivery Amount shall be calculated by reference to the requirements set forth by the rating agency that would result in Party A transferring the greater amount of Eligible Credit Support and (2) the Return Amount shall be calculated by reference to the requirements set forth by the rating agency that would result in Party B transferring the least amount of Posted Credit Support; provided further that, for purposes of calculating Delivery Amount and Return Amount, in the event that Party A elects or is required to post collateral pursuant to an S&P Second Tier Downgrade Event, the definition of Value shall be amended to insert the words "multiplied by the applicable Valuation Percentage, if any" after the word "thereof" and before the semicolon in clause
            (i)(A) thereof.

            "Credit Support Amount" has the meaning specified below:

            (A) in the event Party A elects or is required to post collateral pursuant to Part 5(f)(iii), (v) or (vi) of the Schedule due to a ratings downgrade or withdrawal by S&P or Fitch, as applicable, "Credit Support Amount" shall have the meaning specified in Paragraph 3; and

            (B) in the event Party A elects or is required to post collateral pursuant to Part 5(f)(iv) of the Schedule due to a ratings downgrade or withdrawal by S&P, "Credit Support Amount" shall mean 125% of the Secured Party's Exposure; and

            (C)   in the event Party A elects to post collateral pursuant to
                  Part 5(f)(i) of the Schedule due to a ratings downgrade by Moody's below the Moody's First Tier Required Swap Counterparty Rating, "Credit Support Amount" shall have the meaning specified in Table 1A or Table 1B, as applicable, attached hereto; and

            (D) in the event Party A is required to post collateral pursuant to Part 5(f)(ii) of the Schedule due to a ratings downgrade or withdrawal by Moody's below the Moody's Second Tier Required Swap Counterparty Rating, "Credit Support Amount" shall have the meaning specified in Table 2A or 2B, as applicable, attached hereto.

      (ii)  Eligible Collateral.

            (A) In the event Party A elects or is required to post collateral pursuant to Part 5(f)(iii) of the Schedule due to a ratings downgrade or withdrawal by S&P, (i) the items specified in Table 3 attached hereto will qualify as "Eligible Collateral" for Party A and (ii) the Valuation Percentage with respect any item of Eligible Collateral shall equal 100% divided by the Base Overcollateralization Rate for such item of Eligible Collateral specified in Table 3 attached hereto.

            (B) In the event Party A elects or is required to post collateral pursuant to Part 5(f)(iv) of the Schedule due to a ratings downgrade or withdrawal by S&P, (i) the items specified in Table 3 attached hereto will qualify as "Eligible Collateral" for Party A and (ii) the Valuation Percentage with respect any item of Eligible Collateral shall equal (1) 100% divided by
                  (2) the Base Overcollateralization Rate for such item of Eligible Collateral specified in Table 3 attached hereto * 125%.

            (C)   In the event Party A elects to post collateral pursuant to
                  Part 5(f)(i) of the Schedule due to a ratings downgrade by Moody's below the Moody's First Tier Required Swap Counterparty Rating, the items specified in Table 4 attached hereto will qualify as "Eligible Collateral" for Party A.

            (D) In the event Party A is required to post collateral pursuant to Part 5(f)(ii) of the Schedule due to a ratings downgrade or withdrawal by Moody's below the Moody's Second Tier Required Swap Counterparty Rating, the items specified in Table 5 attached hereto will qualify as "Eligible Collateral" for Party A.

            (E) In the event Party A is required to post collateral pursuant to Part 5(f)(v) or (vi) of the Schedule due to a ratings downgrade or withdrawal by Fitch below the Fitch First Tier Required Swap Counterparty Rating or the Fitch Second Tier Required Swap Counterparty Rating, the items specified in Table 6 attached hereto will qualify as "Eligible Collateral" for Party A.

      (iii) Other Eligible Support: Not applicable.

      (iv)  Thresholds.

            (A) "Independent Amount" means, with respect to Party A, (i) not applicable in the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by S&P or Moody's and (ii) the aggregate of any Transaction Independent Amounts in respect of all Transactions outstanding at that time in the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by Fitch.

                  "Independent Amount" means, with respect to Party B, zero.

                  "Transaction Independent Amount" shall mean (unless otherwise agreed by Fitch) 1% of the Notional Amount of each Transaction.

            (B) "Threshold" means with respect to Party A, (i) not applicable in the event Party A elects or is required to post collateral pursuant to Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by Moody's and (ii) zero in the event Party A elects or is required to post collateral pursuant to
                  Part 5(f) of the Schedule due to a ratings downgrade or withdrawal by S&P or Fitch.

                  "Threshold" means with respect to Party B: Infinite.

                  "Minimum Transfer Amount" means with respect to Party A: USD 50,000; and with respect to Party B: USD 50,000; provided, however, that if such party is a Defaulting Party at the time, "Minimum Transfer Amount" shall mean zero with respect to such party.

            (C) Rounding. The Delivery Amount will be rounded up to the nearest multiple of $1000 and the Return Amount will be rounded down to the nearest multiple of $1000.

      (v) "Exposure" has the meaning specified in Paragraph 12, except that after the word "Agreement" in the fourth line thereof the words "(assuming, for this purpose only, that Part 1(f)(ii) of the Schedule is deleted)" shall be inserted.

(c)   Valuation and Timing.

      (i)   "Valuation Agent" means Party A.

      (ii) "Valuation Date" means (A) each and every Wednesday commencing on the first such date following the date hereof or if any Wednesday is not a Local Business Day, the next succeeding Local Business Day and
            (B) any other Local Business Day on which notice is made before 12:00 noon, New York time on the immediately preceding Local Business Day.

      (iii) "Valuation Time" means the close of business in New York on the New York Banking Day before the Valuation Date or date of calculation, as applicable, or any time on the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "Notification Time" means 1:00 p.m., New York time, on a Local Business Day.

      (v) The Valuation Agent's calculations pursuant to the terms hereof shall be made in accordance with standard market practice, using commonly accepted third party sources that comply with S&P's criteria (e.g. Bloomberg, Bridge Information Services, Reuters and Telerate).

(d) Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Events will be a "Specified Condition" for the party specified (that party being the Affected Party of the Termination Event occurs with respect to that party): Not Applicable.

(e)   Substitution.

      (i)   "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

      (ii) Consent. The Pledgor need not obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d).

(f)   Dispute Resolution.

      (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

      (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support or of any Transfer of Eligible Credit Support or Posted Credit Support, as the case may be, will be calculated by the Valuation Agent in accordance with standard market practice using third party sources (such as, by way of example only, Bloomberg or Reuters) where available.

      (iii) Alternative. The provisions of Paragraph 5 will apply.

(g)   Holding and Using Posted Collateral.

      (i)   Eligibility to Hold Posted Collateral; Custodian.

      Party B and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

            (A)   Party B is not a Defaulting Party.

            (B) Posted Collateral may be held only in the following jurisdictions: the United States of America.

            (C) Party B's Custodian (or its parent) shall have a Long Term Rating by S&P of at least "A" and a Short Term Rating by S&P of at least "A-1" by S&P.

            (D) Posted Collateral may be held only in a segregated trust account.

                  Initially, the Custodian for Party B is the Securities Administrator.

      (ii) Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

(h)   Distributions and Interest Amount.

      (i) "Interest Rate". The "Interest Rate" shall be the rate actually earned by Party B on Posted Collateral in the form of Cash.

      (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the last Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

      (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)   Additional Representation(s). None.

(j) Other Eligible Support and Other Posted Support. "Value" and "Transfer" with respect to Other Eligible Support and Other Posted Support each means: Not applicable.

(k)   Demands and Notices.

      (i) All demands, specifications and notices to Party A under this Annex will be made to:

            Morgan Stanley Capital Services Inc.
            1585 Broadway
            FID Controllers
            New York, NY 10036
            Attn: FID Collateral Manager
            Telephone No.: (212) 761-0877
            Facsimile No.: (212) 507-4949
            Email: nyfidcoll@morganstanley.com

      and all demands, specifications and notices to Party B under this Annex will be to:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland  21045
            Attention:  Client Manager -- MSAC 2007-NC4
            Facsimile No.:    410-715-2380
            Telephone No.:    410-884-2000

      ; provided that any demand, specification or notice may be made by telephone ("Telephone Notice") between employees of each party if such Telephone Notice is confirmed by a subsequent written instruction (which may be delivered via facsimile or email) by the close of business on the same day that such Telephone Notice is given.

      (ii) Demand for Collateral. Without prejudice to any provision of this Agreement, if a Delivery Amount for a Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will, without prior demand by the Secured Party, Transfer to the Secured Party Eligible Credit Support in accordance with Paragraph 3(a).

(l)   Addresses for Transfers.

      Party A:
      Cash:         CITIBANK, New York
      ABA No.:      021 000 089
      Account No.:  4072 -- 4601

      Treasury Securities
      and Agency Notes: Bank of New York, New York/Morgan Stanley & Co.
                        Incorporated
      ABA No.:          021000018

      Other Forms of Eligible Collateral: As provided by Party A.

      Party B:
      Cash:          Wells Fargo Bank, N.A.
      ABA No.:       121 000 248
      Account No.:   3970771416
      Account Name:  SAS Clearing
      FFC:           FFC 53158501, MSAC 2007-NC4 (swap)

(m)   Other Provisions.

      (i) Notwithstanding any other provision in this Agreement to the contrary, no full or partial failure to exercise and no delay in exercising, on the part of Party A or Party B, any right, remedy, power or privilege permitted hereunder shall operate in any way as a waiver thereof by such party, including without limitation any failure to exercise or any delay in exercising to any or to the full extent of such party's rights with respect to transfer timing pursuant to Paragraph 4(b), regardless of the frequency of such failure or delay.

      (ii) In all cases, in order to facilitate calculation of the Delivery Amount and the Return Amount for a particular Valuation Date in accordance with Paragraph 3 of this Annex:

            (A)   Eligible Collateral;

            (B)   Exposure; and

            (C)   Posted Collateral

            shall each be expressed in US Dollars. If any of these items are expressed in a currency other than US Dollars, then they shall be converted into US Dollar amounts at the spot exchange rate determined by the Valuation Agent on that Valuation Date.

      (iii) Form of Annex. The parties hereby agree that the text of the body of this Annex is intended to be the printed form of 1994 ISDA Credit Support Annex (Bilateral Form -- ISDA Agreements Subject to New York Law Only version) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

(n) Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions of Paragraph 12, (a) the term "Secured Party" as used in this Annex shall mean only Party B, (b) the term "Pledgor" as used in this Annex shall mean only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(o)   Events of Default. Paragraph 7(ii) and (iii) will not apply to Party B.

(p) Expenses. For the avoidance of doubt, Party A shall be responsible for posting collateral in accordance with this Credit Support Annex at its own cost and any cost incurred by it in complying with its obligations hereunder.

(q)   Additional Definitions.

      "Agency Notes" means U.S. Dollar-denominated fixed rate, non-amortising, non-mortgage-backed, senior debt securities of fixed maturity, rated Aaa by Moody's and AAA by S&P issued by any of the Federal Home Loan Banks (including their consolidated obligations issued through the Office of Finance of the Federal Home Loan Bank System), the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal Farm Credit Bank.

      "Commercial Paper" means U.S. Dollar-denominated, coupon-bearing, commercial paper issued by a corporation, finance company, partnership or limited liability company.

      "Treasury Securities" means U.S. Dollar-denominated, coupon-bearing, senior debt securities of the United States of America issued by the U.S. Treasury Department and backed by the full faith and credit of the United States of America.

(r) Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Annex is executed by Wells Fargo Bank, National Association (i) this Annex is executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator under the PSA in the exercise of the powers and authority conferred and invested in it as Securities Administrator thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of the Securities Administrator but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Annex.

            IN WITNESS WHEREOF, the parties have executed this Credit Support Annex by their duly authorized officers as of the date hereof.



                                       MORGAN STANLEY CAPITAL SERVICES INC.



                                       By: /s/ Nina C. Simmons________________
                                          Name: Nina C. Simmons
                                          Title: Authorized Signatory
                                          Date:



                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION, not individually, but
                                          solely as Securities Administrator
                                          for Morgan Stanley ABS Capital I
                                          Inc. Trust 2007-NC4, Mortgage
                                          Pass-Through Certificates, Series
                                          2007-NC4



                                       By: /s/ Carla S. Walker________________
                                          Name: Carla S. Walker
                                          Title: Vice President
                                          Date:

                                   TABLE 1A

                            CREDIT SUPPORT AMOUNT
            DOWNGRADE BY MOODY'S BELOW MOODY'S FIRST TIER REQUIRED
                           SWAP COUNTERPARTY RATING

In the event Party A elects to post collateral pursuant to Part 5(f)(i) of the Schedule due to a ratings downgrade by Moody's below the Moody's First Tier Required Swap Counterparty Rating:

"Credit Support Amount" means, with respect to a Valuation Date, an amount equal to either:

(A) The greater of (1) zero and (2) the sum of (a) the MTM and (b) the lesser of (x) 25 multiplied by DV01 and (y) 4% multiplied by the Notional Amount * 10; or

(B) The greater of (1) zero and (2) the sum of (a) the MTM and (b) the Notional Amount * 10 multiplied by the amount specified in Table 1B attached hereto.

Party A shall, in its sole discretion, have the option to determine the Credit Support Amount based upon either (A) or (B) above.

"DV01" means an estimate (as determined by the Valuation Agent in good faith and in a commercially reasonable manner) of the change in the Secured Party's Exposure resulting from a one basis point change in the swap curve.

"MTM" means the Secured Party's Exposure for that Valuation Date.

                                   TABLE 1B

 Weighted Average
   Life of Hedge
     in Years
 ---------------
         1                0.25%
         2                0.50%
         3                0.70%
         4                1.00%
         5                1.20%
         6                1.40%
         7                1.60%
         8                1.80%
         9                2.00%
        10                2.20%
        11                2.30%
        12                2.50%
        13                2.70%
        14                2.80%
        15                3.00%
        16                3.20%
        17                3.30%
        18                3.50%
        19                3.60%
        20                3.70%
        21                3.90%
        22                4.00%
        23                4.00%
        24                4.00%
        25                4.00%
        26                4.00%
        27                4.00%
        28                4.00%
        29                4.00%
        30                4.00%

                                   TABLE 2A

                            CREDIT SUPPORT AMOUNT
           DOWNGRADE BY MOODY'S BELOW MOODY'S SECOND TIER REQUIRED
                           SWAP COUNTERPARTY RATING

In the event Party A is required to post collateral pursuant to Part 5(f)(ii) of the Schedule due to a ratings downgrade by Moody's below the Moody's Second Tier Required Swap Counterparty Rating:

"Credit Support Amount" means, with respect to a Valuation Date, an amount equal to either:

(A) The greatest of (1) zero, (2) the amount payable by Party A in respect of the next Floating Rate Payer Payment Date, and (3) the sum of (a) the MTM and
(b) the lesser of (x) 60 multiplied by DV01 and (y) 9% multiplied by the Notional Amount * 10; or

(B) The greatest of (1) zero, (2) the amount payable by Party A in respect of the next Floating Rate Payer Payment Date, and (3) the sum of (a) the MTM and
(b) the Notional Amount * 10 multiplied by the amount specified in Table 2B attached hereto.

Party A shall, in its sole discretion, have the option to determine the Credit Support Amount based upon either (A) or (B) above.

"DV01" means an estimate (as determined by the Valuation Agent in good faith and in a commercially reasonable manner) of the change in the Secured Party's Exposure resulting from a one basis point change in the swap curve.

"MTM" means the Secured Party's Exposure for that Valuation Date.

                                    TABLE 2B

 Weighted Average
   Life of Hedge
     in Years
 ---------------
         1                0.60%
         2                1.20%
         3                1.70%
         4                2.30%
         5                2.80%
         6                3.30%
         7                3.80%
         8                4.30%
         9                4.80%
        10                5.30%
        11                5.60%
        12                6.00%
        13                6.40%
        14                6.80%
        15                7.20%
        16                7.60%
        17                7.90%
        18                8.30%
        19                8.60%
        20                9.00%
        21                9.00%
        22                9.00%
        23                9.00%
        24                9.00%
        25                9.00%
        26                9.00%
        27                9.00%
        28                9.00%
        29                9.00%
        30                9.00%

                                     TABLE 3

                               ELIGIBLE COLLATERAL

                                       S&P


                                                                Base
Eligible Collateral                                  Overcollateralization Rate
--------------------------------------------------   --------------------------
Cash                                                            100%

U.S. treasuries (current coupon, constant                       102%
maturity), 'AAA' U.S. agencies, 'AAA' covered bonds (floating), 'AAA' sovereign bonds
(floating), 'AAA', 'AA' credit card ABS
(floating), 'AAA', 'AA' auto ABS (floating), and
'AAA' U.S. student loan ABS (floating) with a remaining maturity of less than 5 years

U.S. treasuries (current coupon, constant                       108%
maturity), 'AAA' U.S. agencies, 'AAA' covered bonds (floating), 'AAA' sovereign bonds
(floating), 'AAA', 'AA' credit card ABS
(floating), 'AAA', 'AA' auto ABS (floating), and
'AAA' U.S. student loan ABS (floating) with a remaining maturity of greater than or equal to 5 years and less than or equal to 10 years

'AAA' covered bonds (fixed), 'AAA' sovereign bonds              105%
(fixed), 'A' credit card ABS (floating), 'A' auto
ABS (floating), 'AAA' CMBS (floating), 'AAA' CDO
(floating) 'AA', 'A' U.S. student loan ABS
(floating), and 'AAA', 'AA' corporate bonds (fixed or floating) with a remaining maturity of less than 5 years

'AAA' covered bonds (fixed), 'AAA' sovereign bonds              115%
(fixed), 'A' credit card ABS (floating), 'A' auto
ABS (floating), 'AAA' CMBS (floating), 'AAA' CDO
(floating), 'AA', 'A' U.S. student loan ABS
(floating), and 'AAA', 'AA' U.S. and European corporate bonds (fixed or floating) with a remaining maturity of greater than or equal to 5 years and less than or equal to 10 years

'BBB' credit card ABS (floating), 'BBB' auto ABS                125%
(floating), 'AA', 'A' CDO (floating), 'BBB' U.S.
student loan ABS (floating), and 'A' corporate bonds (fixed or floating) with a remaining maturity of less than 5 years

'BBB' credit card ABS (floating), 'BBB' auto ABS                140%
(floating), 'AA', 'A' CDO (floating), 'BBB' U.S.
student loan ABS (floating), and 'A' corporate bonds (fixed or floating) with a remaining maturity of greater than or equal to 5 years and less than or equal to 10 years

                                   TABLE 4

                             ELIGIBLE COLLATERAL
            DOWNGRADE BY MOODY'S BELOW MOODY'S FIRST TIER REQUIRED
                           SWAP COUNTERPARTY RATING


               Eligible Collateral           Valuation Percentage
        -------------------------------      --------------------
                U.S. Dollar Cash                     100%
                    EURO Cash                         97%
                  Sterling Cash                       97%
        Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity
                    < 1 Year                         100%
                  1 to 2 Years                       100%
                  2 to 3 Years                       100%
                  3 to 5 Years                       100%
                  5 to 7 Years                       100%
                  7 to 10 Years                      100%
                 10 to 20 Years                      100%
                   > 20 Years                        100%
        Floating-Rate Negotiable Treasury Debt issued by The U.S. Treasury Department
                 All Maturities                      100%
        Fixed-Rate U.S. Agency Debentures with Remaining Maturity
                    < 1 Year                         100%
                  1 to 2 Years                       100%
                  2 to 3 Years                       100%
                  3 to 5 Years                       100%
                  5 to 7 Years                       100%
                  7 to 10 Years                      100%
                 10 to 20 Years                      100%
                   > 20 Years                        100%
        Floating-Rate U.S. Agency Debentures -
                 All Maturities                      100%
        Fixed-Rate Euro-Zone Government Bonds Rated Aa3 or Above with Remaining Maturity
                    < 1 Year                          97%
                  1 to 2 Years                        97%
                  2 to 3 Years                        97%
                  3 to 5 Years                        97%
                  5 to 7 Years                        97%
                  7 to 10 Years                       97%
                 10 to 20 Years                       97%
                   > 20 Years                         97%
        Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
                 All Maturities                       97%
        Fixed-Rate United Kingdom Gilts with Remaining Maturity
                    < 1 Year                          97%
                  1 to 2 Years                        97%
                  2 to 3 Years                        97%
                  3 to 5 Years                        97%
                  5 to 7 Years                        97%
                  7 to 10 Years                       97%
                 10 to 20 Years                       97%
                   > 20 Years                         97%
        Floating-Rate United Kingdom Gilts
                 All Maturities                       97%

                                   TABLE 5

                             ELIGIBLE COLLATERAL
           DOWNGRADE BY MOODY'S BELOW MOODY'S SECOND TIER REQUIRED
                           SWAP COUNTERPARTY RATING


               Eligible Collateral           Valuation Percentage
        -------------------------------      --------------------
                U.S. Dollar Cash                      100%
                    EURO Cash                          93%
                  Sterling Cash                        94%
         Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity
                    < 1 Year                          100%
                  1 to 2 Years                         99%
                  2 to 3 Years                         98%
                  3 to 5 Years                         97%
                  5 to 7 Years                         95%
                  7 to 10 Years                        94%
                 10 to 20 Years                        89%
                   > 20 Years                          87%
         Floating-Rate Negotiable Treasury Debt issued by The U.S.
         Treasury Department
                 All Maturities                        99%
         Fixed-Rate U.S. Agency Debentures with Remaining Maturity
                    < 1 Year                           99%
                  1 to 2 Years                         98%
                  2 to 3 Years                         97%
                  3 to 5 Years                         96%
                  5 to 7 Years                         94%
                  7 to 10 Years                        93%
                 10 to 20 Years                        88%
                   > 20 Years                          86%
         Floating-Rate U.S. Agency Debentures -
                 All Maturities                        98%
         Fixed-Rate Euro-Zone Government Bonds Rated Aa3 or Above with Remaining Maturity
                    < 1 Year                           93%
                  1 to 2 Years                         92%
                  2 to 3 Years                         91%
                  3 to 5 Years                         89%
                  5 to 7 Years                         87%
                  7 to 10 Years                        86%
                 10 to 20 Years                        82%
                   > 20 Years                          80%
         Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
                 All Maturities                        92%
         Fixed-Rate United Kingdom Gilts with Remaining Maturity
                    < 1 Year                           93%
                  1 to 2 Years                         92%
                  2 to 3 Years                         91%
                  3 to 5 Years                         90%
                  5 to 7 Years                         89%
                  7 to 10 Years                        88%
                 10 to 20 Years                        84%
                   > 20 Years                          82%
         Floating-Rate United Kingdom Gilts
                 All Maturities                        93%

                                  TABLE 6

                            ELIGIBLE COLLATERAL
                                   FITCH

                                                                       Valuation
                       Eligible Collateral                Party A     Percentage
         ----------------------------------------------   -------     ----------
   1.    Cash                                                X          100.0%
   2.    Treasury Securities with a remaining maturity       X           98.5%
         of 52 weeks or less
   3.    Treasury Securities with a remaining maturity       X           93.6%
         of more than 52 weeks but no more than 5 years
   4.    Treasury Securities with a remaining maturity       X           89.9%
         of more than 5 years but no more than 10 years
   5.    Treasury Securities with a remaining maturity       X           83.9%
         of more than 10 years but no more than 30 years
   6.    Agency Notes with a remaining maturity of no        X           81.3%
         more than 15 years
   7.    Agency Notes with a remaining maturity of more      X           74.8%
         than 15 years but no more than 30 years
   8.    Commercial Paper rated "A-1+" by S&P and "P-1"      X           98.0%
         by Moody's, with a remaining maturity of 180
         days or less
   9.    Commercial Paper rated "A-1" by S&P and P-1 by      X           97.0%
         Moody's, with a remaining maturity of 180 days
         or less
   10.   Commercial Paper rated "A-1" by S&P and "P-1"       X           94.0%
         by Moody's, with a remaining maturity of more than 180 days or but no more than 360 days

      Notwithstanding the above, Commercial Paper will qualify as Eligible Collateral for Party A only if the aggregate amount of Commercial Paper Transferred as Eligible Collateral under this Annex constitutes the obligations of 10 or more issuers.

[MORGAN STANLEY LOGO]                                           EXECUTION COPY
------------------------------------------------------------------------------

DATE:                   June 20, 2007

TO:                     Wells Fargo Bank, National Association, not
                        individually, but solely as Securities Administrator
                        for Morgan Stanley ABS Capital I Inc. Trust
                        2007-NC4, Mortgage Pass-Through Certificates, Series
                        2007-NC4
ATTENTION:              Client Manager -- MSAC 2007-NC4
TELEPHONE:              (410) 884-2000
FACSIMILE:              (410) 715-2380


FROM:                   New York Derivative Client Services Group
TELEPHONE:              (212) 761-2996
FACSIMILE:              (646) 202-9190

SUBJECT:                Fixed Income Derivatives Confirmation

REFERENCE NUMBER:       HRGXY

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into on the Trade Date specified below (the "Transaction") between Morgan Stanley Capital Services Inc. ("Party A") and Wells Fargo Bank, National Association, not individually, but solely as Securities Administrator (the "Securities Administrator") under the Pooling and Servicing Agreement, dated and effective as of May 1, 2007, among, inter alia, Morgan Stanley ABS Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and Deutsche Bank National Trust Company, as Trustee (the "PSA") for the Morgan Stanley ABS Capital I Inc. Trust 2007-NC4, Mortgage Pass-Through Certificates, Series 2007-NC4 ("Party B").

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Terms capitalized but not defined in this Confirmation (including the Definitions) have the meanings attributed to them in the PSA.

This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of June 20, 2007, as amended and supplemented from time to time (the "Agreement"), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

      Notional Amount:................... With respect to any Calculation
                                          Period, the notional amount set
                                          forth for such Calculation Period
                                          in Schedule I attached hereto.

      Trade Date:........................ June 18, 2007

      Effective Date:.................... June 20, 2007

      Termination Date:.................. April 25, 2013, which for the purpose of the final Fixed Rate
                                          Payer Calculation Period is subject
                                          to No Adjustment, and for the
                                          purpose of the final Floating Rate
                                          Payer Calculation Period is subject
                                          to adjustment in accordance with
                                          the Following Business Day
                                          Convention.

      Fixed Amounts:

            Fixed Rate Payer:............ Party B

            Fixed Rate Payer Early
               Payment Dates: ........... On the day which is one (1) Business
                                          Day prior to each Fixed Rate Payer
                                          Period End Date.

            Fixed Rate Payer Period
              End Dates:................. (i) With respect to the initial
                                          Calculation Period, June 29, 2007
                                          and (ii) thereafter, the 25th
                                          calendar day of each month during
                                          the Term of this Transaction, in
                                          each case subject to No Adjustment.

            Fixed Rate:.................. 5.32%

            Fixed Amount:................ To be determined in accordance with the following formula:

                                          10 * Fixed Rate * Notional Amount *
                                          Fixed Rate Day Count Fraction.

            Fixed Rate Day Count
              Fraction:.................  30/360

      Floating Amounts:

            Floating Rate Payer:......... Party A

            Floating Rate Payer
              Early Payment Dates:....... On the day which is one (1)
                                          Business Day prior to each Fixed
                                          Rate Payer Period End Date.

            Floating Rate Payer
              Period End Dates:.......... (i) With respect to the initial
                                          Calculation Period, June 29, 2007
                                          and (ii) thereafter, the 25th
                                          calendar day of each month during
                                          the Term of this Transaction, in
                                          each case subject to adjustment in
                                          accordance with the Following
                                          Business Day Convention.

            Floating Rate Option:........ USD-LIBOR-BBA

            Floating Amount:............. To be determined in accordance with the following formula:

                                          10 * Floating Rate * Notional
                                          Amount * Floating Rate Day Count
                                          Fraction.

            Designated Maturity:......... One month

            Floating Rate Day Count
              Fraction:.................. Actual/360

            Reset Dates:................. The first day of each Calculation
                                          Period.

            Compounding:................. Inapplicable

      Business Days:..................... New York and Los Angeles


2.    Account Details and Settlement Information:

            Payments to Party A:

            Citibank, New York
            ABA No.:  021 000 089
            Account No.:  4072-4601
            Account Name:  Morgan Stanley Capital Services Inc.

            Payments to Party B:

            Wells Fargo Bank ,National Association
            ABA No.:  121 000 248
            Account No:  3970771416
            Acct Name:  SAS Clearing
            Ref:  FFC: 53158501, MSAC 2007-NC4 (swap)

3. Securities Administrator Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by Wells Fargo Bank, National Association (i) this Confirmation is executed and delivered by Wells Fargo Bank, National Association not in its individual capacity but solely as Securities Administrator of the Trust under the PSA in the exercise of the powers and authority conferred and invested in it as Securities Administrator thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of Party B is made and intended not as personal representations of the Securities Administrator but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation.

We are very pleased to have entered into this Transaction with you and we look forward to completing other transactions with you in the near future.

                                    Very truly yours,

                                    MORGAN STANLEY CAPITAL SERVICES INC.





                                    By: /s/ David N. Moore______________________
                                        Name: David N. Moore
                                        Title: Vice President

Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.


                                    WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION, not individually, but
                                       solely as Securities Administrator
                                       for Morgan Stanley ABS Capital I
                                       Inc. Trust 2007-NC4, Mortgage
                                       Pass-Through Certificates, Series
                                       2007-NC4



                                    By: /s/ Carla S. Walker_____________________
                                        Name: Carla S. Walker
                                        Title: Vice President

[MORGAN STANLEY LOGO]
------------------------------------------------------------------------------

                                  SCHEDULE I



                    Calculation
Line                  Period                    Notional Amount ($)   Multiplier
----  ----------------------------------        -------------------   ----------
1.    Effective Date           6/29/2007           91,417,986.68          10
2.       6/29/2007             7/25/2007           87,956,105.50          10
3.       7/25/2007             8/25/2007           84,606,981.49          10
4.       8/25/2007             9/25/2007           81,364,809.54          10
5.       9/25/2007            10/25/2007           78,224,234.95          10
6.      10/25/2007            11/25/2007           75,180,339.77          10
7.      11/25/2007            12/25/2007           72,228,628.45          10
8.      12/25/2007             1/25/2008           69,365,012.59          10
9.       1/25/2008             2/25/2008           66,585,794.79          10
10.      2/25/2008             3/25/2008           63,887,753.96          10
11.      3/25/2008             4/25/2008           61,267,914.24          10
12.      4/25/2008             5/25/2008           58,723,945.10          10
13.      5/25/2008             6/25/2008           56,254,915.69          10
14.      6/25/2008             7/25/2008           53,879,523.99          10
15.      7/25/2008             8/25/2008           51,605,165.06          10
16.      8/25/2008             9/25/2008           49,424,615.79          10
17.      9/25/2008            10/25/2008           47,339,893.11          10
18.     10/25/2008            11/25/2008           45,337,214.33          10
19.     11/25/2008            12/25/2008           43,405,926.20          10
20.     12/25/2008             1/25/2009           41,444,489.91          10
21.      1/25/2009             2/25/2009           32,587,187.46          10
22.      2/25/2009             3/25/2009           30,048,033.34          10
23.      3/25/2009             4/25/2009           28,794,483.18          10
24.      4/25/2009             5/25/2009           27,598,810.53          10
25.      5/25/2009             6/25/2009           26,439,063.70          10
26.      6/25/2009             7/25/2009           25,213,717.47          10
27.      7/25/2009             8/25/2009           16,964,394.88          10
28.      8/25/2009             9/25/2009           15,086,093.63          10
29.      9/25/2009            10/25/2009           14,478,879.70          10
30.     10/25/2009            11/25/2009           13,889,783.45          10
31.     11/25/2009            12/25/2009           13,071,031.24          10
32.     12/25/2009             1/25/2010           12,346,251.58          10
33.      1/25/2010             2/25/2010            7,484,365.38          10
34.      2/25/2010             3/25/2010            6,523,354.71          10
35.      3/25/2010             4/25/2010            6,245,407.45          10
36.      4/25/2010             5/25/2010            6,010,925.78          10
37.      5/25/2010             6/25/2010            5,537,498.32          10
38.      6/25/2010             7/25/2010            5,210,133.33          10
39.      7/25/2010             8/25/2010            4,762,702.18          10
40.      8/25/2010             9/25/2010            4,596,730.78          10
41.      9/25/2010            10/25/2010            4,399,454.65          10
42.     10/25/2010            11/25/2010            4,242,401.27          10
43.     11/25/2010            12/25/2010            3,950,173.73          10
44.     12/25/2010             1/25/2011            3,741,847.43          10
45.      1/25/2011             2/25/2011            3,465,639.84          10
46.      2/25/2011             3/25/2011            3,350,224.90          10
47.      3/25/2011             4/25/2011            3,217,965.08          10
48.      4/25/2011             5/25/2011            3,113,981.66          10
49.      5/25/2011             6/25/2011            3,014,040.41          10
50.      6/25/2011             7/25/2011            2,915,829.46          10
51.      7/25/2011             8/25/2011            2,822,001.72          10
52.      8/25/2011             9/25/2011            2,731,068.59          10
53.      9/25/2011            10/25/2011            2,641,690.37          10
54.     10/25/2011            11/25/2011            2,556,351.69          10
55.     11/25/2011            12/25/2011            2,471,788.97          10
56.     12/25/2011             1/25/2012            2,360,023.39          10
57.      1/25/2012             2/25/2012            2,269,073.22          10
58.      2/25/2012             3/25/2012            2,195,368.02          10
59.      3/25/2012             4/25/2012            2,123,120.68          10
60.      4/25/2012             5/25/2012            2,054,405.84          10
61.      5/25/2012             6/25/2012            1,985,922.78          10
62.      6/25/2012             7/25/2012            1,889,885.70          10
63.      7/25/2012             8/25/2012            1,813,998.36          10
64.      8/25/2012             9/25/2012            1,755,088.84          10
65.      9/25/2012            10/25/2012            1,697,728.20          10
66.     10/25/2012            11/25/2012            1,642,877.50          10
67.     11/25/2012            12/25/2012            1,588,637.52          10
68.     12/25/2012             1/25/2013            1,519,570.42          10
69.      1/25/2013             2/25/2013            1,462,029.76          10
70.      2/25/2013             3/25/2013            1,414,591.44          10
71.      3/25/2013             4/25/2013            1,368,880.01          10
72.      4/25/2013           Termination Date          --                    -


------------------------------------------------------------------------------

                                                                   1585 Broadway
                                                              New York, NY 10036

Morgan Stanley

June 20, 2007

Wells Fargo Bank, National Association, a national banking association, not individually, but solely as Security Administrator for Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-NC4 9062 Old Annapolis Road Columbia, MD 21045

Ladies and Gentlemen:

            In consideration of that certain ISDA Master Agreement dated as of June 20, 2007 between Morgan Stanley Capital Services Inc., a Delaware corporation (hereinafter "MSCS") and Wells Fargo Bank, National Association, a national banking association, not individually, but solely as Security Administrator for Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 (the "Trust"), Mortgage Pass-Through Certificates, Series 2007-NC4 (hereinafter "Counterparty") (such ISDA Master Agreement, together with each Confirmation exchanged between the parties pursuant thereto, hereinafter the "Agreement"), Morgan Stanley, a Delaware corporation (hereinafter "MS"), hereby irrevocably and unconditionally guarantees to Counterparty, with effect from the date of the Agreement, the due and punctual payment of all amounts payable by MSCS under the Agreement when the same shall become due and payable, whether on Scheduled Payment Dates, upon demand, upon declaration of termination or otherwise, in accordance with the terms of the Agreement and giving effect to any applicable grace period. Upon failure of MSCS punctually to pay any such amounts, and upon written demand by Counterparty to MS at its address set forth in the signature block of this Guarantee (or to such other address as MS may specify in writing), MS agrees to pay or cause to be paid such amounts; provided that delay by Counterparty in giving such demand shall in no event affect MS's obligations under this Guarantee.

            MS hereby agrees that its obligations hereunder shall be unconditional and will not be discharged except by complete payment of the amounts payable under the Agreement, irrespective of any claim as to the Agreement's validity, regularity or enforceability or the lack of authority of MSCS to execute or deliver the Agreement; or any change in or amendment to the Agreement; or any waiver or consent by Counterparty with respect to any provisions thereof; or the absence of any action to enforce the Agreement or the recovery of any judgment against MSCS or of any action to enforce a judgment against MSCS under the Agreement; or any similar circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor generally. MS hereby waives diligence, presentment, demand on MSCS for payment or otherwise (except as provided hereinabove), filing of claims, requirement of a prior proceeding against MSCS and protest or notice, except as provided for in the Agreement with respect to amounts payable by MSCS. If at any time payment under the Agreement is rescinded or must be otherwise restored or returned by Counterparty upon the insolvency, bankruptcy or reorganization of MSCS or MS or otherwise, MS's obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by Counterparty.

            MS represents to Counterparty as of the date hereof, which representations will be deemed to be repeated by MS on each date on which a Transaction is entered into, that:

            (1) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed;

            (2) its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws or any law, regulation or contractual restriction binding on it or its assets;

            (3) all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance; and

            (4) this Guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equity principles.

            By accepting this Guarantee and entering into the Agreement, Counterparty agrees that MS shall be subrogated to all rights of Counterparty against MSCS in respect of any amounts paid by MS pursuant to this Guarantee, provided that MS shall be entitled to enforce or to receive any payment arising out of or based upon such right of subrogation only to the extent that it has paid all amounts payable by MSCS under the Agreement.

            This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

                                       MORGAN STANLEY



                                       By: /s/ Christine Cochet
                                           --------------------------------
                                           Name:    Christine Cochet
                                           Title:   Authorized Signatory
                                           Address: 1585 Broadway
                                                    New York, NY  10036
                                           Attention: Treasurer
                                           Fax No.: 212-762-0337
                                           Ph. No.: 212-761-4000

                             SECRETARY'S CERTIFICATE
                             -----------------------

            I, Susan M. Krause, a duly elected and acting Assistant Secretary of

Morgan Stanley, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certify as follows:

            (1) David K. Wong is the duly elected Treasurer and Jacqueline T. Brody, Vincent Y.C. Liu, John A. Roberts, Jai Sooklal and Richard A. Uhlig are duly elected Assistant Treasurers of the Corporation; and

            (2) Pursuant to Section 7.01 of the Bylaws of the Corporation and resolutions adopted by a Unanimous Consent of Directors in Lieu of a Meeting, dated as of May 31, 1997, both of which are attached as an exhibit, the Treasurer and the Assistant Treasurers are authorized to enter into agreements and other instruments on behalf of the Corporation; and

            (3) Pursuant to the attached Delegation of Authority executed by the Treasurer of the Corporation as of April 18, 2006, Christine K. Cochet and Kevin
P. Mooney are each authorized to sign, on behalf of the Corporation, any and all guarantees and loan agreements of the Corporation; and

            (4) The signatures of Jacqueline T. Brody, Christine K. Cochet, Vincent Y.C. Liu, Kevin P. Mooney, John A. Roberts, Jai Sooklal, Richard A. Uhlig and David K. Wong appearing on the attached signatory list are copies of their genuine signatures.

            IN WITNESS WHEREOF, I have hereunto set my name and affixed the seal of the Corporation as of the 7th day of June, 2007.



                                       By: /s/  Susan M. Krause
                                          --------------------------------
                                          Name:  Susan M. Krause
                                          Title:  Assistant Secretary

[SEAL]

                                                                         EXHIBIT

                                 MORGAN STANLEY
                                 --------------

Section 7.01 of the Bylaws
--------------------------

            SECTION 7.01. Contracts. Except as otherwise required by law, the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Subject to the control and direction of the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer, the Chief Risk Officer, the Chief Legal Officer and the Treasurer may enter into, execute, deliver and amend bonds, promissory notes, contracts, agreements, deeds, leases, guarantees, loans, commitments, obligations, liabilities and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, such officers of the Corporation may delegate such powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Resolution adopted by a Unanimous Consent of
Directors in Lieu of a Meeting, dated as of May 31, 1997
--------------------------------------------------------

            RESOLVED FURTHER, that the Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall be authorized to deposit all such funds in the name of the Corporation in banks or other depositories. In addition, the Treasurer shall perform all other necessary acts and duties in connection with the financial affairs of the Corporation, shall generally perform all duties appertaining to the office of treasurer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board, subject to the supervision of the Chief Financial Officer; and

            RESOLVED FURTHER, that the Assistant Treasurer, if any, or, if there shall be more than one, the Assistant Treasurers, shall, under the supervision of the Treasurer, perform the duties and exercise the powers of an assistant treasurer and, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. In addition, each Assistant Treasurer is authorized to enter into, execute, deliver and amend on behalf of the Corporation any and all letters of credit, uncommitted short-term credit obligations and short-term promissory notes (as defined by generally accepted accounting principles), such authorization to cease automatically upon termination of employment with the Corporation.

                                 MORGAN STANLEY

                             Delegation of Authority
                             -----------------------

            I, David K. Wong, the Treasurer of Morgan Stanley (the

"Corporation"), hereby delegate to Christine Cochet and Kevin Mooney, each of whom is an officer of Morgan Stanley & Co. Incorporated, the authority to sign severally, upon approval from and under the supervision of an Assistant

Treasurer of the Corporation, any and all guarantees and loan agreements of the

Corporation. Each authorization shall cease automatically upon such individual's termination of employment with any affiliate of the Corporation.

            This Delegation supersedes all previous Delegations in connection with the authority noted above.

            IN WITNESS WHEREOF, I have hereunto set my name as of the 18th day of April, 2006

                                       By: /s/  David K. Wong
                                          -----------------------------
                                          Name:  David K. Wong
                                          Title:  Treasurer

                                 MORGAN STANLEY

                               Specimen Signatures

JACQUELINE T. BRODY                              /s/  Jacqueline T. Brody
                                                 ------------------------------


CHRISTINE K. COCHET                              /s/  Christine K. Cochet
                                                 ------------------------------


VINCENT Y.C. LIU                                 /s/  Vincent Y.C. Liu
                                                 ------------------------------


KEVIN P. MOONEY                                  /s/  Kevin P. Mooney
                                                 ------------------------------


JOHN A. ROBERTS                                  /s/  John A. Roberts
                                                 ------------------------------


JAI SOOKLAL                                      /s/  Jai Sooklal
                                                 ------------------------------


RICHARD A. UHLIG                                 /s/  Richard A. Uhlig
                                                 ------------------------------


DAVID K. WONG                                    /s/  David K. Wong
                                                 ------------------------------

                                    EXHIBIT U

                         FORM OF SAXON SERVICER REPORTS

                 Standard Loan Level File Layout - Master Servicing

      Exhibit 1:  Layout

------------------------------------------------------------------------------------------------------------------
                                                                                                           Max
Column Name                     Description                                  Decimal  Format Comment       Size
------------------------------------------------------------------------------------------------------------------
Each file requires the following fields:
------------------------------------------------------------------------------------------------------------------
SER_INVESTOR_NBR                A value assigned by the Servicer to define            Text up to 20 digits   20
                                a group of loans.
------------------------------------------------------------------------------------------------------------------
LOAN_NBR                        A unique identifier assigned to each loan             Text up to 10 digits   10
                                by the investor.
------------------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR               A unique number assigned to a loan by the             Text up to 10 digits   10
                                Servicer. This may be different than the
                                LOAN_NBR.
------------------------------------------------------------------------------------------------------------------
SCHED_PAY_AMT                   Scheduled monthly principal and scheduled       2     No commas(,) or        11
                                interest payment that a borrower is                   dollar signs ($)
                                expected to pay, P&I constant.
------------------------------------------------------------------------------------------------------------------
NOTE_INT_RATE                   The loan interest rate as reported by the       4     Max length of 6        6
                                    Servicer.
------------------------------------------------------------------------------------------------------------------
NET_INT_RATE                    The loan gross interest rate less the           4     Max length of 6        6
                                service fee rate as reported by the
                                    Servicer.
------------------------------------------------------------------------------------------------------------------
SERV_FEE_RATE                   The servicer's fee rate for a loan as           4     Max length of 6        6
                                reported by the Servicer.
------------------------------------------------------------------------------------------------------------------
SERV_FEE_AMT                    The servicer's fee amount for a loan as         2     No commas(,) or        11
                                reported by the Servicer.                             dollar signs ($)
------------------------------------------------------------------------------------------------------------------
NEW_PAY_AMT                     The new loan payment amount as reported by      2     No commas(,) or        11
                                the Servicer.                                         dollar signs ($)
------------------------------------------------------------------------------------------------------------------
NEW_LOAN_RATE                   The new loan rate as reported by the            4     Max length of 6        6
                                    Servicer.
------------------------------------------------------------------------------------------------------------------
ARM_INDEX_RATE                  The index the Servicer is using to              4     Max length of 6        6
                                calculate a forecasted rate.
------------------------------------------------------------------------------------------------------------------
ACTL_BEG_PRIN_BAL               The borrower's actual principal balance at      2     No commas(,) or        11
                                the beginning of the processing cycle.                dollar signs ($)
------------------------------------------------------------------------------------------------------------------
ACTL_END_PRIN_BAL               The borrower's actual principal balance at      2     No commas(,) or        11
                                the end of the processing cycle.                      dollar signs ($)
------------------------------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE          The date at the end of processing cycle               MM/DD/YYYY             10
                                that the borrower's next payment is due to
                                the Servicer, as reported by Servicer.
------------------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_1                 The first curtailment amount to be applied.     2     No commas(,) or        11
                                                                                      dollar signs ($)
------------------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_1                The curtailment date associated with the              MM/DD/YYYY             10
                                first curtailment amount.
------------------------------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_1                 The curtailment interest on the first           2     No commas(,) or        11
                                curtailment amount, if applicable.                    dollar signs ($)
------------------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_2                 The second curtailment amount to be applied.    2     No commas(,) or        11
                                                                                      dollar signs ($)
------------------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_2                The curtailment date associated with the              MM/DD/YYYY             10
                                second curtailment amount.
------------------------------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_2                 The curtailment interest on the second          2     No commas(,) or        11
                                curtailment amount, if applicable.                    dollar signs ($)
------------------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_3                 The third curtailment amount to be applied.     2     No commas(,) or        11
                                                                                      dollar signs ($)
------------------------------------------------------------------------------------------------------------------
Exhibit 1: Continued            Standard Loan Level File Layout
------------------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_3                The curtailment date associated with the              MM/DD/YYYY             10
                                third curtailment amount.
------------------------------------------------------------------------------------------------------------------
CURT_ADJ_AMT_3                  The curtailment interest on the third           2     No commas(,) or        11
                                curtailment amount, if applicable.                    dollar signs ($)
------------------------------------------------------------------------------------------------------------------
PIF_AMT                         The loan "paid in full" amount as reported      2     No commas(,) or        11
                                by the Servicer.                                      dollar signs ($)
------------------------------------------------------------------------------------------------------------------
PIF_DATE                        The paid in full date as reported by the              MM/DD/YYYY             10
                                    Servicer.
------------------------------------------------------------------------------------------------------------------
                                                                                      Action Code Key:       2
                                                                                      15=Bankruptcy,
                                                                                      30=Foreclosure,
                                                                                      60=PIF,
                                                                                      63=Substitution,
ACTION_CODE                     The standard FNMA numeric code used to
                                65=Repurchase,70=REO indicate the
                                default/delinquent status of a particular loan.
------------------------------------------------------------------------------------------------------------------
INT_ADJ_AMT                     The amount of the interest adjustment as        2     No commas(,) or        11
                                reported by the Servicer.                             dollar signs ($)
------------------------------------------------------------------------------------------------------------------
SOLDIER_SAILOR_ADJ_AMT          The Soldier and Sailor Adjustment amount,       2     No commas(,) or        11
                                if applicable.                                        dollar signs ($)
------------------------------------------------------------------------------------------------------------------
NON_ADV_LOAN_AMT                The Non Recoverable Loan Amount, if             2     No commas(,) or        11
                                applicable.                                           dollar signs ($)
------------------------------------------------------------------------------------------------------------------
LOAN_LOSS_AMT                   The amount the Servicer is passing as a         2     No commas(,) or        11
                                loss, if applicable.                                  dollar signs ($)
------------------------------------------------------------------------------------------------------------------
Plus the following applicable fields:
------------------------------------------------------------------------------------------------------------------
SCHED_BEG_PRIN_BAL              The scheduled outstanding principal amount      2     No commas(,) or        11
                                due at the beginning of the cycle date to             dollar signs ($)
                                be passed through to investors.
------------------------------------------------------------------------------------------------------------------
SCHED_END_PRIN_BAL              The scheduled principal balance due to          2     No commas(,) or        11
                                investors at the end of a processing cycle.           dollar signs ($)
------------------------------------------------------------------------------------------------------------------
SCHED_PRIN_AMT                  The scheduled principal amount as reported      2     No commas(,) or        11
                                by the Servicer for the current cycle --              dollar signs ($)
                                only applicable for Scheduled/Scheduled
                                Loans.
------------------------------------------------------------------------------------------------------------------
SCHED_NET_INT                   The scheduled gross interest amount less        2     No commas(,) or        11
                                the service fee amount for the current                dollar signs ($)
                                cycle as reported by the Servicer -- only
                                applicable for Scheduled/Scheduled Loans.
------------------------------------------------------------------------------------------------------------------
ACTL_PRIN_AMT                   The actual principal amount collected by        2     No commas(,) or        11
                                the Servicer for the current reporting                dollar signs ($)
                                cycle -- only applicable for Actual/Actual
                                Loans.
------------------------------------------------------------------------------------------------------------------
ACTL_NET_INT                    The actual gross interest amount less the       2     No commas(,) or        11
                                service fee amount for the current                    dollar signs ($)
                                reporting cycle as reported by the Servicer
                                -- only applicable for Actual/Actual Loans.
------------------------------------------------------------------------------------------------------------------
PREPAY_PENALTY_ AMT             The penalty amount received when a borrower     2     No commas(,) or        11
                                prepays on his loan as reported by the                dollar signs ($)
                                    Servicer.
------------------------------------------------------------------------------------------------------------------
PREPAY_PENALTY_ WAIVED          The prepayment penalty amount for the loan      2     No commas(,) or        11
                                waived by the servicer.                               dollar signs ($)
------------------------------------------------------------------------------------------------------------------
MOD_DATE                        The Effective Payment Date of the                     MM/DD/YYYY             10
                                Modification for the loan.
------------------------------------------------------------------------------------------------------------------
MOD_TYPE                        The Modification Type.                                Varchar - value can    30
                                                                                      be alpha or numeric
------------------------------------------------------------------------------------------------------------------
DELINQ_P&I_ADVANCE_AMT          The current outstanding principal and           2     No commas(,) or        11
                                interest advances made by Servicer.                   dollar signs ($)
------------------------------------------------------------------------------------------------------------------
Exhibit 1: Continued            Standard Loan Level File Layout
------------------------------------------------------------------------------------------------------------------
                                Flag to indicate if the repurchase of a               Y=Breach               1
                                loan is due to a breach of Representations            N=NO Breach
                                 and Warranties                                       Let blank if N/A
BREACH_FLAG

------------------------------------------------------------------------------------------------------------------

 Exhibit 2: Monthly Summary Report by Single Investor
 MONTHLY SUMMARY REPORT
 For Month Ended:   mm/dd/yyyy                Servicer Name _________________________________

 Prepared by:  _____________________________  Investor Nbr __________________________________

 ____________________________________________________________________________________________
 Section 1. Remittances and Ending Balances - Required Data
 --------------------------------------------------------------------------------------------
  Beginning      Ending      Total Monthly     Total Ending Unpaid   Total Monthly Principal
 Loan Count    Loan Count    Remittance Amount  Principal Balance     Balance
 --------------------------------------------------------------------------------------------
      0             0                   $0.00    $0.00                 $0.00
 --------------------------------------------------------------------------------------------
 Principal Calculation
 ---------------------
 1.  Monthly Principal Due                                                    +        $0.00
                                                                                -------------
 2.  Current Curtailments                                                     +        $0.00
                                                                                -------------
 3.  Liquidations                                                             +        $0.00
                                                                                -------------
 4.  Other (attach explanation)                                               +        $0.00
                                                                                -------------
 5.  Principal Due                                                                     $0.00
                                                                                -------------
 6.  Interest (reported "gross")                                              +        $0.00
                                                                                -------------
 7.  Interest Adjustments on Curtailments                                     +        $0.00
                                                                                -------------
 8.  Servicing Fees                                                           -        $0.00
                                                                                -------------
 9.  Other Interest (attach explanation)                                      +        $0.00
                                                                                -------------
 10. Interest Due            (need to subtract ser fee)                                $0.00
                                                                                =============

 Remittance Calculation
 ----------------------
 11.  Total Principal and Interest Due (lines 5+10)                           +        $0.00
                                                                                -------------
 12.  Reimbursement of Non-Recoverable Advances                               -        $0.00
                                                                                -------------
 13.  Total Realized gains                                                    +        $0.00
                                                                                -------------
 14.  Total Realized Losses                                                   -        $0.00
                                                                                -------------
 15.  Total Prepayment Penalties                                              +        $0.00
                                                                                -------------
 16.  Total Non-Supported Compensating Interest                               -        $0.00
                                                                                -------------
 17.  Other (attach explanation)                                                       $0.00
                                                                                -------------
 18.  Net Funds Due on or before Remittance Date                              $        $0.00
                                                                                =============

 -----------------------------------------------------------------------------------------------------------
 Section 2. Delinquency Report: - Optional Data for Loan Accounting
 -----------------------------------------------------------------------------------------------------------
   Installments Delinquent
 -----------------------------------------------------------------------------------------------------------
  Total No.     Total No.                                                In     Real Estate   Total Dollar
     of            of              30-            60-     90 or more Foreclosure   Owned       Amount of
    Loans     Delinquencies        Days          Days        Days    (Optional)  (Optional)  Delinquencies
 -----------------------------------------------------------------------------------------------------------
      0             0               0              0          0          0           0           $0.00
 -----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Section 3.  REG AB Summary Reporting - REPORT ALL APPLICABLE FIELDS
--------------------------------------------------------------------------------
REG AB FIELDS                                    LOAN COUNT            BALANCE
--------------------------------------------------------------------------------
PREPAYMENT  PENALTY AMT                               0                 $0.00
--------------------------------------------------------------------------------
PREPAYMENT PENALTY AMT WAIVED                         0                 $0.00
--------------------------------------------------------------------------------
DELINQUENCY P&I AMOUNT                                0                 $0.00
--------------------------------------------------------------------------------

                                    EXHIBIT V

Saxon Standard File Layout - Delinquency Reporting

-------------------------------------------------------------------------------------------------------------------
o     Column/Header Name           o                      Description                   o          o     Format
                                                                                              Decimal    Comment
-------------------------------------------------------------------------------------------------------------------
o     SERVICER_LOAN_NBR            o     A  unique  number  assigned  to a loan  by the o          o
                                         Servicer.  This  may  be  different  than  the
                                         LOAN_NBR
-------------------------------------------------------------------------------------------------------------------
o     LOAN_NBR                     o     A unique  identifier  assigned to each loan by o          o
                                         the originator.
-------------------------------------------------------------------------------------------------------------------
o     CLIENT_NBR                   o     Servicer Client Number                         o          o
-------------------------------------------------------------------------------------------------------------------
o     SERV_INVESTOR_NBR            o     Contains  a unique  number as  assigned  by an o          o
                                         external  servicer  to  identify  a  group  of
                                         loans in their system.
-------------------------------------------------------------------------------------------------------------------
o     BORROWER_FIRST_NAME          o     First Name of the Borrower.                    o          o
-------------------------------------------------------------------------------------------------------------------
o     BORROWER_LAST_NAME           o     Last name of the borrower.                     o          o
-------------------------------------------------------------------------------------------------------------------
o     PROP_ADDRESS                 o     Street Name and Number of Property             o          o
-------------------------------------------------------------------------------------------------------------------
o     PROP_STATE                   o     The state where the property located.          o          o
-------------------------------------------------------------------------------------------------------------------
o     PROP_ZIP                     o     Zip code where the property is located.        o          o
-------------------------------------------------------------------------------------------------------------------
o     BORR_NEXT_PAY_DUE_DATE       o     The date that the  borrower's  next payment is o          o
                                         due to the  servicer at the end of  processing                  MM/DD/YYYY
                                         cycle, as reported by Servicer.
-------------------------------------------------------------------------------------------------------------------
o     LOAN_TYPE                    o     Loan Type (i.e. FHA, VA, Conv)                 o          o
-------------------------------------------------------------------------------------------------------------------
o     BANKRUPTCY_FILED_DATE        o     The date a  particular  bankruptcy  claim  was o          o
                                         filed.                                                          MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     BANKRUPTCY_CHAPTER_CODE      o     The  chapter  under which the  bankruptcy  was o          o
                                         filed.
-------------------------------------------------------------------------------------------------------------------
o     BANKRUPTCY_CASE_NBR          o     The case  number  assigned by the court to the o          o
                                         bankruptcy filing.
-------------------------------------------------------------------------------------------------------------------
o     POST_PETITION_DUE_DATE       o     The payment due date once the  bankruptcy  has o          o
                                         been approved by the courts                                     MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     BANKRUPTCY_DCHRG_DISM_DATE   o     The Date The Loan Is Removed From  Bankruptcy. o          o
                                         Either  by  Dismissal,   Discharged  and/or  a                  MM/DD/YYYY
                                         Motion For Relief Was Granted.
-------------------------------------------------------------------------------------------------------------------
o     LOSS_MIT_APPR_DATE           o     The Date The Loss  Mitigation  Was Approved By o          o
                                         The Servicer                                                    MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     LOSS_MIT_TYPE                o     The  Type Of Loss  Mitigation  Approved  For A o          o
                                         Loan Such As;
-------------------------------------------------------------------------------------------------------------------
o     LOSS_MIT_EST_COMP_DATE       o     The  Date  The   Loss   Mitigation   /Plan  Is o          o
                                         Scheduled To End/Close                                          MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     LOSS_MIT_ACT_COMP_DATE       o     The  Date  The  Loss  Mitigation  Is  Actually o          o
                                         Completed                                                       MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     FRCLSR_APPROVED_DATE         o     The  date  DA  Admin  sends  a  letter  to the o          o
                                         servicer    with    instructions    to   begin                  MM/DD/YYYY
                                         foreclosure proceedings.
-------------------------------------------------------------------------------------------------------------------
o     ATTORNEY_REFERRAL_DATE       o     Date File Was  Referred  To Attorney to Pursue o          o
                                         Foreclosure                                                     MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     FIRST_LEGAL_DATE             o     Notice of 1st legal  filed by an Attorney in a o          o
                                         Foreclosure Action                                              MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     FRCLSR_SALE_EXPECTED_DATE    o     The  date  by  which  a  foreclosure  sale  is o          o
                                         expected to occur.                                              MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     FRCLSR_SALE_DATE             o     The actual date of the foreclosure sale.       o          o
                                                                                                         MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     FRCLSR_SALE_AMT              o     The  amount  a   property   sold  for  at  the o      2   o     No
                                         foreclosure sale.                                               commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     EVICTION_START_DATE          o     The date the  servicer  initiates  eviction of o          o
                                         the borrower.                                                   MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     EVICTION_COMPLETED_DATE      o     The date the court  revokes  legal  possession o          o
                                         of the property from the borrower.                              MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     LIST_PRICE                   o     The  price  at  which  an  REO   property   is o      2   o     No
                                         marketed.                                                       commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     LIST_DATE                    o     The  date  an  REO  property  is  listed  at a o          o
                                         particular price.                                               MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     OFFER_AMT                    o     The  dollar  value  of an  offer  for  an  REO o      2   o     No
                                         property.                                                       commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     OFFER_DATE_TIME              o     The date an offer is  received  by DA Admin or o          o
                                         by the Servicer.                                                MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     REO_CLOSING_DATE             o     The  date  the  REO  sale of the  property  is o          o
                                         scheduled to close.                                             MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     REO_ACTUAL_CLOSING_DATE      o     Actual Date Of REO Sale                        o          o
                                                                                                         MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     OCCUPANT_CODE                o     Classification   of  how   the   property   is o          o
                                         occupied.
-------------------------------------------------------------------------------------------------------------------
o     PROP_CONDITION_CODE          o     A code that  indicates  the  condition  of the o          o
                                         property.
-------------------------------------------------------------------------------------------------------------------
o     PROP_INSPECTION_DATE         o     The date a property inspection is performed.   o          o
                                                                                                         MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     APPRAISAL_DATE               o     The date the appraisal was done.               o          o
                                                                                                         MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     CURR_PROP_VAL                o     The  current  "as is"  value  of the  property o      2   o
                                         based on brokers price opinion or appraisal.
-------------------------------------------------------------------------------------------------------------------
o     REPAIRED_PROP_VAL            o     The  amount  the  property  would  be worth if o      2   o
                                         repairs are  completed  pursuant to a broker's
                                         price opinion or appraisal.
-------------------------------------------------------------------------------------------------------------------
o     If applicable:               o                                                    o          o
-------------------------------------------------------------------------------------------------------------------
o     DELINQ_STATUS_CODE           o     FNMA Code Describing Status of Loan            o          o
-------------------------------------------------------------------------------------------------------------------
o     DELINQ_REASON_CODE           o     The  circumstances  which caused a borrower to o          o
                                         stop  paying  on a loan.  Code  indicates  the
                                         reason  why the  loan is in  default  for this
                                         cycle.
-------------------------------------------------------------------------------------------------------------------
o     MI_CLAIM_FILED_DATE          o     Date Mortgage  Insurance  Claim Was Filed With o          o
                                         Mortgage Insurance Company.                                     MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     MI_CLAIM_AMT                 o     Amount of Mortgage Insurance Claim Filed       o          o     No
                                                                                                         commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     MI_CLAIM_PAID_DATE           o     Date  Mortgage   Insurance  Company  Disbursed o          o
                                         Claim Payment                                                   MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     MI_CLAIM_AMT_PAID            o     Amount  Mortgage  Insurance  Company  Paid  On o      2   o     No
                                         Claim                                                           commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     POOL_CLAIM_FILED_DATE        o     Date  Claim  Was  Filed  With  Pool  Insurance o          o
                                         Company                                                         MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     POOL_CLAIM_AMT               o     Amount  of Claim  Filed  With  Pool  Insurance o      2   o     No
                                         Company                                                         commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     POOL_CLAIM_PAID_DATE         o     Date  Claim  Was  Settled  and The  Check  Was o          o
                                         Issued By The Pool Insurer                                      MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     POOL_CLAIM_AMT_PAID          o     Amount Paid On Claim By Pool Insurance Company o      2   o     No
                                                                                                         commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     FHA_PART_A_CLAIM_FILED_DATE  o     Date FHA Part A Claim Was Filed With HUD       o          o
                                                                                                         MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     FHA_PART_A_CLAIM_AMT         o     Amount of FHA Part A Claim Filed               o      2   o     No
                                                                                                         commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     FHA_PART_A_CLAIM_PAID_DATE   o     Date HUD Disbursed Part A Claim Payment        o          o
                                                                                                         MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     FHA_PART_A_CLAIM_PAID_AMT    o     Amount HUD Paid on Part A Claim                o      2   o     No
                                                                                                         commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     FHA_PART_B_CLAIM_FILED_DATE  o     Date FHA Part B Claim Was Filed With HUD       o          o
                                                                                                         MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     FHA_PART_B_CLAIM_AMT         o     Amount of FHA Part B Claim Filed               o      2   o     No
                                                                                                         commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     FHA_PART_B_CLAIM_PAID_DATE   o     Date HUD Disbursed Part B Claim Payment        o          o
                                                                                                         MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     FHA_PART_B_CLAIM_PAID_AMT    o     Amount HUD Paid on Part B Claim                o      2   o     No
                                                                                                         commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     VA_CLAIM_FILED_DATE          o     Date VA Claim  Was  Filed  With  the  Veterans o          o
                                         Admin                                                           MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     VA_CLAIM_PAID_DATE           o     Date  Veterans   Admin.   Disbursed  VA  Claim o          o
                                         Payment                                                         MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     VA_CLAIM_PAID_AMT            o     Amount Veterans Admin. Paid on VA Claim        o      2   o     No
                                                                                                         commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     MOTION_FOR_RELIEF_DATE       o     The date the Motion for Relief was filed       o      10  o
                                                                                                         MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     FRCLSR_BID_AMT               o     The foreclosure sale bid amount                o      11  o     No
                                                                                                         commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     FRCLSR_SALE_TYPE             o     The  foreclosure  sales  results:  REO,  Third o          o
                                         Party, Conveyance to HUD/VA
-------------------------------------------------------------------------------------------------------------------
o     REO_PROCEEDS                 o     The  net  proceeds  from  the  sale of the REO o          o     No
                                         property.                                                       commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     BPO_DATE                     o     The date the BPO was done.                     o          o
-------------------------------------------------------------------------------------------------------------------
o     CURRENT_FICO                 o     The current FICO score                         o          o
-------------------------------------------------------------------------------------------------------------------
o     HAZARD_CLAIM_FILED_DATE      o     The date the  Hazard  Claim was filed with the o      10  o
                                         Hazard Insurance Company.                                       MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     HAZARD_CLAIM_AMT             o     The  amount  of  the  Hazard  Insurance  Claim o      11  o     No
                                         filed.                                                          commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     HAZARD_CLAIM_PAID_DATE       o     The  date   the   Hazard   Insurance   Company o      10  o
                                         disbursed the claim payment.                                    MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     HAZARD_CLAIM_PAID_AMT        o     The amount the Hazard  Insurance  Company paid o      11  o     No
                                         on the claim.                                                   commas(,)
                                                                                                         or
                                                                                                         dollar
                                                                                                         signs ($)
-------------------------------------------------------------------------------------------------------------------
o     ACTION_CODE                  o     Indicates loan status                          o          o     Number
-------------------------------------------------------------------------------------------------------------------
                                                                                        o          o
o     NOD_DATE                     o                                                                     MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
                                                                                        o          o
o     NOI_DATE                     o                                                                     MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o                                  o                                                    o          o
      ACTUAL_PAYMENT_PLAN_START_DATE                                                                     MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     ACTUAL_PAYMENT_                                                                   o
      PLAN_END_DATE                o                                                               o
-------------------------------------------------------------------------------------------------------------------
                                                                                        o          o
o     ACTUAL_REO_START_DATE        o                                                                     MM/DD/YYYY
-------------------------------------------------------------------------------------------------------------------
o     REO_SALES_PRICE              o                                                    o          o     Number
-------------------------------------------------------------------------------------------------------------------
o     REALIZED_LOSS/GAIN           o     As defined in the Servicing Agreement          o          o     Number
-------------------------------------------------------------------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

o     ASUM-    Approved Assumption
o     BAP-     Borrower Assistance Program
o     CO-      Charge Off
o     DIL-     Deed-in-Lieu
o     FFA-     Formal Forbearance Agreement
o     MOD-     Loan Modification
o     PRE-     Pre-Sale
o     SS-      Short Sale
o     MISC-    Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

o     Mortgagor
o     Tenant
o     Unknown
o     Vacant

The Property Condition field should show the last reported condition of the property as follows:

o     Damaged
o     Excellent
o     Fair
o     Gone
o     Good
o     Poor
o     Special Hazard
o     Unknown

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

         Delinquency Code           Delinquency Description
         -----------------------------------------------------------------
         001                        FNMA-Death of principal mortgagor
         002                        FNMA-Illness of principal mortgagor
         003                        FNMA-Illness of mortgagor's family member
         004                        FNMA-Death of mortgagor's family member
         005                        FNMA-Marital difficulties
         006                        FNMA-Curtailment of income
         007                        FNMA-Excessive Obligation
         008                        FNMA-Abandonment of property
         009                        FNMA-Distant employee transfer
         011                        FNMA-Property problem
         012                        FNMA-Inability to sell property
         013                        FNMA-Inability to rent property
         014                        FNMA-Military Service
         015                        FNMA-Other
         016                        FNMA-Unemployment
         017                        FNMA-Business failure
         019                        FNMA-Casualty loss
         022                        FNMA-Energy environment costs
         023                        FNMA-Servicing problems
         026                        FNMA-Payment adjustment
         027                        FNMA-Payment dispute
         029                        FNMA-Transfer of ownership pending
         030                        FNMA-Fraud
         031                        FNMA-Unable to contact borrower
         INC                        FNMA-Incarceration

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code           Status Description
----------------------------------------

09                    Forbearance
17                    Pre-foreclosure Sale Closing Plan Accepted
24                    Government Seizure
26                    Refinance
27                    Assumption
28                    Modification
29                    Charge-Off
30                    Third Party Sale
31                    Probate
32                    Military Indulgence
43                    Foreclosure Started
44                    Deed-in-Lieu Started
49                    Assignment Completed
61                    Second Lien Considerations
62                    Veteran's Affairs-No Bid
63                    Veteran's Affairs-Refund
64                    Veteran's Affairs-Buydown
65                    Chapter 7 Bankruptcy
66                    Chapter 11 Bankruptcy
67                    Chapter 13 Bankruptcy

Calculation of Realized Loss/Gain Form 332- Instruction Sheet

      NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:
-------------------------------------

            1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

            2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

            3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

            4-12. Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)

*  Other expenses - copies of corporate advance history showing all payments

*  REO repairs > $1500 require explanation

*  REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

*  Unusual or extraordinary items may require further documentation.

            13. The total of lines 1 through 12.

Credits:
--------

            14-21. Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

            22. The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)
-------------------------------------------

            23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

 Calculation of Realized Loss/Gain Form 332
 ------------------------------------------

      Prepared by:  __________________                Date:  _______________

      Phone:  ______________________   Email Address:_____________________

------------------------   -------------------------   -------------------------
Servicer Loan No.          Servicer Name               Servicer Address

------------------------   -------------------------   -------------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name: _________________________________________________________
      Property Address: ________________________________________________________

Liquidation Type:     REO Sale       3rd Party Sale     Short Sale    Charge Off

   Was this loan granted a Bankruptcy deficiency or cramdown    Yes   No
   If "Yes", provide deficiency or cramdown amount __________________________

   Liquidation and Acquisition Expenses:
   (1)   Actual Unpaid Principal Balance of Mortgage Loan  $______________  (1)
   (2)   Interest accrued at Net Rate                     ________________  (2)
   (3)   Accrued Servicing Fees                           ________________  (3)
   (4)   Attorney's Fees                                  ________________  (4)
   (5)   Taxes (see page 2)                               ________________  (5)
   (6)   Property Maintenance                             ________________  (6)
   (7)   MI/Hazard Insurance Premiums (see page 2)        ________________  (7)
   (8)   Utility Expenses                                 ________________  (8)
   (9)   Appraisal/BPO                                    ________________  (9)
   (10)  Property Inspections                             ________________  (10)
   (11)  FC Costs/Other Legal Expenses                    ________________  (11)
   (12)  Other (itemize)                                  ________________  (12)
         Cash for Keys__________________________          ________________  (12)
         HOA/Condo Fees_______________________            ________________  (12)
         ______________________________________           ________________  (12)

         Total Expenses                                  $_______________   (13)
   Credits:
   (14)  Escrow Balance                                  $ _______________  (14)
   (15)  HIP Refund                                       ________________  (15)
   (16)  Rental Receipts                                  ________________  (16)
   (17)  Hazard Loss Proceeds                             ________________  (17)
   (18)  Primary Mortgage Insurance / Gov't Insurance     ________________  (18a) HUD Part A
                                                          ________________  (18b) HUD Part B
   (19)  Pool Insurance Proceeds                          ________________  (19)
   (20)  Proceeds from Sale of Acquired Property          ________________  (20)
   (21)  Other (itemize)                                  ________________  (21)
      _________________________________________          ________________   (21)
      Total Credits                                      $________________  (22)
   Total Realized Loss (or Amount of Gain)               $________________  (23)

Escrow Disbursement Detail

      Type                          Period of
   (Tax /Ins.)       Date Paid       Coverage       Total Paid      Base Amount      Penalties       Interest
   -----------       ---------       --------       ----------      -----------      ---------       --------


                                    EXHIBIT W

                                   [Reserved]

                                    EXHIBIT X

                  FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW

Wells Fargo Bank, National Association, as Securities Administrator 9062 Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com

Morgan Stanley ABS Capital I Inc.
1585 Broadway
New York, New York 10036

Attn.: Corporate Trust Services - MSAC 2007-NC4 - SEC REPORT PROCESSING

      **Additional Form [10-D] [10-K] [8-K] Disclosure** Required
      -----------------------------------------------------------

Ladies and Gentlemen:

In accordance with Section 8.12 of the Pooling and Servicing Agreement (the "Agreement"), dated as of May 1, 2007, among Morgan Stanley ABS Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer and as securities administrator, Saxon Mortgage Services, Inc., as servicer, and Deutsche Bank National Trust Company, as trustee, the undersigned, as [_________________________] hereby notifies you that certain events have come to our attention that we are required to report to you for disclosure on Form [10-D] [10-K] [8-K].

Description of additional Form [10-D] [10-K] [8-K] Disclosure:

List of any attachments hereto to be included in the Additional Form [10-D] [10-K] [8-K] Disclosure:

Each of the attachments hereto is being transmitted to the Trustee in an EDGAR-compatible format.

Any inquiries related to this notification should be directed to [_________________] phone number [___________________]; email address
[______________________].

                                       [NAME OF PARTY],
                                          As [Role]

                                       By:___________________________________
                                          Name:______________________________
                                          Title: ____________________________

                                    EXHIBIT Y

                    REPRESENTATIONS AND WARRANTIES AGREEMENT

            This REPRESENTATIONS AND WARRANTIES AGREEMENT ("Agreement"), dated as of June 20, 2007 (the "Closing Date"), is between MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, successor-in-interest by merger to MORGAN STANLEY MORTGAGE CAPITAL INC. (the "Sponsor") and MORGAN STANLEY ABS CAPITAL I INC. (the "Depositor").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Sponsor acquired certain mortgage loans (the "Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule I (the "Mortgage Loan Schedule") at (i) a public auction of mortgage loans subject to a financing arrangement with the Sponsor and (ii) a public auction of mortgage loans subject to a financing arrangement with Natixis Real Estate Capital Inc.;

            WHEREAS, pursuant to that certain bill of sale, dated as of the Closing Date, between the Sponsor and the Depositor, the Mortgage Loans are to be transferred by the Sponsor to the Depositor;

            WHEREAS, pursuant to that certain Pooling and Servicing Agreement, dated as of May 1, 2007 (the "Pooling and Servicing Agreement"), among the Depositor, Saxon Mortgage Services, Inc., as a servicer (the "Servicer"), Wells Fargo Bank, National Association ("Wells Fargo"), as securities administrator and as master servicer, and Deutsche Bank National Trust Company, as trustee (the "Trustee"), Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 (the "Trust") shall issue its Mortgage Pass-Through Certificates, Series 2007-NC4 (the "Certificates"), representing beneficial ownership interest in a trust, the assets of which include, but are not limited to, the Mortgage Loans transferred by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement;

            WHEREAS, in connection with the securitization of the Mortgage Loans and the issuance of the Certificates, the parties hereto have determined it to be necessary and appropriate for the Sponsor to make various representations and warranties to the Depositor regarding the Mortgage Loans;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1. Defined Terms.

            (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and the Pooling and Servicing Agreement, the definitions contained in the Pooling and Servicing Agreement shall control.

            (b) The following capitalized terms shall have the meanings assigned to such terms below:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            ALTA: The American Land Title Association, or any successor thereto.

            Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the related Mortgagor and relating to a stock allocated to the related dwelling unit.

            Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

            Covered Loan: A Mortgage Loan categorized as "Covered" pursuant to Appendix E of Standard & Poor's Glossary.

            Deleted Mortgage Loan: A Mortgage Loan that is purchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Sponsor in accordance with the terms of this Agreement.

            Delinquent: With respect to any Mortgage Loan, means any Monthly Payment due on a Due Date that is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), (b) with respect to each Group I Mortgage Loan secured by the related Mortgagor's primary residence with an "annual percentage rate" or total "points and fees" (as each such term is calculated under HOEPA) payable by the related Mortgagor that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. ss. 226.32(a)(1)(i) and (ii), (c) classified as a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term was defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (d) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the such Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and
(b) if such Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

            Manufactured Home: A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home Construction and Safety Standards adopted on July 15, 1976, by the Department of Housing and Urban Development ("HUD Code"), as amended in 2000, which preempts state and local building codes. Each unit is identified by the presence of a HUD Plate/Compliance Certificate label. The sections are then transported to the site and joined together and affixed to a pre-built permanent foundation (which satisfies the manufacturer's requirements and all state, county, and local building codes and regulations). The manufactured home is built on a non-removable, permanent frame chassis that supports the complete unit of walls, floors, and roof. The underneath part of the home may have running gear (wheels, axles, and brakes) that enable it to be transported to the permanent site. The wheels and hitch are removed prior to anchoring the unit to the permanent foundation. The manufactured home must be classified as real estate and taxed accordingly. The permanent foundation may be on land owned by the Mortgagor or may be on leased land.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Sponsor for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by the Sponsor to the Depositor or its designee in the month of substitution), (ii) have a Mortgage Rate not less than, and not more than 1% greater than, the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan, (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed-rate or adjustable-rate with the same Periodic Mortgage Rate Cap and Index) and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 2 of this Agreement.

            Standard & Poor's Glossary: Version 5.7 of the Standard & Poor's LEVELS(R) Glossary.

            Section 2. Representations and Warranties of the Sponsor.

            As to each Mortgage Loan, the Sponsor hereby makes the representations and warranties set forth on Part A of Exhibit I hereto to the Depositor as of the Closing Date (or such other date as set forth herein). As to each Group I Mortgage Loan, the Sponsor hereby makes the representations and warranties set forth on Part B of Exhibit I hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

            Section 3. [Reserved]




            Section 4. Remedies for Breach of Representations and Warranties of the Sponsor

            (a) Within sixty (60) days of the earlier of either discovery by or notice to the Sponsor of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Depositor, the Certificateholders or the Certificate Insurer therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Depositor, the Certificateholders or the Certificate Insurer therein), the Sponsor shall cure such breach in all material respects and, if such breach cannot be cured, the Sponsor shall, at the Depositor's option, within sixty (60) calendar days of the Sponsor's receipt of request from the Depositor, repurchase such Mortgage Loan at the Repurchase Price. In the event that such a breach shall involve any representation or warranty set forth in Section 2 of this Agreement, and such breach cannot be cured within sixty
(60) days of the earlier of either discovery by or notice to the Sponsor of such breach, all of the Mortgage Loans materially and adversely affected thereby shall, at the Depositor's option, be repurchased by the Sponsor at the Repurchase Price. Notwithstanding the above sentence, within sixty (60) days of the earlier of either discovery by, or notice to, the Sponsor of any breach of the representations or warranties set forth in clauses (e), (o) and (r) on Part A of Exhibit I or on Part B of Exhibit I, the Sponsor shall repurchase the affected Mortgage Loan or Mortgage Loans at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such repurchase. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Section 4 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor's instructions.

            However, if the breach shall involve a representation or warranty set forth in Section 2 of this Agreement (other than the representations or warranties set forth in clauses (e), (o) and (r) on Part A of Exhibit I or on Part B of Exhibit I) relating to any Mortgage Loan and the Sponsor discovers or receives notice of any such breach within two years of the Closing Date, the Sponsor shall, at the Depositor's option and provided that the Sponsor has a Qualified Substitute Mortgage Loan, rather than repurchase such Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Closing Date. If the Sponsor has no Qualified Substitute Mortgage Loan, the Sponsor shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Section 4 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor's instructions.

            At the time of repurchase or substitution, the Depositor and the Sponsor shall arrange for the reassignment of the Deleted Mortgage Loan to the Sponsor and the delivery to the Sponsor of any documents held by the Trustee relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Sponsor shall, simultaneously with such reassignment, give written notice to the Depositor that such repurchase or substitution has taken place, amend the applicable Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the applicable Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Sponsor shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Sponsor shall effect such substitution by delivering to the Trustee or to such other party as the Depositor may designate in writing for such Qualified Substitute Mortgage Loan the documents required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required by the Pooling and Servicing Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. The Sponsor shall remit directly to the Depositor, or its designee, in accordance with the Depositor's instructions, the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Sponsor. For the month of substitution, distributions to the Depositor shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Sponsor shall thereafter be entitled to retain all amounts subsequently received by the Sponsor in respect of such Deleted Mortgage Loan.

            For any month in which the Sponsor substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Sponsor shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall, together with one month's interest at the Mortgage Rate on the Deleted Mortgage Loan, shall be distributed by the Sponsor directly to the Depositor or its designee in accordance with the Depositor's instructions within two (2) Business Days of such substitution.

            Any cause of action against the Sponsor relating to or arising out of the breach of any representations and warranties made in Section 2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Depositor or notice thereof by the Sponsor to the Depositor, (ii) failure by the Sponsor to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above and (iii) demand upon the Sponsor by the Depositor for compliance with this Agreement.

            (b) The Sponsor shall deliver to the Depositor all documents and instruments required under Section 2.01 of the Pooling and Servicing Agreement with respect to the Mortgage Loans. In the event any document or instrument required to be delivered to the Depositor pursuant to Section 2.01 of the Pooling and Servicing Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Depositor, and in the event that the Sponsor does not cure such failure within sixty (60) days of discovery or receipt of written notification of such failure from the Depositor, the Sponsor shall, at the Depositor's option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such purchase.

            (c) It is understood and agreed that the obligation of the Sponsor set forth in Section 4(a) to repurchase for a Mortgage Loan in breach of a representation or warranty contained in Section 2 constitutes the sole remedy of the Depositor or any other person or entity with respect to such breach.

            (d) The representations and warranties of the Sponsor set forth on Part A of Exhibit I hereto shall inure to the benefit of the Depositor and its successors and assigns until all amounts payable to the Certificate Insurer and the holders of the Certificates under the Pooling and Servicing Agreement have been paid in full, and the representations and warranties of the Sponsor set forth on Part B of Exhibit I hereto shall inure to the benefit of the Depositor and its successors and assigns until all amounts payable to the Certificate Insurer and the holders of the Group I Class A Certificates under the Pooling and Servicing Agreement have been paid in full.

            Section 5. Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 6. GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICTS OF LAWS PRINCIPLES.

            Section 7. Severability of Provisions.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 8. Captions.

            The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 9. Successors and Assigns.

            This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns. Any entity into which the Sponsor or the Depositor may be merged or consolidated shall, without the requirement for any further writing, be deemed the Sponsor or the Depositor, respectively, hereunder.

            Section 10. Amendments

            This Agreement may be amended from time to time by the parties hereto, with the prior written consent of the Certificate Insurer.

            Section 11. Third-Party Beneficiary.

            For purposes of this Agreement, the Certificate Insurer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to the Certificate Insurer in this Agreement, as if it were a direct party to this Agreement.

               [Remainder of this page intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.


                                       MORGAN STANLEY MORTGAGE CAPITAL
                                       HOLDINGS LLC


                                       By:   /s/ Steven Shapiro
                                          ------------------------------------
                                          Name:  Steven Shapiro
                                          Title: Vice President



                                       MORGAN STANLEY ABS CAPITAL I INC.


                                       By:   /s/ Steven Shapiro
                                          ------------------------------------
                                          Name:  Steven Shapiro
                                          Title: Vice President

                                    EXHIBIT I

            For the purposes of this exhibit, "Mortgage Loan" refers to each Mortgage Loan, "Group I Mortgage Loan" refers to each Group I Mortgage Loan and "Mortgage Loan Schedule" refers to the Mortgage Loan Schedule.

    Part A- Representations and Warranties with respect to each Mortgage Loan

            (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule relating to the Mortgage Loans is complete, true and correct as of the Cut-off Date;

            (b) Payments Current. Except with respect to the Mortgage Loans identified on Exhibit I-A, (i) all payments required to be made up to the Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days Delinquent, have been made and credited, (ii) no payment required under the Mortgage Loan has been 30 days or more Delinquent at any time since the origination of the Mortgage Loan, and (iii) the first Monthly Payment was made with respect to the Mortgage Loan on its related Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (c) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (d) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customarily insured against in the jurisdiction where the related Mortgaged Property is located and acceptable to the Rating Agencies;

            (e) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory, abusive and fair lending laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to Prepayment Charges, have been complied with, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

            (f) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien (with respect to a First-Lien Mortgage
Loan) or second lien (with respect to a Second-Lien Mortgage Loan) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (1) with respect to a Second-Lien Mortgage Loan only, the lien of the first mortgage on the Mortgaged Property;

                  (2) the lien of current real property taxes and assessments not yet due and payable;

                  (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

      Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien (with respect to a First-Lien Mortgage Loan) or second lien (with respect to a Second-Lien Mortgage
Loan) and first priority (with respect to a First-Lien Mortgage Loan) or second priority (with respect to a Second-Lien Mortgage Loan) security interest on the property described therein and the Sponsor has full right to sell and assign the same to the Depositor.

            (g) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Sponsor, or, to the knowledge of the Sponsor, any other person, including without limitation, the related Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan;

            (h) Title Insurance. With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a generally accepted title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the mortgagee, its successors and assigns, as to the first (with respect to a First-Lien Mortgage Loan) or second (with respect to a Second-Lien Mortgage Loan) priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (f) above, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Rate and Monthly Payment;

            (i) No Defaults. Except as set forth in paragraph (b) above, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Sponsor nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (j) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the related Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (k) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (l) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (m) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Sponsor's knowledge, such provision is enforceable;

            (n) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the Sponsor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property;

            (o) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

            (p) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

            (q) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Depositor, and which has been delivered to the Trustee or to such other Person as the Depositor shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of the title insurer, if any, to the extent required, and its terms are reflected on the Mortgage Loan Schedule, if applicable;

            (r) Qualified Mortgage. The Mortgage Loan would be a "qualified mortgage," within the meaning of Section 860G(a)(3) of the Code, if transferred to a REMIC on its startup day in exchange for the regular or residual interests in the REMIC;

            (s) Ownership. The Sponsor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Sponsor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan and following the sale of each Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

            (t) Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (u) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the mortgagee, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (v) LTV. No Mortgage Loan has an LTV greater than 100%; and

            (w) The acquisition of the Mortgage Loans that were subject to the Master Repurchase Agreement, dated as of December 12, 2005, as amended from time to time, by and among (i) NC Capital Corporation, New Century Mortgage Corporation, NC Asset Holding, L.P., NC Residual III Corporation, NC Residual IV Corporation, Home123 Corporation, New Century Credit Corporation, (ii) the buyers from time to time parties thereto (the "Buyers"), including the Sponsor, and (iii) the Sponsor, as agent for the Buyers was consummated in compliance with the Stipulation and Order dated April 27, 2007.

              Part B - Representations and Warranties with respect
                          to each Group I Mortgage Loan

      (a) Fair Credit Reporting Act. The Sponsor has, or has caused the applicable servicer to, fully furnished accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis and in accordance with the Fair Credit Reporting Act and its implementing regulations;

      (b) Mortgagor Selection. The related Mortgagor was not encouraged or required to select a mortgage loan product offered by the Group I Mortgage Loan's originator which is a higher cost product designed for less creditworthy mortgagors, taking into account such facts as, without limitation, the Group I Mortgage Loan's requirements and the related Mortgagor's credit history, income, assets and liabilities. For a Mortgagor who seeks financing through a Mortgage Loan originator's higher-priced subprime lending channel, the related Mortgagor was directed towards or offered the Group I Mortgage Loan originator's standard mortgage line if the related Mortgagor was able to qualify for one of the standard products;

      (c) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Group I Mortgage Loan does not rely on the extent of the related Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed related objective criteria that related such facts as, without limitation, the related Mortgagor's income, assets, and liabilities to the proposed mortgage payment and, based on such methodology, the Group I Mortgage Loan's originator made a reasonable determination that at the time of origination the related Mortgagor had the ability to make timely payments on the Group I Mortgage Loan;

      (d) Group I Mortgage Loans with Prepayment Charges. With respect to any Group I Mortgage Loan that contains a provision permitting imposition of a prepayment charge upon a prepayment prior to maturity: (i) with respect to each Group I Mortgage Loan secured by the related Mortgagor's primary residence, the Group I Mortgage Loan provides some benefit to the related Mortgagor, including but not limited to a rate or fee reduction, in exchange for accepting such prepayment charge, (ii) with respect to each Group I Mortgage Loan secured by the related Mortgagor's primary residence, the Group I Mortgage Loan's originator had a written policy of offering the related Mortgagor, or requiring third-party brokers to offer the related Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a prepayment charge, (iii) the prepayment charge was adequately disclosed to the related Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law, and
(iv) and no such prepayment charge may be imposed for a term in excess of five
(5) years with respect to Group I Mortgage Loans originated prior to October 1, 2002. With respect to Group I Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment charge period shall not exceed three (3) years from the date of the Mortgage Note unless the Group I Mortgage Loan was modified to reduce the prepayment charge period to no more than three (3) years from the date of the related Mortgage Note and the Mortgagor was notified in writing of such reduction in prepayment charge period;

      (e) Freddie Mac Loan Limits. The original principal balance of each Group I Mortgage Loan was within Freddie Mac's dollar amount limits for conforming one- to four-family mortgage loans and the original principal balance for each Group I Mortgage Loan which is a Second-Lien Mortgage Loan was within one-half of Freddie Mac's dollar amount limits for one-unit conforming one-to four-family mortgage loans for first-lien mortgage loans, without regard to the number of units in the related Mortgaged Property;

      (f) Freddie Mac Loan Limits for Second-Lien Mortgage Loans. With respect to each Group I Mortgage Loan which is a Second-Lien Mortgage Loan (A) such lien is on a one-to four-family residence that is the principal residence of the related Mortgagor, and (B) the original principal balance of the related First-Lien Mortgage Loan plus the original principal balance of any subordinate lien mortgage loans relating to the same Mortgaged Property was within Freddie Mac's dollar amount limits for First-Lien Mortgage Loans for that property type;

      (g) No Manufactured Homes or "Condotels". No Group I Mortgage Loan is secured by a Mortgaged Property which is a Manufactured Home or a condominium unit that is part of a condominium development that operates as, or holds itself out to be, a condominium hotel ("condotel"), regardless of whether such unit itself is being used as a condotel unit;

      (h) Single Family Residential Housing Only. Each Group I Mortgage Loans is exclusively secured by single-family (one-to four unit) residential housing. No Group I Mortgage Loans may be on multifamily, commercial, industrial, agricultural or undeveloped property, or any property located anywhere except the continental United States, Alaska, Hawaii, Puerto Rico, the Virgin Islands or Guam;

      (i) Points and Fees. With respect to each Group I Mortgage Loan secured by the related Mortgagor's primary residence, no Mortgagor was charged "points and fees" in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Group I Mortgage Loan, whichever is greater. For purposes of this representation, "points and fees" (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Group I Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Group I Mortgage Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges which miscellaneous fees and charges, in total, do not exceed 0.25% of the principal amount of such Group I Mortgage Loan;

      (j) Purchase of Insurance. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g. life, mortgage, disability, property, accident unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, property, accident, unemployment or health insurance) in connection with the origination of the Group I Mortgage Loan. No proceeds from any Group I Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; and

      (k) No Arbitration. No Group I Mortgage Loan originated on or after August 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Group I Mortgage Loan transaction.

                                   EXHIBIT I-A

                      Schedule of Delinquent Mortgage Loans
                      -------------------------------------

                            [Available upon Request]

                                   SCHEDULE I

                             Mortgage Loan Schedule
                             ----------------------

     (Delivered to the Trustee and not attached to the Pooling and Servicing
                                   Agreement)

                                    EXHIBIT Z

                          CERTIFICATE INSURANCE POLICY

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
(212) 312-3000
(800) 352-0001


Financial Guaranty Insurance Policy


Issuer:  Morgan Stanley ABS Capital I Inc.            Policy Number:  07030039
         Trust 2007-NC4                               Control Number:  0010001


Insured Obligations:
------------------------------------------------------------
$875,825,000 in aggregate certificate principal balance of Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 Mortgage Pass Through Certificates, Series 2007-NC4, Class A-1 Certificates, Class A-2a Certificates, Class A-2b Certificates, Class A-2c Certificates and Class A-2d Certificates (the "Insured Certificates")
------------------------------------------------------------


Trustee:  Deutsche Bank National Trust Company

Securities Administrator:  Wells Fargo Bank, National Association

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of the right of Financial Guaranty to receive monthly premiums pursuant to the Pooling and Servicing Agreement (as defined below) and the Insurance Agreement referred to therein, and subject to the terms of this Financial Guaranty Insurance Policy, hereby unconditionally and irrevocably agrees to pay each Insured Amount to the Securities Administrator on behalf of the Trustee named above or its successor, on behalf of the Insured Certificateholders, except as otherwise provided herein with respect to Preference Amounts. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement as in effect and executed on the date hereof without giving effect to any subsequent amendments or modifications thereto unless such amendments or modifications have been approved in writing by Financial Guaranty.

For the purposes of this Financial Guaranty Insurance Policy, the following terms used herein shall have the meanings assigned to them below.

"Insured Amount" means, with respect to the Insured Certificates, (1) any Deficiency Amount, and (2) any Preference Amount.

"Deficiency Amount" means , with respect to each Class of Insured Certificates, an amount, if any, equal to (a) for any Distribution Date prior to the Final Scheduled Distribution Date, the excess, if any, of the Accrued Certificate Interest on such Class of Insured Certificates for such Distribution Date over all amounts available (including, without limitation, from Available Funds and any Net Swap Receipts received under the Interest Rate Swap Agreement) to pay Accrued Certificate Interest on such Class of Insured Certificates on such Distribution Date in accordance with the priority of payments set forth in the Pooling and Servicing Agreement, (b) on any Distribution Date after the date that the Class Certificate Balance of each Class of Subordinate Certificates has been reduced to zero, at the sole option and discretion of Financial Guaranty, an amount equal to the excess, if any, of (i) the aggregate Class Certificate Balances of the Insured Certificates on that Distribution Date (after giving effect to all payments of principal on that Distribution Date) over (ii) the aggregate Stated Principal Balance of the Mortgage Loans on that Distribution Date and (c) on the Final Scheduled Distribution Date, the sum of (i) the amount set forth in clause (a) above and (ii) the amount equal to the outstanding Class Certificate Balance of such Class of Insured Certificates on the Final Scheduled Distribution Date, after giving effect to the payment of all amounts actually available to be paid on the Insured Certificates on the Final Scheduled Distribution Date from all sources other than this Financial Guaranty Insurance Policy.

"Final Scheduled Distribution Date" means, with respect of each Class of Insured Certificates, the Distribution Date in May 2037.

"Insured Certificateholder" means, as to a particular Insured Certificate, the Person, other than the Depositor, the Sponsor, the Interest Rate Swap Provider, the Master Servicer, the Securities Administrator, the Trustee, the Servicer, or any subservicer retained by the Servicer or any affiliate of any such Person who, on the applicable Distribution Date, is entitled under the terms of such Insured Certificate to a distribution on such Insured Certificate.

"Insurer Optional Parity Deficit Draw" means the amount, if any, calculated in accordance with clause (b) of the definition of "Deficiency Amount"

Financial Guaranty will pay a Deficiency Amount with respect to the Insured Certificates by 12:00 noon (New York City time) in immediately available funds to the Securities Administrator (which shall receive such Deficiency Amount on behalf of the Trustee for the benefit of the Insured Certificateholders) on the later of (i) the second Business Day following the Business Day on which Financial Guaranty shall have received Notice that a Deficiency Amount is due in respect of the Insured Certificates and (ii) the Distribution Date on which the Deficiency Amount is payable to the Insured Certificateholders pursuant to the Pooling and Servicing Agreement, for disbursement to the Insured Certificateholders in the same manner as other payments with respect to the Insured Certificates are required to be made. Any Notice received by Financial Guaranty after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. Notwithstanding the foregoing, any Insurer Optional Parity Deficit Draw may be made at the sole option and discretion of Financial Guaranty.

Upon the payment of any Insured Amount hereunder, Financial Guaranty shall be fully subrogated to the rights of the Insured Certificateholders to receive the amount so paid. Financial Guaranty's obligations with respect to the Insured Certificates hereunder with respect to each Distribution Date shall be discharged to the extent funds consisting of the related Insured Amount are received by the Securities Administrator on behalf of the Trustee for the benefit of the Insured Certificateholders for payment to such Insured Certificateholders, as provided in the Pooling and Servicing Agreement and herein, whether or not such funds are properly applied by the Securities Administrator.

If any portion or all of any amount that is insured hereunder that was previously paid to an Insured Certificateholder is recoverable and sought to be recovered from such Insured Certificateholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount by 12:00 noon (New York City time) on the second Business Day following receipt by Financial Guaranty of
(w) a certified copy of the Final Order, (x) an opinion of counsel reasonably satisfactory to Financial Guaranty that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Trustee, the Securities Administrator and/or such Insured Certificateholders relating to or arising under such Preference Amount and constituting an appropriate instrument, in form satisfactory to Financial Guaranty, appointing Financial Guaranty as the agent of the Trustee, the Securities Administrator and/or such Insured Certificateholders in respect of such Preference Amount, including without limitation in any legal proceeding related to the Preference Amount, and (z) a Notice appropriately completed and executed by the Securities Administrator for payment of such Preference Amount. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Securities Administrator, the Trustee or the Insured Certificateholders directly (unless the Insured Certificateholders have previously paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Final Order in which case payment shall be made to the Securities Administrator on behalf of the Trustee for payment to the Insured Certificateholders upon delivery of proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Financial Guaranty Insurance Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Insured Certificates, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal, in which case Financial Guaranty shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by Financial Guaranty after 12:00 noon (New York City time) on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. If any notice received by Financial Guaranty is not in proper form or is otherwise insufficient for the purpose of making a claim under this Financial Guaranty Insurance Policy, it will be deemed not to have been received by Financial Guaranty, and Financial Guaranty will promptly so advise the Securities Administrator, and the Securities Administrator may submit an amended Notice. All payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty's own funds.

This Financial Guaranty Insurance Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on this Financial Guaranty Insurance Policy is not refundable for any reason, including the payment of any Insured Certificates prior to their respective maturities. This Financial Guaranty Insurance Policy shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is the later of
(i) the date that is one year and one day following the date on which the Insured Certificates shall have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

This Financial Guaranty Insurance Policy does not cover Prepayment Interest Shortfalls, Basis Risk Carryforward Amounts or Relief Act Shortfalls nor does the Policy guarantee to the Insured Certificateholders any particular rate of principal payment. In addition, this Financial Guaranty Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Depositor, the Trust, the Insured Certificateholders, any Trust REMIC, the Securities Administrator or the Trustee for withholding taxes or other charges imposed by any governmental authority, if any (including interest and penalties in respect of such liabilities). This Financial Guaranty Insurance Policy also does not cover the failure of the Securities Administrator to make any payment required under the Pooling and Servicing Agreement to the Insured Certificateholders.

A monthly premium shall be due and payable in advance as provided in the Pooling and Servicing Agreement and the Insurance Agreement.

This Financial Guaranty Insurance Policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. The proper venue for any action or proceeding on this Financial Guaranty Insurance Policy shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THIS FINANCIAL GUARANTY INSURANCE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

"Notice" means a written notice in the form of Exhibit A to this Financial Guaranty Insurance Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Securities Administrator to Financial Guaranty specifying the information set forth therein. "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of May 1, 2007, relating to the Insured Certificates by and among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer and securities administrator (the "Master Servicer" or the "Securities Administrator"), Saxon Mortgage Services, Inc., as servicer (the "Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). "Insurance Agreement" means the Insurance and Indemnity Agreement, among Financial Guaranty, the Sponsor, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, dated as of June 20, 2007.

Financial Guaranty shall be fully subrogated to the rights of each Certificateholder to the extent of any payment by Financial Guaranty under this Financial Guaranty Insurance Policy.

In the event that payments under the Insured Certificates are accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on the Insured Certificates on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty; it being understood that a payment shortfall in respect of the redemption of any Insured Certificate by reason of the repurchase of the Trust Fund pursuant to Section 11.01 of the Pooling and Servicing Agreement does not constitute acceleration for the purposes hereof.

IN WITNESS WHEREOF, Financial Guaranty has caused this Financial Guaranty Insurance Policy to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.



President                             Authorized Representative

   /s/ Howard C. Pfeffer                 /s/ Jeffrey Kert
--------------------------            ----------------------------------
Name:  Howard C. Pfeffer              Name:  Jeffrey Kert
Title: President                      Title: Authorized Representative



Effective Date:  June 20, 2007

                                    EXHIBIT A

                              NOTICE OF NONPAYMENT
                    AND DEMAND FOR PAYMENT OF INSURED AMOUNTS


To:         Financial Guaranty Insurance Company
            125 Park Avenue
            New York, New York 10017
            (212) 312-3000
            Attention:  Structured Finance Surveillance

            Telephone:  (212) 312-3000
            Telecopier: (212) 312-3220

Re:         ----------------------------------------------------------
            $875,825,000 in aggregate certificate principal balance
            of Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 Mortgage Pass Through Certificates, Series 2007-NC4,
            Class A-1 Certificates, Class A-2a Certificates, Class A-2b Certificates, Class A-2c Certificates and Class A-2d Certificates (the "Insured Certificates")
            ----------------------------------------------------------

            Policy No. 07030039 (the "Policy")

Distribution Date:   _______________________________

We refer to that certain Pooling and Servicing Agreement, dated as of May 1, 2007, relating to the Insured Certificates by and among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer and securities administrator (the "Master Servicer" or the "Securities Administrator"), Saxon Mortgage Services, Inc., as servicer (the "Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"). All capitalized terms not otherwise defined herein or in the Policy shall have the same respective meanings assigned to such terms in the Pooling and Servicing Agreement.

(a) The Securities Administrator has determined under the Pooling and Servicing Agreement that with respect to the Insured Certificates:

      (1) for any Distribution Date prior to the Final Distribution Date, the excess, if any, of the Accrued Certificate Interest on such Class of Insured Certificates for such Distribution Date over all amounts available (including, without limitation, from Available Funds and any Net Swap Receipts received under the Interest Rate Swap Agreement) to pay Accrued Certificate Interest on such Class of Insured Certificates on such Distribution Date in accordance with the priority of payments set forth in the Pooling and Servicing Agreement is $______________________ and

      (2) on the Final Distribution Date, the sum of (i) the amount set forth in clause (a) above and (ii) the amount needed to pay the outstanding Certificate Principal Balance of such Class of Insured Certificates on the Final Distribution Date, after giving effect to the payment of all amounts actually available to be paid on the Insured Certificates on the Final Distribution Date from all sources other than this Financial Guaranty Insurance Policy is $_________________________.

 (b) The amounts available to pay the items identified in items (1) and (2) above, as reduced by any portion thereof that has been deposited in the Collection Account or the Payment Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code), is $___________.

(c) On any Distribution Date after the date that the Class Certificate Balance of each Class of Subordinate Certificates has been reduced to zero, the Securities Administrator has received written notice from Financial Guaranty stating that Financial Guaranty has exercised its option in its sole discretion to pay an amount equal to $____________ representing the excess of (i) the aggregate Class Certificate Balances of the Insured Certificates over (ii) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date.

Please be advised that, accordingly, a Deficiency Amount exists for the Distribution Date identified above for the Insured Certificates in the amount of $__________. This Deficiency Amount constitutes an Insured Amount payable by Financial Guaranty under the Policy.

[In addition, attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent and other documents required by the Policy in respect of Preference Amounts. The amount of the Preference Amount is $______________. This Preference Amount constitutes an Insured Amount payable by Financial Guaranty under the Policy.]

Accordingly, pursuant to the Pooling and Servicing Agreement, this statement constitutes a notice for payment of an Insured Amount by Financial Guaranty in the amount of $_______________ under the Policy.

(c) No payment claimed hereunder is in excess of the amount payable under the Policy.

      The amount requested in this Notice should be paid to:

      Wells Fargo Bank, NA
      ABA # 121000248
      Account Name: SAS Clearing Account #3970771416
      FFC: 53158503, MSAC 2007-NC4


Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

      IN WITNESS WHEREOF, the Securities Administrator has executed and delivered this Notice of Nonpayment and Demand for Payment of Insured Amounts this _____ day of ______________________.


                              WELLS FARGO BANK, NATIONAL ASSOCIATION


                              _______________________________________,
                              as Securities Administrator

                              By:  ___________________________________

                              Title:  ________________________________

                                   EXHIBIT AA

                               INSURANCE AGREEMENT


                      FINANCIAL GUARANTY INSURANCE COMPANY,
                             as Certificate Insurer,

                  MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,
                                   as Sponsor,

                       MORGAN STANLEY ABS CAPITAL I INC.,
                                  as Depositor,

                         SAXON MORTGAGE SERVICES, INC.,
                                  as Servicer,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                 as Master Servicer and Securities Administrator

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                   as Trustee

                        INSURANCE AND INDEMNITY AGREEMENT




                Morgan Stanley ABS Capital I Inc. Trust 2007-NC4

      Mortgage Pass-Through Certificates, Series 2007-NC4, Class A-1, Class
            A-2a, Class A-2b, Class A-2c and Class A-2d Certificates


                            Dated as of June 20, 2007

                                TABLE OF CONTENTS

      (This Table of Contents is for convenience of reference only and shall not be deemed to be part of this Insurance Agreement. All capitalized terms used in this Insurance Agreement and not otherwise defined shall have the meanings set forth in Article I of this Insurance Agreement.)


ARTICLE I DEFINITIONS

Section 1.01.  Defined Terms.
Section 1.02.  Other Definitional Provisions.

ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.  Representations and Warranties of the Sponsor, the Servicer
                 and the Depositor.
Section 2.02.  Affirmative Covenants of the Sponsor, the Servicer and the
                 Depositor.
Section 2.03.  Negative Covenants of the Servicer, the Sponsor and the
                 Depositor.
Section 2.04.  Representations, Warranties and Covenants of the Certificate
                 Insurer.
Section 2.05.  Representation of the Master Servicer and the Securities
                 Administrator.

ARTICLE III THE POLICY; REIMBURSEMENT

Section 3.01.  Issuance of the Certificate Insurance Policy.
Section 3.02.  Payment of Fees and Premium.
Section 3.03.  Reimbursement Obligation.
Section 3.04.  Indemnification.
Section 3.05.  Payment Procedure.
Section 3.06.  Joint and Several Liability.
Section 3.07.  Subrogation.

ARTICLE IV FURTHER AGREEMENTS

Section 4.01.  Effective Date; Term of the Insurance Agreement.
Section 4.02.  Further Assurances and Corrective Instruments.
Section 4.03.  Obligations Absolute.
Section 4.04.  Assignments; Reinsurance; Third-Party Rights.
Section 4.05.  Liability of the Certificate Insurer.

ARTICLE V DEFAULTS AND REMEDIES

Section 5.01.  Defaults.
Section 5.02.  Remedies; No Remedy Exclusive.
Section 5.03.  Waivers.

ARTICLE VI MISCELLANEOUS

Section 6.01.  Amendments, Etc.
Section 6.02.  Notices.
Section 6.03.  Severability.
Section 6.04.  Governing Law.
Section 6.05.  Consent to Jurisdiction.
Section 6.06.  Consent of the Certificate Insurer.
Section 6.07.  Counterparts.
Section 6.08.  Headings.
Section 6.09.  Trial by Jury Waived.
Section 6.10.  Limited Liability.
Section 6.11.  Entire Agreement.
Section 6.12.  Offering Documents.

      This INSURANCE AND INDEMNITY AGREEMENT (as may be amended, modified or supplemented from time to time, this "Insurance Agreement"), is dated as of June 20, 2007, by and among Financial Guaranty Insurance Company, as Certificate Insurer, Morgan Stanley Mortgage Capital Holdings LLC, as Sponsor, Morgan Stanley ABS Capital I Inc., as Depositor, Saxon Mortgage Services, Inc., as Servicer, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator and Deutsche Bank National Trust Company, as Trustee.

                              PRELIMINARY STATEMENT

      The Pooling and Servicing Agreement, dated as of May 1, 2007 (as may be amended, modified or supplemented from time to time as set forth therein, the "Pooling and Servicing Agreement"), among the Sponsor, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, provides for, among other things, the issuance of the Certificates. The Sponsor has requested that the Certificate Insurer issue and the Certificate Insurer is willing to issue a financial guaranty insurance policy (the "Certificate Insurance Policy") to guarantee payment of Insured Amounts (as defined in the Certificate Insurance Policy) to the Securities Administrator for the Trustee for the benefit of the Insured Certificateholders upon such terms and conditions as were mutually agreed upon by the parties and subject to the terms and conditions of the Certificate Insurance Policy. The Certificate Insurer shall be paid a Premium as set forth herein. Each of the Sponsor, the Depositor and the Servicer has undertaken certain obligations in consideration for the Certificate Insurer's issuance of its Certificate Insurance Policy. The parties hereto desire to specify the conditions precedent to the issuance of the Certificate Insurance Policy by the Certificate Insurer and to provide for certain other matters.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

      Section 1.01. Defined Terms.

      Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement or, if not defined therein, in the Certificate Insurance Policy described below. In the event any capitalized term is defined both herein and in the Pooling and Servicing Agreement, the definition in this Insurance Agreement shall supercede. For purposes of this Insurance Agreement, the following words and phrases shall have the following meanings:

      "Aggregate Reimbursement Amount" shall mean, as to any Distribution Date, the sum of (i) all amounts paid by the Certificate Insurer under the Certificate Insurance Policy which have not been previously reimbursed, (ii) all unpaid Premiums, (iii) all amounts due to the Certificate Insurer under the Pooling and Servicing Agreement and this Insurance Agreement and (iv) interest on the amounts described in clauses (i) through (iii) unpaid on prior Distribution Dates at the Late Payment Rate.

      "Certificates" means the Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 Mortgage Pass-Through Certificates, Series 2007-NC4, as issued pursuant to the Pooling and Servicing Agreement.

      "Certificate Insurance Policy" means the Financial Guaranty Insurance Policy, Policy Number 07030039, together with all endorsements thereto, issued by the Certificate Insurer in favor of the Trustee for the benefit of the Insured Certificateholders.

      "Certificate Insurer" means Financial Guaranty Insurance Company or any successor thereto, as issuer of the Certificate Insurance Policy.

      "Certificate Insurer Financial Statements" has the meaning given such term in Section 2.04(j) of this Insurance Agreement.

      "Certificate Insurer Information" means the information in the Offering Documents regarding the Certificate Insurer and the Certificate Insurance Policy, which consists solely of the information set forth under the captions "The Certificate Insurance Policy" and "The Certificate Insurer" in the Prospectus Supplement and the Free Writing Prospectus and the consolidated financial statements of the Certificate Insurer incorporated by reference into the Prospectus Supplement as of December 31, 2006 and December 31, 2005, and for each of the years in the three-year period ended December 31, 2006 and the unaudited consolidated financial statements of the Certificate Insurer as of March 31, 2007 and for the three month period ended March 31, 2007, as provided to the Depositor for inclusion in the Free Writing Prospectus and the Prospectus Supplement. The Certificate Insurer has provided the Certificate Insurer Information in connection with its role as credit enhancer, which consists solely of the obligation to pay claims, if any, under and in accordance with the express terms of the Certificate Insurance Policy.

      "Closing Date" means June 20, 2007.

      "Commission" means the United States Securities and Exchange Commission.

      "Default" means any Event of Default or any event or circumstance, which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

      "Depositor" means Morgan Stanley ABS Capital I Inc., in its capacity as Depositor.

      "Documents" has the meaning given such term in Section 2.01(k) of this Insurance Agreement.

      "Event of Default" means any event of default specified in Section 5.01 of this Insurance Agreement.

      "Financial Statements" means with respect to the Servicer, its audited consolidating statements of financial condition of the Servicer, as of December 3, 2006 and December 31, 2005 and the consolidating statements of operations for the year ended December 3, 2006 and the year ended December 31, 2005, and its unaudited consolidating statement of financial condition and statement of operations for the period ended February 28, 2007.

      "Fitch" means Fitch, Inc. and its successors in interest.

      "Free Writing Prospectus" means the Free Writing Prospectus, dated as of June 13, 2007, in respect of the Certificates.

      "Indemnification Agreement" means the indemnification agreement dated as of June 20, 2007 by and between the Certificate Insurer and the Underwriter.

      "Insurance Agreement" has the meaning given such term in the initial paragraph hereof.

      "Insured Certificateholder" has the meaning given such term in the Certificate Insurance Policy.

      "Insured Certificates" means the Class A-1, Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

      "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Late Payment Rate" means the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2.00%, and (ii) the then applicable highest rate of interest on the Insured Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates as determined by the Certificate Insurer. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "Lien" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

      "Material Adverse Change" means, (a) in respect of any Person, a material adverse change, as determined by the Certificate Insurer, in the ability of such Person to perform its obligations under any of the Operative Documents to which it is a party, including any material adverse change in the business, financial condition, results of operations or properties of such Person on a consolidated basis with its subsidiaries which might have such effect and (b) with respect to the Transaction, a material adverse change in (i) the Trust Fund, taken as a whole (whether in respect of the value, marketability or enforceability thereof or otherwise) or (ii) the ability of the Certificate Insurer to liquidate to realize any of the benefits or security afforded under any of the Operative Documents.

      "Moody's" means Moody's Investor Services, Inc., and its successor in interest.

      "Offering Documents" means the Prospectus, dated February 22, 2007, as supplemented by the Prospectus Supplement (the "Prospectus Supplement"), dated June 19, 2007 relating to the offering of the Certificates, and shall be deemed to refer to and include any documents incorporated into the related Registration Statement by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, the Free Writing Prospectus, including all annexes and schedules thereto, dated June 13, 2007, accompanying the Prospectus, relating to the offering of the Certificates and any other documents or materials prepared and distributed to investors in writing in connection with the marketing, offer and sale of the Certificates.

      "Operative Documents" means this Insurance Agreement, the Certificates, the Pooling and Servicing Agreement, the Indemnification Agreement and the Representations and Warranties Agreement.

      "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, real estate investment trust, business or owner trust, partnership, limited liability company or other organization or entity (whether governmental or private).

      "Premium" means, with respect to each Distribution Date, the premium payable in accordance with the Certificate Insurance Policy which shall be an amount equal to 1/12th of the product of (a) the Premium Rate and (b) the aggregate Class Certificate Balance of the Insured Certificates (prior to giving effect to any distributions of principal to be made on such Distribution Date).

      "Premium Rate" shall mean 0.16% per annum.

      "Rating Agencies" means any rating agency rating the Certificates on or after the Closing Date, including, as applicable, Moody's, S&P and Fitch.

      "Registration Statement" means the Depositor's registration statement on Form S-3 relating to the Certificates, including any information included therein by reference.

      "Regulation AB" shall mean Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset- Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Restrictions on Transferability" means, as applied to the property or assets (or income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise, any material condition to, or restriction on, the ability of such Person or any transferee therefrom to sell, assign, transfer or otherwise liquidate such property or assets in a commercially reasonable time and manner or which would otherwise materially deprive such Person or any transferee therefrom of the benefits of ownership of such property or assets.

      "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Securities Exchange Act Reports" means all Distribution Reports on Form 10-D, Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed by the Depositor with respect to the Trust pursuant to the Securities Exchange Act.

      "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

      "Transaction" means the transactions contemplated by the Operative Documents, including the transactions described in the Offering Documents.

      "Trust" means Morgan Stanley ABS Capital I Inc. Trust 2007-NC4, a New York common law trust created pursuant to the Pooling and Servicing Agreement.

      "Trust Fund" has the meaning given such term in the Pooling and Servicing Agreement.

      "Trustee" means Deutsche Bank National Trust Company, a national trust company, not in its individual capacity, but solely as Trustee under the Pooling and Servicing Agreement, and any successor thereto under the Pooling and Servicing Agreement.

      "Underwriter" means Morgan Stanley & Co. Incorporated.

      "Underwriter Information" has the meaning given such term in the Indemnification Agreement.

      "Underwriting Agreement" means the underwriting agreement, dated as of June 19, 2007, between the Underwriter and the Depositor.

      Section 1.02. Other Definitional Provisions.

      The words "hereof," "herein" and "hereunder" and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this Insurance Agreement and Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation."


                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 2.01. Representations and Warranties of the Sponsor, the Servicer and the Depositor.

      Each of the Sponsor, the Servicer and the Depositor represents, warrants and covenants to the Certificate Insurer as of the Closing Date as follows, except that the Servicer makes no representation or warranty with respect to clause (m) below:

            (a) Due Organization and Qualification. Each of the Sponsor, the Servicer and the Depositor is a corporation or limited liability company, and each is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each of the Sponsor, the Servicer and the Depositor is duly qualified to do business, is in good standing and has obtained all necessary consents, licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Documents and the performance of its obligations under the Operative Documents to which it is a party in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Operative Documents to which it is a party unenforceable in any material respect or would have a material adverse effect upon the Transaction.

            (b) Power and Authority. Each of the Sponsor, the Servicer and the Depositor has all necessary power and authority to conduct its business as currently conducted and as described in the Offering Documents, to enter into, execute, deliver and perform its obligations under the Operative Documents to which it is a party and to consummate the Transaction.

            (c) Due Authorization. The execution, delivery and performance of the Operative Documents to which it is a party by each of the Sponsor, the Servicer and the Depositor has been duly authorized by all necessary action and does not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity or any of the board of directors or any of the stockholders or beneficial owners, as applicable, of the Sponsor, the Servicer or the Depositor, which have not previously been obtained or given by the Sponsor, the Servicer or the Depositor.

            (d) No contravention. The execution and delivery by each of the Sponsor, the Servicer or the Depositor of the Operative Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Operative Documents to which it is a party do not and will not:

                  (i) conflict with or result in any breach or violation of any provision of the applicable organizational documents of the Sponsor, the Servicer or the Depositor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Sponsor, the Servicer or the Depositor or any of their respective material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over the Sponsor, the Servicer or the Depositor, which conflict, breach or violation reasonably could be expected to result in a Material Adverse Change;

                  (ii) constitute a default by the Sponsor, the Servicer or the
            Depositor under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Sponsor, the Servicer or the Depositor is a party or by which any of their respective properties is or may be bound or affected, which default, acceleration or breach reasonably could be expected to result in a Material Adverse Change; or

                  (iii) result in or require the creation of any Lien upon or in respect of any assets of the Sponsor, the Servicer or the Depositor, which Lien reasonably could be expected to result in a Material Adverse Change.

            (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Sponsor, the Servicer or the Depositor or any of their respective subsidiaries, any properties or rights of the Sponsor, the Servicer, the Depositor or any of their respective subsidiaries or any of the Mortgage Loans pending or, to the Sponsor's, the Servicer's or the Depositor's knowledge after reasonable inquiry, threatened, which, in any case, if decided adversely to the Sponsor, the Servicer or the Depositor or any such subsidiary could reasonably be expected to result in a Material Adverse Change with respect to the Sponsor, the Servicer, the Depositor or the Trust.

            (f) No Default. None of the Sponsor, the Servicer or the Depositor, respectively, is in default under or with respect to any of its contractual obligations in any respect which could reasonably be expected to have a material adverse effect on the rights, interests or remedies of the Certificate Insurer hereunder or under the other Operative Documents or on its ability to perform its obligations hereunder or under the other Operative Documents to which it is a party. No Default or Event of Default has occurred and is continuing.

            (g) Valid and Binding Obligations. The Operative Documents to which it is a party, when executed and delivered by the Sponsor, the Servicer or the Depositor, as applicable, will constitute the legal, valid and binding obligations of each of the Sponsor, the Servicer and the Depositor, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Certificates, when executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. None of the Sponsor, the Servicer or the Depositor shall at any time in the future deny that the Transaction Documents to which it is a party constitute the legal, valid and binding obligations of such party.

            (h) Financial Statements. The Financial Statements of the Servicer, copies of which have been furnished to the Certificate Insurer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Servicer as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of the Servicer. The Servicer is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Servicer.

            (i) Compliance with Law, Etc. None of the Sponsor, the Servicer or the Depositor has notice or any reason to believe that any practice, procedure or policy employed, or proposed to be employed, by the Sponsor, the Servicer or the Depositor in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Sponsor, the Servicer or the Depositor that, if enforced, would result in a Material Adverse Change with respect to the Sponsor, the Servicer, the Depositor or the Transaction. None of the Sponsor, the Servicer or the Depositor is in breach of or in default under any applicable law or administrative regulation of its jurisdiction of incorporation, or any department, division, agency, instrumentality thereof or of the United States or any applicable judgment or decree or any note, resolution, certificate, agreement or other instrument to which the Sponsor is a party or is otherwise subject which, if enforced, would result in a Material Adverse Change with respect to the Sponsor, the Servicer, the Depositor or the Transaction.

            (j) Taxes. Each of the Sponsor, the Servicer and the Depositor has filed prior to the date hereof all federal and state tax returns that are required to be filed and has paid all taxes, including any assessments received by it that are not being contested in good faith, to the extent that such taxes have become due, except with respect to any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Sponsor, the Servicer, the Depositor or the Transaction. Any taxes, fees and other governmental charges payable by the Sponsor, the Servicer or the Depositor in connection with the Transaction, the execution and delivery of the Operative Documents to which it is a party and the issuance of the Certificates have been paid or shall have been paid at or prior to the Closing Date if such taxes, fees or other governmental charges were due on or prior to the Closing Date.

            (k) Accuracy of Information. None of the material information relating to the Mortgage Loans or the operations of the Sponsor, the Depositor or the Servicer, as amended, supplemented or superseded, furnished to the Certificate Insurer in writing or in electronic form by the Sponsor, the Depositor or the Servicer in connection with the Transaction, including, without limitation, the electronic tape containing statistical data with respect to the Mortgage Loans (collectively, the "Documents"), contains any statement of a material fact which was untrue or misleading in any material respect when made. None of the Sponsor, the Depositor or the Servicer has any knowledge of any circumstances that could reasonably be expected to cause the Documents to include a statement of material fact which is untrue or misleading or could reasonably be expected to cause a Material Adverse Change with respect to the Sponsor, the Depositor or the Servicer. Since the furnishing of the Operative Documents, there has been no change nor any development or event involving a prospective change known to the Sponsor, the Depositor or the Servicer that would render any of the Documents untrue or misleading in any material respect.

            (l) Other Events. Each of the Sponsor, the Servicer and the Depositor has no knowledge of any circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Sponsor, the Servicer, the Depositor, the Trust Fund or the Transaction, other than a Material Adverse Change related to changes or events in the subprime mortgage industry generally.

            (m) Compliance With Securities Laws. The offer and sale of the Certificates complies in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limiting the foregoing, the Offering Documents (excluding the Underwriter Information and the Certificate Insurer Information) do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading as of the date of the applicable Offering Document, as of the Closing Date and as of any amendment or supplement to the Offering Document; provided, however, that no representation is made with respect to the Certificate Insurer Information and Underwriter Information. The offer and sale of the Certificates has not been and will not be in violation of the Securities Act or any other federal or state securities laws. The Sponsor and the Depositor shall satisfy in all material respects any of the information reporting requirements of the Securities Act arising out of the Transaction to which they or the Sponsor or the Depositor are subject.

            (n) Operative Documents. Each of the representations and warranties of the Sponsor, the Servicer and the Depositor contained in the applicable Operative Documents to which it is a party is true and correct as of the date reflected therein and each of the Sponsor, the Servicer and the Depositor hereby makes each such representation and warranty to, and for the benefit of, the Certificate Insurer as if the same were set forth in full herein.

            (o) Solvency; Fraudulent Conveyance. Each of the Sponsor and the Depositor is solvent and shall not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Sponsor and the Depositor shall not be left with an unreasonably small amount of capital with which to engage in the ordinary course of its business, and each of the Sponsor and the Depositor does not intend to incur, or believe that it has incurred, debts beyond its respective ability to pay as they mature. Each of the Sponsor and the Depositor does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Sponsor and the Depositor or any of their respective assets. The amount of consideration being received by the Sponsor upon the sale of the Mortgage Loans to the Depositor constitutes reasonably equivalent value and fair consideration for the Mortgage Loans. The amount of consideration being received by the Depositor upon the sale of the Certificates constitutes reasonably equivalent value and fair consideration for the Certificates. The Sponsor is not transferring the Mortgage Loans to the Depositor, the Depositor is not transferring the Mortgage Loans to the Trust nor is the Depositor selling the Certificates, as provided in the Operative Documents, with any intent to hinder, delay or defraud any of the creditors of the Sponsor, the Depositor, or their respective creditors. The Sponsor does not have any notice of any claim or the initiation or threat of any legal process, litigation, avoidance action, adversary proceeding, contested matter, objection, stay, injunction, appeal or administrative or judicial investigation, and/or rule making or disciplinary proceeding with respect to any portion of the Trust Fund, including without limitation the servicing rights appurtenant to the Mortgage Loans, or in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Trust Fund, including without limitation the servicing rights appurtenant to the Mortgage Loans.

            (p) [Reserved].

            (q) Qualified Special Purpose Entity. The Sponsor has determined that the Trust Fund is a "qualifying special purpose entity" as such term is defined in Statement of Financial Accounting Standard No. 140--Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation for the purposes of FASB Interpretation No. 46--Consolidation of Variable Interest Entities: An Interpretation of ARB No. 51, dated January 2003.

            (r) Good Title; Absence of Liens; Security Interest. Immediately prior to the transfer to the Depositor, the Sponsor, was the owner of, and had good and marketable title to, the Mortgage Loans free and clear of all Liens and Restrictions on Transferability, and had full right, power and lawful authority to assign, transfer and pledge the Mortgage Loans.

            (s) [Reserved].

            (t) Acquisition of Mortgage Loans. The Acquisition of the Mortgage Loans that were subject to the Master Repurchase Agreement, dated as of December 12, 2005 by and among (i) NC Capital Corporation ("NC Capital"), New Century Mortgage Corporation, NC Asset Holding, L.P., NC Residual III Corporation, NC Residual IV Corporation, Home123 Corporation, New Century Credit Corporation, (ii) the buyers from time to time parties thereto (the "Buyers"), including the Sponsor, and (iii) the Sponsor, as agent for the Buyers (the "Agent") was consummated in compliance with the Stipulation and Order dated April 27, 2007.

            (u) Transfer of Servicing. The transfer of the servicing of the Mortgage Loans to Saxon Mortgage Services, Inc. is not voidable or subject to avoidance under or in connection with any fraudulent conveyance, fraudulent transfer and/or other avoidance statute, rule or power, including, but not limited to any avoidance power of NC Capital, New Century Mortgage Corporation, NC Asset Holding, L.P., NC Residual III Corporation, NC Residual IV Corporation, Home123 Corporation, New Century Credit Corporation or any of their affiliates, their creditors and/or their estates or trustees in bankruptcy.

      Section 2.02. Affirmative Covenants of the Sponsor, the Servicer and the Depositor.

      Each of the Sponsor, the Servicer and the Depositor hereby agrees that during the term of this Insurance Agreement, unless the Certificate Insurer shall otherwise expressly consent in writing:

            (a) Compliance With Agreements and Applicable Laws. Each of the Sponsor, the Servicer, and the Depositor shall comply in all material respects with the terms and conditions of and perform its obligations under the Operative Documents to which it is a party in all cases in which failure to so comply or perform would result in a default thereunder and shall comply with all requirements of any law, rule or regulation applicable to it in all circumstances where non-compliance reasonably could result in a Material Adverse Change. Each of the Sponsor, the Servicer and the Depositor will not at any time in the future deny that the Operative Documents to which it is a party constitute the legal, valid and binding obligations of the Sponsor, the Servicer and the Depositor, as applicable.

            (b) Corporate Existence. Each of the Sponsor, the Servicer and the Depositor and their respective successors and permitted assigns shall maintain its existence as a legal entity and shall at all times continue to be duly organized under the laws of its jurisdiction of formation and duly qualified and duly authorized (as described in subsections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its applicable organizational documents.

            (c) Financial Statements; Accountants' Reports; Other Information. Each of the Sponsor, the Servicer and the Depositor shall keep or cause to be kept in reasonable detail books and records of account of its assets and business, including books and records, relating to the Transaction, and shall, as applicable, clearly reflect therein the transfer of the Mortgage Loans by the Sponsor to the Depositor as a sale of the Sponsor's interest in the Mortgage Loans and the transfer of the Mortgage Loans by the Depositor to the Trust as a sale of the Depositor's interest in the Mortgage Loans to the Trust. The Servicer shall furnish or cause to be furnished to the Certificate Insurer, (i) promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports required to be delivered by the Servicer pursuant to the Operative Documents, (ii) promptly upon request, such other data as the Certificate Insurer may reasonably request and (iii) all information required to be furnished to the Securities Administrator, the Trustee or the Insured Certificateholders, simultaneously with the furnishing thereof to the Securities Administrator, the Trustee or the Insured Certificateholders, as the case may be. The Servicer shall furnish or cause to be furnished to the Certificate Insurer:

                  (i) Annual Financial Statements. As soon as available, and in any event, within 120 days after the close of each fiscal year of Saxon Capital, Inc., the indirect parent of the Servicer, the audited consolidated statements of financial condition of the indirect parent of the Servicer and its consolidated subsidiaries, together with consolidating schedules of the Servicer, as of the end of such fiscal year and the related audited consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, where available, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the audit opinion of the independent accountants of Saxon Capital, Inc. (which shall be a nationally recognized independent public accounting firm or otherwise acceptable to the Certificate Insurer) and by the certificate specified in Section 2.02(d).

                  (ii) [Reserved].

                  (iii) [Reserved].

                  (iv) Certain Information. Upon the reasonable request of the
            Certificate Insurer, copies of any requested proxy statements, financial statements, reports and registration statements that the Sponsor, the Servicer or the Depositor files with, or delivers to, the Commission or any national securities exchange.

                  (v) Other Information. (A) Promptly upon receipt thereof,
            copies of all schedules, financial statements or other similar reports delivered to or by the Servicer, the Depositor, the Master Servicer, the Securities Administrator or the Trustee pursuant to the terms of any of the Operative Documents, including all reports provided to the Securities Administrator, the Master Servicer, the Trustee or any Certificateholder pursuant to the Pooling and Servicing Agreement, (B) promptly upon request, such other data as the Certificate Insurer may reasonably request relating to the Mortgage Loans, the Transaction or the Sponsor's, the Servicer's, the Depositor's or the Trust's ability to perform its obligations under the Operative Documents, (C) all information required to be furnished to the Master Servicer, the Trustee, the Securities Administrator or the Certificateholders simultaneously with the furnishing thereof to the Master Servicer, the Trustee, the Securities Administrator or the Certificateholders, as the case may be and (D) promptly upon their preparation and publication of quarterly statements of condition of the Servicer and its consolidated subsidiaries, the related consolidated statements of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments).

                  All financial statements specified in clause (i) of this
            subsection (c) shall be furnished in consolidated form for the Servicer and all of its subsidiaries in the event that the Servicer shall consolidate its financial statements with its subsidiaries. To the extent available, the information supplied pursuant to this
            Section 2.02(c) will be in Excel or Word format or another form of an electronic data file accessible by the Certificate Insurer by means of standard application software.

            (d) Compliance Certificate. The Servicer shall deliver to the Certificate Insurer, concurrently with delivery of the financial statements required pursuant to Section 2.02(c) hereof, certificates of one (or more) of its officers stating that:

                  (i) a review of the performance of the Servicer under the
            Operative Documents to which it is a party during the prior year has been made under such officer's supervision;

                  (ii) to the best of such officer's knowledge following
            reasonable inquiry, no Default or Event of Default has occurred, or if a Default or Event of Default has occurred, specifying the nature thereof and, if the Servicer has a right to cure pursuant to Section 5.01, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the Servicer to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates;

                  (iii) the financial reports submitted in accordance with
            Section 2.02(c)(i) hereof are complete and correct in all material respects and present fairly the financial condition and results of operations of the Servicer as of the dates and for the periods indicated in accordance with generally accepted accounting principles, consistently applied (subject to interim statements to normal year-end adjustments); and

                  (iv) the Servicer has in full force and effect a fidelity bond
            (or direct surety bond) and an errors and omissions policy in accordance with the terms and requirements of Section 3.13 of the Pooling and Servicing Agreement.

            The annual Officer's Certificate prepared by the Servicer pursuant to Section 3.22 of the Pooling and Servicing Agreement shall be deemed to satisfy the Servicer's obligations as imposed by clauses (i) and (ii) of this Section 2.02(d). The certificate required by this Section 2.02(d) may he delivered via electronic means if it constitutes an electronic record authenticated as the executed document of the Servicer in accordance with applicable electronic signature laws.

            (e) Access to Records; Discussions with Officers and Accountants. On an annual basis, or if the Certificate Insurer reasonably believes that a Material Adverse Change may have occurred, the Servicer, the Sponsor and the Depositor shall, upon the reasonable request of the Certificate Insurer, permit the Certificate Insurer or its authorized agents:

                  (i) to inspect its books and records as they may relate to the
            Certificates, the obligations of the Sponsor, the Servicer, the Depositor and the Trust under the Operative Documents to which it is a party and the Transaction (including, without limitation, access to information reasonably required for purposes of complying with FASB Financial Interpretation Number 46; provided that the Certificate Insurer will maintain confidentiality with respect to such information in accordance with its internal policies);

                  (ii) to discuss the affairs, finances and accounts of the
            Servicer and the Sponsor as they relate to the Mortgage Loans, the Transaction or the ability of the Servicer or Sponsor to perform their obligations under the Operative Documents with a Servicing Officer; and

                  (iii) if the Certificate Insurer reasonably believes that a
            Material Adverse Change may have occurred, to discuss the affairs, finances and accounts of the Servicer or the Sponsor with the Servicer's or the Sponsor's independent accountants; provided, however, that an officer of the Servicer or the Sponsor, as applicable, shall have the right to be present during such discussions.

            Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Servicer, the Sponsor, the Trust or the Depositor. The books and records of the Servicer, the Sponsor and the Depositor shall be maintained at the respective address of the Servicer, the Sponsor and the Depositor as designated herein for receipt of notices, unless the such person shall otherwise advise the parties hereto in writing. The books and records of the Depositor shall be maintained at the Depositor's principal place of business, respectively, unless the Depositor shall otherwise advise the parties hereto in writing.

            (f) Notice of Material Events. The Servicer, the Sponsor, the Trust and the Depositor shall be obligated (which obligation shall be satisfied as to each if performed by the Servicer, the Sponsor, the Trust or the Depositor) promptly to inform the Certificate Insurer in writing of the occurrence of any of the following:

                  (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding (a) with respect to a material portion of the Trust Fund or in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Trust Fund, or (b) by or against the Servicer, the Sponsor, the Trust or the Depositor that (1) would be required to be disclosed to the Commission if the Certificates were publicly registered or the Sponsor's shareholders, (2) could result in a Material Adverse Change with respect to the Servicer, the Sponsor, the Trust or the Depositor, or to the knowledge of the Servicer, the Sponsor, the Trust or the Depositor, the initiation of any proceeding or the promulgation of any proposed or final rule which would likely result in a Material Adverse Change with respect to the Servicer, the Sponsor, the Trust and the Depositor or any of their respective subsidiaries or (3) pertaining to the Trust Fund in general;

                  (ii) any change in the organizational jurisdictions of the
            Servicer, the Sponsor or the Depositor;

                  (iii) the occurrence of any Default or Event of Default or any
            Material Adverse Change in respect of the Servicer, the Sponsor or the Depositor;

                  (iv) the commencement of any proceedings by or against the
            Servicer, the Sponsor or the Depositor under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Servicer, the Sponsor or the Depositor or any of their respective assets; or

                  (v) the receipt of notice that (A) the Servicer, the Sponsor or the Depositor is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval materially necessary for the conduct of the Servicer's, the Sponsor's or the Depositor's business is to be suspended or revoked or (C) the Servicer, the Sponsor or the Depositor is to cease and desist any practice, procedure or policy employed by the Servicer, the Sponsor or the Depositor in the conduct of their respective business, and such suspension, revocation or cessation may reasonably be expected to result in a Material Adverse Change with respect to the Servicer, the Sponsor or the Depositor.

            (g) Financing Statements and Further Assurances. The Servicer and the Sponsor shall cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as is required by law to preserve and protect fully the interest of the Trustee in the Trust Fund for the benefit of the Certificateholders and the Certificate Insurer. Each of the Servicer, the Sponsor and the Depositor shall, upon the reasonable request of the Certificate Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten days (or, with respect to the Servicer, fifteen Business Days) of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Operative Documents (including, without limitation, the execution and filing of additional UCC financing statements, the execution of control or other agreements and such other actions as they may be reasonably necessary to reflect changes in the provisions of the UCC) to which it is a party. In addition, each of the Servicer, the Sponsor and the Depositor agrees to cooperate with the Rating Agencies in connection with any review of the Transaction that may be undertaken by the Rating Agencies after the date hereof.

            (h) Maintenance of Licenses. Each of the Servicer, the Sponsor and the Depositor, and any successors thereof, has and shall maintain all licenses, permits, charters and registrations the loss or suspension of which could reasonably be expected to result in a Material Adverse Change.

            (i) Retirement of Certificates. The Depositor shall instruct the Securities Administrator and the Trustee, upon a retirement or other payment of all of the Insured Certificates, to furnish the Certificate Insurer a notice of such retirement, and upon retirement of the Insured Certificates and the expiration of the term of the Certificate Insurance Policy to surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation.

            (j) [Reserved].

            (k) Third-Party Beneficiary. Each of the Servicer, the Sponsor, the Trustee, the Master Servicer, the Securities Administrator and the Depositor agrees that the Certificate Insurer shall have all rights provided to the Certificate Insurer in the Operative Documents and that the Certificate Insurer shall constitute a third-party beneficiary with respect to such rights in respect of the Operative Documents and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of the Certificate Insurer.

            (l) Servicing of Mortgage Loans. The Servicer will service the Mortgage Loans in all material respects in compliance with the Pooling and Servicing Agreement.

            (m) Closing Documents. The Servicer, the Sponsor and the Depositor shall provide or cause to be provided to the Certificate Insurer an executed copy of each document executed in connection with the Transaction within 30 days after the Closing Date.

            (n) [Reserved].

            (o) Corporate Formalities. Each of the Servicer, the Sponsor and the Depositor shall observe all material formalities necessary to preserve its existence under the laws of the State of its formation, including, as applicable, (i) the obligation to hold annual meetings of its beneficial owners, shareholders, members or its board of directors, as applicable, and (ii) the obligation to prepare and file annual income, franchise and other tax returns.

            (p) Due Diligence. The Certificate Insurer shall have the right, so long as any of the Insured Certificates remains outstanding, to conduct an ongoing review of the Servicer's practices as Servicer through reviews of the Mortgage Loans, reappraisals of Mortgaged Properties and reviews of servicing practices. Such ongoing due diligence shall be conducted at the expense of the Certificate Insurer and in a reasonable manner convenient to both the Servicer and the Certificate Insurer.

            (q) [Reserved].

            (r) Notice to Certificate Insurer. If the Depositor does not receive any Certificate Insurer Financial Statements pursuant to Section 2.04(j) herein at least five days prior to the date that such Certificate Insurer Financial Statements are to be filed with the Commission, the Depositor shall provide or shall cause the party responsible for filing the Depositor's Form 10-Ds and Form 10-Ks to provide written notice to the Certificate Insurer via electronic mail at RegAB@fgic.com, stating that it has not received the Certificate Insurer Financial Statements and requesting that such Certificate Insurer Financial Statements be emailed in accordance with Section 2.04(j) herein. Additionally, in the event that any Certificate Insurer Financial Statements are to be included in a Form 10-D or Form 10-K filing of the Trust which occurs prior to the termination of the offering of the Certificates, the Depositor will provide written notice to the Certificate Insurer via electronic mail at least ten (10) days prior to such filing, stating that an accountant's consent will be required for such filing. In such event the Depositor shall be responsible for paying the Certificate Insurer's costs for obtaining such consent. All such emails shall identify the deal name and the policy number.

            (s) [Reserved].

            (t) [Reserved].

      Section 2.03. Negative Covenants of the Servicer, the Sponsor and the Depositor.

      Each of the Servicer, the Sponsor and the Depositor hereby agrees that during the term of this Insurance Agreement, unless the Certificate Insurer shall otherwise expressly consent in writing:

            (a) Impairment of Rights. None of the Servicer, the Sponsor or the Depositor shall take any action, or fail to take any action, if such action or failure to take action that would reasonably be expected to result in a Material Adverse Change with respect to the Servicer, the Sponsor or the Depositor, nor interfere in any material respect with the enforcement of any rights of the Certificate Insurer under or with respect to any of the Operative Documents or the Certificate Insurance Policy. The Servicer, the Sponsor and the Depositor shall give the Certificate Insurer written notice of any such action or any such failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act and (ii) promptly prior to the date of consummation of such action or failure to act. Each of the Servicer, the Sponsor and the Depositor shall furnish to the Certificate Insurer all information reasonably requested by the Certificate Insurer that is necessary to determine compliance with this paragraph.

            (b) Waiver, Amendments, Etc. Except as provided in and in accordance with the Operative Documents, none of the Servicer, the Sponsor or the Depositor shall modify, waive or amend, or consent to any modification, waiver or amendment of, any of the terms, provisions or conditions of the Operative Documents to which it is a party (other than any amendment to the Offering Document required by law) without the prior written consent of the Certificate Insurer thereto.

            (c) Limitation on Mergers, Etc. None of the Servicer, the Sponsor and the Depositor shall consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve except as provided in the Operative Documents or as permitted hereby. The Servicer, the Sponsor and the Depositor shall furnish to the Certificate Insurer all information requested by the Certificate Insurer that is reasonably necessary to determine compliance with this paragraph.

            (d) Successors. None of the Servicer, the Sponsor or the Depositor shall terminate or designate, or consent to the termination or designation of, any successor Servicer, Paying Agent, Custodian, Trustee, Master Servicer or Securities Administrator without the prior written approval of the Certificate Insurer.

            (e) [Reserved].

            (f) Restrictions on Liens. None of the Servicer, the Sponsor, the Trust or the Depositor shall (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability on the Trust Fund or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Sponsor or the Depositor as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Trust Fund, except in each case any such instrument solely securing the rights of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer.

      Section 2.04. Representations, Warranties and Covenants of the Certificate Insurer.

      The Certificate Insurer represents, warrants and covenants to the Sponsor, the Servicer and the Depositor as follows:

            (a) Organization and Licensing. The Certificate Insurer is a duly organized, validly existing and in good standing New York stock insurance company duly qualified to conduct an insurance business in the State of New York.

            (b) Corporate Power. The Certificate Insurer has the corporate power and authority to issue the Certificate Insurance Policy and execute and deliver this Insurance Agreement and to perform all of its obligations hereunder and thereunder.

            (c) Authorization; Approvals. Proceedings legally required for the issuance and execution of the Certificate Insurance Policy and the execution, delivery and performance of this Insurance Agreement have been taken and licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Certificate Insurance Policy and the conduct by the Certificate Insurer of the business and activities contemplated by the Transaction have been obtained; any proceedings not taken and any licenses, authorizations or approvals not obtained are not material to the enforceability of the Certificate Insurance Policy.

            (d) Enforceability. The Certificate Insurance Policy, when issued, and this Insurance Agreement will each constitute a legal, valid and binding obligation of the Certificate Insurer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and to general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

            (e) Financial Information. The audited consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, together with an opinion thereon of Ernst & Young LLP, independent registered public accounting firm, and the unaudited consolidated financial statements of the Certificate Insurer and subsidiaries as of March 31, 2007 and for the three month periods ended March 31, 2007 and March 31, 2006, a copy of which has been delivered to the Depositor to be included in the Free Writing Prospectus and to be incorporated by reference into the registration statement relating to the Prospectus Supplement, present fairly in all material respects the financial condition of the Certificate Insurer as of such dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied. Since March 31, 2007, there has been no material change in such financial condition of the Certificate Insurer that would materially and adversely affect its ability to perform its obligations under the Certificate Insurance Policy. As of the date of the Free Writing Prospectus, the Closing Date and as of the date that the Certificate Insurer Information was incorporated by reference in the Registration Statement relating to the Prospectus (including through filing of an Exchange Act Report), the Certificate Insurer Information complied with the requirements of Item 1114(b) of Regulation AB.

            (f) Certificate Insurer Information. The Certificate Insurer Information, as of the date of the Prospectus Supplement and as of the date hereof is true and correct in all material respects and does not contain any untrue statement of a material fact.

            (g) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Certificate Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its ability to perform its obligations under the Certificate Insurance Policy or this Insurance Agreement.

            (h) Confidential Information. The Certificate Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any proprietary information disclosed to it by the Sponsor or Depositor (i) as a result of financial statements, reports or other information furnished pursuant to Section 2.02(c), (ii) during the inspections conducted or discussions had pursuant to Section 2.02(e), or
      (iii) prior to the Closing Date, to the extent that proprietary information was furnished pursuant to the Certificate Insurer's request in connection with its evaluation of the Certificates for credit purposes, unless such information is readily available from public sources or is disclosed to the Certificate Insurer by any Person or source other than the Sponsor, or the Depositor, which Person or source is not actually known to the Certificate Insurer to be subject to a confidentiality obligation to the Sponsor or the Depositor, or except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary or expedient to preserve its rights or security under or to enforce any of the Operative Documents or any other agreement executed in connection with the transactions related to the Operative Documents to which the Certificate Insurer is a party or of which the Certificate Insurer is a third party beneficiary, or in connection with the defense of any legal proceeding in which the Certificate Insurer is a party; provided, however, that the foregoing shall not limit the right of the Certificate Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants. If the Certificate Insurer is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any information of which it becomes aware through such inspections or discussions, the Certificate Insurer will promptly notify the Sponsor of such request(s) so that the Sponsor may seek an appropriate protective order and/or waive the Certificate Insurer's compliance with the provisions of this Insurance Agreement, unless the Certificate Insurer, in the opinion of its counsel, is prohibited from providing such notice by any tribunal, court or governmental agency or other governmental or quasi-governmental authority. If, in the absence of a protective order or the receipt of a waiver hereunder, the Certificate Insurer is, nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else suffer a penalty or liability, the Certificate Insurer may disclose such information to such tribunal that the Certificate Insurer is compelled to disclose; provided, however, that a copy of all information disclosed is provided to the Sponsor promptly upon such disclosure; provided, further, however, that no such copy must be delivered or supplied if the Certificate Insurer, in the opinion of its counsel, is prohibited from providing such a copy by any tribunal, court or governmental agency or other governmental or quasi-governmental authority.

            (i) Compliance with Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Certificate Insurer in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Certificate Insurer that, if enforced, could result in a Material Adverse Change with respect to the Certificate Insurer.

            (j) Delivery of Financial Statements of Certificate Insurer. As soon as reasonably practicable after the release of its unaudited financial statements for each of the June and September 2007 fiscal quarters and the release of its audited financial statements for the 2007 fiscal year, the Certificate Insurer shall furnish to the Servicer, the Securities Administrator and the Depositor such unaudited or audited financial statements, as appropriate (the "Certificate Insurer Financial Statements") for the related period in the form required by Item 1114(b)(2)(ii) of Regulation AB. The Certificate Insurer Financial Statements shall be delivered in electronic form via electronic mail to cts.sec.notifications@wellsfargo.com and james.y.lee@morganstanley.com, or such other address that has been designated by the Securities Administrator or the Depositor, as the case may be, and provided in writing to the Certificate Insurer. To the extent that the Certificate Insurer shall have been notified in writing on or before February 15, 2008 that the Trust's reporting obligations under the Securities Exchange Act have not been suspended in accordance with the Securities Exchange Act and the related rules and regulations thereto, the Certificate Insurer shall continue to furnish such quarterly and annual financial statements as set forth above for so long as such financial statements may be required for the Trust to comply with its reporting requirements under the Securities Exchange Act and the rules and regulations thereto. All written notices under this section shall be sent to the Certificate Insurer via electronic mail at RegAB@fgic.com. The requirement for the delivery of any Certificate Insurer Financial Statements pursuant to this Section 2.04(j) shall be satisfied to the extent that the Certificate Insurer has delivered the required Certificate Insurer Financial Statements pursuant to any similar transaction in which Morgan Stanley Mortgage Capital Inc. is acting as "Sponsor", "Co-Sponsor" or "Seller." The Certificate Insurer shall use commercially reasonable efforts to identify each transaction to which the delivery relates, provided that the failure to denote such transactions shall not be deemed a failure to deliver such Certificate Insurer Financial Statements pursuant to this Section 2.04(j).

      Section 2.05. Representation of the Master Servicer and the Securities Administrator.

      The Master Servicer and the Securities Administrator represent and warrant to perform all of the duties and obligations applicable to them as set forth in the Pooling and Servicing Agreement.


                                   ARTICLE III

                            THE POLICY; REIMBURSEMENT

      Section 3.01. Issuance of the Certificate Insurance Policy.

      The Certificate Insurer agrees to issue the Certificate Insurance Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below on or prior to the Closing Date:

            (a) Payment of Initial Premium and Expenses. The Certificate Insurer shall have been paid, by or on behalf of the Sponsor, a nonrefundable Premium in the amount of $35,033.00 and shall have been reimbursed, by or on behalf of the Depositor, for other fees and expenses identified in
      Section 3.02 below as payable at closing;

            (b) No Material Adverse Change. There shall not have been (a) a Material Adverse Change with respect to the Servicer, the Sponsor, the Trust or the Depositor and (b) a Material Adverse Change with respect to the Transaction;

            (c) Operative Documents. The Certificate Insurer shall have received a copy of each of the Operative Documents, in form and substance reasonably satisfactory to the Certificate Insurer, duly authorized, executed and delivered by each party thereto;

            (d) Certified Documents and Resolutions. The Certificate Insurer shall have received (i) a copy of the applicable organizational documents of the Servicer, the Sponsor, the Trust and the Depositor and (ii) a certificate of the Secretary or Assistant Secretary of the Servicer, the Depositor or the Sponsor dated the Closing Date stating that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors, Board of Managers or other governing body, as applicable, of the Servicer, the Sponsor and the Depositor authorizing the issuance of the Certificates, the execution, delivery and performance by the Servicer, the Sponsor and the Depositor of the Operative Documents to which it is a party and the consummation of the Transaction and that such applicable organizational documents and resolutions are in full force and effect without amendment or modification on the Closing Date;

            (e) Incumbency Certificate. The Certificate Insurer shall have received a certificate of the Secretary or an Assistant Secretary of each of the Servicer, the Sponsor and the Depositor certifying the names and signatures of the officers or members of the Servicer, the Sponsor and the Depositor, as applicable, authorized to execute and deliver the Operative Documents to which it is a party and that shareholder or beneficial owner consent to the execution and delivery of such documents is not necessary or has been obtained;

            (f) Representations and Warranties. The representations and warranties of the Servicer, the Sponsor and the Depositor dated the Closing Date set forth or incorporated by reference in this Insurance Agreement shall be true and correct on and as of the Closing Date as if made on the Closing Date and the Certificate Insurer shall have received a certificate from each of such Persons to such effect;

            (g) Opinions of Counsel. The Certificate Insurer shall have received all opinions of counsel (except for any letter from counsel to the Sponsor or the Depositor relating to Rule 10b-5 under the Securities Exchange Act) addressed to any of the Rating Agencies, the Trustee, the Securities Administrator, the Servicer, the Master Servicer, the Sponsor, the Trust, the Depositor and the Underwriter, in respect of the Servicer, the Sponsor, the Trust and the Depositor or any other parties to the Operative Documents and the Transaction dated the Closing Date in form and substance reasonably satisfactory to the Certificate Insurer, addressed to the Certificate Insurer and addressing such matters as the Certificate Insurer may reasonably request;

            (h) Approvals, Etc. The Certificate Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including any required approval of the shareholders or beneficial owners, as applicable, of the Servicer, the Sponsor, the Trust and the Depositor, required in connection with the Transaction;

            (i) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Operative Documents or the consummation of the Transaction;

            (j) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof;

            (k) [Reserved];

            (l) Issuance of Ratings. The Certificate Insurer shall have received confirmation that the Insured Certificates insured by the Certificate Insurance Policy are rated at least "AA" by S&P and Fitch and "A1" by Moody's, in each case without regard to the Certificate Insurance Policy, and that the Insured Certificates, when issued, will be rated "AAA" by S&P and Fitch and "Aaa" by Moody's.

            (m) No Default. No Default or Event of Default shall have occurred;

            (n) Satisfactory Documentation. The Certificate Insurer and its counsel shall have reasonably determined that all documents, certificates and opinions to be delivered in connection with the Certificates conform to the terms of the Pooling and Servicing Agreement, the Representations and Warranties Agreement, the Registration Statement, the Offering Document and this Insurance Agreement;

            (o) [Reserved];

            (p) Indemnification Agreement. The Certificate Insurer shall have received from the Underwriter an executed counterpart of the Indemnification Agreement; and

            (q) Additional Items. The Certificate Insurer shall have received such other documents, instruments, approvals or opinions reasonably requested by the Certificate Insurer as may be reasonably necessary to effect the Transaction, including evidence reasonably satisfactory to the Certificate Insurer that the conditions precedent, if any, in the Operative Documents have been satisfied.

      Section 3.02.     Payment of Fees and Premium.

            (a) Legal and Accounting Fees. The Sponsor shall pay or cause to be paid to the Certificate Insurer, at the Closing Date, legal fees and accounting fees in the amount of $43,000.00. Any additional fees of the Certificate Insurer's auditors payable in respect of any amendment or supplement to the Offering Document incurred after the Closing Date shall be paid by the Sponsor on demand.

            (b) Rating Agency Fees. The Sponsor shall promptly pay the initial fees of S&P, Moody's and Fitch with respect to the Certificates and the Transaction. All periodic and subsequent fees of S&P, Moody's and Fitch with respect to, and directly allocable to, the Certificates shall be for the account of, and shall be billed to, the Sponsor. The fees for any other Rating Agency shall be paid by the party requesting such other agency's rating unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer rating the Insured Certificates, in which case the fees for such agency shall be paid by the Sponsor.

            (c) Premium.

                  (i) In consideration of the issuance by the Certificate
            Insurer of the Certificate Insurance Policy, the Certificate Insurer shall be entitled to receive the Premium for the Certificate Insurance Policy, as and when due on each Distribution Date in accordance with Section 4.02 of the Pooling and Servicing Agreement.

                  (ii) The Premiums paid under the Pooling and Servicing
            Agreement in respect of the Certificate Insurance Policy shall be nonrefundable without regard to whether the Certificate Insurer makes any payment under the Certificate Insurance Policy or any other circumstances relating to any Certificates or provision being made for payment of any Certificates prior to maturity.

      Section 3.03.     Reimbursement Obligation.

            (a) As and when due in accordance with and from the funds specified in Section 4.02 of the Pooling and Servicing Agreement, the Certificate Insurer shall be entitled to reimbursement for any payment made by the Certificate Insurer under the Certificate Insurance Policy, which reimbursement shall be due and payable on the date that any amount is paid thereunder, in an amount equal to the amount to be so paid and all Aggregate Reimbursement Amounts that remain unreimbursed, together with any indemnity amount described in Section 3.04 below, and in each case together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

            (b) Anything herein or in any Operative Document to the contrary notwithstanding, the Sponsor agrees to pay to the Certificate Insurer, and the Certificate Insurer shall be entitled to reimbursement from the Sponsor and shall have full recourse against the Sponsor for, (i) any payment made under the Certificate Insurance Policy arising as a result of the Sponsor's failure to substitute for or deposit an amount in respect of any defective Mortgage Loan as required pursuant to the Pooling and Servicing Agreement or the Representations and Warranties Agreement, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect of any such unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, and (ii) any payment made under the Certificate Insurance Policy arising as a result of the Sponsor's failure to pay or deposit any amount required to be paid or deposited pursuant to the Operative Documents, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect to any such unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

            (c) Anything herein or in any Operative Document to the contrary notwithstanding, the Servicer agrees to pay to the Certificate Insurer, and the Certificate Insurer shall be entitled to reimbursement from the Servicer and shall have full recourse against the Servicer for any payment made under the Certificate Insurance Policy arising as a result of the Servicer's failure to pay or deposit any amount required to be paid or deposited pursuant to the Operative Documents, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect to any such unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate

            (d) The Sponsor agrees to pay to the Certificate Insurer any and all charges, fees, costs and expenses that the Certificate Insurer may reasonably pay or incur, including reasonable attorneys' and accountants' fees and expenses, in connection with (i) the enforcement, defense or preservation of any rights in respect of any of the Operative Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Operative Documents, any party to any of the Operative Documents (in its capacity as such a party) or the Transaction, (ii) any action, proceeding or investigation affecting the Trust Fund or the rights or obligations of the Certificate Insurer under the Certificate Insurance Policy or the Operative Documents, including, without limitation, any judgment or settlement entered into affecting the Certificate Insurer or the Certificate Insurer's interest or (iii) any amendment, waiver or other action with respect to, or related to, any Operative Document, whether or not executed or completed. Such payment or reimbursement shall be due on the dates on which such charges, fees, costs or expenses are paid or incurred by the Certificate Insurer so long as seven (7) Business Days written notice of the intended payment or incurrence shall have been given to the Sponsor by the Certificate Insurer.

            (e) The Sponsor agrees to pay to the Certificate Insurer interest (without duplication) on any and all amounts described in Subsections 3.03(b), 3.03(d) and 3.03(f) and Sections 3.02 and 3.04 from the date such amounts become due or, in the case of subsection 3.02(b) or Section 3.04, are incurred or paid by the Certificate Insurer until payment thereof in full (after as well as before judgment), at the Late Payment Rate.

            (f) The Sponsor agrees to pay to the Certificate Insurer as follows: any payments made by the Certificate Insurer on behalf of, or advanced to, the Sponsor, the Depositor, including any amounts payable by the Sponsor or the Depositor pursuant to any of the Operative Documents that would otherwise be required to be made by the Sponsor, the Depositor or the Trust pursuant to the Operative Documents, as amended from time to time, on the date any such payment is made or advanced by the Certificate Insurer. Notwithstanding the foregoing, in no event shall the Certificate Insurer have any recourse under this subsection against the Sponsor, the Depositor or the Trust with respect to any payments the Certificate Insurer has made in respect of principal or interest distributions on the Insured Certificates (except pursuant to Section 3.03(b) above).

            (g) The Certificate Insurer shall have no right to set-off payments to be made under the Certificate Insurance Policy against payments to be made to the Certificate Insurer by the Sponsor, the Depositor, the Trust, the Trustee, the Servicer, the Securities Administrator, the Master Servicer, the Insured Certificateholders or any affiliate, officer or director of any of them.

      Section 3.04.     Indemnification.

            (a) In addition to any and all of the Certificate Insurer's rights of reimbursement, indemnification, subrogation and to any other rights of the Certificate Insurer pursuant hereto or under law or in equity, the Servicer, the Sponsor and the Depositor agree, jointly and severally, to pay, and to protect, indemnify and save harmless, the Certificate Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Certificate Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the breach by the Servicer, the Sponsor or the Depositor of any of the representations or warranties contained in Section 2.01 or arising out of or relating to the transactions contemplated by the Operative Documents by reason of:

                  (i) any omission or action (other than of or by the
            Certificate Insurer) in connection with the offering, issuance, sale or delivery of the Certificates by the Servicer, the Sponsor, the Depositor or the Trustee other than those covered by subparagraph
            (v) below;

                  (ii) the negligence, bad faith, willful misconduct,
            misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Servicer, the Sponsor, the Depositor or the Trustee in connection with the Transaction or arising from or relating to the Operative Documents to which it is a party or the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Servicer, the Sponsor, the Depositor or the Trustee in the performance, or reckless disregard of the obligations, of such Persons in connection with the Transaction or arising from or relating to the Operative Documents;

                  (iii) the violation by the Servicer, the Sponsor, the Trust or the Depositor of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to it, which violation reasonably could be expected to result in a Material Adverse Change;

                  (iv) the breach by the Servicer, the Sponsor or the Depositor of any representation, warranty or covenant under any of the Operative Documents, any failure of the Sponsor or the Depositor to perform their duties in compliance with each of the Operative Documents to which they are a party or the occurrence, in respect of the Servicer, the Sponsor or the Depositor, under any of the Operative Documents of any "event of default" or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default" thereunder; or

                  (v) any untrue statement or alleged untrue statement of a
            material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact in information included in the Certificate Insurer Information.

            (b) The Certificate Insurer agrees to pay, and to protect, indemnify and save harmless, the Servicer, the Sponsor and the Depositor and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls the Servicer, the Sponsor and the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason (i) any untrue statement or alleged untrue statement of a material fact contained in the Certificate Insurer Information or the Certificate Insurer Financial Statements or any omission or alleged omission to state in the Certificate Insurer Information or the Certificate Insurer Financial Statements a material fact necessary in order to make the statements contained in the Certificate Insurer Information or the Certificate Insurer Financial Statements, in light of the circumstances under which they were made, not misleading, (ii) any failure of the Certificate Insurer to make a payment required to be made under the Insurance Certificate Insurance Policy or
      (iii) a breach of any of the representations, warranties and covenants of the Certificate Insurer contained in Section 2.04.

            (c) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which the indemnity provided in Section 3.04(a) or
      (b) may be sought from the Servicer, the Sponsor or the Depositor, on the one hand, or the Certificate Insurer, on the other (each, an "Indemnifying Party") hereunder, each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The omission so to notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed within a reasonable period of time to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party and shall be reasonably satisfactory to the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment. Notwithstanding anything in this paragraph to the contrary, the consent of such Indemnified Party shall not be required if such settlement fully discharges, with prejudice against the plaintiff, the claim or action against such Indemnified Party.

            (d) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

            (e) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (f) Upon the incurrence of any losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the losses incurred.

      Section 3.05. Payment Procedure.

      In the event of any payment by the Certificate Insurer, the Trustee, the Securities Administrator, the Servicer, the Sponsor and the Depositor agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability, if any, described in Section 3.03 therefor to the Certificate Insurer. All payments to be made to the Certificate Insurer under this Insurance Agreement shall be made to the Certificate Insurer in lawful currency of the United States of America in immediately available hands at the notice address for the Certificate Insurer as specified in the Pooling and Servicing Agreement on the date when due or as the Certificate Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Certificate Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

      Section 3.06. Joint and Several Liability.

      The Servicer, the Sponsor and the Depositor shall be jointly and severally liable for all amounts due and payable to the Certificate Insurer hereunder by any such parties.

      Section 3.07. Subrogation.

      The parties hereto acknowledge that, to the extent of any payment made by the Certificate Insurer pursuant to the Certificate Insurance Policy, the Certificate Insurer shall be fully subrogated to the extent of such payment and any interest due thereon, to the rights of the holders of the Insured Certificates to any moneys paid or payable in respect of the Insured Certificates under the Operative Documents or otherwise. The parties hereto agree to such subrogation and further agree to execute such instruments and to take such actions as, in the sole judgment of the Certificate Insurer, are necessary to evidence such subrogation and to perfect the rights of the Certificate Insurer to receive any moneys paid or payable in respect of the Insured Certificates under the Operative Documents or otherwise.


                                   ARTICLE IV

                               FURTHER AGREEMENTS

      Section 4.01. Effective Date; Term of the Insurance Agreement.

      This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Certificate Insurer is no longer subject to a claim under the Certificate Insurance Policy and the Certificate Insurance Policy shall have been surrendered to the Certificate Insurer for cancellation and (b) all amounts payable to the Certificate Insurer by the Servicer, the Sponsor, the Trust or the Depositor hereunder or from any other source hereunder or under the Operative Documents or the Certificate Insurance Policy and all amounts payable under the Insured Certificates have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03 and 3.04 hereof shall survive any termination of this Insurance Agreement.

      Section 4.02. Further Assurances and Corrective Instruments.

            (a) Except at such times as a default in payment under the Certificate Insurance Policy shall exist or shall have occurred, none of the Servicer, the Sponsor, the Master Servicer, the Securities Administrator or the Depositor nor the Trustee shall grant any waiver of rights under any of the Operative Documents to which any of them is a party without the prior written consent of the Certificate Insurer and any such waiver without prior written consent of the Certificate Insurer shall be null and void and of no force or effect.

            (b) To the extent permitted by law, each of the Servicer, the Sponsor and the Depositor agrees that it will, from time to time, following good faith negotiations in connection therewith, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Certificate Insurer may reasonably request and as may be required in the Certificate Insurer's reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

      Section 4.03. Obligations Absolute.

            (a) The obligations of the Servicer, the Sponsor and the Depositor hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement or the relevant Operative Document, as applicable, under all circumstances irrespective of:

                  (i) any lack of validity or enforceability of, or any
            amendment or other modifications of, or waiver, with respect to any of the Operative Documents or the Certificates that have not been approved by the Certificate Insurer;

                  (ii) any exchange or release of any other obligations
            hereunder;

                  (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that the Servicer, the Sponsor or the Depositor may have at any time against the Certificate Insurer or any other Person;

                  (iv) any document presented in connection with the Certificate
            Insurance Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) any payment by the Certificate Insurer under the
            Certificate Insurance Policy against presentation of a certificate or other document that does not strictly comply with terms of the Certificate Insurance Policy;

                  (vi) any failure of the Servicer, the Sponsor or the Depositor to receive the proceeds from the sale of the Certificates;

                  (vii) any breach by the Servicer, the Sponsor, the Trust or the Depositor of any representation, warranty or covenant contained in any Operative Document to which it is a party; or

                  (viii) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, the Servicer, the Sponsor or the Depositor in respect of any Operative Document.

            (b) The Servicer, the Sponsor and the Depositor and any and all others who are now or may become liable for all or part of the obligations of the Servicer, the Sponsor or the Depositor under this Insurance Agreement renounce the right to assert as a defense to the performance of their respective obligations each of the following: (i) to the extent permitted by law, any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Operative Document or by any extension or renewal thereof; (ii) presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Operative Documents; and (iv) all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Operative Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Servicer, the Sponsor or the Depositor.

            (c) The Servicer, the Sponsor and the Depositor and any and all others who are now or may become liable for all or part of the obligations of the Servicer, the Sponsor or the Depositor under this Insurance Agreement, to the extent permitted by law, agree to be bound by this Insurance Agreement and, to the extent permitted by law (i) agree that its liabilities under this Insurance Agreement shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or liability of any other Persons for the payment hereof, (ii) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (iii) consent to any and all extensions of time that may be granted by the Certificate Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (iv) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

            (d) Nothing herein shall be construed as prohibiting the Servicer, the Sponsor or the Depositor from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

      Section 4.04.     Assignments; Reinsurance; Third-Party Rights.

            (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each of the Servicer, the Sponsor and the Depositor may not assign its rights under this Insurance Agreement or the Certificate Insurance Policy, or delegate any of its duties hereunder, without the prior written consent of the Certificate Insurer. Any assignments made in violation of this Insurance Agreement shall be null and void.

            (b) The Certificate Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Certificate Insurance Policy upon such terms and conditions as the Certificate Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Certificate Insurer of any of its obligations hereunder or under the Certificate Insurance Policy nor shall the Servicer, the Sponsor, the Trust or the Depositor be required to deal directly with any such parties.

            (c) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Insured Certificateholder, other than the Certificate Insurer against the Servicer, the Sponsor, the Trust or the Depositor, or the Servicer, the Sponsor, the Trust or the Depositor against the Certificate Insurer and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Insured Certificateholder shall have any right to payment from any Premiums paid or payable hereunder or under the Pooling and Servicing Agreement or from any amounts paid by the Sponsor the pursuant to Section 3.02 or 3.03.

      Section 4.05.     Liability of the Certificate Insurer.

      Neither the Certificate Insurer nor any of its officers, directors, shareholders, employees or agents shall be liable or responsible for: (a) the use that may be made of the Certificate Insurance Policy by the Trustee or the Securities Administrator or for any acts or omissions of the Trustee or the Securities Administrator in connection therewith, (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Certificate Insurer in connection with any claim under the Certificate Insurance Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, or (c) any acts or omissions of the Servicer, the Sponsor, the Master Servicer, the Depositor, the Trustee or the Securities Administrator in connection with the Transaction or the Operative Documents to which it is a party. In furtherance and not in limitation of the foregoing, the Certificate Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.


                                    ARTICLE V

                              DEFAULTS AND REMEDIES

      Section 5.01.     Defaults.

      The occurrence of any of the following shall constitute an Event of Default hereunder:

            (a) Any representation or warranty made by the Sponsor (other than representations and warranties relating to the individual Mortgage Loans), the Depositor or the Servicer hereunder or under the Operative Documents, or in any certificate furnished hereunder or under the Operative Documents, shall prove to be untrue or incorrect in any respect which is material to the rights and interests of the Certificate Insurer (including, without limitation, any representation or warranty made by the Sponsor or the Depositor as to the Trust Fund);

            (b) (i) The Servicer, the Sponsor or the Depositor shall fail to pay when due any amount payable by the Servicer, the Sponsor or the Depositor hereunder or under any of the Operative Documents or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or any other Operative Document is not valid and binding on the Servicer, the Sponsor or the Depositor,

            (c) The occurrence and continuance of an "event of default" under any Operative Document;

            (d) Any failure on the part of the Sponsor, the Depositor or the Servicer to duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Sponsor, the Depositor or the Servicer contained in this Insurance Agreement or in any other Operative Document which continues unremedied beyond any cure period provided therein, or, in the case of this Insurance Agreement, for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sponsor, the Depositor or the Servicer by the Certificate Insurer (with a copy to the Trustee) or by the Trustee (with a copy to the Certificate Insurer);

            (e) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, the Sponsor, or the Depositor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days;

            (f) The Servicer, the Sponsor, or the Depositor shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer, the Sponsor, or the Depositor or of or relating to all or substantially all of their respective property;

            (g) The Servicer, the Sponsor, or the Depositor shall become insolvent or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (h) [Reserved]; or

            (i) Either the Trust Fund or the Trust shall become subject to an entity level tax or to registration as an investment company under the Investment Company Act.

      Section 5.02.     Remedies; No Remedy Exclusive.

            (a) Upon the occurrence of an Event of Default, the Certificate Insurer may exercise any one or more of the rights and remedies set forth below:

                  (i) declare all indebtedness of every type or description then owed by the Servicer, the Sponsor, the Trust or the Depositor to the Certificate Insurer with respect to the Transaction to be immediately due and payable, and the same shall thereupon be immediately due and payable;

                  (ii) exercise any rights and remedies under the Operative
            Documents in accordance with the terms thereof, in its own capacity, as the Person entitled to exercise the rights of the Insured Certificateholders or direct the Securities Administrator, the Trustee, the Master Servicer, the Servicer or other appropriate party to exercise such remedies in accordance with the terms of the relevant Operative Document; or

                  (iii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this Insurance Agreement or any other Operative Document or to enforce performance and observance of any obligation, agreement or covenant of the Servicer, the Sponsor or the Depositor under this Insurance Agreement or other Operative Documents.

            (b) Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, the other Operative Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement or the other Operative Documents upon the happening of any event set forth in Section 5.01 or any event set forth in the Operative Documents shall impair any such right or power or shall be construed to be a waiver thereof; but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Certificate Insurer to exercise any remedy reserved to the Certificate Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

            (c) If any proceeding has been commenced to enforce any right or remedy under this Insurance Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Certificate Insurer, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of the Certificate Insurer shall continue as though no such proceeding had been instituted.

      Section 5.03.     Waivers.

            (a) No failure by the Certificate Insurer to exercise, and no delay by the Certificate Insurer in exercising, any right hereunder or under any Operative Document shall operate as a waiver thereof. The exercise by the Certificate Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Certificate Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

            (b) The Certificate Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Certificate Insurer and delivered to the Sponsor. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.


                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.01.     Amendments, Etc.

      This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto. The Sponsor agrees to provide a copy of any amendment to this Insurance Agreement promptly to the Trustee and rating agencies maintaining a rating on any of the Certificates. No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof.

      Section 6.02. Notices.

      All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied to the recipient as follows:

            (a)   To the Certificate Insurer:

                  Financial Guaranty Insurance Company
                  125 Park Avenue
                  New York, New York  10017
                  Attention:  Structured Finance Surveillance
                  Morgan Stanley ABS Capital I Inc. Trust 2007-NC4,
                  Facsimile:  (212) 312-3220
                  Confirmation:  (800) 352-0001
                  Email: SFSurveillance@fgic.com

                  (in each case in which notice or other communication to the Certificate Insurer refers to an Event of Default, a claim on the Certificate Insurance Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of each of the Certificate Insurer, the Sponsor and the Trustee and, in all cases, both any original and all copies shall be marked to indicate "URGENT MATERIAL ENCLOSED.") Any notice regarding delivery of the Certificate Insurer Financial Information shall be sent via electronic mail to the Certificate Insurer at RegAB@fgic.com and shall reference the deal name and policy number

            (b)   To the Sponsor:

                  Morgan Stanley Mortgage Capital Holdings LLC
                  1585 Broadway
                   New York, New York 10036
                  (212) 761-4000

                  Notice to the Sponsor shall also constitute notice to the Depositor to the extent the party providing such notice is required to provide notice to all such parties in each case in which notice or other communication to the Sponsor refers to a claim against the Sponsor or the Depositor or with respect to which failure on the part of the Sponsor or the Depositor to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of each of the Certificate Insurer, the Securities Administrator and the Trustee and, in all cases, both any original and all copies shall be marked to indicate "URGENT MATERIAL ENCLOSED."

            (c)   To the Trustee:

                  Deutsche Bank National Trust Company
                  1761 East St. Andrew Place
                  Santa Ana, California 92705
                  Attention:  Trust Administration-MS07C4
                  Tel: 714-247-6000
                  Fax: 714-656-2626

            (d)   To the Securities Administrator or Master Servicer:

                  Wells Fargo Bank, N.A.
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045-1951
                  Attention: Client Services Manager MSAC 2007-NC4
                  Tel: 410-884-2000
                  Fax: 410-715-2380

            (e)   To the Servicer:

                  Saxon Mortgage Services, Inc.
                  4708 Mercantile Drive
                  Ft. Worth, Texas 76137
                  Attention:  David L. Dill, President
                  Facsimile: (817) 665-7509
                  Confirmation:  (817) 665-7309

                  With a copy to:

                  4860 Cox Road, Suite 300
                  Glen Allen, Virginia  23060
                  Attention:  Legal Department
                  Facsimile:  (804) 967-7862

      A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

      Section 6.03.     Severability.

      In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

      Section 6.04.     Governing Law.

      This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws provisions thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law, which the Parties hereto expressly rely upon as the governing law hereunder)

      Section 6.05.     Consent to Jurisdiction.

            (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Operative Documents, the Certificate Insurance Policy or the Transaction or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final unappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

            (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

            (c) Service on the Sponsor, the Servicer and the Depositor may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to the applicable party at the related addresses listed in Section 6.02 herein. Such address may be changed by the applicable party or parties, with the prior written consent of the Certificate Insurer, by written notice to the other parties hereto. The provision of notice to change the address set forth in Section 6.02 shall constitute notice for purposes of the preceding sentence, unless such notice shall expressly state to the contrary.

            (d) Nothing contained in this Insurance Agreement shall limit or affect any party's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Operative Documents or the Certificate Insurance Policy against any other party or its properties in the courts of any jurisdiction.

      Section 6.06.     Consent of the Certificate Insurer.

      In the event that the consent of the Certificate Insurer is required under any of the Operative Documents, the determination whether to grant or withhold such consent shall be made by the Certificate Insurer in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein, and such consent is only effective when and if given by the Certificate Insurer in writing.

      Section 6.07.     Counterparts.

      This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

      Section 6.08.     Headings.

      The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

      Section 6.09.     Trial by Jury Waived.

      Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Operative Documents or a Certificate Insurance Policy or any of the transactions contemplated thereunder. Each party hereto (A) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and
(B) acknowledges that it has been induced to enter into the Operative Documents to which it is a party (or, in the case of a Certificate Insurance Policy, the Certificate Insurer so acknowledges) by, among other things, this waiver.

      Section 6.10.     Limited Liability.

      No recourse hereunder shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of this Insurance Agreement or the Certificate Insurance Policy, it being expressly agreed and understood that this Insurance Agreement and the Certificate Insurance Policy are solely corporate obligations of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations hereunder is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

      Section 6.11.     Entire Agreement.

      This Insurance Agreement and the Certificate Insurance Policy set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

      Section 6.12.     Offering Documents.

      Each offering document delivered with respect to the Certificates shall clearly disclose that the Certificate Insurance Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. In addition, each offering document delivered with respect to the Certificates that includes financial information of the Certificate Insurer prepared in accordance with generally accepted accounting principles shall include the following statement immediately preceding such financial information:

      The New York State Insurance Department recognizes only statutory accounting practices ("SAP") for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. Although the Certificate Insurer prepares both GAAP and SAP financial statements, no consideration is given by the New York State Insurance Department to financial statements prepared in accordance with GAAP in making such determinations. A discussion of the principal differences between SAP and GAAP is contained in the notes to the Certificate Insurer's SAP financial statements

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.


FINANCIAL GUARANTY INSURANCE                  MORGAN STANLEY MORTGAGE CAPITAL
COMPANY, as Certificate Insurer               HOLDINGS LLC, as Sponsor

By:    /s/ Dana Skelton                       By:    /s/ Steven Shapiro
       -------------------------                     -------------------------
Name:  Dana Skelton                           Name:  Steven Shapiro
Title: Director                               Title: Vice President


SAXON MORTGAGE SERVICES, INC.,                MORGAN STANLEY ABS CAPITAL I INC.,
as Servicer                                   as Depositor

By:    /s/ David L. Dill                      By:    /s/ Steven Shapiro
       -------------------------                     -------------------------
Name:  David L. Dill                          Name:  Steven Shapiro
Title: Chief Executive Officer                Title: Vice President
       and President


WELLS FARGO BANK, NATIONAL                    DEUTSCHE BANK NATIONAL TRUST
ASSOCIATION, as Master Servicer and           COMPANY, solely as Trustee and not
Securities Administrator                      in its individual capacity

By:    /s/ Carla S. Walker                    By:    /s/ Karlene Benvenuto
       -------------------------                     -------------------------
Name:  Carla S. Walker                        Name:  Karlene Benvenuto
Title: Vice President                         Title: Authorized Signer